As filed with the Securities and Exchange Commission on October 26, 1999
                                                     Registration No. 333-62477



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          Post-Effective Amendment No. 3
                                       To
                                    Form S-1


                             Registration Statement

                                      Under

                           The Securities Act of 1933


                           ATEL CAPITAL EQUIPMENT FUND
                     VIII, LLC (Exact name of registrant as
                       specified in governing instruments)

     California                      7394                         94-3307404
 (State or other juris-        (Primary standard          (IRS Employer
 diction of organization) industrial classification   Identification number)
                                 code number)

                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
   (Address, including zip code, and telephone number,including area code, of principal executive offices)


                                  DEAN L. CASH
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:
                             PAUL J. DERENTHAL, ESQ.
                             Derenthal & Dannhauser
                           One Post Street, Suite 575
                         San Francisco, California 94104


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   X


atel8-1/04.s1

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                         Limited Liability Company Units
                  $10 per Unit - Minimum Offering 120,000 Units
                    Minimum Investment -- 250 Units ($2,500)
  (200 Units or $2,000 for an Individual Retirement Account or Qualified Plan)

     ATEL Capital Equipment Fund VIII, LLC (the "Fund") is a California limited liability company of which ATEL Financial Corporation ("ATEL") is the Manager. The Fund's business will be to acquire a diversified portfolio of primarily low-technology capital equipment leased to third parties. See "Investment Objectives and Policies." The Fund expects (Continued on following page)
-----------------------
AN INVESTMENT IN THE FUND INVOLVES  SIGNIFICANT  RISKS.
(See  "Risk  Factors").  Among the most  prominent  risks are the  following:

- Limited voting rights for investors mean total reliance on the Manager for Fund management, and the Manager may be subject to certain conflicts of interest;
- Substantial fees are payable to the Manager and its affiliates;
- All equipment investments are not specified, and investors cannot fully assess the risks involved in the Fund's equipment portfolio;
- The Fund's ability to realize lease revenues and make cash distributions is subject to the risk of lessee defaults;
- The use of secured debt may result in the loss of equipment used as collateral if the Fund is unable to pay its debt obligations;
- The Units will not be listed on any securities exchange and there are significant limitations on transferability. Accordingly, investors may be unable to dispose of Units except at discounts from the offering price, which discounts may be substantial, and final liquidation is expected to occur approximately ten to eleven years after the date the final investors are admitted to the Fund;
- The Fund's ability to diversify its portfolio of leased equipment by types of equipment, manufacturers, lessees and geographic regions is dependent on the amount of capital actually raised and the amount of available debt financing (the Fund intends to incur debt equal to approximately 50% of its equipment cost, but there can be no assurance as to the amount of available debt financing);
- A substantial portion of distributions will be, and a substantial portion of distributions by prior ATEL programs have been, a return of invested capital, as opposed to investment income, and the amount of investment income investors may realize depends in part on the value of equipment after the initial leases terminate; and

(Continued on the following page)

                            -----------------------
THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                               Price to           Selling         Proceeds to
                               Public             Commissions     Fund
Per Unit                       $ 10               $ 0.95          $ 9.05
Total  Minimum                 $  1,200,000       $ 114,000       $ 1,086,000
Total  Maximum                 $150,000,000       $14,250,000     $135,750,000
                               ------------       -----------     ------------
--------------------------------------------------------------------------------

               THE DATE OF THIS PROSPECTUS IS December 7, 1998

 Any supplements which update this Prospectus are contained inside the back cover.

         ATEL Capital Equipment Fund VIII, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

(Cover page continued)


to commit approximately 86% of the total proceeds of this offering to the purchase of equipment. At least an additional 0.5% of the total proceeds will be retained by the Fund as working capital reserves. The balance will be used to pay selling commissions equal to 9.5% of the total proceeds and other expenses in the estimated amount of from 2.5% to 3.5% of the offering proceeds (which may be advanced by the Manager and reimbursed by the Fund). See "Estimated Use of Proceeds."


         The Fund's objective is to invest in a diversified portfolio of leased equipment which will generate regular cash distributions to investors. There can be no assurance that such objective can be attained.

         It is anticipated that a substantial portion of such distributions will be tax-deferred during the initial years of Fund operations as a result of depreciation available from equipment purchased by the Fund. To the extent the Fund's net income is reduced thereby and distributions exceed net income, any distributions will be considered a return of capital and income tax will be deferred until subsequent years.

         The offering is a best efforts minimum-maximum offering. A best efforts offering is one in which no underwriter guarantees that any specific amount of offering proceeds will be raised. All offering proceeds will be deposited in an escrow account and will not be released to the Fund, until subscriptions for a minimum of 120,000 Units ($1,200,000) have been received and accepted. Unless the Fund receives and accepts subscriptions for a minimum of 120,000 Units by a date one year from the date of this Prospectus, all subscription proceeds will be promptly released from the escrow account and returned to subscribers, together with all interest earned thereon. If the minimum offering amount is achieved within the stated period, the offering may continue for a period of up to two years from the date hereof, but will terminate when the maximum of 15,000,000 Units ($150,000,000) is sold or the offering is earlier terminated in the discretion of the Fund and the Dealer Manager.


(Cover page risk factors continued)

  - The return of investors' capital is not guaranteed and there can be no assurance as to the timing or amount of any distributions.


         Under the terms of its Operating Agreement, the Fund will provide each Holder with quarterly and annual financial statements, Fund information necessary to prepare the Holder's federal income tax return and an annual report of the Fund's business. The annual financial statements will be examined by, and include the opinion of, an independent certified public accountant.

THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE FUND IS A VIOLATION OF THE LAW. HOWEVER, SUCH PROHIBITIONS SHOULD NOT BE CONSTRUED TO PREVENT THE FUND FROM FILING SUPPLEMENTALLY ANY PRO FORMA FINANCIAL STATEMENTS REQUIRED BY THE FEDERAL SECURITIES LAWS AND REGULATIONS THEREUNDER.

THE FOLLOWING LEGEND IS REQUIRED BY THE ARIZONA CORPORATION COMMISSION PURSUANT TO ITS RULE 14-4-118B: THESE ARE SPECULATIVE SECURITIES.

THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE UNITS.

NOTICE TO PROSPECTIVE PURCHASERS IN THE STATE OF NEW HAMPSHIRE: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED CONSTITUTES A FINDING BY THE DIRECTOR OF THE NEW HAMPSHIRE OFFICE OF SECURITIES REGULATION THAT ANY DOCUMENT FILED UNDER THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS
SECTION 421-B:20 OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT.

PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM OFFERING AMOUNT IS UNDER $15,000,000, YOU ARE CAUTIONED TO EVALUATE CAREFULLY THE FUND'S ABILITY TO ACCOMPLISH FULLY ITS STATED OBJECTIVES AND INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF FUND SUBSCRIPTIONS.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                TABLE OF CONTENTS

                                                                         Page

SUMMARY OF THE OFFERING..................................................    8
    Risk Factors.........................................................    8
    Who Should Invest....................................................    9
    Estimated Use of Proceeds............................................    9
    Management Compensation..............................................    9
    Investment Objectives and Policies...................................    9
    Conflicts of Interest................................................   11
    Fiduciary Duty of the Manager........................................   11
    Management...........................................................   11
    Prior Performance Summary............................................   11
    Income, Losses and Distributions.....................................   11
    Reinvestment.........................................................   11
    Income Tax Consequences..............................................   11
    Summary of the Operating Agreement...................................   12
    Plan of Distribution.................................................   13
    Glossary.............................................................   13

RISK FACTORS.............................................................   13
  Limited Investor Voting Rights and
    Total Reliance on Management.........................................   13
  Manager's Compensation and
      Conflicts of Interest..............................................   14
  Unspecified Equipment and Lessees......................................   14
  Defaults by Lessees....................................................   14
  Risks of Leverage......................................................   14
  Balloon Payments.......................................................   15
  Limited Transferability of Units.......................................   15
  Diversification Dependent Upon Size of Fund............................   15
  Return on Investment Dependent Upon
    Residual Value of Equipment..........................................   15
  Portion of Distributions Characterized
      as Return of Capital...............................................   16
  Activities Outside of the United States................................   16
  General Risks in the Equipment Leasing Business........................   16
  Fluctuations in Demand for Equipment...................................   17
  Competition............................................................   17
  Risks of Operating Leases..............................................   17
  Casualty Losses........................................................   17
  Consequences of Government Regulation..................................   17
  Registration of Aircraft May Not Be Possible...........................   18
  Newly-Formed Entity....................................................   18
  Difficulty in Investing Proceeds.......................................   18

  Liability of Holders.................................................... 18
  Risks of Joint Ventures................................................. 18
  Limited Liability Companies Newly Established........................... 18
  Partnership Status...................................................... 18
  Certain Other Tax Considerations........................................ 19
  Tax Opinion............................................................. 19
  ERISA Considerations.................................................... 20

WHO SHOULD INVEST......................................................... 20

ESTIMATED USE OF PROCEEDS................................................. 22

MANAGEMENT COMPENSATION................................................... 23
    Summary Table......................................................... 23
    Narrative Description of Compensation................................. 25
    Limitations on Fees................................................... 26
    Defined Terms Used in Description of Compensation..................... 28

INVESTMENT OBJECTIVES AND POLICIES........................................ 31
    Principal Investment Objectives....................................... 31
    General Policies...................................................... 31
    Identified Equipment Acquisitions..................................... 33
    Types of Equipment.................................................... 34
    Prior Program Diversification......................................... 37
    Borrowing Policies.................................................... 38
    Description of Lessees................................................ 39
    Foreign Leases........................................................ 40
    Description of Leases................................................. 41
    Competition........................................................... 42
    Joint Venture Investments............................................. 43
    General Restrictions.................................................. 43
    Changes in Investment Objectives and Policies......................... 44

CONFLICTS OF INTEREST..................................................... 44

ORGANIZATIONAL DIAGRAM.................................................... 47

FIDUCIARY DUTY OF THE MANAGER............................................. 47

MANAGEMENT................................................................ 48
    The Manager........................................................... 48
    The Dealer Manager.................................................... 52

PRIOR PERFORMANCE SUMMARY................................................. 53

INCOME, LOSSES AND DISTRIBUTIONS......................................... 56
    Allocations of Net Income and Net Loss............................... 56
    Timing of Distributions.............................................. 56
    Allocations of Distributions......................................... 56
    Reinvestment......................................................... 57
    Return of Unused Capital............................................. 58
    Cash From Reserve Account............................................ 58
    Sources of Distributions - Accounting Matters........................ 58

CAPITALIZATION........................................................... 59

MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION................................................. 59

FEDERAL INCOME TAX CONSEQUENCES.......................................... 61
    Summary.............................................................. 61
    Opinion of Counsel................................................... 61
    Classification as a "Partnership".................................... 61
    Allocations of Profits and Losses.................................... 61
    Income Recognition................................................... 61
    Taxation of Holders of Units......................................... 61
    Limitation on Deduction of Losses.................................... 61
    Tax Status of Leases................................................. 62
    Depreciation......................................................... 69
    Deductibility of Management Fees..................................... 70
    Tax Liability in Later Years......................................... 71
    Sales or Exchanges of Fund Equipment................................. 71
    Disposition of Units................................................. 72
    Original Issue Discount.............................................. 72
    Fund Elections....................................................... 72
    Treatment of Gifts of Units.......................................... 73
    Investment by Qualified Plans and IRAS............................... 73
    Individual Tax Rates................................................. 74
    Alternative Minimum Tax.............................................. 75
    Fund Tax Returns and Tax Information................................. 75
    Interest and Penalties............................................... 76
    Audit of Tax Returns................................................. 77
    Registration Provisions.............................................. 77
    Miscellaneous Partnership Tax Aspects................................ 78
    Foreign Tax Considerations........................................... 78
    Taxation of Foreign Persons.......................................... 78
    Future Federal Income Tax Changes.................................... 79
    State and Local Taxes................................................ 79
    Need for Independent Advice.......................................... 80

ERISA CONSIDERATIONS.....................................................  80
    Prohibited Transactions Under ERISA and the Code.....................  80
    Plan Assets..........................................................  81
    Other ERISA Considerations...........................................  81

SUMMARY OF THE OPERATING AGREEMENT.......................................  82
    The Duties of the Manager............................................  82
    Liability of Holders.................................................  82
    Term and Dissolution.................................................  82
    Voting Rights of Members.............................................  83
    Dissenters' Rights and Limitations on
      Mergers and Roll-ups...............................................  84
    Meetings.............................................................  84
    Books of Account and Records.........................................  84
    Status of Units......................................................  85
    Transferability of Units.............................................  85
    Repurchase of Units..................................................  87
    Indemnification of the Manager.......................................  87

PLAN OF DISTRIBUTION.....................................................  88
    Distribution.........................................................  88
    Selling Compensation and Certain Expenses............................  89
    Escrow Arrangements..................................................  89
    Investments by Certain Persons.......................................  90
    State Requirements...................................................  91

REPORTS TO HOLDERS.......................................................  91

SUPPLEMENTAL SALES MATERIAL..............................................  92

LEGAL OPINIONS...........................................................  92

EXPERTS..................................................................  93

ADDITIONAL INFORMATION...................................................  93

GLOSSARY.................................................................  93

FINANCIAL STATEMENTS..................................................... F-1

Exhibit A - Prior Performance Information................................ A-1
Exhibit B - Operating Agreement.......................................... B-1
Exhibit C - Subscription Instructions and Documents...................... C-1

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offer or solicitation by anyone in any state or other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.


         Until____________, 1999, (90 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             SUMMARY OF THE OFFERING

         The following is a summary of the pertinent facts and highlights from the material contained in this Prospectus. More detailed information with respect to this offering may be found in the remainder of this Prospectus.

         Risk Factors: An investment in Units involves significant risks.

         The "Risk Factors" section of this Prospectus contains a detailed discussion of the most important risks. Please refer to those sections of the Prospectus for discussions of material risk factors, including, but not limited to, the following risks:

  - Limited voting rights for investors mean total reliance on the Manager for Fund management, and the Manager may be subject to certain conflicts of interest;

  -      Substantial fees are payable to the Manager and its affiliates;

  - All equipment investments are not specified, and investors cannot fully assess the risks involved in the Fund's equipment portfolio;

  - The Fund's ability to realize lease revenues and make cash distributions is subject to the risk of lessee defaults;

  - The use of secured debt may result in the loss of equipment used as collateral if the Fund is unable to pay its debt obligations;

  - The Units will not be listed on any securities exchange and there are significant limitations on transferability. Accordingly, investors may be unable to dispose of Units except at discounts from the offering price, which discounts may be substantial, and final liquidation is expected to occur approximately ten to eleven years after the date the final investors are admitted to the Fund;

  - The Fund's ability to diversify its portfolio of leased equipment by types of equipment, manufacturers, lessees and geographic regions is dependent on the amount of capital actually raised and the amount of available debt financing (the Fund intends to incur debt equal to approximately 50% of its equipment cost, but there can be no assurance as to the amount of available debt financing);

  - A substantial portion of distributions will be, and a substantial portion of distributions by prior ATEL programs have been, a return of invested capital, as opposed to investment income, and the amount of investment income investors may realize depends in part on the value of equipment after the initial leases terminate; and

  - The return of investors' capital is not guaranteed and there can be no assurance as to the timing or amount of any distributions.

         Who Should Invest: The section of the Prospectus entitled "Who Should Invest" contains an explanation of investor suitability requirements, and describes the minimum net worth and income requirements that various states impose on investors. In particular, that discussion addresses the rules applicable to certain investors such as IRAs.


         Estimated Use of Proceeds: Of each dollar raised by the Fund, approximately 86% is expected to be invested in the cash portion of the purchase price of equipment. An additional 0.5% will be retained as reserves for general working capital purposes. The balance will be used to pay selling commissions equal to 9.5%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5% (which may be advanced by the Manager and reimbursed by the Fund). See "Estimated Use of Proceeds" for a precise breakdown of the Fund's estimate as to the use of the capital it raises.


         Management Compensation: The Manager and its affiliates will receive substantial fees and compensation in connection with this offering and the operation of the Fund's business, including the following:

         - Selling commissions on the sale of Units are payable to the Dealer Manager, a substantial portion of which will be reallowed to participating broker dealers. The Dealer Manager may retain up to 1.5% of the total proceeds from the sale of Units.

         - An annual Asset Management Fee will be paid to the Manager in an amount equal to 4.5% of the revenues from leasing and disposition of the equipment held for lease by the Fund, subject to certain limitations.

         - The Manager will have a carried interest equal to 7.5% of all allocations of income, loss and cash distributions.

         See "Management Compensation." The Manager has discretion with respect to all decisions related to Fund transactions, and may therefore be able to affect the amount and timing of compensation payable by the Fund. See "Conflicts of Interest - Receipt of Commissions, Fees and other Compensation by the Manager and its Affiliates."

         Investment Objectives and Policies: The Fund's objectives are to invest in a diversified portfolio of equipment for lease to third parties which will:

         (i)   Preserve, protect and return the Fund's invested capital;
         (ii) Generate regular distributions to investors from net lease revenues and from sales or refinancing of equipment, with any balance remaining after certain minimum distributions (see "Income, Losses and Distributions - Allocations of Distributions") to be reinvested in equipment during the period ending six years after the year in which this offering of Units terminates (the "Reinvestment Period"); and
         (iii) Provide   additional   distributions   after  the  end  of  the
Reinvestment Period and until all Equipment has been sold.

         There can be no assurance that any such objectives can be attained.

         The Fund's equipment portfolio may include various types of equipment, as described more fully under "Investment Objectives and Policies - Types of Equipment."


         It is the Fund's investment objective to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio may include technology-dependent equipment, such as certain types of communications equipment, medical equipment, manufacturing equipment and office equipment, although the Fund will seek to invest in such equipment in a manner consistent with its primary objective of acquiring equipment which is generally subject to relatively low rates of technological obsolescence. The Operating Agreement does not limit the Fund's ability to invest in high-technology equipment. Equipment that depends on high-technology design or applications for its value may lose value more rapidly than equipment which is less technology dependent, as advances in technology may render such high-technology equipment functionally obsolete at an earlier date. See Table IV of Exhibit A, "Prior Performance Information," for information concerning the composition of the equipment portfolios held by the prior public programs sponsored by the Manager and its affiliates which have investment objectives and policies identical to those of the Fund.


         The effect of owning assets which may be subject to economic depreciation is, generally, that the investors' return on their capital, and in some cases the return of their capital, is dependent on the rate of such economic depreciation. In other words, the residual values realized upon the sale, re-lease or other disposition of the equipment will play a significant role in determining the success of the investment. Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor such as the Fund seeks to negotiate lease terms based in part on its estimate of the value of the leased equipment upon termination of the lease. The lessor will negotiate a lease rate designed to generate sufficient rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will have achieved a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the lessor's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

         A majority of the Fund's equipment will be leased on terms which return at least 90% of the original purchase price through lease payments ("High Payout Leases"), and a substantial portion of the purchase prices of other leased assets may be expected to be returned through rents. The residual value risk and the dependence on residual values to achieve a return on investment is discussed under "Risk Factors - Investment Risks - Return on Investment Dependent Upon Residual Value of Equipment."

         Upon termination of the Fund's leases, the Manager will seek to re-lease or sell the equipment, provided that subsequent leases will be for terms consistent with the Fund's intended term.

         Other than as set forth under "Investment Objectives and Policies - Identified Equipment Acquisitions" and in any supplement to this Prospectus, the Fund does not currently have options, contractual obligations or letters of intent to acquire any equipment. See "Risk Factors" and "Investment Objectives and Policies."

         There is no limit on the borrowings on individual items of equipment. However, the Fund's objective is to incur total portfolio debt equal to the maximum permitted under the Operating Agreement, which is an amount equal to 50% of the cost of its equipment as of the date of its final investment of the offering proceeds or, thereafter, as of the date any subsequent indebtedness is incurred. See "Risk Factors - Risks of Leverage" and "Investment Objectives and Policies - Borrowing Policies."

     Conflicts of Interest: The Manager will have conflicts of interest in the management of the Fund, including having interests which may be inconsistent with those of the investors under some circumstances and being permitted to engage in other activities which may conflict with those of the Fund. The section of this Prospectus entitled "Conflicts of Interest" discusses the most important of these conflicts of interest and how the Manager intends to resolve them.

         Fiduciary Duty of the Manager: The Manager is responsible for supervising all aspects of the administration of the Fund and management of its business. The Manager, as Manager of the Fund, will act as a fiduciary to the Fund, and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs. See "Fiduciary Duty of Manager." However, the Fund will indemnify the Manager against certain liabilities and the Manager will have certain conflicts of interest, as described under "Conflicts of Interest."

         Management: The Manager of the Fund is ATEL Financial Corporation ("ATEL" or the "Manager"), a California corporation. Affiliates of the Manager will provide various services to the Fund. See "Management." The offices of the Manager and its Affiliates are located at 235 Pine Street, 6th Floor, San Francisco, California 94104, and its telephone numbers are (415) 989-8800 and
(800) 543-ATEL (2835). The Manager's balance sheet is included in this Prospectus under the caption "Financial Statements."

         Prior Performance Summary: The Manager and its affiliates have sponsored seven prior public equipment leasing programs. The seven prior public programs have had investment objectives substantially identical to those of the Fund. The section of the Prospectus entitled "Prior Performance Summary" contains a summary of certain of these prior investment programs in which the Manager and its affiliates have been involved. The Prior Performance Tables attached as Exhibit A to the Prospectus include statistical and financial data regarding these prior investment programs. Upon request, the Manager will provide a copy of the most recent annual report on Form 10-K for any of the prior public programs.

         Income, Losses and Distributions: Fund income and loss for tax purposes and cash distributions shall be allocated 92.5% to investors in accordance with their respective pro rata share of the outstanding Units and 7.5% to the Manager. The Fund intends to distribute all cash revenues remaining after Fund expenses, including the annual Asset Management Fee, capital reserves and, to the extent permitted under the limitations described below, amounts set aside for reinvestment in additional equipment. See "Income, Losses and Distributions" for a more complete and precise description of these provisions.

     Upon liquidation of the Fund, the proceeds of liquidation will be distributed in accordance with each partner's positive capital account balance. See "Income, Losses and Distributions."

     Reinvestment: Subject to certain limitations, including the prior distribution of cash in specified minimum amounts, the Manager may reinvest Fund revenues in additional equipment through the end of a six-year period commencing after the year this offering closes. See "Income, Losses and Distributions - Reinvestment."

         Income Tax Consequences: The following is a brief summary of, and is qualified by, the more extensive discussion of the material federal income tax consequences set forth in "Income Tax Consequences." Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their portfolio.

- Partnership Classification. Counsel is of the opinion that the Fund will be classified as a partnership for federal income tax purposes.

- Allocation of Net Income and Net Loss. In tax counsel's opinion, it is more likely than not that the tax allocation provisions in the Operating Agreement will not be significantly modified by the Internal Revenue Service.

- Income Recognition. Under certain circumstances, an investor's tax liabilities attributable to his investment in the Fund may, for a particular year, exceed cash realized by such investor in that year. In computing the amount of gain recognized upon the sale or other disposition by a Holder of his Units, such Holder will generally be deemed to have received, in addition to all amounts actually paid to him, an amount equal to his allocable share of the outstanding balance of the Fund liabilities. As a result, the amount of tax payable by an investor on the gain realized from a sale or disposition of his Units may exceed the cash received therefrom.

- Limitations on Deduction of Losses. There are certain limitations on the ability of an investor to utilize his allocable share of Fund tax losses.

- Tax Status of Leases. In order for investors to be entitled to depreciation deductions, the equipment leases must be classified "true leases" for federal income tax purposes. The Manager has represented that it will use its best efforts to assure that each item of equipment will comply or will substantially comply with the Internal Revenue Service's equipment leasing guidelines.

- Fund Elections. The Fund is not expected to file an election under Internal Revenue Code Section 754. The absence of such election may have an adverse effect on the marketability and sale price of the Units.

- UBTI. The Fund will generate unrelated business taxable income to Holders who are Qualified Plans or IRAs.

- AMT. The Fund's depreciation deductions may be subject to adjustment under the alternative minimum tax.

         Summary of the Operating Agreement: The Operating Agreement that will govern the relationship between the investors and the Manager is a complex legal document, and the section of the Prospectus entitled "Summary of the Operating Agreement" summarizes some of its important provisions. Other important provisions are summarized elsewhere in the Prospectus under the captions "Management Compensation," "Income, Losses and Distributions" and "Reports to Holders." The following is a brief summary of certain provisions of the Operating Agreement which are discussed in greater detail under "Summary of the Operating Agreement."

- Voting Rights of Members. Each member of the Fund ("Member") will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for any Member vote. The Members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and are not authorized to participate in the conduct of Fund operations or the establishment or implementation of Fund investment policies.

- Meetings. The Manager or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.

-        Dissenters'  Rights and  Limitations  on Mergers and Roll-ups.  Section
         16.7 of the Operating Agreement provides Members with certain rights in the event of any proposal involving an acquisition, conversion, merger or consolidation transaction in which the investors would be issued new securities in the resulting entity.

- Transferability of Units. The Manager may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel acceptable to the Manager (such counsel to be selected and paid by the transferor or transferee) and other assurances as it considers appropriate as to certain specific matters set forth in the Operating Agreement, including, among other things, legal opinions confirming that the proposed transfer is in compliance with applicable securities laws and will not result in adverse tax consequences to the Fund. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

- Liability of Investors. Under the Operating Agreement and the California Act, an investor complying with the Operating Agreement will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits; provided that, if the Fund has made an improper distribution, the investor may be required to return the amount received as a result.

- Status Of Units. Under the Operating Agreement, each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except as with respect to certain limitations on the voting of Units held by the Manager or its Affiliates.

- Term and Dissolution. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth full year following the year during which the final investors are admitted to the Fund) with final liquidation expected to occur approximately ten to eleven years after the date the final investors are admitted to the Fund. In any event, the Fund may continue for a maximum period ending December 31, 2019.

- The Duties of the Manager. ATEL Financial Corporation, the Manager, is Manager of the Fund and, under the terms of the Operating Agreement, has the exclusive management and control of all aspects of the business of the Fund.

- Books of Account and Records. The Manager is responsible under the Operating Agreement for keeping certain books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.

- Indemnification of the Manager. The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against certain liabilities.

     Plan of Distribution: The Units will be offered through ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Manager. The Dealer Manager will in turn offer Units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). See "Plan of Distribution."

         Until subscriptions for a total of 120,000 Units are received and accepted, all subscription checks must be made payable to, and all offering proceeds will be deposited in an escrow account . The offering will terminate not later than two years from the date of this Prospectus, subject to any re-qualification or renewal of qualification of the offering which may be required in certain jurisdictions after the end of the first year of the offering. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. See "Plan of Distribution."

     Glossary: See "Glossary" for definitions of certain capitalized terms which are not otherwise defined herein.

                                  RISK FACTORS

     The purchase of Units involves various risks. Therefore, prospective purchasers should consider the following factors, among others discussed in this Prospectus, before making a decision to purchase Units.

         Limited Investor Voting Rights and Total Reliance on Management. All decisions with respect to the management of the Fund will be made exclusively by the Manager. The success of the Fund will, to a large extent, depend on the quality of the management of the Fund, particularly as it relates to Equipment acquisition, leasing and disposition. Holders are not permitted to take part in the management of the Fund and Members have only limited voting rights. An affirmative vote by holders of more than 50% of the outstanding Units is required to remove the Manager. See "Summary of the Operating Agreement - Voting Rights of Holders." Accordingly, no person should purchase any of the Units offered hereby unless he is willing to entrust all aspects of the management of the Fund to the Manager and has evaluated the Manager's capabilities to perform such functions. See "Management" and Exhibit A - "Prior Performance Information."

         Manager's Compensation and Conflicts of Interest. Substantial fees are payable to the Manager and its Affiliates before distributions are paid to investors and even if the Fund does not generate profits. The Manager will also be subject to conflicts of interest in connection with its management of the Fund. In particular, the anticipated use of leverage equal to 50% of the aggregate cost of Equipment would result in higher Asset Management Fees than if less debt were incurred. See the discussion under "Investment Objectives and Policies - Borrowing Policies."

         Unspecified Equipment and Lessees. It is not possible to assess all of the potential risks of an investment in Units because all of the Equipment to be purchased and the lessees to whom such Equipment will be leased have not been identified. A prospective investor will not have complete information as to the manufacturers from which the Fund will purchase Equipment, the number of leases to be entered into, the specific types and models of Equipment to be acquired, or the identity, financial condition and creditworthiness of the lessees who will lease such Equipment. The Holders must rely solely upon the judgment and ability of the Manager with respect to the selection and methods of investment and reinvestment in Equipment, evaluation of Equipment manufacturers, types of leases and potential lessees. See "Investment Objectives and Policies."

         Defaults by Lessees. The default by a lessee under a lease may cause a lease to terminate and Equipment to be returned to the Fund at a time when the Manager or its agents may be unable promptly to arrange for the re-leasing or sale of such Equipment, thus resulting in the loss of anticipated revenues and the inability to recover the entire amount of the Fund's original investment. Furthermore, the Fund may experience difficulties and delays in recovering the Equipment from the defaulting lessee, if a lessee files for protection under the bankruptcy laws or otherwise. The Equipment may be returned in poor condition and the Fund may be unable to enforce the return provisions and other lessee obligations in its lease against an insolvent lessee. In addition a lessee's deteriorating financial condition may make pursuing a recovery of the lease obligation from the lessee not worthwhile. In any event, the costs associated with recovering Equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and remarketing the Equipment may be substantial and may adversely affect Fund operations. See the discussion under "Prior Performance Summary" and in Exhibit A - "Prior Performance Tables" below.

         Risks of Leverage. To finance a portion of the purchase price of its Equipment portfolio, the Fund expects to incur aggregate indebtedness in an amount equal to the maximum permitted under the Operating Agreement. Total Fund debt may not exceed an amount equal to 50% of the aggregate cost of Equipment as of the final commitment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred. Equipment purchased on a leveraged basis generally can be expected to be profitable only if it generates sufficient cash revenues from rents and residual proceeds in excess of those required to pay interest on the related debt, recover the purchase price and cover other operating expenses. The Fund intends to use both nonrecourse debt (debt in which only the asset financed by the lender is collateral securing the obligation) and recourse debt (in which all of the Fund's assets or a selected pool of the assets are collateral securing the obligation). The Fund expects to incur recourse debt obligations in the form of asset securitization transactions and short term bridge financing to provide temporary financing for transactions approved for acquisition by the Fund, including a common recourse debt facility with affiliated programs. Upon a default by a borrower under a secured debt transaction, the lender generally has the right to accelerate the entire debt obligation and to foreclose on the collateral. The lender can thereby force a sale of the collateral to satisfy the full balance due under the debt obligation of the borrower. The use of leverage may therefore cause the risk of loss to the Holders to be greater than if no debt were incurred, because fixed payment obligations must be met on certain specified dates regardless of the amount of revenues derived by the Fund from leveraged Equipment. At the same time, the use of debt increases the potential size of the Fund's Equipment portfolio, the amount of gross lease revenues and potential residual proceeds, and would also thereby increase the potential Asset
Management Fees payable to the Manager, as such fees are determined as a percentage of the Operating Revenues.

         Furthermore, the amount of Distributions to the Holders and the amount of potential tax benefits may depend upon the availability and the terms of financing for the purchase of Equipment. The Fund has not entered into any agreements to obtain such financing, and it is not currently possible to ascertain the availability of such financing. No assurance can be given that financing will be available or, if available, that it will be provided upon terms which the Manager deems reasonable.

     See the discussion under "Investment Objectives and Policies - Borrowing Policies."

         Balloon Payments. The Fund may borrow on terms which do not provide for amortization of the entire principal amount or a substantial portion thereof prior to maturity. Such "balloon payment" debt involves greater risks than secured debt where the principal amount is amortized over the term of the loan because the ability of the Fund to repay at maturity the outstanding principal amount may be dependent upon its ability to obtain adequate refinancing, and in turn upon economic conditions in general and the value of the underlying Equipment in particular. There is no assurance that the Equipment will have sufficient value to permit the Fund to pay or refinance any such balloon payment at maturity. Further, a significant decline in the value of the underlying Equipment could result in a loss of the Equipment through foreclosure.

         Limited Transferability of Units. There are significant limitations on the transferability of Units, and, as a result of potential adverse tax effects, the Manager will take steps to assure that no public trading market develops for the Units offered hereby. Holders may not, therefore, be able to liquidate their investments in the event of an emergency. In addition, Units may not be readily accepted as collateral for a loan. Consequently, the purchase of Units should be considered only as a long-term investment.

         Diversification Dependent Upon Size of Fund. The Fund will be funded with contributions of not less than $1,200,000 nor more than $150,000,000. The potential for portfolio diversification and therefore the potential profitability of the Fund may be affected by the amount of funds actually raised. In the event that the Fund receives only the minimum Gross Proceeds, it will have less ability to obtain diversification of its Equipment portfolio and lessees, and the degree to which it may be adversely affected by the results of any single lease transaction will be increased. See "Estimated Use of Proceeds" and "Plan of Distribution." It should be noted that there is no minimum number of lease transactions nor is there any restriction on the percentage of offering proceeds at the minimum offering amount which may be used to purchase equipment of a single type or equipment leased to a single lessee. See "Investment Objectives and Policies."

         Return on Investment Dependent Upon Residual Value of Equipment. A substantial portion of Fund distributions from lease revenues is expected to be a return of capital. The Fund's ability to generate income from its investment in Equipment will depend in part upon the continuing value of such Equipment when its leases terminate, which in turn will depend upon, among other things:
(i) the condition of the Equipment; (ii) the cost of comparable new Equipment; and (iii) the functional and technological obsolescence of the Equipment. In general, leased equipment can be expected to depreciate in constant dollars (that is, in dollars discounted for the effects of inflation during the lease term). In structuring the terms of Fund leases, the Manager will make certain assumptions regarding the anticipated residual values of Equipment in an effort to calculate lease rates which, when combined with estimated sale proceeds, may be expected to return the Fund's invested capital and provide a profit. There can be no assurance that the Fund's residual value assumptions will prove to be accurate or that the Equipment will not decline in value more rapidly than anticipated. For information concerning performance of prior programs, see Exhibit A- "Prior Performance Tables" below.

         Portion of Distributions Characterized as Return of Capital. The portion of each Distribution which exceeds the Fund's net income for the fiscal period in which the Distribution is made would constitute a return of capital. In other words, to the extent an investor receives cash in excess of his allocable share of income for a period, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital (i.e., investment income) or a portion of each, and for each such purpose may be characterized differently. The portion of total Distributions which will constitute a return of capital and the portion which will constitute investment income upon termination of the Fund will depend on a number of factors in the Fund's operations, including the values which may be realized on the sales of the Fund's Equipment at the end of its leases, and cannot be determined until its Equipment portfolio is liquidated and the total amount of all Distributions is compared to the total capital invested. The amount and sources of cash distributions to investors in each of the prior public programs sponsored by the Manager and its Affiliates are set forth in Table III of Exhibit A to this Prospectus. Set forth under the line item "Cash distributions to investors on a GAAP basis," are the amount of annual distributions by each prior program per $1,000 invested and the portions of which constitute return of capital and investment income. It should be noted, however, that, as discussed above with respect to the Fund, the return of capital and investment income ultimately to be realized by the prior programs will not be finally determinable until each program is completed and liquidated.

         Activities Outside of the United States. The Fund may lease Equipment to foreign subsidiaries of United States corporations and to foreign lessees and otherwise lease Equipment which is to be used outside the United States. There is no limit on the amount of Equipment which may be so leased, but the Manager will seek to limit the aggregate amount of the Fund's equity invested in all Equipment which is leased to such foreign lessees and which is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds. In such cases, the Fund's interest in the Equipment may be subject to the regulatory, taxing and judicial authorities of a foreign jurisdiction. The Fund will attempt to require foreign lessees to consent to the jurisdiction of U.S. courts in the event disputes should arise regarding the lease. Even if the Fund is successful in this effort, it may be difficult or impossible to enforce judgments obtained against foreign lessees in the event of a lease default, or to obtain possession of leased Equipment or otherwise to enforce the Fund's rights under the related lease. Moreover, the use and operation of Fund Equipment in foreign jurisdictions may subject the Equipment to unanticipated taxes, assessments or confiscation without fair compensation. The Fund will attempt to include in such leases provisions which will cause all payments due under the leases to be made in U.S. currency and require lessees to reimburse the Fund for any foreign taxes billed to the Fund and to maintain insurance covering the risk of confiscation. In the event that lease payments or other terms of the leases involve payments in other than U.S. currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund's overall return on an investment. Many countries also have laws regulating the transfer and exchange of currencies, and such laws may affect a foreign lessee's ability to comply with lease terms. Finally, certain depreciation methods may not be available for Equipment leased by a foreign lessee or "used predominantly outside the United States." See the discussion below under "Income Tax Consequences - Depreciation - Limitations on the Use of MACRS - (1) Property Used Predominantly Outside the United States, and (2) Tax-Exempt Leasing."

     General Risks in the Equipment Leasing Business. The success of the Fund will be affected by the quality of the Equipment, the viability of the Equipment manufacturer, the timing of the purchases of Equipment by the Manager and its ability to forecast technological advances concerning such Equipment. Equipment leasing is subject to the risk of credit losses, technological and economic obsolescence and defaults by lessees. Increases in operating expenses borne by the Fund (including expenses relating to energy, labor, taxes and insurance) could have an adverse impact upon the Fund's ability to keep the Equipment leased on a profitable basis.

         Fluctuations in Demand for Equipment. The ability of the Fund to keep the Equipment leased and/or operating and the terms of acquisitions, leases and dispositions of Equipment depend on various factors (many of which are not within the control of the Manager or the Fund), such as general economic conditions, including the effects of inflation or recession, and fluctuations in supply and demand for various types of Equipment resulting from, among other things, technological and economic obsolescence.

         Competition. The equipment leasing industry is highly competitive. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms which vary widely depending on the lease term and type of equipment. In seeking suitable lease transactions, the Fund will compete with other entities, including financial institutions, manufacturers and public and private leasing companies, some of which may have greater financial resources or experience than the Fund and the Manager. Such competition may have an adverse effect on the terms of lease transactions available to the Fund.

         Risks of Operating Leases. Although Equipment representing a majority of the aggregate purchase price of the Fund's Equipment portfolio as of the final investment of the Net Proceeds must be leased under High Payout Leases, the Equipment portfolio will predominantly consist of investments in Operating Leases, under which the Fund will receive aggregate rental payments in an amount that is less than its purchase price for the Equipment. The Fund must, upon termination of an Operating Lease, either obtain a renewal from the original lessee, find a new lessee or sell the Equipment in order to cover its investment in such Equipment. If the Fund is unable to renew leases, to enter into new leases or to sell Equipment on desirable terms after the expiration of the initial terms of Operating Leases, it may experience (i) loss of anticipated revenues and (ii) the inability to recover the Fund's investment in the Equipment. For information concerning performance of prior programs, see Exhibit A- "Prior Performance Tables" below.

         Casualty Losses. Equipment may be damaged or lost as a result of fire, weather, accident, theft or other events of casualty. There is no assurance that all potential casualties will be insured, insurable or that, if insured, the insurance proceeds will be sufficient to cover a casualty.

         Consequences of Government Regulation. The use, maintenance and ownership of certain types of Equipment are regulated by federal, state and/or local authorities which may impose restrictions and financial burdens on the Fund's ownership and operation of such Equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale of such Equipment.

         In addition, certain types of Equipment (such as railcars, marine vessels and aircraft) are subject to extensive safety and operating regulations by governmental agencies and/or industry organizations. Such agencies or organizations may require modifications or capital improvements to items of Equipment. Such modifications or improvements may require the removal from service of items of Equipment for a period of time and substantial capital expenditures by the owner. The terms of leases may provide for rent abatements if required improvements cannot be made in a timely manner or if the Equipment must remain out of service for an extended period or is otherwise removed from service. The Fund may as a result experience reductions or interruptions in operating revenues from such leases. If the Fund lacked sufficient funds to make a required improvement or modification, it might be required to sell the affected item of Equipment or to sell other items of Equipment owned by it in order to obtain the necessary funds; in either event, the Fund might sustain a loss on its investment in the items sold and might lose future revenues, and the Holders might experience adverse tax consequences.

         Registration of Aircraft and Marine Vessels May Not Be Possible. The Fund may invest a portion of the Net Proceeds in aircraft or marine vessels. Aircraft or marine vessels operated in the United States must be registered with the Federal Aviation Administration ("FAA") or the U.S. Coast Guard ("USCG"), which limit such registration to aircraft or marine vessels owned by U.S. Citizens and Resident Aliens. The FAA's and USCG's Rules are not clear on the status of certain forms of entity which own aircraft or marine vessels, and there may be a risk that a Fund aircraft or marine vessel may not be registered or may have its registration revoked. The Fund's acquisition of any aircraft or marine vessels will be conditioned on appropriate registration with the government agency having jurisdiction. If such registration were revoked for any reason, the aircraft or marine vessel could not be operated in the United States airspace or territorial waters, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft or marine vessel, the potential for uninsured casualties, the loss of the benefits of the central recording system under federal law (and exposure to liens not of record) and a breach by the Fund of leases or financing agreements. See "Investment Objectives and Policies -- Types of Equipment - Aircraft" and "- Maritime Equipment."

         Newly-Formed Entity. The Fund was formed in July, 1998, and has no operating history. No assurance can be given that the Fund's operations will be successful or that it will meet its stated investment objectives.

         Difficulty in Investing Proceeds. There can be no assurance as to the length of time it will take the Fund to invest the Net Proceeds. A delay in the investment could affect the Fund's ability to meet its investment objectives. Any overall decline in corporate expansion or demand for capital goods would adversely affect the Fund's ability to invest the Net Proceeds.

         Liability of Holders. A Member's personal liability for obligations of the Fund generally will be limited, under the California Act , to the amount of his Capital Contribution and his right to undistributed profits and assets of the Fund. Under the California Act, a Member will not be liable for Fund obligations in excess of his unreturned Capital Contribution and share of undistributed profits. Notwithstanding the foregoing, a Member may be liable to the Fund in an amount equal to any distribution made by the Fund to such Member to the extent that, immediately after the distribution is made, all liabilities of the Fund exceed the value of the Fund's assets.

         Risks of Joint Ventures. Some of the Fund's investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, Affiliates of the Fund or the Manager, or as co-tenants with such parties. The investment by the Fund in joint ownership of Equipment, instead of investing in the Equipment directly or as the sole owner, may involve risks not otherwise present, including, for example, risks associated with the possibility that the Fund's co-venturer in an investment might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Fund, that the parties may reach an impasse on joint venture decisions or that such co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund's policies or objectives. Among other things, actions by such a co-venturer might have the result of subjecting
Equipment owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund. (See "Investment Objectives and Policies - Joint Venture Investments.")

         Limited Liability Companies Newly Established. The Fund has been organized under the California Act, which is based upon a Uniform Limited Liability Company Act. Although most states have adopted some form of limited liability company legislation, state statutes vary and limited liability companies have only a short history in operation. As a result, there are limited legal precedents available for courts addressing questions concerning limited liability company questions. Therefore, uncertainty exists concerning potential the judicial interpretations of the California Act and other relevant limited liability company provisions.

         Partnership Status. The Fund will not apply for a ruling from the Internal Revenue Service (the "Service") that it will be classified as a partnership and not as an association taxable as a corporation for federal income tax purposes. Furthermore, there is the possibility that Units may be considered to be "publicly traded," thereby resulting in the Fund being taxed as a corporation. The Manager will cause the Fund to contest any contention by the Service that the Fund constitutes an association taxable as a corporation, but Holders should be aware that this may result in additional representation expenses (i.e., legal and accounting fees). In the event that the Fund is treated for tax purposes as an association, the effective yield on an investment in the Units would be substantially reduced because certain tax benefits associated with the offering would be unavailable. See "Federal Income Tax Consequences."

         Certain Other Tax Considerations. In determining whether to invest in the Units offered hereby, a prospective Holder should consider other possible tax consequences thereof which may include, among others:

                  (a)  the   Service   could   disallow  or  reduce  the  Fund's
         depreciation deductions or other deductions, or reallocate among the Holders the items of Fund income, gain, deduction and loss in a manner that is different from the provisions contained in the Operating Agreement, in each case potentially resulting in less tax loss to Holders, or additional taxable income to Holders without a corresponding increase in cash Distributions;
                  (b) the investment by an exempt organization or a trustee or custodian of a Qualified Plan or an IRA will result in unrelated business taxable income to the exempt organization, Qualified Plan or IRA;
                  (c) changes in the tax law or in the Regulations promulgated under the Code may materially and adversely affect the Fund and the Holders, including limiting the ability of entities such as the Fund to generate passive income, and could adversely affect the value of equipment in general, including the value of the Equipment acquired by the Fund;
                  (d) the tax opinion of counsel is limited in scope and qualified by certain assumptions;
                  (e) Holders may be subject to taxation of an amount in excess of proceeds actually received on a sale of the Units and/or the Equipment and on undistributed income;
                  (f) the taxable losses incurred by the Fund will be subject to the passive loss limitation which will limit the deductibility of such losses;
                  (g) possible audit of a Holder's tax return resulting from the audit of the Fund's or another Holder's return; and
                  (h) Holders may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund.

         See "Federal Income Tax Consequences" for further discussion with respect to the above and other possible tax consequences of the ownership and sale of Units.

         EACH PROSPECTIVE PURCHASER OF UNITS IS URGED TO CONSULT HIS TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN APPLICABLE LAW.

         Tax Opinion. The Fund has obtained an opinion from its tax counsel, Jackson Tufts Cole & Black, LLP ("Tax Counsel"), concerning the Fund's classification as a partnership for federal income tax purposes. See "Federal Income Tax Consequences -- Classification as a Partnership." The opinion also states that the summaries of federal income tax consequences set forth herein under the headings "Risk Factors" and "Federal Income Tax Consequences" have been reviewed by Tax Counsel and, to the extent such summaries involve matters of law, Tax Counsel is of the opinion that such statements of law are accurate under the Code, the regulations promulgated thereunder and existing interpretations thereof.

     The opinion of Tax Counsel is based upon the facts described in this Prospectus and upon the facts as they have been represented by the Manager. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of Tax Counsel is based upon existing law and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively.

         Each prospective investor should note that the opinions described herein represent only Tax Counsel's best legal judgment and have no binding effect or official status of any kind before the Service or the courts. In the absence of a ruling from the Service, there can be no assurance that the Service will not challenge such conclusions (or the tax positions taken by the Fund).

         ERISA Considerations. In considering an investment of a portion of the assets of a Qualified Plan or IRA in the Fund, a fiduciary should assess (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (in the case of IRAs and Keogh Plans, fiduciaries should first determine whether the investment is subject to ERISA requirements), (ii) whether the investment is prudent, as it is unlikely that there will be a market created in which the Qualified Plan or IRA can sell or otherwise dispose of the Units, and (iii) whether the investment is made solely in the interest of the participants in the Qualified Plan or IRA. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets." For this reason, the Fund is limiting sales to Qualified Plans and IRAs to less than 25% in value of the total sale of Units at any time. In the event that Qualified Plans or IRAs acquire more than 25% in value of the Units either because the investors have misrepresented the status of their investment or because of transfers made to Qualified Plans or IRAs the assets of the Fund might be treated as "plan assets." ERISA also requires that the assets of a plan be valued at their fair market value as of the close of the plan year. It may not be possible to value the Units accurately from year to year, because there will not be a secondary market for them and any change in the value of the Equipment may not be reflected in the value of the Units.

                                WHO SHOULD INVEST

         The Units represent a long-term investment, the primary benefit of which is expected to be Distributions. A purchase of Units involves investment risks and is suitable only for persons who meet the financial suitability standards described herein and who have no need for liquidity from this investment. See "Risk Factors." In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is included herein as Exhibit C. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

     As a result of the relative lack of liquidity and the long-term nature of the investment, the Fund has established suitability standards which require that an investor (including subsequent transferees) (i) have an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or (ii) have a net worth (determined with the same exclusions) of at least $150,000. Certain state securities commissioners have established investor suitability standards different from those set forth above for the marketing, sale or subsequent transfers of Units within their respective jurisdictions, which standards are set forth below under "Plan of Distribution - State Requirements" or will be set forth in a supplement hereto. By executing the Subscription Agreement, an investor represents that he meets the suitability standards applicable to him as set forth herein and in the Subscription Agreement, and agrees that such standards may be applied to any proposed transferee of his Units. Notwithstanding the foregoing, each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Selected Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning such suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser.

         The minimum number of Units which an investor may purchase is 250, representing a total minimum investment of $2,500, except that an Individual Retirement Account ("IRA") or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan ("Qualified Plans") may purchase a minimum of 200 Units ($2,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units subsequent to his initial investment may be subject to the securities or "Blue Sky" laws of the state in which the transfer is to take place.

         Because the Fund will be engaged in the business of equipment leasing, the distributive share of Fund income realized by a Qualified Plan or IRA will be taxable to such plan as "unrelated business taxable income" under the Internal Revenue Code (the "Code"). Furthermore, in considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prudent investment standards generally imposed on plan fiduciaries. Additionally, in certain circumstances the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets." To the extent necessary to avoid this result, the Fund will limit the sale and transfer of Units to Qualified Plans and IRAs so that less than 25% of the total outstanding Units are held by Qualified Plans and IRAs at all times. In order to satisfy such requirement, each investor must make a representation at the time of his subscription as to the record and beneficial ownership of the Units subscribed. See "Income Tax Consequences -- Investment by Qualified Plans and IRAs."

         Investors should also note that the Fund is required by the Operating Agreement to distribute, to the extent available, Cash from Operations and Cash from Sales or Refinancing in any year to the extent necessary to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes due with respect to his interest in Fund Net Income for such year. Accordingly, it is possible that a Holder subject to a higher effective tax rate might not receive sufficient Distributions to pay such tax liabilities. However, the Manager is also required to make Distributions in certain minimum amounts during the Reinvestment Period prior to any reinvestment in Equipment and must distribute all available revenues after the Reinvestment Period. The Manager anticipates that such Distributions will be in amounts which will exceed the expected tax liabilities resulting from allocations of Fund Net Income regardless of the investors' respective tax brackets. See "Risk Factors - Income and Distributions" and "Income, Losses and Distributions." In addition, distributions to nonresident or foreign investors may be subject to withholding taxes which would reduce the amount of cash actually received by such investors. See "Income Tax Consequences - Taxation of Foreign Persons" and "State Taxes."

     Under federal law, certain types of Equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens or Resident Aliens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit in excess of 20% of the outstanding Units to be held by persons other than U.S. Citizens and Resident Aliens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen or Resident Alien may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under "Summary of Operating Agreement - Repurchase of Units." A HOLDER WHO FAILS TO CONFORM TO THE REPRESENTATIONS REGARDING UNIT OWNERSHIP AND CITIZENSHIP REQUIREMENTS OR MISREPRESENTS HIS UNIT OWNERSHIP OR CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

                            ESTIMATED USE OF PROCEEDS

         Many of the figures set forth below are estimates, and consequently should not be relied upon as a prediction of the actual use of the proceeds of this offering. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of Equipment plus capital reserves.

                                            Minimum Offering                    Maximum Offering
                                            Amount            Percent           Amount            Percent

Gross Offering Proceeds(1)......              $1,200,000      100.00%           $150,000,000      100.00%
Less Offering and
         Organization
         Expenses:
   Selling Commissions(2)......                  114,000        9.50%             14,250,000        9.50%
   Other Offering and Organ-
         ization Expenses(3)......                30,000        2.50%              5,250,000        3.50%
                                            ------------       ------            -------------     ------

Net Offering Proceeds                          1,056,000       88.00%            130,500,000        87.00%

Capital Reserves(4)...                             6,000        0.50%                750,000         0.50%
Amount Available for
         Cash Payments for
         Equipment(5)   ..                     1,050,000       87.50%            129,750,000        86.50%
                                               ---------      ------             -----------        ------
-------------

         (1) The offering amounts shown do not include the Units purchased by the initial Holders.

         (2) The Fund will pay ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Manager, selling commissions equal to 9.5% of the Gross Proceeds, and the Dealer Manager will in turn reallow to participating broker-dealers selling commissions equal to 8% of the Gross Proceeds from Units sold by them, retaining the balance of 1.5%. See "Plan of Distribution." Out of

                                       22

the amounts retained by the Dealer Manager, it may pay one or more broker-dealers for "wholesaling" services in connection with the offering. Wholesaling services include coordinating the sales effort of participating broker-dealers and training their personnel with respect to the offering. Total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed an amount equal to 10% of the Gross Proceeds, except that an additional 1/2 of 1% of the Gross Proceeds may be paid for accountable, bona fide due diligence expenses. If the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, purchase any Units in this offering, the Dealer Manager, in its discretion, may reimburse to any such purchasers selling commissions paid with respect to such Units. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless certain conditions are satisfied. See "Plan of Distribution."

     (3) Consists of expenses incurred in connection with the organization and formation of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees and disbursements and reimbursements to participating broker-dealers in connection with the sale and distribution of Units; provided, however, that total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed the limitations thereon set forth in footnote (2) above. See "Management Compensation." The Manager has agreed to pay all Organization and Offering Expenses which exceed an amount equal to 15% of the Gross Proceeds of the offering up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000. Notwithstanding the foregoing, in the event that the Fund's Gross Proceeds upon the termination of the offering are in an amount less than $2,000,000, the Manager has agreed to pay all Offering and Organization Expenses which exceed an amount equal to 12% of the Gross Proceeds. Payment of such expenses by the Manager will be made without recourse to or reimbursement by the Fund.

         (4) The Fund will initially establish capital reserves in an amount equal to 1/2 of 1% of Gross Proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund.

         (5) Includes the amount available for the cash portion of the purchase price to be paid for Equipment plus Acquisition Expenses of the Fund. The Fund anticipates paying Acquisition Expenses in an amount equal to approximately 0.25% of the Gross Proceeds.


                             MANAGEMENT COMPENSATION

Summary Table

         The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under "Narrative Description of Compensation." It should be noted that the terms of compensation and amounts of Distributions payable to the Manager and its Affiliates were not determined by arm's-length negotiation. See "Conflicts of Interest - Non-Arm's-Length Agreements" below. The Operating Agreement does not permit the Manager or its Affiliates to receive fees or expenses in excess of the maximum amount stated for each type of compensation described below by reclassifying such items under a different category.

                                                                Estimated Amount
Entity Receiving                                                Assuming Maximum
Compensation               Type of Compensation                 Units Sold



The Dealer Manager         Selling Commissions (Up to 1.5%    Total selling
                           of Gross Proceeds to be retained   commissions to be
                           by the Dealer Manager)             retained by the
                                                              Dealer Manager are
                                                              not expected to
                                                              exceed $2,250,000.

Manager and Affiliates      Reimbursement of Organization     $5,250,000(1)
                            and  Offering  Expenses (when
                            added to selling commissions,
                            not to  exceed a total equal
                            to 15% of Gross  proceeds up
                            to $25 million and 14% of any
                            additional Gross Proceeds)


                                OPERATIONAL STAGE


Manager and Affiliates       Asset  Management Fee (a fee    Not determinable
                             equal to 4.5% of  Operating     at this time (2)
                             Revenues,  subject to
                             limitations based on Fund
                             operations) (3)

Manager and Affiliates       Reimbursement of Operating      Not determinable
                             Expenses, subject to certain    at this time (2)
                             limitations (4)

                             CARRIED INTEREST IN FUND

Manager and Affiliates       Interest equal to 7.5% of all   Not determinable
                             allocations of Fund Net Income, at this time (2)
                             Net Loss and Distributions


(1) The estimated maximum amount excludes selling commissions, which will be paid directly by the Fund, and will therefore not be reimbursed to the Manager. Selling commissions are included as "Front End Fees" in the calculation of the minimum Investment in Equipment described in footnote (4) below. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed an amount equal to 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000. It is anticipated that substantially all of the Organization and Offering Expenses, other than selling commissions, will be paid by the Manager and reimbursed by the Fund, subject to such limitations.

(2) The Manager is unable to predict the amounts which may be realized. Any such prediction would depend on the amount of Equipment acquired and retained, the amount of debt incurred and other factors that would necessarily involve assumptions of future events which cannot be made at this time.

(3) The Asset Management Fee will be subject to the Asset Management Fee Limit, based on an alternative fee schedule, as described in the discussion below under "Limitations on Fees". In addition, pursuant to
         Section 15.7 of the Operating Agreement, the Manager must commit not less than 85.875% of the Gross Proceeds to "Investment in Equipment" (which term includes the purchase price of Equipment, expenses such as interest and taxes and amounts set aside for reserves, but excludes Front End Fees). In the event the total amount of Investment in Equipment would otherwise be insufficient, the Asset Management Fee Limit will be adjusted, and the Asset Management Fee or the Manager's Carried Interest would be decreased accordingly, as described in the discussion below under "Limitations on Fees".

(4)      Beginning  with the first  full  year  after  the  termination  of this offering,  the total  amount of  Reimbursable  Administrative  Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of this offering, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

Narrative Description of Compensation

         Selling Commissions. The Dealer Manager will receive selling commissions on all sales of Units in an amount equal to 9.5% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 8% of the Gross Proceeds from Units sold by them, and may use a portion of the retained selling commissions to compensate certain participating broker-dealers for wholesaling services or reimburse certain selling expenses. It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services. See "Plan of Distribution."

         Reimbursement of Organization and Offering Expenses. The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed an amount equal to 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000.

         Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4.5% of Operating Revenues, which will include Gross Lease Revenues and Cash From Sales or Refinancing. The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit, as described below. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies (i.e., establishing and maintaining the composition of the Equipment portfolio as a whole and the Fund's overall debt structure) and generally managing or supervising the management of the Equipment. The Manager will supervise performance of among others activities, collection of lease revenues, monitoring compliance by lessees with the lease terms, assuring that Equipment is being used in accordance with all operative contractual arrangements, paying operating expenses and arranging for necessary maintenance and repair of Equipment in the event a lessee fails to do so, monitoring property, sales and use tax compliance and preparation of operating financial data. The Manager intends to delegate all or a portion of its duties and the Asset Management Fee to one or more of its Affiliates who are in the business of providing such services. See "Management".

         Reimbursement of Operating Expenses. The Manager and its Affiliates may be reimbursed for expenses advanced or incurred on the Fund's behalf, to the extent permitted under the Operating Agreement. The Manager and its Affiliates will be reimbursed (i) the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; (ii) administrative services necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of (a) the actual cost of such services, or (b) the amount which the Fund would be required to pay to independent parties for comparable services. Beginning with the first full year after the termination of this offering, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. If at least 75% of the maximum Gross Proceeds are raised by the end of this offering, the cumulative limit will be an amount equal to 0.5% of the gross proceeds per annum as of any date. If less than 75% of the maximum Gross Proceeds is raised, then the cumulative limit will be an amount equal to 1% of the Gross Proceeds per annum. In addition, beginning with the first full year after the termination of this offering, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds. The Manager estimates that the total amount of Reimbursable Administrative Expenses during the Fund's first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, may be approximately $400,000 to $500,000. See the footnotes to Table III of Exhibit A "Prior Performance Information" for information concerning the reimbursement of operating expenses by prior programs sponsored by the Manager and its Affiliates.

         Carried Interest in Fund Net Income, Net Loss and Distributions. The Fund Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of all allocations of Net Income, Net Loss and Distributions. The Carried Interest in the Fund will compensate the Manager for organizing the Fund and arranging for supervision of Fund administration (i.e., investor communications and services, regulatory reporting, accounting and transfers of Units).

Limitations on Fees.

         Asset Management Fee Limit. The Asset Management Fee will be subject to the Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of an alternative fee schedule, to include an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Manager's Carried Interest, as described below. To the extent that the amount paid to the Manager as the Asset Management Fee plus its Carried Interest for any year would exceed the aggregate amount of fees calculated under this alternative fee schedule for the year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees under the alternative fee schedule. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only if and to the extent that such deferred compensation would be payable within the Asset Management Fee Limit for the subsequent period. Any deferred fees which cannot be paid under the applicable limitations in any subsequent period through the date of liquidation would be forfeited by the Manager upon liquidation.

     Alternative Fee Schedule. For purposes of the Asset Management Fee Limit, the Fund will calculate an alternative schedule of fees, including a hypothetical Equipment Management Fee, Incentive Management Fee, Equipment Resale/Re- Leasing Fee, and Carried Interest as follows:

                  An Equipment Management Fee will be calculated to equal the lesser of (i) 3.5% of annual Gross Revenues from Operating Leases and 2% of annual Gross Revenues from Full Payout Leases which contain Net Lease Provisions), or (ii) the fees customarily charged by others rendering similar services as an ongoing public activity in the same geographic location and for similar types of equipment. If services with respect to certain Operating Leases are performed by nonaffiliated persons under the active supervision of the Manager or its Affiliate, then the amount so calculated shall be 1% of Gross Revenues from such Operating Leases.

                  An Incentive Management Fee will be calculated to equal 4% of Distributions of Cash from Operations until Holders have received a return of their Original Invested Capital plus a Priority Distribution, and, thereafter, to equal a total of 7.5% of Distributions from all sources, including Sale or Refinancing Proceeds. In subordinating the increase in the Incentive Management Fee to a cumulative return of a Holder's Original Invested Capital plus a Priority Distribution, a Holder would be deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution.

                  An Equipment Resale/Re-Leasing Fee will be calculated in an amount equal to the lesser of (i) 3% of the sale price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for resale services. Such fee would apply only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution. In connection with the releasing of Equipment to lessees other than previous lessees or their Affiliates, the fee would be in an amount equal to the lesser of (i) the competitive rate for comparable services for similar equipment, or (ii) 2% of the gross rental payments derived from the re-lease of such Equipment, payable out of each rental payment received by the Fund from such re-lease.

                  A Carried Interest equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing.

         Front End Fee Limitations. The compensation payable as described above will be subject to further adjustment based on the limitations on Front End Fees imposed under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"). The Manager will first determine the effect, if any, of the Front End Fee limitations described below and make any required adjustments to the Asset Management Fee Limit. Then the Manager will apply the adjusted Asset Management Fee Limit to the Asset Management Fee and the Manager's Carried Interest.

         Under the NASAA Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross
Proceeds. The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its Equipment. The Operating Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%.

         The NASAA Guidelines permit the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest may increase to 15% of all Distributions.

         With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Asset Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the alternative fee schedule set forth in Section 8.3. This overall limitation on annual fees will include, in addition to an Equipment Management Fee and Equipment Resale/Releasing Fee, amounts equal to 11.5% of Distributions of Cash from Operations (4% as an Incentive Management Fee plus 7.5% as the Carried Interest in Fund Distributions) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Carried Interest) before the Priority Return, and 15% of all Distributions thereafter (7.5% as an Incentive Management Fee plus 7.5% as the Carried Interest).

         Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Manager's Carried Interest. If and to the extent that the fees calculated under the alternative fee schedule provided in Section 8.3 as the Incentive Management Fee and the Manager's Carried Interest should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Manager and its Affiliates shall be reduced. In such event, the Manager will reduce the amounts calculated for purposes of the Asset Management Fee Limit as the Incentive Management Fee and/or the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. The adjusted Asset Management Fee Limit will then be applied to the Asset Management Fee and Carried Interest as described above. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager, and used in the alternative fee schedule for purpose of calculating the Asset Management Fee Limitation, are as follows:

"Adjusted Invested Capital" means, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Operating Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

"Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule as set forth under "Limitations on Fees" above, equal to the aggregate of a hypothetical Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Carried Interest, determined in the manner described therein.

"Carried Interest" or "Interest in Distributions" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement.

"Cash from Operations" means the excess of Gross Lease Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including an Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

"Cash from Sales or Refinancing" means the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction (including an Equipment Resale Fee).

"Distributions" means any cash distributed to Holders and the Manager arising from their respective interests in the Fund. "Full Payout Lease" means a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

"Gross Lease Revenues" means all revenues attributable to the Equipment other than from security deposits paid by lessees, but excluding revenues from the sale, refinancing or other disposition of Equipment.

"Net Income" or "Net Loss" means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

"Operating Lease" means a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

"Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

"Original Invested Capital" means the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

"Priority Distribution" for any calendar year or other period means, with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during each calendar year multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the initial purchaser of such Units was admitted as a Holder pursuant to the Operating Agreement and pro rated for any fraction of a calendar year for which such calculation is made).

"Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         See Article II of the Operating Agreement for more complete definitions of the foregoing terms.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

         The Fund's principal objectives are to invest in a diversified portfolio of primarily low-technology, low- obsolescence Equipment which will

                  (i)  preserve, protect and return the Fund's invested capital;

                  (ii) generate regular Distributions to Holders of Cash from Operations and Cash From Sales or Refinancing, any balance remaining after certain minimum Distributions to be used to purchase additional Equipment during the Reinvestment Period; and

                  (iii) provide additional Distributions after the end of the Reinvestment Period and until all Equipment has been sold.

         Distributions will be made only to the extent cash is available after payment of Fund obligations (including payment of Fund administrative expenses, debt service and the Asset Management Fee) and allowance for necessary reserves. Distributions are expected to commence as of the quarter in which the minimum offering amount is achieved and in which investors are admitted to the Fund. However, there can be no assurance as to the timing of Distributions, or that any specific level of Distributions or any other objectives will be attained.

General Policies

         The Fund intends to acquire various types of Equipment for lease. See the discussion below under "Types of Equipment." Generally, the Fund expects to acquire newly-manufactured Equipment. However, the Fund may also invest in desirable used Equipment and Equipment subject to pre-existing leases under appropriate circumstances and where consistent with the Fund's overall investment objectives.

         The Fund's investment objective is to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio may include some more technology-dependent equipment such as certain types of communications equipment, medical equipment, manufacturing equipment and office equipment, although the Fund will seek to invest in such equipment in a manner consistent with its primary objective of acquiring equipment which is generally subject to relatively low rates of technological obsolescence. The Operating Agreement does not limit the Fund's ability to invest in high-technology Equipment. See Table IV of Exhibit A, "Prior Performance Information," for information concerning the composition of the equipment portfolios held by the four prior public programs sponsored by the Manager and its Affiliates which have investment objectives and policies similar to those of the Fund.

         Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor such as the Fund seeks to negotiate lease terms based in part on its estimate of the value of the leased equipment upon termination of the lease. The lessor will negotiate a lease rate designed to generate sufficient rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will have achieved a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the lessor's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.


     The Manager will seek to maintain an appropriate balance in the types of Equipment acquired and the types of leases entered into by the Fund. At least a majority of the Fund's Equipment, based on the aggregate purchase price, will be subject to High Payout Leases (with noncancellable lease payments returning at least 90% of the Equipment Price through the term of the lease) upon final investment of the Net Proceeds and completion of permanent financing for the portfolio. In addition, the Manager will seek to invest not more than 20% of the aggregate purchase price of Equipment in Equipment acquired from a single manufacturer. However, the latter limitation is a general guideline only, and the Manager may in its discretion cause the Fund to acquire Equipment from a single manufacturer in excess of the stated percentage if it deems such a course of action to be in the Fund's best interest. A number of factors will determine the actual composition of the Fund's Equipment portfolio; for example, the amount of Gross Proceeds actually received prior to the termination of the offering will be a significant factor in determining the Fund's ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of Equipment will be available and at what prices at the time the Fund is ready to invest its funds. In structuring leases, the Fund's lease rate and return on investment objectives will vary based on the type of equipment, the terms of the lease, the credit quality of the lessee and prevailing lease and financial market conditions. The Manager will commit to a particular lease transaction only if it believes that, in the context of the Fund's overall equipment portfolio, the transaction will contribute to the satisfaction of the Fund's investment objectives. The Fund does not have any quantifiable "minimum rate of return". As noted above, the Fund's objectives are to acquire a diversified portfolio of equipment that will generate sufficient net cash flow to permit regular distributions to investors and additional funds to reinvest in equipment. Reinvestment of revenues is permitted only after certain minimum rates of distributions are made (see "Income, Losses and Distributions - Reinvestment"). Accordingly, the Manager will seek to structure a portfolio that
(i) is diversified as to equpiment type, industry, lessee and geographic location; (ii) capable of generating sufficient net cash flow to meet the minimum distribution requirements to permit reinvestment; and (iii) capable of generating sufficient cash flow to provide funds for additional investment in equipment. The quantified rates of return necessary to meet these objectives through the end of the Reinvestment Period will depend on a number of variables which cannot be predicted with certainty this far in advance.


         As set forth above under "Principal Investment Objectives," it will be the Fund's objective to reinvest in additional Equipment any Cash from Operations and Cash from Sales or Refinancing remaining after payment of certain minimum Distributions during the Reinvestment Period. The Fund will not acquire Equipment after the Reinvestment Period, except to the extent necessary to satisfy obligations entered into prior to the end of the Reinvestment Period or to maintain or improve Equipment already owned at such time.

         Other than as set forth below under "Identified Equipment Acquisitions" and in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any Equipment, and, as a result, there can be no assurance as to when the Net Proceeds from the offering will be fully invested.
Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the Equipment to be acquired. This Prospectus will be supplemented to describe the Fund's acquisition, in any single transaction or related series of transactions, of items of Equipment involving a cash payment of more than 10% of the maximum Net Proceeds prior to the termination of this offering.

         Prior to final funding of any acquisition of a single item of Equipment which has a contract purchase price in excess of $1,000,000, the Manager will cause the Fund to obtain a future value appraisal of the item of Equipment from a qualified independent third party appraiser. The Manager may also, in its discretion, obtain Equipment appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of Equipment, the overall size of a transaction or otherwise. It should be noted, however, that any such appraisals would represent only the appraiser's opinion of the value of the Equipment, and would not necessarily represent the actual amount which might be realized by the Fund upon disposition of the Equipment.

         The Manager or an Affiliate may purchase Equipment in its own name, the name of an Affiliate or the name of a nominee, a trust or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or the completion of manufacture of the Equipment or for any other purpose related to the business of the Fund, provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such Equipment to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the

Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

         Any of the Net Proceeds received by the Fund during the first twelve months following the date hereof which have not been invested or committed to investment in Equipment during the period ending eighteen months following the date hereof, and any of the Net Proceeds received thereafter which have not been invested or committed to investment in Equipment during the period ending six months after the Final Closing Date (except, in either case, for amounts used to pay Fund operating expenses or deemed to be required as capital reserves, as determined in the sole discretion of the Manager and in accordance with the Operating Agreement) will be distributed pro rata by the Fund to the Holders. In addition, in order to refund to the Holders the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to the Holders pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund's funds will be available for general use during the foregoing period and may be expended in operating the Equipment which has been acquired. Net Proceeds will not be segregated or held separate from other funds of the Fund pending investment, and no interest will be payable to the Holders if uninvested Net Proceeds are returned to them. For the purpose of the foregoing provision, Net Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of such period, regardless of whether any such investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payments are ever made.

Identified Equipment

     As of the date hereof ATEL Capital Group, the parent of the Manager, has been awarded lease transactions representing equipment purchase costs of approximately $4.2 million which are suitable for acquisition by the Fund as well as certain Affiliates of the Fund. Some or all of these transactions may be allocated to the Fund, subject to the discretion of the Manager and depending on future circumstances and the factors discussed below in the second paragraph under "Conflicts of Interest - Competition for Investments." ATEL Capital Group has the right to allocate and assign participations in these transactions among its affiliates in its discretion, and the Manager has the authority to determine what level of participation, if any, is appropriate for each of the programs under its management, including the Fund. The Fund's ability to acquire the Equipment described below will be dependent upon the amount of capital raised and the timing of the Fund's capital raising efforts. In addition, the Manager will cause the Fund to acquire these transactions only to the extent consistent with its investment objectives at the time of each such acquisition. There can be no assurance as to what, if any, portion of these transactions awarded to ATEL Capital Group may be allocated and assigned to the Fund. However, these transactions include binding lease commitments to ATEL Capital Group from the following lessees in the approximate amounts noted: General Electric Company ($1.7 million in new and used manufacturing equipment, including both High Payout Leases and Operating Leases with the overall transaction qualifying as a High Payout Lease); Hallsmith-Sysco Food Service ($1 million in new trucks and trailers under Full Payout Leases); Signature Flight Support Corporation ($1.2 million in new trucks and trailers under High Payout Leases); and Tenneco Automotive ($200,000 in new material handling equipment under Full Payout Leases). None of the foregoing equipment is subject to indebtedness. Although the Fund may incur debt upon acquisition or finance the equipment after acquisition, it has no current financing arrangements or commitments with respect to such equipment. As is the case with all Fund acquisitions, no Acquisition Fees will be payable to the Manager or any of its Affiliates in connection with these proposed transactions.

Types of Equipment

         The Fund intends to acquire and lease a diversified portfolio of Equipment. The Fund intends to invest primarily in what it deems to be relatively low-technology, low-obsolescence types of equipment. These types of equipment would include a variety of items which are not dependent on high-technology design or applications for their usefulness to lessees, and are therefore less subject to rapid obsolescence than types which are so dependent.

         Equipment acquisition will be subject to the Manager or its agents obtaining such information and reports, and undertaking such inspections and surveys as the Manager may deem necessary and appropriate to determine the probable economic life, reliability and productivity of the Equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new Equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either pursuant to a purchase agreement relating to significant quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers at the time the Fund commences operations. In addition, the Fund may enter into sale/leaseback transactions pursuant to which the Fund will purchase Equipment from companies which will simultaneously lease the Equipment from the Fund.

         The following is a more detailed description of the various types of Equipment which the Fund may purchase and lease. The types of Equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund's acquisition policies. The final mix of Equipment types in the Fund's portfolio will depend on the factors discussed above under "General Policies."

         Aircraft. The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. The Fund may invest in commercial passenger aircraft, provided that not more than 10% of the maximum Gross Proceeds will be committed to the purchase of commercial passenger aircraft and provided further that any debt used to acquire or maintain such Equipment will either be secured by the obligations of an "investment grade" lessee, or will be non-recourse to the other assets of the Fund. The Manager anticipates that the Fund's cash investments in all types of aircraft will not exceed an amount equal to 20% of the maximum Gross Proceeds. Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers. All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration ("FAA").

         Under the Federal Aviation Act of 1958, as amended (the "Act"), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen or a Resident Alien. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an "individual" who is a citizen of the United States or one of its possessions, and the Fund has a corporate Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Federal Aviation Act of 1958 and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership's partners are United States Citizens (whether or not they are all individuals) or Resident Aliens. However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Member is not, contrary to his representation to the Fund, a United States Citizen or a Resident Alien or if a Member ceases to be a United States Citizen or a Resident Alien. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft. Accordingly, the Manager will limit the ownership of Units or interests therein by any persons who are not United States Citizens or Resident Aliens to not more than 20% of the outstanding Units.

         It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee shall have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lessee might be entitled to void the transaction and the lease would not take effect.

         Communications Equipment. Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television, and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

         Construction Equipment. Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

         Energy Equipment. Energy equipment includes cogeneration facilities, transmission lines, generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems.

         General Purpose Plant/Office Equipment. Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

         Graphic Processing Equipment. Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment which is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type- setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

         Machine Tools and Manufacturing Equipment. Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications. Manufacturing equipment can also include some high technology equipment.

         Maritime Equipment. Maritime equipment is widely used in shipping industry as the most cost-effective way of transporting large quantities of commodities. Such equipment includes dry bulk ships, tankers, supply vessels, tug boats, hopper barges, tank barges and intermodal containers. Marine vessels include (i) tankers, which are designed to carry liquid commodities, and (ii) dry bulk carriers, which are designed to carry homogenous commodities. In addition, certain vessels have been designed as combination carriers that have the capacity to carry both liquid and dry cargoes.

         Marine vessels may be registered in countries other than the United States and may operate in international and foreign seas and waterways. Certain types of marine vessels must be registered prior to operation in the waterways of the United States. Marine vessel registration can be challenged and rendered invalid under circumstances similar to those discussed with regard to aircraft above. Any successful challenge with respect to a marine vessel may result in substantial penalties, including the forced sale of the vessel, the potential for uninsured casualties, and a breach by the Partnership of the lease or financing agreements related to the vessel.

         In addition, certain U. S. federal statutes and regulations provide for the forfeiture to the U. S. Government of transportation equipment, including marine vessels, found to be used in the transportation of illegal drugs and other contraband. Upon the acquisition of vessels, the Manager will seek to cause the vessel owner to enter into the Sea Carrier Initiative Agreement with the U.S. Customs Service whereby the vessel owner shall agree to take affirmative steps to deter illegal access to and use of such vessels by those engaged in trafficking of items deemed to be illegal contraband, including illegal drugs. The law provides for an exception with respect to the owners of vessels where the illegal activity has occurred without the owner's knowledge, consent or willful blindness. However, there can be no assurance that if a marine vessel owned by the Fund and leased to a third party was found to be engaged in such illegal activities, that it would not be seized or detained by the U. S. Government. In that event, insurance coverages of the Fund could mitigate its loss of income or pecuniary damages.

         Materials Handling Equipment. Materials handling equipment includes many varieties of fork lift trucks. They are either battery-powered or gas-powered, and are used in warehouses and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

     Medical Equipment. Medical equipment includes a wide variety of testing and diagnostic equipment including:

     Radiology Equipment. This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

     Laboratory Equipment. This category includes blood analysis equipment and other automated medical laboratory equipment.

     Other Medical Equipment. This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

     Photocopying Equipment. The Fund may acquire and lease photocopying and other document duplicating or reproduction equipment.

     Railroad Rolling Stock. Railroad rolling stock includes gondolas, tank cars, boxcars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs which vary in the amount of horsepower produced.

         Research and Experimentation Equipment. Research and experimentation equipment include various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs, physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

         Tractors, Trailers and Trucks. Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A "tractor" refers to the power unit of a tractor-trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor-trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

         Miscellaneous Equipment. The Fund may also acquire various other types of equipment, including, but not limited to, oil drilling equipment, mining and ore-processing equipment, electronic test equipment, office automation equipment, furniture and fixtures, automobiles, dairy production equipment, video projection and production equipment, store fixtures, display cases, freezers and equipment used in production facilities.

         Incidental Property Acquisitions. Incidental to an acquisition of Equipment, the Fund may acquire certain interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of Equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose corporation which holds an asset sought by the Fund. Nothing in the Operating Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided that the primary purpose and objective is the acquisition and leasing of equipment as described herein, the acquisition of the incidental rights does not alter the essential character of the transaction as an acquisition and lease which otherwise satisfies the investment objectives and policies of the Fund, and the acquisition does not otherwise violate or circumvent any provision of the Operating Agreement.

Prior Program Diversification

     The prior public equipment leasing programs sponsored by the Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. See "Prior Performance Summary" below and the Prior Performance Tables included as Exhibit A to this Prospectus for more information concerning these prior programs. The first chart set forth below (Figure 1) represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of December 31, 1997; the second chart set forth below (Figure 2) represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of December 31, 1997; and the third chart set forth below (Figure 3) represents the actual portfolio diversification by the lessees' geographic location for all prior ATEL public programs as of December 31, 1997. Diversification of the Fund's portfolio will depend on a number of variables, including the amount of Gross Proceeds raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.


[GRAPHIC OMITTED - FIGURES 1, 2 and 3]

Borrowing Policies

         The Fund expects to incur debt to finance the purchase of a portion of its Equipment portfolio. The amount of borrowing in connection with any Equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the Equipment and the condition of the money market. There is no limit on the amount of debt which may be incurred in connection with any single acquisition of Equipment. However, the Fund may not incur aggregate indebtedness in excess of 50% of the total cost of Equipment as of the date of the final commitment of Net Proceeds and, thereafter, as of the date any subsequent indebtedness is incurred. The Fund intends to borrow amounts equal to such maximum debt level in order to fund a portion of its Equipment acquisitions. While the Manager has obtained commitments for certain short term lines of credit, there can be no assurance that such short term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Manager at the time the Fund seeks to finance a specific Equipment acquisition.

         Financing for the Fund is expected to be a combination of nonrecourse and recourse debt. The Manager intends to use nonrecourse debt primarily to finance assets leased to those lessees which, in the opinion of the Manager, have a relatively higher potential risk of lease default than other lessees of the Fund's Equipment. This use of nonrecourse debt will mitigate the risk of loss due to default by such lessees.

         Nonrecourse borrowing, in the context of the type of business to be conducted by the Fund, means that the lender providing the funds would only be able to look to the Equipment purchased with such funds and the proceeds derived from the leasing or reselling of such Equipment as security; neither the Fund nor any Member (including the Manager) will be liable for repayment of any such loan, nor will any such loan be secured by other Equipment owned by the Fund. Investors should note, however, that the presence of nonrecourse financing may limit an investor's ability to claim losses from the Fund. See "Income Tax Consequences - Limitation on Deduction of Losses - At Risk Rules." Furthermore, a creditor may under some circumstances have recourse to the Fund's assets upon establishing fraud or misrepresentation by the Fund.

         The Fund expects to incur recourse debt in connection with short-term bridge financing and asset securitization, as described below. Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation.

         The Fund expects to incur recourse debt in the context of temporary or short-term bridge financing used to acquire equipment and which is intended to be repaid through a combination of permanent financing, offering proceeds and/or operating revenues. In addition, the Fund may participate with other affiliated programs and the Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates. In such instances, lease transactions may be held in the name of an Affiliate of ATEL for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund's available cash, portfolio makeup, and investment objectives at the time of closing. See the discussion under "Risk Factors" and "Conflicts of Interest" above.

         The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual nonrecourse debt transactions. In an "asset securitization", the lender would receive a security interest in a specified pool of "securitized" Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. It is the intention of the Manager to use such asset securitization primarily to finance assets leased to those credits which, in the opinion of the Manager, have a relatively lower potential risk of lease default than those lessees with Equipment financed with nonrecourse debt. The Manager expects that an asset securitization financing would involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to mitigate the Fund's exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund. The Manager's policy will be to incur variable rate financing only under conditions which limit the potential adverse effect on the Fund's anticipated return on the related lease transactions.

         In the case of any recourse bridge financing or asset securitization, however, the lender would not be entitled to look to the individual assets of any Holder, or, in many cases, of the Manager, for repayment of such loans. Thus, the liability of the Holders would be limited to their unreturned capital contributions. See "Summary of the Operating Agreement Liability of Holders" for a discussion of potential liability of Holders for return of certain Distributions. If, under tax principles, it is determined that the Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Manager or its Affiliate. See "Income Tax Consequences - Limitation on Deduction of Losses - Tax Basis."

         Other than in connection with short-term bridge financing or an asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary with the prime or reference rate of interest of a lender. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.


         Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single "balloon payment" upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt. See "Risk Factors - Balloon Payments."

         In the event that the Fund does not have sufficient funds to purchase an item of Equipment at the time it is acquired (including prior to the Fund's Final Closing Date), the Fund may borrow such funds from third parties on a short-term basis, and repay the loans out of the Net Proceeds derived from the subsequent sale of Units. Any such short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund.

         Although the Operating Agreement does not prohibit the Manager or its Affiliates from lending to the Fund, the Fund does not have any intention or arrangements to borrow from such Persons. In the event that any such borrowing is incurred, the terms may not permit the Manager or any Affiliate to receive a rate of interest or other terms which are more favorable than those generally available from commercial lenders under the circumstances. In no event may the Manager or its Affiliates provide financing to the Fund with a term in excess of twelve months.

Description of Lessees

         The Fund will only purchase Equipment for which a lease exists or for which a lease will be entered into at the time of purchase.

         The Fund's objective is to lease a minimum of 75% of the Equipment (by cost) acquired with the Net Proceeds to lessees which (i) have an average credit rating by Moody's Investor Service, Inc. of "Baa" or better, or the credit equivalent as determined by the Manager, with the average rating weighted to account for the original Equipment cost for each item leased; or (ii) are established hospitals with histories of profitability or municipalities. The Manager may determine that the credit equivalent of a Moody's Baa rating applies to those lessees which are not rated by Moody's, but which (i) have comparable credit ratings as determined by other nationally recognized credit rating services; (ii) although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or
(iii) in the Manager's opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund's interest in the Equipment that the risk is equivalent to that involved in a lease to a company with a credit rating of Baa. The balance of the original Equipment portfolio may include Equipment leased to lessees which, although deemed creditworthy by the Manager, would not satisfy the general credit rating criteria for the portfolio. If the risk of lessee default is not deemed significant, and the potential return is deemed by the Manager to justify the risk involved, the Fund may enter into leases with such lessees for up to 25% of the Equipment acquired with the Net Proceeds.

         In arranging lease transactions on behalf of corporate investors and securing institutional financing for such transactions, the Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees. See "Exhibit A - Prior Performance Information." However, neither the Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee's credit risk is comparable or equivalent to a Moody's Baa rating, the Manager will attempt to apply the standards applicable to securities qualifying for the Baa rating. Such securities are generally deemed to be of "investment grade," neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present but which may be questionable over any great length of time. Notwithstanding the Manager's best efforts to assure the lessees' creditworthiness, there can be no assurance that lease defaults will not occur.

         It is not anticipated that the Fund's lessees will be located primarily in any given geographic area. The Manager will use its best efforts to diversify lessees by geography and industry. The Manager will seek to limit the amount invested in Equipment leased to any single lessee to not more than 20% of the aggregate purchase price of Equipment owned at any time during the Reinvestment Period, although there can be no assurance that it will be successful in doing so. The Operating Agreement provides, however, that in no event may the Fund's equity investment in Equipment leased to a single lessee exceed an amount equal to 20% of the maximum Gross Proceeds from the sale of Units offered hereunder (or $30,000,000).

Foreign Leases

         There is no limit on the amount of Equipment which may be leased to foreign subsidiaries of United States corporations, to foreign lessees or which may otherwise be permitted to be used predominantly outside the United States. The Manager does not have any specific objective with regard to the amount of Equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund's overall investment objectives.

     Of the total Purchase Price of Equipment leased to foreign lessees, the Manager will require that a minimum of 75% must represent Equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody's Investor Service, Inc. of "Baa" (investment grade) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Manager. Any leases to foreign lessees which do not meet the foregoing credit standard will either be guaranteed by a U.S. parent company of the lessee, or will involve lessees which have assets located in the United States with a value equal to or greater than the original purchase cost of the Fund Equipment subject to the lease.

         The Manager will seek to limit the aggregate amount of the Fund's equity invested in all Equipment leased to foreign lessees or which is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds. For this purpose, a lessee under a lease guaranteed by a United States corporation will not be deemed a foreign lessee.

Description of Leases

         The Equipment will be leased to third parties primarily pursuant to Operating Leases, including High Payout Leases. Operating Leases are leases which will return to the lessor less than the purchase price of the subject equipment from non-cancellable rentals payable during the initial term of the lease. These include leases where rental payments are based upon equipment usage. High Payout Leases are Operating Leases under which the non-cancellable lease payments and other payment obligations of the lessee are equal to at least 90% of the original purchase price of the Equipment paid by the Fund. A majority of the aggregate purchase price of the Fund's Equipment will represent Equipment leased under High Payout Leases upon final investment of the Net Proceeds and completion of permanent financing of the portfolio.

         Generally, in a lease involving new Equipment, the lessee will express an interest in lease financing for equipment and the Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Manager will consider the following factors, among others: the type of Equipment and its anticipated residual value; the business of the lessee and its credit rating; the cost of alternative financing services, and competitive pricing and other market factors. The initial lease terms will vary as to the type of Equipment, but will generally be for 36 months to 84 months. The Fund may lease some Equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or "per diem" leases when the Manager deems it in the best interests of the Fund and consistent with its overall objectives.

         Upon termination of the initial term of an Operating Lease, it is necessary either to renew or extend the lease, lease the Equipment to a third party, or sell the Equipment in order to obtain recovery of the purchase price. If Equipment is sold at the end of the initial term of an Operating Lease, the sale will likely result in a recapture of depreciation. Lease rentals during comparable terms are ordinarily higher under Operating Leases than under Full Payout Leases, and, accordingly, the Manager believes that well-structured Operating Leases may help the Fund satisfy its investment objectives.

         The Fund's objective will generally be to lease the Equipment for an initial lease term during which the lessee may not cancel the lease or otherwise avoid the lease obligation. However, where the Manager deems it to be in the Fund's best interests, because of favorable lease terms, anticipated high demand for particular items of Equipment or otherwise, it may permit an appropriate cancellation clause.

     The Manager believes that the Fund will be able to lease or dispose of its purchased Equipment profitably in the aggregate after the initial lease terms although no assurances can be given in this regard. The Fund's ability to renew or extend the terms of its leases or to re-lease or sell the Equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the Equipment, competitive practices and conditions and generally prevailing economic conditions.

         It is anticipated that the leases which the Fund will enter into will generally be "net leases," which provide that the lessee must bear the risk of loss of the Equipment, provide adequate insurance, pay applicable taxes, maintain the Equipment and indemnify the Fund from and against any liability which may arise as the result of any act or omission by the lessee or its agents. In the case of Operating Leases, the Fund may be responsible for certain of these obligations, such as certain insurance and maintenance expenses, but generally only during a period when the Equipment is not under lease.

         The Fund's lease agreements, other than certain operating and per diem leases, will generally require the respective lessees (i) to maintain casualty insurance in an amount equal to the greater of the full value of the Equipment or a specified amount set forth in the lease, and (ii) to maintain liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

         The Fund may enter into remarketing agreements with manufacturers of Equipment on terms which are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a "best efforts" basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. In the case of an Operating Lease, the manufacturer will not be required to repurchase Equipment, but may, through the use of its sales force and contacts with its customers, re-lease or sell such Equipment for the benefit of the Fund. The monthly rental payments under a new lease or the sale price of such Equipment would be subject to the final approval of the Manager. Under a remarketing agreement, the manufacturer participates with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from Equipment subject to a remarketing agreement, which percentage would increase substantially after the Fund derived a specified return on its investment in such Equipment.

Competition

         Leasing has become one of the major methods by which American businesses finance their capital equipment needs. See Figure 4 below for a graphic-presentation of the dollar amount of equipment investment and equipment lease financing in the United States for each year since 1982 (according to the Equipment Leasing Association, a leasing industry trade association). Please note that this chart reflects the growth of equipment lease financing from all sources, including manufacturers, financial institutions and private and public lease financing companies, and not just public equipment leasing programs such as the Fund. Such public direct participation programs represent only a relatively small portion of the total lease financing industry.

[GRAPHIC OMITTED - Figure 4]

         In obtaining lessees the Fund will compete with manufacturers of equipment which provide leasing programs and with established leasing companies and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges which the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer leases that provide for longer terms and lower rates than leases which the Fund will offer. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to purchase equipment subject to leases, some of which have greater financial resources than the Fund.

Joint Venture Investments

         The Fund may purchase certain of its Equipment by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate which owns such Equipment or beneficial interest therein. For purposes of determining the permissibility of a joint venture with a non-Affiliate, the controlling interest requirement may be satisfied by ownership of more than 50% of the venture's capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that the other party or parties to the venture should make certain decisions respecting the sale, refinancing or alteration of assets owned by the venture. The Fund may not acquire Equipment jointly with others unless (i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the Equipment which the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement and (ii) the transaction does not result in payment of duplicate fees.

         The Fund may also acquire Equipment by joint venture or as co-owner with an Affiliate. In such event, the following conditions must be met: (i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund; (ii) there are no duplicate fees; (iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;
(iv) the Affiliate must have a compensation structure substantially identical to that of the Fund; (v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into under Section 15.2.15 of the Operating Agreement or similar provisions governing the Affiliate; and (vi) the Fund has a right of first refusal should a co-venturer decide to sell the property owned by the venture. Because both the Fund and such Affiliate will be required to approve decisions pertaining to the Equipment, it is possible that an impasse will develop. If one party, but not the other, wishes to sell the Equipment, the party not desiring to sell will have a right of first refusal to purchase the other party's interest in the Equipment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

         The investment by the Fund in joint ventures which own Equipment or as a co-owner of Equipment, instead of investing directly in the Equipment itself or as the sole owner, may under certain circumstances involve risks not otherwise present, including, for example, risks associated with the possibility that a Fund's co-venturer might become bankrupt, that the parties may reach an impasse on joint venture decisions, or that each co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Fund. See "Risk Factors - Risks of Joint Ventures."

General Restrictions

         The Fund will not: (i) issue any Units after the Final Closing Date or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) invest in or underwrite the securities of other issuers, (iv) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any Equipment from nor sell or lease property to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties which would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates. See Article 15 of the Operating Agreement for a description of additional investment limitations.

         The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing. See "Conflicts of Interest," "Management Compensation" and "Management."

Changes in Investment Objectives and Policies

         Holders have no voting rights with respect to the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

                              CONFLICTS OF INTEREST

         The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

         Other Activities of the Manager. The Manager serves in the capacity of Manager in other public programs engaged in the equipment leasing business, and it and its Affiliates otherwise engage in the business of purchasing and selling equipment and arranging leases for its own account and for the accounts of others. See Exhibit A - "Prior Performance Information." The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for their own accounts. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity.

         In addition, as Manager of prior and future programs, the Manager will be contingently liable for obligations of such partnerships, except nonrecourse indebtedness relating to the acquisition of equipment. Such obligations are expected to consist primarily of normal operating and other current expenses, and it is not believed this responsibility will materially affect the ability of the Manager to satisfy its responsibilities to the Fund.

         Competition for Investments. The Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of equipment. Prior public programs currently in operation include: ATEL Cash Distribution Fund II ("ACDF II"), a California limited partnership; ATEL Cash Distribution Fund III, L.P. ("ACDF III"), ATEL Cash Distribution Fund IV, L.P. ("ACDF IV"), ATEL Cash Distribution Fund V, L.P. ("ACDF V"); ATEL Cash Distribution Fund VI, L.P. ("ACDF VI"); and ATEL Capital Equipment Fund VII, L.P. ("ACEF VII") (together collectively referred to as the "Prior Programs") have investment objectives substantially identical to those of the Fund and may have funds available for investment at the same time the Fund is seeking to acquire Equipment. ACDF II completed a fully-subscribed public offering of $35,000,000 of its equity interests in January 1990. All of such gross offering proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III completed a public offering of its equity interests on January 3, 1992, pursuant to which it raised total offering proceeds in the amount of approximately $73,900,000. All of such gross offering proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV completed a fully-subscribed public offering of $75,000,000 of its equity interests on

February 4, 1993. All of such gross offering proceeds had been committed to equipment acquisitions, offering and organization expenses and capital reserves. ACDF V completed a public offering of its equity interests in November 1994 pursuant to which it raised total offering proceeds in the amount of $125 million. All of such gross offering proceeds have been committed to equipment acquisitions, offering and organization expenses and capital reserves. ACDF VI completed a fully-subscribed public offering of $125 million of its equity interests on November 22, 1996. All of such gross offering proceeds had been committed to equipment acquisitions, offering and organization expenses and capital reserves as of such date. ACEF VII commenced a public offering of $150 million of its equity interests on November 26, 1996, and had raised a total of $118,425,120 in gross offering proceeds as of August 24, 1998. All of such gross offering proceeds had been committed to equipment acquisitions, offering and organization expenses and capital reserves as of such date.

         One or more of the operating Prior Programs may have capital available to invest in additional equipment at a time when the Fund is also active in seeking to invest or reinvest in Equipment. Certain of the equipment owned and to be acquired by the Prior Programs and the Fund may be similar and may be purchased from the same manufacturers. Furthermore, the Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

         Any time two or more investment programs (including the Fund) affiliated with the Manager have funds available to acquire and lease the same types of equipment, conflicts of interest may arise as to which of the programs should proceed to acquire available items of equipment. In such situations, the Manager will analyze the equipment already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the equipment based upon such factors, among others, as (i) the amount of cash available in each program for such acquisition and the length of time such funds have been available, (ii) the current and long-term liabilities of each program, (iii) the effect of such acquisition on the diversification of each program's equipment portfolio, (iv) the estimated income tax consequences to the investors in each program from such acquisition, and (v) the cash distribution objectives of each program. If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager shall purchase such equipment for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available equipment allocated first to the program which has had funds available for investment the longest.

         Receipt of Commissions, Fees and Other Compensation by the Manager and its Affiliates. Fund operations will result in certain compensation to the
Manager and its Affiliates. See "Management Compensation." The Manager has absolute discretion with respect to all decisions related to such operations. Because the amount of such fees may depend, in part, on the debt structure of Equipment acquisitions and the timing of such transactions, the Manager and its Affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of Equipment and the terms and conditions thereof may be less advantageous to the Fund and more advantageous to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate acquisition debt in an amount approximately equal to 50% of the total cost of Fund Equipment.

     In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, it will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. See "Fiduciary Duty of the Manager."

         Non-Arm's-Length Agreements. Any agreements and arrangements relating to compensation between the Fund and the Manager or any of its Affiliates will not be the result of arm's-length negotiations and the performance thereof by the Manager and its Affiliates will not be supervised or enforced at arm's-length.

         Distribution of Units. No independent managing underwriter has been engaged for the distribution of the Units. Furthermore, ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Manager which may sell Units and will perform certain wholesaling services for the Fund, may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

         Lack of Separate Representation. The Fund, the Manager and prospective Holders have not been represented by separate counsel in connection with the formation of the Fund, drafting of the Operating Agreement or the offering of Units. The attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates and it is contemplated that such dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel in connection with such matters.

         Joint Ventures with Affiliates of the Manager. The Fund may enter into joint ownership or joint venture agreements for the acquisition and leasing of Equipment with other persons, including programs managed by the Manager or its Affiliates. See "Investment Objectives and Policies - Joint Venture Investments." Should any such joint ventures be consummated, the Manager may face certain conflicts of interest inasmuch as it may control and owe fiduciary duties to both the Fund and, through such Affiliates, the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held Equipment at a time when it is in the best interest of the other to hold such Equipment. Nevertheless, such joint ventures are restricted to circumstances where the co-venturer's investment objectives are comparable to the Fund's, the Fund's investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

         Maintenance of Reserves. The Manager will have the discretion to determine the amount of reserves to be maintained by the Fund. The Manager is required by the Operating Agreement to establish an initial working capital reserve equal to one-half of 1% of the Gross Proceeds. This amount may fluctuate from time to time as the Manager determines the appropriate amount of reserves for the Fund to maintain. The Manager may be subject to conflicts of interest to the extent that its interests may be served by the Fund maintaining higher reserves in order to avoid the Manager's personal liability for Fund obligations when such reserves might otherwise be distributed to Holders. Any personal liability incurred by the Manager for Fund obligations, however, would generally be reimbursable to the Manager by the Fund. As a result, the Manager does not believe any such potential conflict will have a material impact on the Fund or the Holders.

                             ORGANIZATIONAL DIAGRAM


         The following diagram (Figure 5) shows the relationships among the Fund, the Manager and certain of Affiliates of the Manager which may perform services for the Fund (solid lines denote ownership and dotted lines denote other relationships).

                                    Figure 5


                           ATEL Capital Group ("ACG")




 ATEL Equipment        ATEL Financial        ATEL Investor        ATEL Leasing
 Corporation ("AEC")   Corporation ("Fund    Services ("AIS")     Corporation
                       Manager" or "AFC")                         ("ALC")




               ATEL Securities Corporation
                   (the "Dealer Manager")



                         ATEL Capital Equipment Fund VIII, LLC
                                  (the "Fund")


         ATEL Capital Group's capital stock is owned 75% by A.J. Batt and 25% by Dean L. Cash. ATEL Capital Group owns 100% of the outstanding capital stock of each of the Manager, ALC, AIS and AEC. The Manager owns 100% of the outstanding capital stock of the Dealer Manager. See "Management" for further information concerning the above entities and their respective officers and directors.

                          FIDUCIARY DUTY OF THE MANAGER

         The  Manager  is   accountable   to  the  Fund  as  a  fiduciary   and,
consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

         Under California law and subject to certain conditions, a Member may institute legal action on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may institute a legal action on behalf of himself and all other similarly situated Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to procedural rules generally applicable to class actions. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel.

         The Operating Agreement does not exculpate the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the "business judgment rule," that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgement rule, a Manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating
Agreement that the Manager shall have no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager's standard of care.

         The Operating Agreement also provides that, to the extent permitted by law, the Fund shall indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys' fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager shall not be indemnified against any liabilities arising under the Securities Act of 1933. The Fund shall not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

         Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under the California Act. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law. (See "Summary of the Operating Agreement.")

                                   MANAGEMENT

The Manager

         The Manager is ATEL Financial Corporation (the "Manager" or "AFC"), a California corporation formed in 1977 under the name All Type Equipment Leasing, Inc. The Manager's offices are located at 235 Pine Street, 6th Floor, San Francisco, California 94104, and its telephone numbers are 415/989-8800 and 800/543-ATEL. Its officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment, as more fully described below and in Exhibit A hereto. The Manager and its Affiliates are sometimes collectively referred to below as "ATEL" for convenience.

         Since its organization in 1977, ATEL has been active in several areas within the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, and (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations. The Manager has organized seven prior public limited partnerships to acquire and lease equipment. During the past 16 years, ATEL has participated in structuring and/or arranging lease transactions involving aggregate equipment costs in excess of $1 billion.

     All of the outstanding capital stock of ATEL Financial Corporation is held by ATEL Capital Group ("ACG"). The outstanding capital stock of ATEL Capital Group is owned 75% by A.J. Batt and 25% by Dean L. Cash. Each of ATEL Leasing Corporation ("ALC"), ATEL Equipment Corporation ("AEC") and ATEL Investor Services ("AIS") is a wholly-owned subsidiary of ATEL Capital Group which will perform services for the Fund under the direction of the Manager. Acquisition services will be performed for the Fund by ALC, equipment management and asset disposition services will be performed by AEC, and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation ("ASC"), is a wholly-owned subsidiary of ATEL Financial Corporation. See the chart included under the caption "Organizational Diagram" above for more information in this regard.

         The officers and directors of ATEL Capital Group, ATEL Financial Corporation and their Affiliates are as follows:

Name                       Positions

A.J. Batt .................Chairman of the Board of Directors of ACG, AFC, ALC,
                           AEC, AIS and ASC; President
                           and Chief Executive Officer of ACG, AFC, and AEC

Dean L. Cash ............. Director, Executive Vice President and Chief
                           Operating Officer of ACG, AFC and AEC;
                           Director, President and Chief Executive Officer of ALC, AIS and ASC

F. Randall Bigony..........Chief Financial Officer of ACG, AFC, ALC, AIS and AEC

Donald E. Carpenter........Controller of ACG, AFC, ALC, AEC and AIS; Chief
                           Financial Officer of ASC

Vasco H. Morais............General Counsel  for ACG, AFC, ALC, AIS and AEC

William J. Bullock.........Director of Asset Management of AEC

Carl W. Magnuson...........Vice President - Syndication of ALC

Barbara F. Medwadowski..   Vice President - Syndication of ALC

Russell H. Wilder..........Vice President - Credit of ALC

John P. Scarcella..........Senior Vice President of ASC

         A. J. Batt, age 62, founded ATEL in 1977 and has been its president and chairman of the board of directors since its inception, and a director of the Dealer Manager since its organization in October, 1985. From 1973 to 1977, he was employed by GATX Leasing Corporation as manager-data processing and equity placement for the lease underwriting department, which was involved in equipment financing for major corporations. From 1967 to 1973 Mr. Batt was a senior technical representative for General Electric Corporation, involved in sales and support services for computer time-sharing applications for corporations and financial institutions. Prior to that time, he was employed by North American Aviation as an engineer involved in the Apollo project. Mr. Batt received a B.Sc. degree with honors in mathematics and physics from the University of British Columbia in 1961. Mr. Batt is qualified as a registered principal with the NASD.

         Dean L. Cash, age 48, joined ATEL as director of marketing in 1980 and has been a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for

Martin Marietta Corporation, data systems division, from 1979 to 1980. From
1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with the NASD.

         F. Randall Bigony, age 40, joined ATEL in 1992 and became chief financial officer in 1994. From 1987 until joining AFC, Mr. Bigony was president of F. Randall Bigony & Co., a consulting firm that provided financial and strategic planning services to emerging growth companies. From 1983 to 1987, he was a manager with the accounting firm of Ernst & Whinney, serving clients in its management consulting practice. Mr. Bigony received a B.A. degree in business from the University of Massachusetts and an M.B.A. degree in finance from the University of California, Berkeley. He is a founding board member and acting treasurer of the I Have a Dream Foundation - Bay Area Chapter.

         Donald E. Carpenter, age 49, joined ATEL in 1986 as controller. Prior to joining the corporate Manager, Mr. Carpenter was employed as an audit supervisor with Laventhol & Horwath, certified public accountants in San Francisco, California, from 1983 to 1986. From 1979 to 1983, Mr. Carpenter was employed by Deloitte Haskins & Sells, certified public accountants in San Jose, California. From 1971 to 1975, Mr. Carpenter was a supply officer in the U.S. Navy. Mr. Carpenter received a B.S. degree in mathematics (magna cum laude) from California State University, Fresno in 1971 and completed a second major in accounting in 1978. Mr. Carpenter has been a California certified public accountant since 1981. He is qualified as a registered principal with the NASD.

         Vasco H. Morais, age 40, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL's legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America's equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais has been an active member of the State Bar of California since 1986.

         William J. Bullock, age 34, is a vice president of asset management. He joined ATEL in 1991. Mr. Bullock is responsible for the disposition maturing assets, remarketing of off-lease equipment, supervision of lessee maintenance practices, equipment inspection and residual valuation analysis on new lease transactions. Prior to joining ATEL, Mr. Bullock was a senior member of the asset management department at Boeing Capital (formerly known as McDonnell Douglas Finance Corporation). While there, Mr. Bullock was involved in negotiating sales, residual valuation and equipment appraisal and inspection for MDFC's $ 4 billion portfolio of leases. Prior to joining MDFC in 1989, Mr. Bullock was the senior negotiator at ELLCO Leasing (since acquired by GE Capital Equipment Corporation). At ELLCO, he was responsible for end-of-lease negotiations and equipment dispositions of a $500 million diversified portfolio of equipment. Mr. Bullock has been a member of the Equipment Lessors Association ("ELA") since 1987 and a member of ELA's equipment management committee since 1994. Mr. Bullock received a B.S. degree in Finance in 1987 from San Diego State University.

     Carl W. Magnuson, age 55, joined ATEL in 1994 and is Vice President - Syndication for ALC. Mr. Magnuson is responsible for acquiring third party lease transactions and debt placement. Prior to joining ATEL he was a Regional Group Manager and Portfolio Sales Manager for Bell Atlantic Systems Leasing for 10 years. From 1983 to 1984 he was Vice President and Chief Financial Officer of the Handi-Kup Company, a plastics manufacturer, and from 1981 to 1982 he was Controller for the Cyclotron Corporation, engaged in nuclear medicine research and development. From 1978 to 1981 he was Executive Vice President of Shannon Financial Corporation, a middle market leasing corporation. From 1975 to 1978 he was a Deputy Program Manager for the Watkins Johnson Company. From 1968 to 1973 Mr. Magnuson was an engineering duty officer in the U. S. Navy. Mr. Magnuson received a B.S. in Engineering Science and an M.S. in Applied Mathematics from the Rensselaer Polytechnic Institute, an MS in Industrial Engineering/Operations Research from Stanford University, and an M.B.A. from the University of California at Berkeley.

     Barbara F. Medwadowski, age 59, joined ATEL in 1997 and is vice president - syndication for ALC. Ms. Medwadoski is responsible for acquiring thrid party lease transactions. Prior to joining ATEL, she was a syndications manager for Mellon US Leasing (successor to USL Capital and U.S. leasing Corporation) for nine years. From 1985 to 1987, she was a vice president with Great Western Leasing wehre she acquired lease and loan transactions from intermediaries. From 1982 through 1984, she was a portfolio manager with U.S. Leasing Corporation. Ms. Medwadowski received an M.B.A. degree from the University of California at Berkeley in 1982. From 1964 through 1979, she was a senior researcher in lipids and lipoproteins at the University of California at Berkeley. In 1964, she earned an M.S. degree in nutrition and in 1961 a B.S. degree in child development, each from the University of California at Berkeley

         Russell H. Wilder, age 44, joined ATEL in 1992 as Vice President of ATEL Business Credit. Immediately prior to joining ATEL, Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. From 1985 to 1990 he was Vice President and Manager of Leasing for Fireside Thrift Co., a Teledyne subsidiary, and was responsible for all aspects of setting up and managing the department, which operated as a small ticket lease funding source. From 1983 to 1985 he was with Wells Fargo Leasing Corporation as Assistant Vice President in the credit department where he oversaw all credit analysis on transactions in excess of $2 million. From 1978 to 1983 he was a District Credit Manager with Westinghouse Credit Corporation's Industrial Group and was responsible for all non-marketing operations of various district offices. Mr. Wilder holds a B.S. with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the Western Association of Equipment Lessors.

         John P. Scarcella, age 37, joined the Dealer Manager as vice president of broker dealer relations in 1992. He is involved in the marketing of securities offered by the Dealer Manager. Prior to joining ATEL Securities Corporation, from 1987 to 1991, he was employed by Landsing Pacific Fund, a real estate investment trust in San Mateo, California and acted as director of investor relations. From 1984 to 1987, Mr. Scarcella acted as broker dealer representative for Landsing Capital Corporation, where he was involved in the marketing of partnerships and REITs. Mr. Scarcella received a B.S.C. degree with an emphasis in investment finance in 1983 and an M.B.A. degree with a concentration in marketing in 1991 from Santa Clara University.

Selection and Management of Investments

     An Affiliate of the Manager, ATEL Leasing Corporation, will have primary responsibility for selecting and negotiating potential acquisitions and leases of Equipment, subject to the Manager's supervision and approval. The Manager's Investment Committee will approve any acquisition before it is consummated. The Investment Committee currently consists of A.J. Batt, Dean L. Cash, Donald E. Carpenter and F. Randall Bigony.

         ATEL Equipment Corporation will manage the Fund's portfolio of Equipment, subject to the Manager's supervision. Management services to be provided by AEC include collection of lease payments from the lessees of Equipment, re-leasing services upon termination of leases, inspection of Equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the Equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the Equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties may participate in managing or may separately manage Equipment for which they will receive a fee from the Fund.

Management Compensation

         The Fund is not required to pay the officers or directors of the Manager or its Affiliates any remuneration. However, the Fund will pay the Manager and its Affiliates the Asset Management Fee for their services to the Fund and the Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of Fund allocations of Distributions, Net Income and Net Loss. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future. See "Management Compensation."

Changes in Management

         The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

         The by-laws of the Manager provide for a maximum of three directors. The by-laws can be amended to increase the number of directors either by a vote of stockholders or of directors. In the event of a vacancy or increase in the number of members of the board of directors, the remaining directors may elect the members to serve until the next annual meeting of directors. Directors are otherwise elected annually by vote of the stockholders, and the directors appoint corporate officers to serve at the will of the board.

The Dealer Manager

         ATEL Securities Corporation (the "Dealer Manager") was organized in October 1985 principally for the purpose of participating in and facilitating the distribution of securities of partnerships to be sponsored by the Manager and its Affiliates. The Dealer Manager became a member of the NASD in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL.

         The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby. (See "Plan of Distribution.") The executive officers and directors of the Dealer Manager are discussed above under "The Manager."

                            PRIOR PERFORMANCE SUMMARY

         THE INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT A TO THIS PROSPECTUS REPRESENTS THE HISTORICAL RESULTS OF PRIOR
EQUIPMENT LEASING PROGRAMS SPONSORED BY THE MANAGER AND ITS AFFILIATES. INVESTORS IN THE FUND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

         Since July 28, 1977, the Manager and its Affiliates have financed, structured or arranged equity and debt participations for equipment leasing transactions involving total equipment costs in excess of $1 billion. The Manager sponsored and syndicated seven prior public equipment leasing programs. See Exhibit A - Prior Performance Tables for more detailed information concerning the prior public programs (collectively referred to herein as the "Prior Programs").

         The first Prior Program, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF public acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF. All of such equipment had been sold and the partnership was terminated as of December 31, 1997. See Table IV - "Results of Completed Program and Table VI
- "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital.

         The second Prior Program, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II had acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. Of such equipment, items representing an original purchase cost of approximately $51,885,991 had been sold as of June 30, 1998. See Table VI "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF II had made cash distributions to its investors in the aggregate amount of $1,105.70 per $1,000 invested. Of this amount a total of $289.71 represents investment income and $815.99 represents return of capital.

         The third Prior Program, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of June 30, 1998. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $66,594,290 had been sold as of June 30, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF III had made cash distributions to its investors in the aggregate amount of $1,003.64 per $1,000 invested. Of this amount a total of $261.90 represents investment income and $741.74 represents return of capital.

         The fourth Prior Program, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its equity interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $108,734,880 as of June 30, 1998. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $52,871,585 had been sold as of June 30, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF IV had made cash distributions to its investors in the aggregate amount of $797.87 per $1,000 invested. Of this amount a total of $148.05 represents investment income and $649.82 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The fifth Prior Program, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its equity interests in February 1993. ACDF V terminated its offering in November 1994, after raising a total of $125,000,000 in offering proceeds from a total of approximately 7,217 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of approximately $186,897,181 as of June 30, 1998. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. Of such equipment, items representing an original purchase cost of approximately $31,330,129 had been sold as of June 30, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF V had made cash distributions to its investors in the aggregate amount of $520.97 per $1,000 invested. Of this amount a total of $73.79 represents investment income and $447.18 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The sixth Prior Program, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its equity interests in November 1994. ACDF VI terminated its offering in November 1996, after raising a total of $125,000,000 in offering proceeds from a total of approximately 6,401 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $208,277,121 as of June 30, 1998. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. Of such equipment, items representing an original purchase cost of approximately $2,677,677 had been sold as of June 30, 1998. See Table VI
- "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF VI had made cash distributions to its investors in the aggregate amount of $321.36 per $1,000 invested. Of this amount a total of $6.87 represents investment income and $314.49 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The seventh Prior Program, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its equity interests in November 1996. ACEF VII has not terminated its offering as of the date hereof, and anticipates closing its offering on or about November 26, 1998. As of June 30, 1998, $105,570,580 of offering proceeds had been received from a total of approximately 4,300 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $177,566,094 as of June 30, 1998. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. Of such equipment, items representing an original purchase cost of approximately $2,055,915 had been sold as of June 30, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit
A. Through June 30, 1998, ACEF VII had made cash distributions to its investors in the aggregate amount of $126.79 per $1,000 invested. Of this amount a total of $29.74 represents investment income and $97.05 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.


         Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or other major adverse business developments which the Manager believes will impair its ability to meet its investment objectives. As of June 30, 1998, the Prior Programs have acquired equipment with a total purchase cost of approximately $787 million during a period of over twelve years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $1.2 million, or approximately 0.16% of the assets acquired, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business.

         The Prior Programs have investment objectives which are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in the tables included in Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

         In Tables I through III information is presented with respect to all Prior Programs sponsored by the Manager and its Affiliates which completed their offerings of interests within the five-year period ending December 31, 1997, except that ACDF VII has not completed its public offering as of the date hereof. Accordingly, the tabular information concerning ACDF VII does not reflect results of an operating period after completion of its funding. Table V includes information regarding all acquisitions of equipment by Prior Programs. Table VI includes information regarding all dispositions of equipment by Prior Programs during the five year period ending December 31, 1997. Table IV includes information concerning the one Prior Program that had completed its operations as of December 31, 1997.

         The following is a list of the tables set forth in Exhibit A:

         Table I                    - Experience in Raising and Investing Funds
         Table II                   - Compensation to the Manager and Affiliates
         Table III                  - Operating Results of Prior Programs
         Table IV                   - Results of Completed Program
         Table V                    - Acquisition of Equipment by Prior Programs
         Table VI                   - Sales or Disposals of Equipment

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 235 Pine Street, 6th Floor, San Francisco, CA 94104 or by calling the Manager at (415) 989-8800.

                        INCOME, LOSSES AND DISTRIBUTIONS

         The taxable income and taxable loss of the Fund (the "Net Income and Net Loss") and all Fund cash distributions shall be allocated 92.5% to investors and 7.5% to the Manager as the Carried Interest.

Allocations of Net Income and Net Loss

         The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing of Distributions

         Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may during each fiscal quarter designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter.

Allocations of Distributions

         Distributions allocated to the investors as described below will be allocated among them on the same basis as Net Income and Net Loss is to be allocated, as described under "Allocations of Net Income and Net Loss" above. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of Capital reserves deemed appropriate by the Manager, and, to the extent permitted as described below, reinvestment in additional Equipment.

         It is anticipated that income taxes on a portion of distributions will be deferred by depreciation available from Equipment purchased by the Fund. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Furthermore, until investors receive aggregate distributions equal to their original capital, a portion of each distribution will be deemed a return of capital rather than a return on capital.
Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

         The Fund is intended to be self-liquidating in nature. After the expiration of the Reinvestment Period, the Fund will distribute any available cash, subject to the establishment of reserves deemed reasonably required by the Manager for the proper operation of the business of the Fund, which may include reserves for the upgrading of Equipment in order to preserve its rental or sales value or for purchasing Equipment for which the Fund has committed funds prior to the end of the Reinvestment Period.

         Upon liquidation of the Fund, the proceeds of liquidation will be distributed, after creditors of the Fund (including investors who may be creditors) have been paid or provision has been made for their payment, in accordance with each Member's positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation of gain from the sale or other disposition of Equipment to the investors which will equalize their respective Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those investors who are admitted at end of the offering. As noted above, any such differences will be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through the use of special allocations of gain from the sale or other disposition of Equipment.

Reinvestment

         Subject to the limitations set forth herein, the Manager has the right to reinvest on behalf of the Fund cash from operations and cash from sales or refinancing during the Reinvestment Period (which ends six years after the last day of the year in which the offering of Units terminates). Notwithstanding the foregoing, however, the Manager shall, at a minimum, distribute, to the extent available, such amounts of cash from sales or refinancing and cash from operations as may be sufficient to allow an investor in a 31% federal income tax bracket (but not a higher bracket) to meet the federal and state income taxes due with respect to income derived by him from the operations of the Fund. See "Risk Factors - Income in Excess of Distributions" for a discussion of the risk that a Holder in a higher tax bracket may, under some circumstances, be required to pay certain tax liabilities out of his personal funds rather than out of amounts distributed by the Fund.

         Furthermore, through the end of the Reinvestment Period the Fund may reinvest cash from operations and cash from sales or refinancing, but only after the Manager has caused the Fund to distribute to the investors:

         (i) Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of (a) a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 8% per annum and a maximum of 10% per annum), or
                  (b) 90% of the total amount of cash available for distributions; and

         (ii) for each quarter during the balance of the Reinvestment Period, an amount equal to a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the period from the commencement of the offering of Units through a date six months folowing the termination date of the offering (with a minimum of 8% per annum and a maximum of 10% per annum) as published in a national financial newspaper.

         Distributions will be made only to the extent cash is available to distribute after payment of Fund obligations and allowance for necessary reserves. There can be no prediction as to any future rate of return on original capital investment nor assurance that any specific amount of cash distributions can be attained. Distributions may in any year be in amounts less than the amounts stated above.

Return of Unused Capital

         Any portion of the net offering proceeds received by the Fund during the first twelve months following the date hereof which has not been invested or committed to Investment in Equipment during the period ending eighteen months from the date hereof, and any of the net offering proceeds received thereafter which have not been invested or committed to Investment in Equipment during the period ending six months after the end of the offering (except, in either case, for amounts used to pay Fund operating expenses or deemed by the Manager to be required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by
(y) the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed.

Cash from Reserve Account

         The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than 1/2 of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used as provided herein need not be restored, and, if restored, shall be restored from the operating revenues of the Fund. When Equipment is sold or otherwise disposed of, all cash reserves specifically allocated to such Equipment may be distributed to the Holders as a return of original capital investment or be applied as a reserve for other Equipment. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales or refinancing of equipment. Cash reserves which the Manager deem no longer reasonably required to be maintained as reserves may be distributed or invested by the Fund, subject to the limitations described herein. No distributions or investments will be made from Fund reserve accounts during the three-year period following the date investors are first admitted to the Fund; thereafter, no distributions or investments will be made unless the Manager determines that the reserves of the Fund, in any fiscal quarter, are in excess of the amount deemed sufficient in connection with the Fund's operations.

Sources of Distributions - Accounting Matters

         During the initial years, the Fund may experience a Net Loss in accordance with generally accepted accounting principles, and it is anticipated that a substantial portion of any such Net Loss would be caused by depreciation which is a non-cash expense. As a result, distributions, if any, made in the initial years of the Fund may be considered to be a return of capital and not investment income.

         Without  regard  to  the  accounting  method  adopted,  to  the  extent
Equipment is not producing revenues in excess of operating expenses, debt service and other contractual obligations related to such Equipment, distributions may be considered a return of capital.

                                 CAPITALIZATION

         The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 15,000,000 Units are sold is as follows:

                                  As of           Minimum          Maximum
                               the Date           120,000       15,000,000
                              hereof(2)      Units          Units

Manager's
Capital Contribution(1)       $     100        $      100     $        100

Units of Limited
Fund Interest
($10 per Unit)                      500         1,200,500      150,000,500
                                -------         ---------      -----------

Total Capitalization          $     600        $1,200,600     $150,000,600

Less Estimated Organization
and Offering Expenses                -            144,000       20,250,000
                                 ------          --------       ----------

Net Capitalization             $    600        $1,056,600     $129,750,600
                                -------         ---------      -----------

---------------


            (1)  See   "Management   Compensation"   and  "Income,   Losses  and
Distributions" for a description of the fees and compensation payable to the Manager and its Affiliates.

            (2) The Fund was originally capitalized with $600, representing a cash contribution to the Fund of $100 by the Manager and $500 from the initial Holders.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

            Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

            Following achievement of such funding level, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,056,000. Thereafter, the Fund will experience a relative increase in liquidity as additional subscriptions for Units are received, and a relative decrease in liquidity as Net Proceeds are expended in connection with the acquisition and leasing of Equipment.

            The Fund will acquire Equipment with cash offering proceeds and indebtedness. The Fund may borrow on a secured or unsecured basis amounts up to 50% (and intends to borrow the maximum amount permitted) of the aggregate purchase price of Equipment as of the date of the final investment of Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred. The Fund currently has no arrangements with, or commitments from, any lender with respect to such financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. Except as discussed below in connection with asset securitization financing, the Fund does not currently anticipate that it will engage in any material hedging transactions. See "Investment Objectives and Policies - Borrowing Policies."

            Until required for the acquisition or operation of Equipment, the Net Proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of 1/2 of 1% of the Gross Proceeds. See also "Summary of the Operating Agreement - Reserves."

            For financial reporting purposes, Fund Equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the Equipment, down to an amount equal to the estimated residual value of the Equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes (generally, the Modified Accelerated Cost Recovery System or "MACRS"), in which the Service prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives. See "Income Tax Consequences - Depreciation".

            The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of equipment acquisitions could increase with inflation, but such cost increases could be offset by the Fund's ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not generally expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund's leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

            Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.


            The Fund may incur short term bridge financing bearing a variable interest rate, but such borrowing would generally involve little exposure to increased interest rates because of its limited duration. However, the Manager expects that any asset securitization financing obtained by the Fund will involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to mitigate the Fund's exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund. The Manager's policy will be to incur variable rate financing only under conditions and terms which limit the potential adverse effect on the Fund's anticipated return on the related lease transactions. Other than in connection with short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in interest rates may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the interest rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.


Year 2000 Compliance


            The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" (or "Y2K") issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations.


     The Manager uses, and expects on behalf of the Fund to use, primarily third party software and is communicating with key software vendors to ensure that the systems used by the Manager and the Fund are not impaired by the year 2000 issue. Currently, all of ATEL's critical software systems are believed by the Manager to be Y2K compliant except one. Compliance of this final system is expected to be obtained in the first quarter of 1999. Based on discussions with the Manager's third party software vendor, the Manager believes that any cost to be incurred by the Fund to bring this system into compliance will not be material. The Manager's third party software vendor for the system in question has indicated that it expects the cost of compliance to be included in the annual upgrade and maintenance cost for the software system, and that the total incremental amount of such cost is expected to be minimal. Any such cost would be allocated by the Manager over the seven public funds (including the Fund) under its management which use or will use the software. This allocation would be based on the relative size of each such program, and, given the timing of the expense and the formative stage of the Fund at the time the expense is to be incurred, its proportionate allocation of the expected minimal cost will in itself be minimal. In no event will offering proceeds be required to be committed to any such expenditure. If any cost is incurred by the Fund, it would be an operating expense funded out of operating revenues.


            The ultimate impact of the year 2000 issue on the Fund will depend to a great extent on the manner in which the issue is addressed by those businesses whose operational capability is important to the Fund. Failure of these businesses to be Y2K compliant may impact credit quality or cause a delay in payments made to the Fund. The Manager has contacted those businesses with which it currently has material relationships in order to request verification of Y2K compliance. The Manager believes that each of those entities will have a material self interest in resolving any year 2000 issue affecting its own operations.


            Equipment to be purchased by the Fund may include technology subject to the year 2000 issue. Potential year 2000 issues will be among the many factors considered by the Manager and its affiliates in analyzing and pricing lease transactions for acquisition by the Fund. The lessees of the equipment will select such equipment and may be expected to consider year 2000 issues themselves in determining the suitability of the equipment for the lessee's use. Most equipment is expected to be subject to fixed term, non-cancellable, triple net leases. In addition, new equipment may be covered by manufacturer's warranties. As a result of such triple net provisions and warranties, repairs or modifications necessary to correct year 2000 issues will most likely be the responsibility of the manufacturers or the lessees, and the Fund's rights to lease payments as a triple net lessor will not be affected by any functional issues affecting the equipment. It is expected that the lease terms for such equipment will extend well beyond the year 2000.

            As a result of the year 2000 issue, the Fund may experience increased costs resulting from delayed payments from lessees, the costs associated with the collection of those payments, or costs associated with manual processing efforts in the event of a Y2K related system failure. In any event, the Manager does not expect these increased costs to be significant or that such costs will have any material adverse effect on the operations of the Fund. Nevertheless, the impact of year 2000 issues cannot be predicted with certainty and the Fund may be affected both by the impact these issues have on parties with which it has direct contractual and other relationships as well as by their impact on financial institutions and the national and international economy as a whole. Accordingly, there can be no assurance that year 2000 issues might not have some adverse impact on the operating results experienced by the Fund.

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

                        FEDERAL INCOME TAX CONSEQUENCES

            The following is a summary of all material federal income tax considerations which may be relevant to a prospective Holder. However, it is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect a Holder's participation in the Fund. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation contained herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Each prospective Holder should consult his own tax counsel to satisfy himself as to the tax consequences of his investment.

            Jackson Tufts Cole & Black, LLP ("Tax Counsel") as tax counsel to the Fund, will not prepare or review the Fund's income tax information returns, which will be prepared by the management and independent accountants for the Fund. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between Equipment and management fees and many other similar items. Such matters will be handled by the Fund, often with the advice of independent accountants retained by the Fund, and usually will not be reviewed by Tax Counsel.

Summary

            The following is a summary of, and is qualified by, the more extensive discussion of the federal income tax consequences set forth in this section.

     Opinion of Counsel. Tax Counsel has delivered its opinion to the Fund concerning the likely outcome on the merits of a challenge to the Fund's position on certain material tax issues. There are certain issues upon which Tax Counsel cannot express an opinion. (See "Opinion of Counsel.")

     Classification as a "Partnership". Tax Counsel has rendered its opinion that the Fund will be classified as a partnership for federal income tax purpose. (See "Classification as a Partnership.")

     Allocations of Profits and Losses. In Tax Counsel's opinion it is more likely than not that the tax allocation provisions in the Operating Agreement will not be significantly modified by the Internal Revenue Service (the "Service") and that each Holder's distributive share of income, gain, loss and deduction will be determined and allocated substantially in accordance with the Operating Agreement. (See "Allocations of Profits and Losses.")

     Income Recognition. The Fund's tax returns will be prepared using the accrual method of accounting. Under such method, the Fund will include in income items such as rentals and interest as and when earned by the Fund, whether or not received. (See "Income Recognition.") It is possible that a Holder's tax liabilities may exceed cash distributions to him in corresponding years. (See "Income Recognition" and "Tax Liabilities in Later Years.")

     Taxation of Holders of Units. A Holder's share of Fund income generally will not be identical to the Holder's share of Distributions. Any Distributions in excess of a Holder's adjusted tax basis in his Units will cause such Holder to recognize such excess as taxable income. (See "Taxation of Holders of Units.")

     Limitations on Deduction of Losses. There are certain limitations that will restrict the ability of a Holder to utilize his distributive share of losses from the Fund to offset income from other sources. (See "Limitations on Deduction of Losses.")

     Tax Status of Leases. In order for the Fund and Holders to be entitled to depreciation deductions, a lease of Equipment must be treated as a lease rather than a sale or financing for federal income tax purposes. The Manager has represented that any initial lease of an item of Equipment acquired with the Net Proceeds will comply or will substantially comply with the equipment leasing guidelines of the Service if the cost of such item exceeds 10% of the Gross Proceeds of this offering. Furthermore, the Manager has agreed to use its best efforts to cause any other lease entered into by the Fund to satisfy such guidelines. If the Fund's leases are treated as sales or financings rather than leases for federal income tax purposes, the Fund and the Holders would not be entitled to depreciation deductions with respect to such leases. On the other hand, a portion of the lease rental payments (otherwise fully taxable) would be deemed to constitute a return of capital, which would not be taxable to the Holders. (See "Tax Status of Leases.")

     Deductibility of Management Fees. The Fund intends to deduct the Asset Management Fee for services performed by the Manager or its Affiliates. The Service may challenge the deductibility of all or a portion of the Asset Management Fee. (See "Deductibility of Management Fees.")

     Sale or Exchange of Fund Equipment. The Fund's gain or loss on sale or disposition of an item of Equipment will equal the difference between sale proceeds (including the amount of any indebtedness to which the Equipment is subject) and the Fund's adjusted tax basis in the Equipment. In certain circumstances, the amount of tax payable by a Holder on his share of gain on sale of Equipment may exceed his share of cash proceeds therefrom. (See "Sales or Exchanges of Fund Equipment.")

     Disposition of Units. On sale or disposition of Units, a Holder will recognize gain equal to the excess, if any, of cash received (plus the Holder's share of any Fund liabilities) over the Holder's tax basis in the Units. Such gain will be taxed at ordinary income tax rates to the extent of depreciation recapture. In certain circumstances, the amount of tax payable by a Holder on the gain realized from a sale or disposition of his Units may exceed the cash received therefrom. (See "Disposition of Units.")

     Fund Elections. The Fund is not expected to file an election under Section 754 of the Code. The absence of such election may have an adverse effect on the marketability and sale price of Units. (See "Fund Elections.")

     Investment by Qualified Plans and IRAs. The Fund will generate unrelated business taxable income to Holders who are Qualified Plans or IRAs, with the result that the Fund income will be subject to tax to the extent that the Qualified Plan's or IRA's unrelated business taxable income from all sources exceeds $1,000. (See "Investment by Qualified Plans and IRAs.")

     Alternative Minimum Tax. The tax preference items and adjustments under the alternative minimum tax that may be present in the Fund include the excess of depreciation deductions claimed over deductions that would be allowable if the Equipment were subject to depreciation using the 150% declining balance method, switching to the straight-line method in later years. (See "Alternative Minimum Tax.")

Opinion of Counsel

            The Fund has obtained an opinion from Jackson Tufts Cole & Black, LLP ("Tax Counsel") concerning the likely outcome on the merits of a challenge to the Fund's position on certain federal income tax issues. The opinion states that the summary of federal income tax consequences to the Holders set forth in this Prospectus under the headings "Risk Factors Partnership Status," "Risk Factors - Certain Other Tax Considerations," " Risk Factors - Tax Opinion" and "Federal Income Tax Consequences" has been reviewed by Tax Counsel and, to the extent such summaries involve matters of law,

Tax Counsel is of the opinion that such statements of law are accurate under the Code, the Treasury Regulations and existing interpretations thereof.

            The opinion of Tax Counsel is based upon the facts described in this Prospectus, upon facts as they have been represented by the Manager to Tax Counsel, and upon the assumption that the Fund will operate its business as described in the Prospectus. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion is based on the Code, current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, which are subject to change either prospectively or retroactively.

            In the preparation and rendition of its opinion, Tax Counsel has considered and addressed in the offering materials all of the material tax issues which Tax Counsel believes involve the reasonable possibility of a challenge by the Service.

            Each prospective Holder should note that the opinion described herein represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of Tax Counsel's opinions or that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

            Treasury Regulations and certain ethical standards require specific opinions to be rendered in connection with an opinion of counsel regarding the federal tax consequences of a "tax shelter" investment. For this purpose, a "tax shelter" is an investment that has, as a significant or intended feature, the generation of tax losses or tax credits to shelter taxable income or tax liability from other sources. The Fund is not a "tax shelter" within the meaning of the Treasury Regulations and said ethical standards. Therefore, although Tax Counsel is rendering its opinion on certain material federal income tax issues relating to an investment in the Fund, such opinion will not follow the standards applicable to opinions with respect to "tax shelters."

            It should also be noted that there are certain issues upon which Tax Counsel cannot express an opinion because: (i) the issue is subject to facts that are not presently known and cannot readily be determined, (ii) the issue is subject to future events, or (iii) the issue involves a question of law on which there is insufficient judicial or other authority upon which a conclusive opinion can be based. Except for certain expenses that Tax Counsel has indicated must be capitalized, no opinion is expressed as to whether certain fees will be deductible as ordinary and necessary expenses reasonable in amount in relation to services rendered, and no opinion is expressed as to the proper allocation of various fees and expenses, the proper periods for their deduction or amortization, or whether certain fees are properly allocable to the cost recovery basis of the Equipment. If the Fund's position were successfully challenged by the Service, the asserted deductions could be reduced or eliminated. This would result in a proportionate increase in the taxable income, or decrease in tax loss, of the Holders for the tax year such deductions were reduced or eliminated, resulting in the Holders being required to pay additional tax for such year. In addition, no opinion is expressed on the issue of whether the Fund will be determined to be a "dealer" with respect to the Equipment.

Classification as a "Partnership"

            Provided that the Fund does not elect to be treated as a corporation for federal income tax purposes, under the default provisions of the Treasury
Regulations issued under Code Section 7701 (the so-called "check-the-box" rules), the

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


Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes. The Manager has represented to Tax Counsel that the Fund will not make such an election.

            The treatment of the Fund as a partnership for federal income tax purposes is based upon the present provisions of the Code, the Treasury Regulations, and existing judicial and administrative interpretations thereof, all of which are subject to change. If the applicable Treasury Regulations were to be amended, it is possible that the Fund would not qualify as a partnership under the amended regulations.

            Notwithstanding the two preceding two paragraphs, if Units are considered "publicly traded," the Fund will be treated as a corporation under the publicly traded partnership provisions of Code Section 7704. (Being classified as a publicly traded partnership also may have other adverse tax consequences. See "Limitation on Deduction of Losses Passive Loss Limitation" below.) The Fund will be treated as publicly traded if Units are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Code Section 7704 state that a secondary market is generally indicated by the existence of a person standing ready to make a market in the interests of the entity, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of a fund is relevant in determining whether there is public trading of its units. A fund will be considered as participating in public trading where trading in its units is in fact taking place and the fund's governing documents impose no meaningful limitation on holders' ability to readily transfer their units. A fund's right to refuse to recognize transfers is not a meaningful limitation unless such right is exercised (except in the case of transfers by reason of death, divorce or gift and occasional accommodation transfers).

            Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" if any of the safe harbors provided for in the Treasury Regulations under Code Section 7704 is satisfied. One of these is the "2% safe harbor." It provides that a secondary market or its equivalent will not exist if the sum of the interests in capital or profits attributable to those interests that are sold or otherwise transferred during a fund's taxable year does not exceed 2% of the total interests in capital or profits.

            Although neither the Fund nor the Manager will have any control over an independent third person establishing a secondary market in Units, the Operating Agreement requires that the Holders obtain the consent of the Manager prior to any transfers of Units. The Manager intends to exercise its discretion in granting and withholding its consent to transfers in such a manner as to fall within the parameters of the 2% safe harbor articulated in the Treasury Regulations. Accordingly, based on representations of the Manager of its intention to comply with the 2% safe-harbor provision of the Treasury Regulations, Tax Counsel is of the opinion that, more likely than not, the Fund will not be considered a "publicly traded" partnership.

            If the Fund were treated for federal income tax purposes as an association taxable as a corporation in any taxable year, (i) it would be required to pay federal income taxes upon its taxable income, rather than there being no tax on income at the Fund level; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the Holders on their personal income tax returns; and (iv) any Distributions would be taxable to a Holder as ordinary income to the extent of current or accumulated earnings and profits or treated as gain from the sale of the Holder's Units to the extent any Distribution exceeded such earnings and profits and the tax basis of such Holder for the Units. In addition, Distributions from the Fund would be classified as portfolio income and, thus would not be available to offset passive activity losses of any Holder. (See "Limitation on Deduction of Losses - Passive Loss Limitation" below.) If after

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


a period of operations the Fund were deemed to have become an association taxable as a corporation for federal income tax purposes, such change in status would result in taxable income to a Holder measured by the excess, if any, of his share of the liabilities of the Fund over the adjusted basis of his Units. The effect of the foregoing would be to substantially reduce the effective yield on an investment in Units.

            THE FOLLOWING DISCUSSION IS BASED UPON THE ASSUMPTION THAT THE FUND WILL BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

Allocations of Profits and Losses

            Under Section 704(b) of the Code, a holder's distributive share of fund income, gain, deduction or loss will be determined in accordance with the operating agreement, unless the allocations contained therein do not have "substantial economic effect," in which case the distributive shares will be determined in accordance with the holders' interests in the fund.

            An allocation has "economic effect" under the Treasury Regulations if: (i) each holder's share of fund items, including certain nondeductible expenditures (such as syndication expenses), is reflected by an increase or decrease in the capital account established for the holder; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any holder with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit to the fund. In addition, an allocation can have economic effect even if a holder is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero (after reducing the capital account for certain adjustments, allocations or distributions in excess of income which are reasonably expected in the future) and (ii) if the operating agreement contains a "qualified income offset." A operating agreement contains a "qualified income offset" if it provides that a holder who unexpectedly receives such an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

            With respect to allocations of loss and deductions attributable to nonrecourse debt, such allocations will be respected under the Treasury Regulations if the holders who were allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations, which have substantial economic effect, of some other significant fund item attributable to the property securing the nonrecourse liability; and (ii) the operating agreement must contain a "minimum gain chargeback." An operating agreement contains a "minimum gain chargeback" if it provides that, if there is a net decrease in fund "minimum gain" during a fund taxable year, all holders will be allocated items of fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such holder's share of the net decrease in fund minimum gain. The amount of fund minimum gain is determined by computing the amount of gain (of whatever character), if any, that would be realized by the fund if it disposed of the fund property subject to the nonrecourse liability in full satisfaction thereof.

            The Operating Agreement prohibits losses from being allocated to the Holders that would cause deficit Capital Accounts in excess of their share of Fund Minimum Gain. Nonrecourse deductions (if any) will be allocated in the same manner as operating profits and losses. The Operating Agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations under
Section 704(b) of the Code. The Operating Agreement provides that Capital Accounts of the Holders will be maintained in accordance with the provisions of the Treasury Regulations and proceeds on liquidation will be distributed in accordance

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

with the positive Capital Account balances of the Holders. Therefore, Tax Counsel is of the opinion that it is more likely than not that the allocations included in the Operating Agreement would not be significantly modified if challenged by the Service.

            Under Section 704(b), the economic effect of the Fund allocations also must be "substantial." Tax Counsel notes that the meaning and scope of the substantiality requirements are unclear at this time. Based on the existing language of the Treasury Regulations, Tax Counsel does not believe the Fund allocations present any material substantiality issues. Consequently, as stated above, Tax Counsel is of the opinion that it is more likely than not that the allocations to the Holders would not be significantly modified by the Service. However, Tax Counsel cautions that no assurance can be given that the Service will not interpret the Regulations in a manner that could cause those allocations to be treated as lacking substantiality. If the Service were successful in challenging the Fund's method of allocating profits and losses, then this may decrease the Holders' shares of taxable loss or increase the Holders' shares of taxable income.

Income Recognition

            The Fund's tax returns will be prepared using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

            In certain circumstances, where a lease provides for varying rental payments increasing in the later years of the lease (step rentals), Section 467 of the Code requires the lessor to take the rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. The Manager expects that certain of the Fund's Equipment leases may provide for rental payments that increase or decrease in the later years of such leases, and Section 467 may operate to require the Fund to accrue the rental payments on such leases at a constant level rate. This could result in Holders receiving increased allocations of taxable income (or reduced allocations of loss) in earlier years, without any increase in Distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund's rental income (passive income) from any such lease to interest income (portfolio income).

Taxation of Holders of Units

            As long as the Fund is treated as a partnership for federal income tax purposes, it will not be subject to any federal income taxes, although it will file federal partnership information tax returns for each calendar year. Within 75 days after the end of each calendar year, Holders will be provided with federal income tax information relevant to the Fund and their own federal income tax returns. Each Holder will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction, or credit and, accordingly, may be subject to tax on his distributive share of Fund income whether or not any Distribution is made to him.

            If the amount of a Distribution to a Holder for any year exceeds the Holder's share of the Fund's taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis (as described below) of the Holder's Units, and any amounts in excess of such tax basis will generally be taxable as a gain from the sale of a capital asset. However, a distribution of money or property which is received by a Holder in exchange for an interest in "inventory items" which have substantially appreciated in value or "unrealized receivables" (as defined in Code Section 751) will generally result in the receipt of ordinary income to the extent that such distributions are in excess of the Holder's pro rata share of the Fund's tax basis in such property. The term "unrealized receivables" under
Section 751

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includes depreciable property subject to depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property. (See "Disposition of Units" below.)

Limitation on Deduction of Losses

            There will be certain limitations on the ability of a Holder to utilize his distributive share of losses of the Fund to offset income from other sources: (1) losses will be limited to the extent of a Holder's tax basis in his Units; (2) losses will be limited to the amounts for which a Holder is deemed "at risk"; (3) losses derived from investments in "passive activities" will be limited to a Holder's income from such activities; and (4) losses attributable to "activities not engaged in for profit" will also be limited. These limitations are described below.

            Tax Basis. Generally, each Holder's tax basis for his Units will be equal to the price paid therefor plus his share of those liabilities of the Fund with respect to which none of the Holders nor the Fund has any personal liability. (See "Investment Objectives and Policies - Borrowing Policies.") Each Holder will increase (or decrease) the tax basis of his Units by the amount of his allocable share of the Fund's taxable income (or loss) for any year and reduce the tax basis of his Units by the amount of any Distributions (including any reduction in his share of Fund nonrecourse debts) made by the Fund to him during such year. If the tax basis of a Holder's Units should be reduced to zero, the amount of any Distributions (including any reduction in Fund nonrecourse debts) in excess of his share of the income reported by the Fund for any year will be treated as gain from the sale or exchange of the Holder's Units.

            On his own federal income tax return each Holder may, subject to the limitations discussed below, deduct his share of the Fund's taxable loss, if any, to the extent of the tax basis for his Units; Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

            At Risk Rules. Under Code Section 465, the amount of losses which may be claimed by an individual investor or a closely-held corporation (a corporation of which more than 50% in value of its shares is owned directly or indirectly by not more than five individuals) in equipment leasing activities is limited to the amount which the investor has "at risk" with respect to such activities. For purposes of the at risk rules, the amount at risk is generally equal to the sum of money and the adjusted basis of property contributed to the activity plus borrowed amounts for which the taxpayer is personally liable.

            The total amount of money paid by each Holder for his Units will be considered at risk, but any Fund borrowings are not expected to be considered at risk. Accordingly, subject to the passive loss rules discussed below, a Holder will only be able to deduct his share of Fund losses in an amount equal to the purchase price of his Units (as adjusted for Fund income, losses and Distributions). A Holder's at risk amount will be decreased by his share of Fund losses and Distributions, and will be increased by his share of Fund income. Any losses in excess of a Holder's at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. Recapture of previously allowed losses will be required if a Holder's amount at risk at the end of the year is reduced below zero (e.g., by Distributions from the Fund).

            Under the Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to Equipment placed in service during the same taxable year. Therefore, the "at risk" rules will be applied to the net taxable income or loss resulting from leasing Equipment which is placed in service during the same taxable year. This could result in a Holder's deduction for losses with respect to certain Equipment being limited by the "at risk" rules, even though he must recognize income with respect to other Equipment.


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


            Passive Loss Limitation. Code Section 469 imposes a limitation (the "passive loss limitation") on the amount of losses that a taxpayer may claim from an activity in which the taxpayer does not materially participate. Under the passive loss limitation, net losses from a passive activity, such as the leasing activity of the Fund, may not be used to offset active income (e.g., compensation) or portfolio income (e.g., interest and dividends). Passive losses may, however, be used to offset passive income from any other passive activity carried on by the taxpayer.

            The equipment leasing activities of the Fund will constitute a passive activity. As a result, the losses incurred by the Fund will constitute passive losses and may thus be offset by a Holder's passive income from other activities but not active or portfolio income from other activities. Any excess passive losses for a particular year will be "suspended" and carried forward indefinitely. Suspended passive losses may be used to offset passive income in future years and may be claimed in full (even to offset active income) if a Holder disposes of all of his Units in a fully taxable transaction and the transferee is not a related person to the Holder.

            The passive loss limitation is applied after the "at risk" limitation. Thus, if a loss is disallowed under the "at risk" rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the Holder becomes "at risk" in the activity, the suspended "at risk" loss will become subject to the passive loss limitation, and, as a result, even if a loss is permitted under the "at risk" rules, it may still be disallowed under the passive loss rules.

            Section 469(k) of the Code provides that income and loss from "publicly traded" partnerships which are not taxable as corporations for Federal income tax purposes will be treated as separate from income and loss from any other publicly traded partnerships and also as separate from any income or loss from passive activities. This provision should not apply to the Fund since the Fund should not be considered to be publicly traded; if it were to be so considered, it would be taxable as a corporation. (See "Classification as a 'Partnership'" above.)

            Hobby Losses. Under Section 183 of the Code, certain losses from activities not engaged in for profit are not allowed as deductions from other income. Although one of the objectives of the Fund is to provide Holders with Distributions (see "Investment Objectives and Policies"), there can be no assurance that the Fund will be deemed to be engaged in an activity for profit because the applicable test is based on the facts and circumstances from time to time. It is conceivable that the Service may assert that the Fund is not engaged in an activity for profit, notwithstanding any "profit objective" which the Fund purports to have. Prospective Holders should consult their own tax advisers regarding the impact of Code Section 183 on their particular situations.

Tax Status of Leases

            The decision as to whether a specific lease is to be categorized as a lease rather than as a sale for federal income tax purposes involves a factual determination, and, accordingly, no assurance can be given that, upon audit by the Service, the leases of Equipment would be treated as such for federal income tax purposes. If they are treated as sales or financings rather than leases, the Fund and the Holders would not be entitled to depreciation deductions with respect to such leases. On the other hand, a portion of the lease rental payments (otherwise fully taxable), would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable to the Fund.

            The Fund does not intend to apply to the Service for a ruling that any leases of Equipment which conform to the Service guidelines will be treated as leases for federal income tax purposes. However, Service guidelines are set forth in

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

Revenue Procedures 75-21,  1975-1 C.B. 715, 75-28,  1975-1 C.B. 752, 76-30,
1976-2 C.B. 647 and 79-48, 1979-2 C.B. 529, which provide that, unless other facts and circumstances indicate a contrary intent, for advance ruling purposes only, the Service will consider the lessor in a leveraged lease transaction to be the owner of property if:

            (a) the lessor has a minimum unconditional investment in the property at all times during the lease of at least 20% of the cost of the property and can demonstrate that the estimated residual value of the property is at least 20% of the cost of the property;

            (b) the lessee does not have an option to purchase the property (other than at fair market value) and the lessor does not have the right to require anyone to purchase the property;

            (c) no part of the cost of the property subject to the lease is furnished by the lessee other than for full consideration;

            (d) the lessee does not lend the lessor any of the funds necessary to purchase the property; and

            (e) the lessor expects to receive a profit from the transaction apart from tax benefits.

            The Manager has represented that any initial lease of an item of Equipment acquired with the Net Proceeds will meet the foregoing guidelines if the amount of Net Proceeds used to acquire such item exceeds an amount equal to 10% of the maximum Gross Proceeds of this offering. Although, as stated above, determination of lease status is made on a case-by-case basis, Tax Counsel is of the opinion that any lease satisfying the foregoing guidelines should more likely than not qualify as a lease for federal income tax purposes.

Depreciation

            MACRS . Under the "Modified Accelerated Cost Recovery System" ("MACRS"), the cost of depreciable personal property placed in service after 1986 ( so-called "recovery property") may be depreciated using certain specified depreciation methods (referred to as "recovery methods") over specified depreciable lives (referred to as "recovery periods") generally ranging from three to 20 years. Under MACRS the methods of recovery and the recovery periods apply equally to new and used property.

            The cost of MACRS property is recovered over the applicable recovery period using the 200% declining balance method, except for 15- or 20-year recovery property for which the 150% declining balance method is utilized.

            The Code contains "anti-churning" provisions to prevent taxpayers from utilizing MACRS on property placed in service prior to January 1, 1987. These provisions generally attempt to reach situations where personal property used during 1986 is transferred without a real change in the owner or user of such property and MACRS depreciation would be more favorable than depreciation under prior law. The Fund may acquire used Equipment which will be leased back to the owner or continued under lease to the original lessee. If the Fund is not able to use MACRS with respect to such Equipment, the depreciation deductions thereon will be determined under the rules in effect prior to 1987 ("ACRS"). In such cases, depreciation deductions allowed with respect to such Equipment could be less in the early years and greater in later years than the depreciation deductions allowable under MACRS, and the Holders' share of Fund losses in the early years could be reduced.


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


     It should be noted that the amount by which the depreciation deductions on Equipment using the 200% declining balance method exceeds the amount that would have been allowed had depreciation deductions been calculated using the 150% declining balance method will effectively be an item of tax preference. (See "Alternative Minimum Tax.")

     Recapture. All depreciation deductions with respect to the Equipment will be subject to recapture at ordinary income rates upon the disposition of the Equipment. ( See "Sales or Exchanges of Fund Equipment.")

     Basis. The tax basis of the Equipment for depreciation purposes will include reasonable costs payable in connection with the acquisition of the Equipment.

     Limitations on the Use of MACRS. Under certain circumstances, in addition to those set forth above, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. The relevant restrictions include the use of the property predominantly outside the United States and the use of equipment by a foreign or "tax-exempt" entity. These limitations are described below.

            (1) Property Used Predominantly Outside the United States. The MACRS provisions of the Code contain special rules for recovering the cost of personal property used predominantly outside the United States. Under Code Section 168(g), the cost of such property is to be recovered using the straight-line method over a period equal to the property's "asset depreciation range midpoint life as set forth in Treasury Regulations under Code Section 167 (the "ADR Midpoint Life"), utilizing a half-year convention and no salvage value. If the Treasury Regulations do not provide an ADR Midpoint Life, a 12-year period is used.

            Section 168(g)(4) of the Code provides an exception to the predominant use limitation described above. Under this subsection of the Code, certain types of property which are used predominantly outside the United States will qualify for the normal MACRS cost recovery rules; the exceptions include, among others, aircraft registered by the administrator of the Federal Aviation Agency which are operated to and from the United States with some degree of frequency.

            (2) Tax-Exempt Leasing. Section 168 of the Code provides that the use of personal property by a tax-exempt entity (including (i) certain foreign persons or entities, (ii) certain governmental units, and (iii) certain other tax-exempt organizations) will result in a reduction of the tax benefits which would otherwise be available. The portion of such "tax-exempt use property" leased to a tax-exempt entity must be depreciated using the straight-line method over the greater of (i) the ADR Midpoint Life (12 years if there is no ADR Midpoint Life assigned to such property), or (ii) 125% of the lease term.

            If any property which is not otherwise tax-exempt use property is owned by a fund which has both a tax-exempt entity and a person who is not a tax-exempt entity as a holder, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless (i) all allocations to the tax-exempt entity of fund items are qualified; or (ii) the income derived from such share of the property is subject to the unrelated business tax.

            Income derived by tax-exempt entities other than foreign entities from the Fund should be subject to the unrelated business tax (see "Investment by Qualified Plans and IRAs," below); thus, admission of such Qualified Plans and IRAs as Holders should not, in and of itself, cause any of the Equipment to be treated as tax-exempt use property. If the Service successfully asserted that the income of the Fund is not subject to the unrelated business tax, then the Fund would be required to maintain separate depreciation systems for its Equipment subject to MACRS, and, as a result, depreciation deductions available to Holders in the early years of operations of the Fund would be reduced.


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

Deductibility of Management Fees

            The Fund intends to deduct the Asset Management Fee for services performed by the Manager or its Affiliates. It is possible that the Service may challenge the deductibility of all or a portion of the Asset Management Fee on the basis that (i) the amount thereof is excessive, (ii) that all or a portion of the Asset Management Fee should properly be considered payment for other services performed by, or other value provided by, the recipient thereof, or
(iii) that payments for such services rendered are not deductible. If such a challenge by the Service were successful, the asserted deductions could be reduced or eliminated. This would result in a proportionate increase in the taxable income, or decrease in tax loss, of the Holders resulting in the Holders being required to pay additional tax.

Tax Liabilities in Later Years

            Although none of the prior programs sponsored by the Manager and its
Affiliates have experienced such a situation, it is possible that, after some years of Fund operations, a Holder's tax liabilities may exceed cash distributions to him in corresponding years. Such situations would typically arise at the "cross-over point," i.e., the point in time when the Fund's nondeductible loan amortization payments on its Equipment exceed its depreciation deductions. This is principally due to (i) the short periods over which Equipment can be depreciated under MACRS and (ii) the annual increases in the amount of nondeductible principal amortization payments and the corresponding decreases in the amount of deductible interest payments which will typically occur on level payment obligations secured by the Equipment. To the extent a Holder's tax liabilities exceed cash distributions, such excess will be a nondeductible out-of-pocket expense to a Holder. Based on historical experience with similar programs, the Manager does not believe such a "crossover" is likely to occur.

Sales or Exchanges of Fund Equipment

            Gain realized by the Fund on a sale of any Equipment will, to the extent of all depreciation deductions claimed thereon, be subject to recapture and taxed as ordinary income. Unless the Fund is a "dealer" in the property sold, any gain realized by the Fund in excess of such depreciation recapture will, generally, be treated as long-term capital gain (if the property has been held for more than one year) under Code Section 1231. Any loss realized upon a sale will generally be treated as an ordinary loss (if the property has been held for more than one year) under Code Section 1231.

            A "dealer" is one who holds property "primarily for sale to customers in the ordinary course of business". Under existing law, whether property is so held is a question of fact, depending upon all of the facts and circumstances of the particular transactions. The Fund intends to purchase Equipment for investment only, to engage in the business of owning and operating such Equipment, and to make such occasional sales thereof as in the opinion of the Manager is consistent with the Fund's investment objectives. Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its Equipment, although there is no assurance that the Service will not take the contrary position.

            If the Fund were to sell an item of Equipment on an installment basis, all depreciation recapture income would be recognized at the time of sale whether or not payments were to be made in succeeding taxable years. Furthermore, if the Fund were to sell an item of Equipment on an installment basis, the "original issue discount" rules might apply to the sale.
(See "Original Issue Discount".)

            Unless the Equipment is found to be "dealer property" as discussed above, and assuming the Equipment has been held for more than one year, any gain or loss generally will be treated as "Section 1231" gain or loss, except to the extent of recapture of certain cost recovery or depreciation deductions, which will be taxed as ordinary income. A Holder's allocable share of Fund Section 1231 gains or losses, if any, for the particular year will be netted with the Holder's other Section

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


1231 gains and losses; a "net" Section 1231 loss will be treated as an ordinary loss. A net Section 1231 gain will be treated as a long-term capital gain, except to the extent of the taxpayer's "non-recaptured" net Section 1231 loss (generally, the excess of net Section 1231 losses over net Section 1231 gains for the five preceding taxable years), to which extent the net Section 1231 gain will be treated as ordinary income.

            Because the Fund's gain on a sale of Equipment will be measured by the difference between the sales proceeds (including the amount of any indebtedness to which the property is subject) received upon the sale and the Fund's adjusted tax basis of the Equipment, the amount of tax payable by a Holder in respect of his share of such Fund gain may in some cases exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on Equipment owned by the Fund, the Fund may realize gain equal to the excess of such indebtedness over its adjusted tax basis of the Equipment, and the Holders may realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

            The amount of gain which a Holder will realize upon the sale or other disposition of his Units will equal the excess, if any, of (i) the amount realized by the Holder for the Units over (ii) the Holder's tax basis in the Units. The amount of any loss which a Holder will realize on the sale or other disposition of the Holder's Units will equal the excess, if any, of (i) the Holder's tax basis over (ii) the amount realized for the Units. For this purpose, the amount realized on the sale of the Units will include the Holder's share of any Fund liabilities. As a result, a sale or disposition of Units by a Holder may result in a tax liability in excess of cash proceeds received on the sale or other disposition of such Units.

            Gain or loss realized by a Holder on the sale of Units generally will have the character of capital gain or loss, and, in the case of an individual Holder, any such gain will be subject to tax at a maximum rate of 20% if the Units have been held for more than 18 months and 28% if the Units have been held for more than 12 months but not more than 18 months (as opposed to the maximum rate of 39.6% imposed on ordinary income and short-term capital gain). However, any gain realized on the sale or other disposition of a Unit by a Holder which is attributable to (i) unrealized receivables, e.g., the Holder's share of previous Fund depreciation deductions (computed as if the Equipment of the Fund had been sold at its fair market value on the date the Units are sold) or (ii)inventory items, will be taxed at ordinary income rates. A Holder must recognize such depreciation recapture upon the sale or other disposition of a Unit in the year of sale or disposition, regardless of the amount of sale proceeds received in the year of sale or disposition.

Liquidation of the Fund

            The Operating Agreement provides generally that on liquidation of the Fund its assets will be sold and the sale proceeds will be distributed pursuant to the terms of the Operating Agreement. The Holder will realize gain or loss on the sale of its assets and each Holder will report his share of such gain or loss, together with his share of other items of Fund income, gain, loss and deduction for the year of liquidation. In addition, a Holder will recognize gain or loss under Code Section 731 measured by the difference between the cash he receives in liquidation (including cash constructively received as a result of relief of liabilities) and the adjusted tax basis of his Units. Gain or loss recognized generally will be taxable as short-term or long-term capital gain or loss, depending on whether the Holder has held his Units for more than one year. However, gain attributable to the recapture of cost recovery deductions will be taxable as ordinary income. See "Sales or Exchanges of Fund Equipment." It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

            In the case of a Holder with a taxable year other than the taxable year of the Fund, the termination of the taxable year of the Fund upon its liquidation may result in the Holder reporting in his tax return for the year of liquidation his share of more than twelve (12) months' taxable income or loss of the Fund.

Original Issue Discount

            The original issue discount ("OID") rules apply to seller-provided financing furnished to a purchaser of property. If the interest rate paid by the buyer in connection with such financing is not at least equal to an established federal rate, interest will be imputed at that rate (the "applicable federal rate"). In addition, the payee of deferred interest on an OID obligation is required to recognize such interest income ratably as it accrues. The applicable federal rate is equal to the interest rate of U.S. government securities of comparable maturity.

            If the Fund were to sell an item of Equipment and provide financing to the buyer bearing interest at a rate less than the applicable federal rate, the Fund's gain on sale would be reduced by the application of that rate. Such a reduction in gain on the sale would be offset, in whole or in part, by interest income exceeding the nominal interest received by the Fund, and the interest income generally would be taxable at a higher rate.

Fund Elections

            The Code permits entities such as the Fund to elect to adjust the tax basis of fund property upon the transfer of units by sale or exchange or on the death of a holder, and on the distribution of property by the fund to a holder (Section 754 election). The general effect of such an election is that transferees of the units will be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in the fund assets, and the fund will be treated for such purposes, upon certain distributions to holders, as though it had newly acquired an interest in the fund assets and therefore acquired a new cost basis for such assets. Any such election, once made, may not be revoked without the consent of the Service.

            As a result of the complexities and added expense of the tax accounting required to implement such an election, the Manager does not intend to cause the Fund to make a Section 754 election. Accordingly, upon the sale of Equipment subsequent to the transfer of a Unit, taxable gain or loss to the transferee of the Unit will be measured by the difference between his share of the gross proceeds of such sale and his share of the Fund's tax basis in the Equipment (which, in the absence of a Section 754 election, will be unchanged by the transfer of the Unit to him), rather than by the difference between his share of the amount realized and the portion of his purchase price for his Units that was allocable to the Equipment. As a consequence, such transferee will be subject to tax upon a portion of the proceeds which, as to such transferee, constitutes a return of capital, if the purchase price of his Units exceeds his share of the adjusted basis for all Equipment. As a result, any benefits which might have been available to transferee Holders of Units by reason of a Section 754 election will not be available. Moreover, a Holder may have greater difficulty in selling his Units since the purchaser will obtain no current tax benefits from his investment to the extent that the purchaser's cost of such Units exceeds his allocable share of the Fund's basis in its assets.

            It is also important to note that the Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.


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


Treatment of Gifts of Units

            Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. However, if a gift of a Unit were made at a time when the Holder's allocable share of the Fund's nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such Holder would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units by a Holder also would result in income or gain to the extent that the Holder's share of nonrecourse liabilities exceeds the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules generally applicable to all gifts of property.

Investment by Qualified Plans and IRAs

            Qualified pension, profit-sharing, stock bonus plans, Keogh Plans (collectively, "Qualified Plans") and Individual Retirement Accounts ("IRAs") are generally exempt from taxation except to the extent that "unrelated business taxable income" (determined in accordance with Sections 511-514 of the Code) exceeds $1,000 during any fiscal year. Because the Fund will be engaged in the business of equipment leasing, each Qualified Plan's or IRA's distributive share of the Fund's taxable income will constitute "unrelated business taxable income" ("UBTI"). Therefore, a Qualified Plan or IRA that purchases Units in the Fund will be required to report its pro rata share of the Fund's taxable income as unrelated business taxable income if and to the extent that the Qualified Plan's or IRA's unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

            A portion of the income from property subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. For this purpose, indebtedness will constitute acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of property.

            Except to the extent of gain or loss from the sale, exchange, or other disposition of Equipment subject to acquisition indebtedness, and except to the extent Equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of Equipment generally will be excluded from unrelated business taxable income. However, any gain on the disposition of Equipment which is characterized as ordinary income as a result of the recapture of depreciation deductions in all events will constitute unrelated business taxable income of Qualified Plans and IRAs. (See "Sales or Exchanges of Fund Equipment" above.)

            If an IRA has UBTI in excess of the $1,000 exemption for any taxable year, the IRA is subject to income tax on this excess at the same tax rates applicable to trusts and estates. Even if an IRA is not subject to federal income tax for any taxable year, if the gross income taken into account in computing UBTI exceeds $1,000, the IRA customer is still obligated to file a tax return for such year. Generally, this tax return must be filed with the Service by April 15th of the following year.

            Penalties may be imposed by the Service for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid in a timely manner. In addition, any tax due should be paid directly from the IRA. Payment of the tax by the IRA customer may have other adverse tax consequences.

            AN IRA CUSTOMER WHO MAKES AN INVESTMENT IN HIS IRA WHICH MAY RESULT IN THE REALIZATION OF UBTI IS URGED TO OBTAIN THE ADVICE OF A QUALIFIED TAX ADVISOR ON THE EFFECT OF REALIZATION OF UBTI BY HIS IRA AND ANY OBLIGATION TO FILE INCOME TAX RETURNS AND TO PAY TAX ON SUCH UBTI. FOR A DISCUSSION OF THE ERISA CONSIDERATIONS OF AN INVESTMENT IN THE FUND BY A QUALIFIED PLAN OR IRA, SEE "ERISA CONSIDERATIONS."

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Individual Tax Rates

            General.  The highest  individual tax rate  currently is 39.6%.  The benefits of personal exemptions are phased out for taxpayers with an adjusted gross income over certain thresholds. Further, otherwise allowable itemized deductions (other than medical expenses, casualty and theft losses and investment interest) are reduced by an amount equal to 3% of a taxpayer's adjusted gross income over certain thresholds. In no event, however, are such deductions reduced by more than 80%.

            Capital Gains and Losses. Net capital gain (i.e., the excess of net long-term capital gains over short-term capital losses) is taxed at a 28% maximum rate. As a general matter, upon the sale or other disposition of their Units at a gain, individual Holders who have held their Units for more than 12 but not more than 18 months will be subject to federal income tax at the maximum tax rate of 28% (15% for individuals whose taxable income does not exceed a certain threshold). Where an individual has held his Units for more than 18 months, the maximum tax rate on net capital gain will be 20% (10% for individuals who would otherwise pay 15%). Effective for taxable years beginning after December 31, 2000, the 20% rate will be reduced to 18% for Units that are acquired after December 31, 2000 and held more than five years (and the 10% rate will be reduced to 8% regardless of when the Units were acquired).

            In the case of noncorporate Holders, capital losses, whether long-term or short-term, will only be available to offset $3,000 of ordinary income in a given taxable year. Any remaining capital loss may be carried forward indefinitely.

            Two Percent Floor on Miscellaneous Itemized Deductions. Noncorporate Holders may deduct expenses paid or incurred for (a) the production or collection of income, (b) the management, conservation, or maintenance of property held for the production of income, or (c) in connection with the determination, collection or refund of a tax, only to the extent such expenses exceed 2% of adjusted gross income. This rule is to apply with respect to indirect deductions through pass-through entities (such as the Fund) of amounts that would not be allowable as a deduction if paid or incurred directly by an individual. Although it is not anticipated that the Fund will incur any material expenses of this nature, the 2% limit described above may cause certain expenses allocable to Holders to be nondeductible.

Alternative Minimum Tax

            The alternative minimum tax ("AMT") rate for individuals is 26% of so much of the taxable excess as does not exceed $175,000, plus 28% of so much of the taxable excess as exceeds $175,000. For this purpose, "taxable excess" means the amount by which alternative minimum taxable income ("AMTI") exceeds the exemption amounts: $45,000 for married taxpayers filing jointly, $33,750 for single individuals and $22,500 for married individuals filing separately or trusts. (The foregoing exempt amounts are reduced for taxpayers with income in excess of certain specified levels.) The alternative minimum tax is imposed to the extent that such tax exceeds the taxpayer's "regular tax" liability for the year.

            AMTI is computed differently than taxable income for regular tax purposes with respect to various "tax preference" items, including, among other items, depreciation deductions. Deductions for depreciation of personal property are computed using slower depreciation methods (i.e., a 150% declining balance method rather than a 200% declining balance method). Because depreciation for AMT purposes is not as front-loaded as for regular federal income tax purposes, the basis of depreciated property for AMT purposes will be higher than its basis for regular federal income tax purposes. Thus, upon disposition of the property, the taxpayer may recognize less gain for AMT purposes than for regular federal income tax purposes.

            The tax preference items and adjustments that may be present in the Fund include, with respect to an item of Equipment, the excess of depreciation deductions claimed over deductions that would be allowable if the item of Equipment were permitted depreciation deductions using the 150% declining balance method, switching to the straight line method in later years. No additional items of tax preference are expected to be generated by the Fund, but certain items of tax preference may apply in the case of certain Holders due to their particular facts and circumstances unrelated to the Fund. The effect of the AMT on each Holder will depend upon each Holder's particular circumstances. Each prospective Holder should therefore consult his own tax advisor as to the effect of the purchase of Units on his AMT liability.

Fund Tax Returns and Tax Information

            The Manager will file the Fund's tax returns using the accrual method of accounting and will adopt the calendar year as the Fund's taxable year. The Fund will provide tax information to the Holders within 75 days after the close of each Fund taxable year. If a Holder is required to file its tax return on or before March 15, it may be necessary for the Holder to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

            Holders will be required to file their returns consistent with the information provided on the Fund's informational return or notify the Service of any inconsistency. A failure to notify the Service of an inconsistent position will allow the Service automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.

            Under Section 6050K of the Code, a selling Holder will be required to inform the Fund of the sale or exchange of the Holder's Units within 30 days of the transaction or, if earlier, January 15 of the calendar year following the calendar year in which the transaction occurs. The Fund will be required to inform the Service of each such transaction in connection with the filing of its tax information return for the taxable year in which the transaction occurs. Failure to provide these notices may result in substantial penalties. The Fund will also be required to inform both the seller and the buyer of Units of the proportionate interest of those Units in the unrealized receivables (including potential depreciation recapture) and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Interest and Penalties

            With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that the Fund fails to file (or files an incomplete) federal information return. In addition, a penalty will be assessed if the Fund fails to furnish to the Holders a correct Schedule K-1 to the federal income tax return for the Fund on or before the prescribed due date (including any extension thereof).

            All penalties related to the accuracy of tax returns will be consolidated into one penalty equal to 20% of the portion of an understatement resulting from one or more of the following: negligence or disregard of applicable rules and regulations; any substantial valuation overstatement; and any substantial understatement of federal income tax.

            The penalty for underpayment of tax attributable to substantial valuation overstatement applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company). In the event an underpayment of tax is attributable to a gross valuation misstatement, then the penalty is increased from 20% to 40%. A gross valuation misstatement occurs only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 400% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to such gross valuation misstatement exceeds $5,000 ($10,000 in the case of a corporation, other than an S corporation or personal holding company). All or any part of the penalty may be waived by the Service upon the taxpayer's showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith. If the Fund were to overstate the value of Equipment, a Holder might be liable for this penalty.

            There is a 20% penalty on the amount of an underpayment of tax attributable to the "substantial understatement" of a tax liability. A substantial understatement is defined as an understatement of federal income tax for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations). The penalty can be avoided either by (i) disclosing the questionable item on the tax return and showing there was a reasonable basis for the tax treatement of such item by the taxpayer, or (ii) by showing that there was "substantial authority" for taking the position on the return. If a questionable item is related to a tax shelter (defined as any entity, plan or arrangement whose principal purpose is the avoidance or evasion of tax), the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was "more likely than not" the proper treatment. It should be noted that the Manager will not cause the Fund to claim a deduction unless the Manager believes, based upon the advice of its accountants or counsel, that substantial authority exists to support the deduction.

            All interest payable with respect to a federal income tax deficiency will be compounded daily. Interest rates are redetermined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus 3%.

Audit of Tax Returns

            An audit of the Fund's information return may result in adjustments to items of income, gain, deduction, loss or credit reported on such information return. At a minimum such adjustments will result in a corresponding adjustment to the federal income tax returns of individual Holders. Such an audit may also result in a full audit of a Holder's individual tax return (and thereby result in adjustments to non-Fund as well as Fund items).

            The tax treatment of items of Fund income, loss, deduction or credit will be determined at the Fund level in a unified Fund proceeding, rather than in separate proceedings with the Holders. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of the Fund and all Holders.

            Provided that the Fund has more than 100 Holders, in the event of proposed tax deficiency adjustments pursuant to an administrative proceeding at the Fund level, in general, each Holder (other than a Holder owning less than a 1% profits interest in the Fund) whose name and address is furnished to the Service (a "notice-holder") will receive notice of the commencement of the Fund level audit as well as notice of the final Fund administrative adjustment. All Holders will have the right to participate in the Fund audit proceeding. In general, each Holder will be free to negotiate his own settlement of the Fund items with the Service. If the Service were to enter into a settlement agreement with any Holder, it would be required to offer the same settlement terms to the other Holders who request settlement. The Fund must designate a "tax matters partner" who may enter into a settlement on behalf of, and binding upon, Holders owning less than a 1% profits interest in the Fund. The tax matters partner will not be permitted to settle on behalf of Holders with less than a 1% profits interest if (i) an aggregate of 5% or more of such Holders designate with the Service a notice Holder to receive notice from the Service on behalf of the group or (ii) such Holders notify the Service that the tax matters partner may not settle on their behalf. Except for the above-described settlement power granted the tax matters partner, any settlement entered into by any

Holder (including the tax matters partner) will not be binding on any Holder who does not wish to be bound thereby. However, the tax matters partner may extend the statute of limitations for assessment of a deficiency with respect to all Holders. The Fund has designated the Manager as the tax matters partner.

Registration Provisions

            Sections  6111 and  6112 of the Code  require  (i)  registration  of
certain  tax   shelters  and  (ii)  the   maintenance   of  lists  of  investors
participating in certain tax shelter investments, respectively.

            Under Section 6111, anyone who organizes a "tax shelter" must register such shelter with the Service not later than the day on which occurs the first offering for sale of interests therein. A "tax shelter" is defined as any investment with respect to which a person could reasonably infer from representations made or to be made in connection with an offer for sale of any interest that, as of the close of any of the first five years, the ratio with respect to any investor of (A) the sum of the aggregate gross deductions and 350% of the credits potentially allowable to (B) the aggregate of the cash invested and the adjusted basis of other property contributed by the investor (reduced by any liability to which the property is subject) (the "tax-shelter ratio) is greater than two to one.

            The Manager has determined that, because of the limited amount of leverage that will be placed on the Equipment, and because a significant amount of the Equipment will be "net leased" by the Fund, the Fund is not expected to generate a tax shelter ratio of greater than two to one. Based on this determination, the Manager will not register the Fund as a tax shelter.


Miscellaneous Fund Tax Aspects

            Fees for the syndication of the Fund will be required to be capitalized; Fund organization fees will be required to be capitalized and may be amortized over a five-year period. Under Code Section 195, a taxpayer must amortize "start-up expenditures" over a period of 60 months, beginning with the date on which the business begins. Start-up expenditures are costs incurred in investigating the creation or organization of a business, or in creating a business, which would be deductible if incurred in connection with the expansion of an existing business.

Foreign Tax Considerations

            As noted above, the Fund may acquire Equipment which is operated outside the United States. As a consequence, Holders may be required to file returns and pay taxes in foreign jurisdictions with respect to the foreign source income of the Fund. The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

            Holders who have foreign tax liabilities as a result of the purchase of Units may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively. The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid. In particular, prospective Holders should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer's United States federal income tax liability with respect to the foreign source income of the taxpayer calculated according to United States rather than the foreign jurisdiction's tax law. Because the United States tax rate may be lower than the tax rate imposed by a foreign country, it is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United states law. In such a case, Holders would be subject to a higher effective rate of taxation than if no foreign tax had been imposed. Each Holder should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

            Prior to the Fund entering into an arrangement which contemplates the use of Equipment outside the United States, the Manager will consult with its counsel and with special tax advisor located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the Holders to avoid being required to file income tax returns in the foreign jurisdiction. The Manager has discretion to cause the Fund to enter into any such arrangement.

Taxation of Foreign Persons

            Special rules in the Code govern the U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign investors ("foreign persons"). No attempt is made to provide herein more than a brief summary of some of the relevant rules. Holders that are foreign persons should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws.

            Foreign persons who own Units will be considered to be engaged in a trade or business in the United States because of the activities of the Fund and such activities will be deemed to be conducted through a permanent establishment within the meaning of potentially applicable tax treaties. Therefore, a foreign person who becomes a Holder of Units will generally be required to file United States tax returns on an annual basis on which he must report his distributive share of the Fund's items of income, gain, loss, deduction and credit, and will be required to pay United States taxes at regular rates on his share of any Fund net income that is effectively connected with a United States trade or business, whether ordinary income or capital gains.

            Because the Fund will be deemed engaged in a United States business, it will be required to withhold with respect to a foreign Holder's distributive share of the Fund's "effectively connected" income at the maximum regular rate applicable to such foreign Holder (currently 39.6% for individual foreign Holders and 35% for corporate foreign Holders). Amounts withheld will be creditable by a foreign Holder against the foreign Holder's United States income tax liability. Further, if any portion of a foreign Holder's distributive share of Fund income is not effectively connected with a United States trade or business, such income may, depending on its character, be subject to a 30% United States withholding tax (or such lower rates as may be prescribed under an applicable income tax treaty).

            Foreign corporations that are Holders will also be subject to a branch profits tax equal to 30% (subject to reduction or complete elimination by an applicable tax treaty) of the foreign corporation's earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States.
This tax is payable in addition to the regular United States corporate tax.

            A foreign Holder may also be subject to tax on his distributive share of the Fund's income and gain in his country of nationality or residence or elsewhere, against which the tax paid to the United States may in some instances be creditable. The method of taxation in such jurisdictions may differ considerably from the United States tax system described herein and may be affected by the United States characterization of the Fund and its income. Prospective foreign Holders should consult their own tax advisors with respect to their potential tax liability in such jurisdictions, as well as in the United States, on income derived from an investment in the Fund.

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

Future Federal Income Tax Changes

            Neither the Manager nor Tax Counsel can predict what additional legislation, if any, may be proposed by members of Congress by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. Moreover, neither the Manager nor Tax Counsel can predict what changes may be made to existing Regulations, or what revisions may occur in the Service's ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

            In addition to the federal income tax considerations described above, prospective Holders should consider applicable state and local taxes which may be imposed by various jurisdictions. A Holder's distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident Holders, determined with reference to their pro rata share of Fund income derived from such states; any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

            California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign Holders on Fund income derived from such states. Any amounts withheld would be deemed distributed to the nonresident or foreign Holder and would therefore reduce the amount of cash actually received by the nonresident or foreign Holder as a result of such distribution. Nonresidents may be allowed a credit for the amount so withheld against any income tax imposed by their state of residency. The Fund cannot, at present, estimate the percentage of its future income that will be from states which have adopted such withholding tax procedures, and it cannot therefore estimate the required withholding tax, if any. In addition, while the Fund may apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

            To the extent that a nonresident Holder pays tax to a state by virtue of Fund operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Furthermore, estate or inheritance taxes might be payable in such jurisdiction upon the death of a Holder.

            PROSPECTIVE HOLDERS SHOULD BE AWARE THAT, IN COMPUTING THEIR TAXABLE INCOME FOR THE PURPOSE OF DETERMINING THEIR STATE INCOME TAX LIABILITIES, THEY MAY BE SUBJECT TO RULES WHICH ARE LESS FAVORABLE THAN THOSE UNDER FEDERAL INCOME TAX LAWS.

Need for Independent Advice

            The foregoing summary is not intended as a substitute for careful tax planning, particularly as the income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. ACCORDINGLY, EACH PROSPECTIVE PURCHASER OF UNITS IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION.

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


                              ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Code

            Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code. "Disqualified persons" include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other "disqualified persons."

            "Prohibited transactions" include any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

            If the Fund's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

            Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except from the application of the "look-through" principle investments in entities in which equity participation in the entity by benefit plan investors is not significant.

            In order to qualify for the exception described above, "benefit plan investors" must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a "benefit plan investor") who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A "benefit plan investor" is any of the following: (a) any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code (which description includes Qualified Plans and IRAs), and (c) any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity. As described above under "Who Should Invest" and below under "Summary of the Operating Agreement - Transferability of Units," the sale of Units during this offering and the subsequent transfer of

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


Units will be limited to the extent that the Manager deems it necessary to qualify for this exception. Therefore, the Fund's assets should not be "plan assets" of any Qualified Plan or IRA investor; and no prohibited transaction should occur based on treatment of the Fund's underlying assets as "plan assets" of Qualified Plan or IRA investors.

Other ERISA Considerations

            In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether (a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments, (d) after an acquisition of Units, the Qualified Plan's investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses, (e) the investment is made solely in the interests of plan participants, and (f) the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan's rules and policies. Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan's interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity's underlying assets are treated as "plan assets" for the purpose of ERISA's and the Code's prohibited transaction and other fiduciary duty rules.

                       SUMMARY OF THE OPERATING AGREEMENT

            The Operating Agreement (attached hereto as Exhibit B) is the governing instrument establishing the Fund's right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. The Operating Agreement will be executed on behalf of each subscriber upon his admission to the Fund by the Manager acting pursuant to the power of attorney contained in the Subscription Agreement.

            The following is a brief summary of certain provisions of the Operating Agreement. It does not purport to be complete and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus. See "Income, Losses and Distributions" and "Reports to Holders."

The Duties of the Manager

            ATEL Financial Corporation is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain Equipment acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of Equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

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

Liability of Holders

            A Holder's capital is subject to the risks of the Fund's business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

            The Fund will continue for a maximum period ending December 31, 2019, but may be dissolved at an earlier date if certain contingencies occur. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth full year following the year during which the Final Closing Date occurs) with final liquidation expected to occur approximately ten to eleven years after the Final Closing Date. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See "Repurchase of Units" below under this caption. The contingencies whereupon the Fund may be dissolved are as follows:

            (a) The Fund becomes insolvent or bankrupt;

            (b) The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of a Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;

            (c) An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or

            (d) The disposition of all interests in Equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

Voting Rights of Members

            In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be "outstanding" for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

            (a)    Removal or voluntary withdrawal of the Manager;

            (b)    Election of a successor Manager;

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


            (c)    Termination and dissolution of the Fund;

            (d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

            (e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

            (f) The extension of the term of the Fund.

            Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to (i) convert a Holder into a Manager; (ii) modify the limited liability of a Holder; (iii) alter the interest of the Members in Net Income, Net Loss and Distributions; or
(iv) affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters' Rights and Limitations on Mergers and Roll-ups

            Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member's interest at a price equal to its fair market value.

Meetings

            The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

            The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

                   (i) A current  list of the full name and last known  business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

                   (ii)  A  copy  of  the  articles  of  organization   and  all
amendments;

                   (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                   (iv) Copies of the original of the Operating Agreement and all amendments;

                   (v) Financial statements of the Fund for the six most recent fiscal years; and

                   (vi) The Fund's books and records for at least the current and past three fiscal years.

            Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager's breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status Of Units

            Each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

            The Manager may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

            (i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

            (ii)   the transferee not being a minor or an incompetent;

            (iii) the transfer or assignment not violating federal or state securities laws;

            (iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

            (v) such  assignee  or  transferee  being a  Citizen  of the  United
States;

            (vi) such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

            (vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

            (viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

            In connection with state  securities laws  restrictions on transfer,
Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

                   (a) The issuer of any security  upon which a  restriction  on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

                   (b) It is  unlawful  for the holder of any such  security  to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court;
            (3) to any person  described in Subdivision  (i) of Section 25102 of the  Corporations  Code  of  the  State  of  California  or  Section
            260.105.14 of the Rules of the California Corporations Commissioner;
            (4) to the transferor's ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner's written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under
            Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of
            Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or
            (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the
            California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser;
            (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of
            Section 25102.

                   (c) The certificates  representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

            "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

            Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

            An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the first full fiscal quarter following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

            All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

            An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager's sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

            The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under "Voting Rights of Members."

Repurchase of Units

            In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund's interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price equal to the Unit Holder's capital account, computed in accordance with federal tax accounting principles, allocable to the repurchased Units as of the last day of the quarter during which the precipitating event occurs.

            Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly. The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence.

Indemnification of the Manager

            The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys' fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund's capital assets by the amount paid.

            The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

            The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund. See "Fiduciary Duty of the Manager."

                              PLAN OF DISTRIBUTION

Distribution

            The   Units   will  be   offered   and  sold  on  a  "best   efforts
minimum/maximum" basis through ATEL Securities Corporation (the "Dealer Manager"), a broker-dealer which is an Affiliate of the Manager (see "Conflicts of Interest" and "Management"), and through other participating broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates.

            The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).

            The minimum subscription is 250 Units ($2,500); provided that an IRA or Keogh Plan may subscribe for a minimum of 200 Units ($2,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

            The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

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

            Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

            The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or requalification in all those jurisdictions requiring such renewal or requalification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned together with any interest earned thereon.

Selling Compensation and Certain Expenses

            The Dealer Manager will receive selling commissions in an amount equal to 9.5% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 8% of the Gross Proceeds attributable to Units sold by them. Out of the 1.5% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel and certain participating broker-dealers, reimburse certain wholesaling expenses incurred by participating broker-dealers and reimburse amounts which may be advanced by ATEL for certain overhead expenses of the Dealer Manager and its personnel.

            The Dealer Manager (out of its compensation equal to 1.5% of the Gross Proceeds) or the Fund (up to a maximum amount equal to 0.5% of the Gross Proceeds) may pay or reimburse participating dealers a portion of their actual expenses in connection with this offering (including expenses incurred in coordinating their sales efforts, training their personnel and expenses incurred, by such broker-dealers as the Dealer Manager shall designate, in performing "wholesaling" functions). The Fund may also pay or reimburse participating dealers for their due diligence expenses. Subject to NASD approval and compliance with Rule 2810(b)(4)(E) of the NASD's Conduct Rules, the Fund, the Manager or the Dealer Manager may establish noncash sales incentive programs for sales representatives of participating dealers, provided that the aggregate value of any noncash incentive awards to any individual by the Manager or any of its Affiliates during any year does not exceed the sum of $100. The total of all selling compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, broker dealer and investment seminar expenses, non-cash incentive payments and any other forms of compensation paid to the Dealer Manager or other participating broker-dealers (including any unreimbursed overhead costs of the Dealer Manager advanced by ATEL), will not exceed 10% of the Gross Proceeds, except that up to an additional 0.5% of the Gross Proceeds may, in the sole discretion of the Manager, be paid in connection with accountable, bona fide due diligence activities.

            The   Manager   has   agreed   to   indemnify   the    participating
broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

            At various times during the offering period the Manager may elect to pay a portion of the set-up fees for IRAs which purchase Units. The Manager will pay a maximum of $25 toward such fees for each IRA which purchases the minimum number of Units or more.

            The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

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

Escrow Arrangements

            Until the  minimum  number of  subscriptions  are  received  and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank, National Association, San Francisco, California (the "Bank"). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

            Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

            Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

            The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned.

            The Bank's sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments By Certain Persons

            The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by such Persons will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

            The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 8% retail selling commissions at a per Unit price of $9.20. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 and is an Affiliate of a participating broker-dealer may also purchase Units with reduced selling commissions, subject to the express approval of such participating broker-dealer Affiliate, if the client (i) has been advised by such advisor over a continuous course of time on investments other than the purchase of Units, and (ii) is not being charged by the advisor or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such advisor specifically in connection with the purchase of Units. In no event will the net contribution to the Fund by such persons be less than $9.20 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the NASD's Rules of Fair Practice.

State Requirements

            In addition to the investor suitability and minimum investment standards established by the Fund and described under "Who Should Invest" above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

            The  following   states  have  imposed   additional   conditions  on
investments in such jurisdictions:

            Iowa. The minimum investment for all IRAs in Iowa is $2,500 (250 Units).

            Maine. The minimum amount which may be invested by a Maine investor on any subscription, whether an initial investment or any subsequent investment, is $2,500 (250 Units), or $2,000 (200 Units) for IRAs and Qualified Plans.

            Michigan.     An investor in Michigan may not invest in Units any
amount in excess of 10% of the investor's net worth (exclusive of home, home furnishings and automobiles)

            Missouri. Each Missouri investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

            Nebraska.     The minimum investment for all investors in Nebraska,
except IRAs and Keogh Plans, is $5,000 (500 Units).

            New Hampshire. Each New Hampshire investor must (i) have an annual gross income of at least $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $125,000 in excess of his Original Invested Capital; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 in excess of his Original Invested Capital.

            North Carolina. Each North Carolina investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

            Ohio.     An Ohio investor may not invest in Units an amount in
excess of 10% of the investor's net worth.

            Pennsylvania. In addition to the investor suitability standards set forth under "Who Should Invest," an investor in Pennsylvania may not invest in Units an amount in excess of 10% of the investor's net worth (with such net worth calculated exclusive of home, home furnishings and automobiles). Furthermore, Pennsylvania subscriptions will be subject to a separate escrow and will be released to the Fund only when the Fund has received aggregate subscriptions from all investors equal to not less than $7.5 million. See "Escrow Arrangements" above.


                               REPORTS TO HOLDERS

            The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund's best interest.

             The Fund will furnish to each Holder certain reports, statements and tax information, as set forth in Article 14 of the Operating Agreement. The Manager shall have prepared and distributed at least annually, at the Fund's expense, (i) a statement of cash flow, (ii) Fund information necessary in the preparation of each Holder's federal income tax returns; (iii) a report of the business of the Fund; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year; (v) a report identifying the sources of all Fund Distributions for the year; and (vi) a special report containing an opinion of a certified public accounting firm and a breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Following the close of each taxable year of the Fund, the Fund will distribute to the Holders copies of the annual report and annual financial statements (balance sheet, statement of income or loss, statement of members' equity and statement of cash flow, accompanied by a report containing an opinion of independent certified public accountants) within 120 days thereafter, and such statements will be prepared on an accrual basis in accordance with generally accepted accounting principals; and all Fund information necessary in the preparation of their federal income tax returns within 75 days after the end of each fiscal year. The Manager does not intend to cause the Fund to prepare and distribute any reconciliation between the financial information contained in the foregoing reports and the information furnished to Holders for income tax purposes.

            During the offering period and until the Fund is fully invested, the Fund will also furnish to each Holder, at least quarterly, information concerning the investments of the Fund.

            The Fund will also furnish to each Holder a quarterly report covering each of the first three quarters of Fund operations in each calendar year, including unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

                           SUPPLEMENTAL SALES MATERIAL

            In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

            The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

                                 LEGAL OPINIONS

            The legality of the Units has been passed upon by Derenthal & Dannhauser, San Francisco, California, and the statements under the captions "Income Tax Consequences" and "ERISA Considerations" as they relate to federal income tax and ERISA matters have been reviewed and passed upon by Jackson, Tufts, Cole & Black, San Francisco, California.

                                     EXPERTS

            The consolidated balance sheet of ATEL Financial Corporation and subsidiary at July 31, 1998 and the financial statements of ATEL Capital Equipment Fund VIII, LLC at October 7, 1998, and for the period from July 31, 1998 (inception) through October 7,1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION


            The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission at 450 Fifth Street, Northwest, Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission's electronic data gathering and retrieval (EDGAR) system, at its internet web site at www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.


                                    GLOSSARY

            The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

            "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

            "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

             "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Operating Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

             "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

            "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement. See "Management Compensation."

            "Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule set forth under Section 8.3 of the Operating Agreement, equal to the aggregate of an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Carried Interest, determined in the manner described therein.

              "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

              "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

            "ATEL" shall mean ATEL Financial Corporation, a California corporation.

            "California Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

            "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

            "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement.

            "Cash from Operations" shall mean the excess of Gross Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

            "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

            "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction.

            "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than ___________, 2000 (two years from the initial date of the Fund's Prospectus). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

            "Distributions" shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

            "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

            "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

            "Equipment Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "Equipment Re-leasing Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "Equipment Resale Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

            "Full   Payout   Lease"   shall  mean  a  lease   under   which  the
non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

            "Fund" shall mean ATEL Capital Equipment Fund VIII, LLC, the California limited liability company created under the Operating Agreement.

            "Fund Manager" or "Manager" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as "ATEL" or the "Manager."

            "Fund Minimum Gain" shall have the meaning set forth in  Regulations
Section 1.704-2(d)(1).

            "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

            "Gross Lease Revenues" shall mean all revenues attributable to the Equipment other than from security deposits paid by lessees thereof. The term "Gross Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

            "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

            "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

            "Incentive Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "IRA" shall mean an individual  retirement  account qualifying under
Section 408 of the Code.

            "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

            "Members" shall mean the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

            "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

            "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

            "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

            "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

            "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

            "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

            "Original Invested Capital" shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

            "Operating   Agreement"  or  "Agreement"   shall  mean  the  Limited
Liability Company Operating Agreement of ATEL Capital Equipment Fund VIII, LLC, as it may be amended from time to time.

            "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

            "Priority Distribution" shall mean a hypothetical amount determined solely for purposes of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of the Operating Agreement. Such amount will equal, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

            "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

            "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment including all liens and mortgages on the equipment, but excluding points and prepaid interest.

            "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

            "Regulations" or "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

            "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

            "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

            "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

                   (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

                   (b) a  transaction  involving  the  conversion  to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

                   (i)    the Members voting rights;
                   (ii)   the term of existence of the Fund;
                   (iii) the terms of compensation of the Manager and its Affiliates;or (iv) the Fund's investment objectives.

            "Service" shall mean the United States Internal Revenue Service or its successor.

            "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

            "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

            "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

                              FINANCIAL STATEMENTS

             Set forth below are the following financial statements:

                      ATEL Capital Equipment Fund VIII, LLC

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . .F - 2
Balance Sheet, October 7, 1998 . . . . . . . . . . . . . . . . . . . . . .F - 3
Statement of Changes in Members' Capital for the Period from
   July 31, 1998 (inception) through October 7, 1998 . . . . . . . . . . .F - 3
Statement of Cash Flows for the Period from July 31, 1998 (inception)
   through October 7, 1998 . . . . . . . . . . . . . . . . . . . . . .  . F - 3
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . F - 4


                    ATEL Financial Corporation and Subsidiary

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . .F - 6
Consolidated Balance Sheet, July 31, 1998 . . . . . . . . . . . . . . . . F - 7
Notes to Consolidated Balance Sheet, July 31, 1998 . . . . . . . . . . . .F - 8

                         REPORT OF INDEPENDENT AUDITORS





The Members
ATEL Capital Equipment Fund VIII, LLC


We have audited the accompanying balance sheet of ATEL Capital Equipment Fund VIII, LLC as of October 7, 1998, and the related statements of changes in members' capital and cash flows for the period from July 31, 1998 (inception) through October 7, 1998. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL Capital Equipment Fund VIII, LLC at October 7, 1998, and its changes in members' capital and cash flows for the period from July 31, 1998 (inception) through October 7, 1998, in conformity with generally accepted accounting principles.



                                                               ERNST & YOUNG LLP
San Francisco, California
October 7, 1998

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                 OCTOBER 7, 1998


                                     ASSETS

Cash                                                                    $600
                                                                       ======


                        LIABILITIES AND MEMBERS' CAPITAL


Members' capital:
     Managing Member                                                    $100
     Initial Members                                                     500
                                                                       ------
Total members' capital                                                  $600
                                                                       ======




                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL

                  FOR THE PERIOD FROM JULY 31, 1998 (INCEPTION)
                             THROUGH OCTOBER 7, 1998

                              Initial Members       Managing
                              Units     Amount    Member    Total

Capital contributions            50      $500      $100      $600
                             ======= ========= =========  ========




                             STATEMENT OF CASH FLOWS

                  FOR THE PERIOD FROM JULY 31, 1998 (INCEPTION)
                             THROUGH OCTOBER 7, 1998


Financing activities:
Capital contributions received                                          $600
                                                                      -------
Net increase in cash                                                     600
                                                                      =======
Cash at end of period                                                   $600
                                                                      =======


                             See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

                                 OCTOBER 7, 1998


1.  Organization and Limited Liability Company matters:

ATEL Capital  Equipment  Fund VIII,  LLC (a  development  stage  enterprise)(the
Fund), was formed under the laws of the State of California on July 31, 1998, for the purpose of acquiring equipment to engage in equipment leasing and sales activities. The fund shall continue until December 31, 2019. Contributions in the amount of $600 were received as of October 7, 1998, $100 of which represented the Managing Member's (ATEL Financial Corporation's) (ATEL's) continuing interest, and $500 of which represented the Initial Members' capital investment.

As of October 7, 1998, the Fund had not commenced operations other than those relating to organizational matters. The Fund, or the Managing Member on behalf of the Fund, will incur costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). The amount of such costs to be born by the Fund is limited by certain provisions of the Operating Agreement.


2.  Income taxes:

The Fund does not provide for income taxes since all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.


3.  Members' capital:

As of October 7, 1998, 50 Units were issued and outstanding. The Fund is authorized to issue up to 15,000,000 additional Units.

The Fund Net Income, Net Losses, and Distributions are to be allocated 92.5% to the Members and 7.5% to the Managing Member.


4. Commitments and management:

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, in addition the allocations described above, which are more fully described in Section 8 of the Operating Agreement. The additional fees to management include fees for equipment management and resale.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

                                 OCTOBER 7, 1998


5.  Impact of the Year 2000 (Unaudited)

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

The Fund uses primarily third party software and is communicating with key vendors to ensure that its systems are year 2000 compliant. Based on these discussions, the Fund does not expect that the costs related to the year 2000 issue will be significant. Ultimately, the potential impact of the year 2000 issue will depend on the way in which the year 2000 issue is addressed by businesses and other entities whose financial condition or operational capability is important to the Fund.

REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
ATEL Financial Corporation


We have audited the accompanying consolidated balance sheet of ATEL Financial Corporation and subsidiary as of July 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ATEL Financial Corporation at July 31, 1998 in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP

San Francisco, California
September 10, 1998

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998

                                     ASSETS


Cash and cash equivalents                                                         $855,114
Accounts receivable                                                                 92,931
Amounts due from affiliated partnerships                                         1,660,221
Investments in leases                                                            3,572,324
Cash surrender value of life insurance                                             300,000
Deferred tax asset                                                               1,629,810
Property and equipment, net of accumulated depreciation of $1,172,147              575,992
Leasehold improvements, net of accumulated amortization of $283,737                466,527
Other assets                                                                       195,405
                                                                           ----------------
                                                                                $9,348,324
                                                                           ================


                      LIABILITIES AND SHAREHOLDER'S EQUITY


Liabilities:
Non-recourse debt                                                                 $975,278
Line of credit                                                                     500,000
Amounts due to affiliated companies                                              2,522,491
Accounts payable and accrued liabilities                                           615,784
Customer deposits                                                                   22,000
Deferred liabilities and credits:
  Unearned acquisition fees                                                        245,569
  Deferred capital contributions                                                   408,568
  Deferred tax liability                                                         2,513,105
                                                                           ----------------
  Total liabilities                                                              7,802,795

Shareholder's equity:
Common stock, 100,000 shares authorized, 666.5 shares issued and outstanding         2,000
Additional paid-in capital                                                          93,855
Retained earnings                                                                1,449,674
                                                                           ----------------
  Total shareholder's equity                                                     1,545,529
                                                                           ----------------
                                                                                $9,348,324
                                                                           ================

                             See accompanying notes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998


1.   Summary of significant accounting policies:

Organization and principles of consolidation:

The  consolidated   balance  sheet  includes  the  accounts  of  ATEL  Financial
Corporation (ATEL) and its wholly owned subsidiary,  ATEL Securities Corporation
(ASC). ATEL is a wholly owned subsidiary of ATEL Capital Group (ACG).

ATEL is a California corporation formed in July 1977 to engage in the brokering and leasing of equipment for its own account and the account of affiliated partnerships. ASC was formed in November 1985 and was registered as a securities broker/dealer in February 1986. All significant intercompany balances have been eliminated in consolidation.

ATEL organizes and sponsors limited partnerships (the "affiliated partnerships" or the "programs") engaged in equipment leasing and sales activities. It also acts as the corporate general partner in these affiliated partnerships. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL and the balance is allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

In addition, under the terms of the partnership agreements for certain of the affiliated partnerships for which ATEL is a general partner, ATEL is entitled to participate in net cash from operations and sales or refinancing of equipment owned by the affiliated partnerships. A portion of ATEL's participation is subordinated to the limited partners' full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through July 31, 1998. The shareholders of ATEL Capital Group are also general partners in certain of these affiliated partnerships.


Operating leases:

Assets on operating leases are stated at cost less accumulated depreciation. Revenues from operating leases are recognized evenly over the terms of the related leases. Depreciation is provided by the straight-line method over the term of the lease to an amount equal to the equipment's estimated residual value at lease termination.

Initial direct costs:

Initial direct costs are capitalized and amortized over the terms of the related leases.

Investment in leveraged leases:

Leases which are financed principally with non-recourse debt at lease inception and which meet certain other criteria are accounted for as leveraged leases. Leveraged lease contracts receivable are stated net of the related non-recourse debt service (which includes unpaid principal and aggregate interest on such debt) plus estimated residual values. Unearned income represents the excess of anticipated cash flows (after taking into account the related debt service and residual values) over the investment in the lease and is amortized using a constant rate of return applied to the net investment when such investment is positive.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998


1.   Summary of significant accounting policies (continued):

Residual interests:

Residual interests represent the present value of ATEL's proportionate interest (calculated at the time of the transaction) in the estimated residual value of equipment originally owned by ATEL and subsequently sold to a third party where ATEL retains an unconditional right to participate in such residual value upon the expiration of the related lease. This retained residual value is presented as an asset until the ultimate liquidation of the underlying equipment and realization of the participation.

Acquisition fees:

Acquisition fees received from the first six affiliated partnerships on equipment purchased prior to 1995, generally 3.5% to 4.75% of the affiliated partnerships' equipment cost, were deferred and are recognized as income as services are provided in connection with the partnerships' acquisition of equipment and leases. It is estimated that these services will be rendered over a period of seven years. Beginning in 1995 and through December 31, 1996, acquisition services subject to a fee were performed by an affiliate.

Property and equipment:

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

Leasehold improvements:

Leasehold improvements are stated at cost. Amortization is calculated using the straight-line method over the lives of the related leases or estimated lives, whichever is shorter.

Cash surrender value of life insurance

ATEL purchased two single premium key-man life insurance policies to cover its two officer-shareholders. ATEL is a beneficiary under the contracts for $300,000 of cash surrender values and death benefits. The spouses are the beneficiaries for amounts above $300,000.

Income taxes:

For federal and state income tax reporting, ATEL's taxable income is included in the returns filed by its parent. For financial reporting, ATEL's income tax provision is calculated on a separate return basis. Deferred taxes are calculated using the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The ultimate realization of ATEL's deferred tax asset is dependent upon the realization of such amount by ACG.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998


1.   Summary of significant accounting policies (continued):

Credit risk:

Financial instruments which potentially subject ATEL to concentrations of credit risk include cash and cash equivalents and accounts receivable. ATEL places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to ATEL. Accounts receivable represent amounts due from lessees in various industries related to equipment on operating leases.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments in affiliated partnerships

ATEL accounts for its interest as a corporate general partner in the affiliated partnerships at cost, or under the equity method of accounting, based on the terms of the individual affiliated partnership agreements.

     Affiliated partnerships accounted for at cost do not provide for provisions in the partnership agreements for general partner distributions and hence, the General Partner does not in effect have any way to recover the amounts of its capital account as recorded by the Partnership. Upon the dissolution of these partnerships, a special allocation of income or loss is made from the general partner to the limited partners in an amount sufficient to bring the capital accounts to zero, based on the terms of the partnership agreements.


Affiliated partnerships accounted for under the equity method of accounting, subject to limitations in the respective partnership agreements, provide for general partner distributions. Upon dissolution of these partnerships, if the general partner has a deficiency in its capital account, the general partner is required to contribute in cash to the capital of the affiliated partnership an amount equal to the lesser of the deficiency in the general partner's account or 1.01% of the original invested capital of the affiliated partnership, based on the provisions of the partnership agreement. If the general partner has a positive capital balance upon the dissolution of the partnership, a special allocation of income is made from the general partner to the limited partners in an amount sufficient to bring the capital accounts to zero, based on the terms of the partnership agreements. Through July 31, 1998, ATEL has deferred $408,568 in distributions received from affiliated partnerships accounted for on the equity method of accounting. Such amounts are included in the balance sheet under the caption "Deferred capital contributions".

Amounts due from affiliates

Amounts due from affiliates represents amounts advanced to or received from affiliates for operations or for income taxes to be paid by ATEL on behalf of ACG and its subsidiaries.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998


2.  Investments in leases:

Investments in leases consist of the following:

Equipment on operating leases, net of accumulated depreciation     $2,582,814
Residual interests                                                    682,227
Investment in leveraged leases                                        307,283
                                                                  ------------
                                                                   $3,572,324
                                                                  ============
Operating leases:

Equipment on operating leases consists of the following:
Electrical cogeneration plant (estimated useful life, 20 years)    $2,565,815
Concrete hauling trucks (estimated useful life, 7 years)            1,793,410
                                                                  ------------
                                                                    4,359,225
Less accumulated depreciation                                      (1,776,411)
                                                                  ------------
Equipment on operating leases, net of accumulated depreciation     $2,582,814
                                                                  ============

At July 31, 1998, the aggregate amounts of future minimum lease payments receivable from operating leases are as follows:

                                Year ending July 31,
                                                1999         $286,590
                                                2000          290,999
                                                2001          290,999
                                                2002          290,999
                                                2003          290,999
                                          Thereafter           24,250
                                                      ----------------
                                                           $1,474,836
                                                      ================

Leveraged leases:

ATEL participates in leveraged lease transactions in which the cost of assets leased to others is financed primarily by loans from financial institutions but ownership of property is retained by ATEL. The lessees' rental obligations are assigned to the financial institutions and the related property is pledged as collateral for the loans and are without deficiency liability (non-recourse) against ATEL. Equipment under leveraged leases includes coal mining and processing equipment and over-the-road tractors and trailers. The net investment in leveraged leases is as follows:

Aggregate rentals receivable                                         $2,364,270
Aggregate principal and interest payable on non-recourse loans       (2,364,270)
Estimated residual value of leased assets                               381,000
Less unearned income                                                    (73,717)
                                                                     -----------
Investment in leveraged leases                                          307,283
Deferred tax liability, included in the accompanying balance sheet     (272,908)
                                                                     -----------
Net investment in leveraged leases                                      $34,375
                                                                     ===========

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998


2.  Investments in leases (continued):

General lease terms and concentration of credit risk:

Operating and leveraged leases generally provide that the lessee will be responsible for maintenance, insurance and similar costs (referred to as net leases).

ATEL leases equipment to lessees in diversified industries. As of July 31, 1998, equipment representing 19% and 12% of total assets was leased to lessees in the machine tool and heavy construction industries, respectively. Leases are subject to the Company's credit committee review. The leases provide for the repossession of the equipment in the event of default.


3.  Non-recourse debt:

Non-recourse debt consists of a note payable to financial institution. Interest is at 9.6094% per year. Concrete hauling trucks and related leases are pledged as collateral and payments are due in various installments through 2002.

The net book value of assets financed with non-recourse debt was $2,582,814 at July 31, 1998.

Future minimum payments on non-recourse debt are as follows:

                                 Principal         Interest          Total
         Year ending July 31,    Payments         Payments         Payments
                        1999         $201,397          $85,193         $286,590
                        2000          226,437           64,562          290,999
                        2001          249,180           41,819          290,999
                        2002          274,207           16,792          290,999
                        2003           24,057              193           24,250
                              ---------------- ---------------- ----------------
                                     $975,278         $208,559       $1,183,837
                              ================ ================ ================


4.  Income taxes:

Deferred income taxes as of July 31, 1998 reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At July 31, 1998, deferred tax assets total $1,629,810 and deferred tax liabilities total $2,513,105.

Deferred income taxes arise primarily from differences in the reporting of lease income, depreciation, acquisition fees and valuation accounts for tax purposes as compared to their treatment for financial reporting purposes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998

5.  Line of credit:

ATEL participates with ACG, certain other subsidiaries of ACG and with certain affiliated partnerships, in a $90,000,000 revolving credit agreement with a group of financial institutions which expires November 28, 1998. The agreement includes an acquisition facility, a lease warehouse facility and a small ticket facility which are used to provide bridge financing for assets on leases. Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated Partnerships and ATEL. Borrowings on the small ticket facility are recourse to the borrower and are guaranteed by ACG and certain of its shareholders. Also included in this line of credit facility is $1,000,000 available for operations and working capital. At July 31, 1998, ATEL had $500,000 of borrowings related to working capital. At July 31, 1998, $5,000,000 was borrowed under the small ticket lease facility by a subsidiary of ACG relating to lease transactions. At July 31, 1998, $21,017,948 was borrowed under the separate lease warehousing facility by another subsidiary of ACG relating to lease transactions. Interest is at the bank's prime rate (8.5% at July 31, 1998) or at LIBOR plus 1.25% (6.91% at July 31, 1998).

These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the specific borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL's borrowings under the facility are guaranteed by ACG and/or its shareholders.

Under the line, the affiliated partnerships have borrowed $11,865,000 as of July 31, 1998. These funds are collateralized by the assets owned by the affiliated partnerships, except equipment, lease receipts and residual values specifically pledged to other equipment funding sources.

The credit agreement includes certain financial covenants applicable to each borrower. ATEL was in compliance with such covenants as of July 31, 1998.


6.  Commitments and contingencies:

Office lease:

ATEL occupies office space under operating leases expiring through December 2002. Future minimum payments for fiscal year periods under the leases are $526,279 in 1999, $536,162 in 2000, $550,001 in 2001, $559,886 in 2002 and
$233,286 in 2003. Office rent expense was $562,539 in 1998 and $508,747 in 1997.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998


7.  Reimbursements of operating costs:

The Limited Partnership Agreements of the affiliated partnerships allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing administrative services to the Partnerships, of which a portion of such amounts is allocated to ATEL. Administrative services provided include partnership accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services where they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the Partnerships based upon actual time incurred by employees working on partnership business and an allocation of rent and other costs based on utilization studies. Accrual and payment of reimbursable costs and management fees due from ATEL Cash Distribution Fund were voluntarily suspended in May 1994. As of July 31, 1998, $1,660,221 remained outstanding from affiliated partnerships for reimbursable operating and syndication costs and management fees.


8.  Impact of the Year 2000 (Unaudited)

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

ATEL uses primarily third party software and is communicating with key vendors to ensure that its systems are year 2000 compliant. Based on these discussions, ATEL does not expect that the costs related to the year 2000 issue will be significant. Ultimately, the potential impact of the year 2000 issue will depend on the way in which the year 2000 issue is addressed by businesses and other entities whose financial condition or operational capability is important to ATEL.

--------------------------------------------------------------------------------
                          PRIOR PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ATEL Financial Corporation ("ATEL"), the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1 billion. In addition to the Fund, ATEL has sponsored seven prior public and one private equipment leasing limited partnership(s). See "Prior Performance Summary" for a summary of information regarding such prior programs.

The first prior partnership, ATEL Lease Income Fund 1985-A ("ALIF"), completed a private placement of $218,500 of its limited partnership interests in April 1986 from a total of 12 investors. ALIF had acquired a variety of equipment with a total purchase cost of approximately $296,627 as of December 31, 1997. All such equipment had been sold as of December 31, 1997 and the partnership has ceased operations. See Table VI - "Sales or Disposals of Equipment" in this Exhibit A.

The second prior partnership, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 1, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF. All such equipment had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV - "Results of Completed Program" in this Exhibit A, for further information.

The third prior partnership, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF II had acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536 as of June 30, 1998. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. Of such equipment, items representing an original purchase cost of approximately $51,885,991 had been sold as of June 30, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF II had made cash distributions to its investors in the aggregate amount of $1,105.70 per $1,000 invested. Of this amount a total of $289.71 represents investment income and $815.99 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

     The fourth prior partnership, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of June 30, 1998. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $66,594,290 had been sold as of June 30, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF III had made cash distributions to its investors in the aggregate amount of $1,003.64 per $1,000 invested. Of this amount a total of $261.90 represents investment income and $741.74 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The fifth prior partnership, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $108,734,880 as of June 30, 1998. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $52,871,585 had been sold as of June 30, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1998, ACDF IV had made cash distributions to its investors in the aggregate amount of $797.87 per $1,000 invested. Of this amount a total of $148.05 represents investment income and $649.82 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The sixth prior partnership, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of $186,897,181 as of June 30, 1998. Of such equipment, items representing an original purchase cost of approximately $31,330,129 had been sold as of June 30, 1998. Through June 30, 1998, ACDF V had made cash distributions to its investors in the aggregate amount of $520.97 per $1,000 invested. Of this amount a total of $73.79 represents investment income and $447.18 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

The seventh prior partnership, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $208,277,121 as of June 30, 1998. Of such equipment, items representing an original purchase cost of approximately $2,677,677 had been sold as of June 30, 1998. Through June 30, 1998, ACDF VI had made cash distributions to its investors in the aggregate amount of $321.36 per $1,000 invested. Of this amount a total of $6.87 represents investment income and $314.49 represents return of capital.See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. See Table VI
- "Sales or Disposals of Equipment" in Exhibit A.

The eighth prior partnership, ATEL Capiatal Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII will terminate its offering on or before November 29, 1998. As of June 30, 1998, $105,570,580 of offering proceeds had been received from approximately 4,300 investors. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $177,566,094 as of June 30, 1998. Of such equipment, items representing an original purchase cost of approximately $2,055,915 had been sold as of June 30, 1998. Through June 30, 1998, ACEF VII had made cash distributions to its investors in the aggregate amount of $126.79 per $1,000 invested. Of this amount a total of $29.74 represents investment income and $97.05 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

All of the Prior Programs have investment objectives that are similar to those of the Fund. It should be noted, however, that the prior privately placed program, ALIF, invested in equipment without the use of any acquisition debt, while Prior Programs ("Prior Public Programs") were designed to use moderate amounts of acquisition debt, as is the Fund. In addition, as in the case of the Fund's portfolio objectives, the Prior Public Programs' equipment portfolios placed greater emphasis on relatively low technology equipment than did ALIF. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

In Tables I through  III  information  is  presented  with  respect to all Prior
Programs sponsored by the Manager and its Affiliates which closed their offerings within the five year period ending June 30, 1998, except that ACDF closed its offering December 18, 1987, ACDF II closed its offering January 3, 1990, ACDF III closed its offering January 3, 1992 and ACDF IV closed its offering on February 3, 1993. Table VI includes information regarding all dispositions of equipment by prior programs during the five year period ending June 30, 1998. The following is a list of the tables set forth on this Exhibit
A:

                     TABLE I       Experience in Raising and Investing Funds

                     TABLE II      Compensation to the General Partners

                     TABLE III     Operating results of Prior Programs

                     TABLE IV      Results of Completed Programs

                     TABLE V       Acquisition of Equipment by Prior Programs

                     TABLE VI      Sales or Disposals of Equipment

ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.



INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

In addition to Tables I through V, two summary charts are set forth below. Figure 6 is a summary of cash distributions through December 31, 1997 by each Prior Public Program, expressed as a percentage of an initial investor's original capital contribution and divided into the portions of such distributions which have been characterized in the Prior Program's financial statements as a return of capital, on the one hand, and net income, on the other.

(GRAPHIC OMITTED - FIGURE 6)

Figure 7 below illustrates the disposition of equipment after expiration of the initial lease term for equipment coming off lease through April 1, 1998 for all Prior Public Programs that had completed their public offerings as of December 31, 1995. The dispositions are characterized as (i) short term renewals by the lessees (for terms of less than 12 months), (ii) long term renewals by the lessees (for terms of at least 12 months), (iii) equipment purchased by the lessee and (iv) equipment returned by the lessee to the Prior Public Program for sale or lease to another party.

(GRAPHIC OMITTED - FIGURE 7)

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (on a percentage basis)
                                 June 30, 1998
                                   (Unaudited)

The following Table sets forth certain information concerning the experience of the General Partners in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

                                                   ATEL Cash       ATEL Cash       ATEL Cash        ATEL Cash
                                                   Distribution    Distribution  Distribution       Distribution
                                                     Fund          Fund II         Fund III          Fund IV
                                                     ----          --------        --------          -------
EQUITY PROCEEDS
       Dollar amount of equity
          offered                                 $10,000,000     $35,000,000      $75,000,000     $75,000,000
       Dollar amount of equity
          raised                                  $10,000,000     $35,000,000      $73,855,840     $75,000,000
Less:  Offering expenses:
       Selling commissions                              9.50%           9.50%            9.50%           9.50%
       Organization and program
          expenses (1)                                  4.00%           5.00%            4.25%           4.53%
       Reserves                                         3.00%           1.50%            1.50%           1.50%
                                                  ------------    ------------   --------------    ------------
Percent available for investment                       83.50%          84.00%           84.75%          84.47%
Acquisition costs:
       Purchase price (2)                              79.00%          79.25%           80.00%          79.71%
       Acquisition fees                                 4.50%           4.75%            4.75%           4.76%
                                                  ------------    ------------   --------------    ------------
                                                       83.50%          84.00%           84.75%          84.47%
                                                  ============    ============   ==============    ============
Percent leverage (9)                                   20.26%          40.93%(8)        43.04%(10)      43.50%
                                                  ============    ============   ==============    ============

Date offering commenced:                          Mar. 1, 1986    Jan. 4, 1988     Jan. 4, 1990    Feb. 4, 1992

Length of offering                                21 Months       24 Months        24 Months       12 Months

Months to  invest 90% of
   amount available for investment
   (measured from beginning of offering)          30 Months   (3) 27 Months  (4)   30 Months   (5) 20 Months (6)

                                                  ATEL Cash       ATEL Cash         ATEL Capital
                                                  Distribution     Distribution    Equipment
                                                    Fund V         Fund VI          Fund VII
                                                   ------         -------          --------
EQUITY PROCEEDS
       Dollar amount of equity
          offered                                $125,000,000    $125,000,000     $150,000,000
       Dollar amount of equity
          raised                                 $125,000,000    $125,000,000      105,570,080
Less:  Offering expenses:
       Selling commissions                              9.50%           9.50%            9.50%
       Organization and program
          expenses (1)                                  4.60%           4.70%            4.58%
       Reserves                                         1.50%           1.50%            0.50%
                                                 -------------   -------------    -------------
Percent available for investment                       84.40%          84.30%           85.42%
Acquisition costs:
       Purchase price (2)                              79.64%          79.80%           85.42%
       Acquisition fees                                 4.76%           4.50%               -
                                                 -------------   -------------    -------------
                                                       84.40%          84.30%           85.42%
                                                 =============   =============    =============
Percent leverage (9)                                   35.06%          46.12%           26.17%
                                                 =============   =============    =============

Date offering commenced:                          Feb. 22, 1993   Nov. 23, 1994    Nov. 29, 1996

Length of offering                                21 Months       24 Months         N/A      (12)

Months to  invest 90% of
   amount available for investment
   (measured from beginning of offering)          22 Months  (7)  24 Months (11)    N/A      (12)



FOOTNOTES:

     (1) Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner.

     (2) Represents amounts paid to unrelated third parties for purchase of equipment under leases.

     (3) As of December 1988, 100% of the amount available for investment had been invested.

     (4) As of June 1990, 100% of the amount available for investment had been invested.

     (5) As of September 30, 1992, 100% of the amount available for investment had been invested.

     (6) As of December 31, 1993, the proceeds of the offering had been fully invested.

     (7) As of November 15, 1994, the Partnership's offering of Limited Partnership Units was completed. As of December 31, 1994, the proceeds of the offering had been fully committed.

     (8) From January 4, 1988 through August 31, 1994, the maximum amount of leverage at the end of any quarter was 37%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

     (9) The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

     (10) From January 4, 1990 through December 31, 1997, the maximum amount of leverage at the end of any quarter was less than 40%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

     (11) As of November 22, 1996, the Partnership's offering of Limited Partnership Units was completed. As of that date, the proceeds of the offering had been fully committed.

     (12) As of June 30, 1998, the Partnership's offering of Limited Partnership Units had not been completed. As of that date, the proceeds of the offering had been fully committed.

                                    TABLE II
                      COMPENSATION TO THE GENERAL PARTNERS
                                 June 30, 1998
                                   (Unaudited)

     The  following  Table  sets  forth  certain   information   concerning  the
compensation derived by the General Partner. Amounts paid are from two sources: proceeds of the offering and gross revenues.


                                                   ATEL Cash       ATEL Cash       ATEL Cash        ATEL Cash
                                                   Distribution    Distribution  Distribution       Distribution
                                                     Fund           Fund II        Fund III          Fund IV

Date offering commenced                           Mar. 1, 1986    Jan. 4, 1988   Jan. 4, 1990      Feb. 4, 1992

Date offering closed                              Dec. 18, 1987   Jan. 3, 1990   Jan. 3, 1992      Feb. 3, 1993

Dollar amount raised                              $10,000,000     $35,000,000      $73,855,840     $75,000,000

Amounts paid to General
   Partners from proceeds of
   offering:
    Acquisition fees                                 $450,000      $1,662,500       $3,558,700      $3,575,123
    Selling commissions                               $19,078        $230,985         $561,914        $716,296
    Organization and program costs                   $550,000      $1,751,422       $3,135,942      $3,394,652
Dollar amount of cumulative cash generated
from operations before deducting payments
to the General Partner                             $9,166,349     $38,472,108      $67,886,744     $47,294,524
Cumulative amount paid to the
   General Partner from operations:
       Management fees                               $765,081      $2,929,971       $5,689,232      $4,685,687
       Other operating expenses                      $475,740      $1,599,166       $2,565,217      $2,326,641

Aggregate payments to General
   Partner: (1)
                                             1993    $221,000        $741,295       $1,383,380      $4,178,039
                                             1994      54,739         551,300        1,339,355       2,007,562
                                             1995           -         380,380        1,201,436       1,480,305
                                             1996           -         290,349          967,667       1,097,106
                                             1997           -         212,148          909,024       1,113,697
                                             1998           -          93,950          285,987         384,365
                                                  ------------    ------------   --------------    ------------
                                                     $275,739      $2,269,422       $6,086,879     $10,261,074
                                                  ============    ============   ==============    ============

                                                   ATEL Cash       ATEL Cash         ATEL Capital
                                                   Distribution     Distribution    Equipment
                                                     Fund V         Fund VI          Fund VII

Date offering commenced                           Feb. 22, 1993   Nov. 23, 1994    Nov. 29, 1996

Date offering closed                              Nov. 15, 1994   Nov. 22, 1996        N/A      (2)

Dollar amount raised                              $125,000,000    $125,000,000     $105,570,080

Amounts paid to General
   Partners from proceeds of
   offering:
    Acquisition fees                                $5,956,319      $5,625,000         None
    Selling commissions                             $1,702,822      $1,711,446       $1,345,029
    Organization and program costs                  $5,751,177      $5,875,000       $4,831,747
Dollar amount of cumulative cash generated
from operations before deducting payments
to the General Partner                             $66,608,559     $57,969,330      $14,241,414
Cumulative amount paid to the
   General Partner from operations:
       Management fees                              $6,829,986      $3,548,523       $1,004,567
       Other operating expenses                     $2,706,509      $1,909,042       $1,090,828

Aggregate payments to General
   Partner: (1)
                                             1993   $8,084,815
                                             1994   15,675,132
                                             1995    4,067,056     $12,837,117
                                             1996    2,328,139      13,208,900
                                             1997    2,053,274       1,969,649      $10,657,867
                                             1998      871,080         816,899        6,338,549
                                                  -------------   -------------    -------------
                                                   $33,079,496     $28,832,565      $16,996,416
                                                  =============   =============    =============






FOOTNOTES:

     (1)  As  of  June  30,  1998.   Includes   payments  of  management   fees,
reimbursements of syndication costs to general partner (and affiliates), acquisition fees and reimbursements of administrative costs.

     (2) As of June 30, 1998, the offering had not been terminated. The offering will terminate on or before November 29, 1998.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 June 30, 1998
                                   (Unaudited)

     The following Table summarizes the operating results of Prior Programs (ACDF, ACDF II, ACDF III, ACDF IV, ACDF V, ACDF VI and ACEF VII). The Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

                                                                             ATEL Cash Distribution Fund
                                                                             Period Ended December 31,

                                                          1986               1987               1988               1989
Months of operations                                       2                  12                 12                 12

Gross revenue - lease and other                              $6,257            $375,072        $1,493,794         $1,761,021
                   - gain (loss) on sales of assets               -                   -                 -             11,951
                                                     ---------------   -----------------    --------------     --------------
                                                              6,257             375,072         1,493,794          1,772,972

Less Operating Expenses: (1)
        Depreciation expense                                      -              51,965           914,188          1,215,223
        Amortization expense                                      -               7,849             7,949              7,949
        Interest expense                                      1,558              29,918            37,727             52,553
        Administrative costs and reimbursements                   -              16,288            20,978             43,990
        Legal/Professional fees                                   -              15,105            16,586             39,712
        Provision for doubtful accounts                           -                   -                 -                  -
        Supplies                                                  -              10,507             6,414                  -
        Other                                                   125              10,886            18,329             12,648
        Management fee                                            -              19,882           108,196            147,120
                                                     ---------------   -----------------    --------------     --------------
Net income - GAAP basis (2)                                  $4,574            $212,672          $363,427           $253,777
                                                     ===============   =================    ==============     ==============

Taxable income (loss) from operations                        $3,972           ($208,962)        ($414,155)         ($294,778)
                                                     ===============   =================    ==============     ==============

Cash generated by (used in) operations (3)                 $221,291            $160,581        $1,402,104         $1,521,502
Cash generated from sales                                         -                   -                 -                  -
Cash generated from refinancing                                   -                   -                 -                  -
Cash generated from other (3)                                     -             104,143           183,679            221,151
                                                     ---------------   -----------------    --------------     --------------
                                                            221,291             264,724         1,585,783          1,742,653
                                                     ---------------   -----------------    --------------     --------------
Less cash distributions to investors:
        From operating cash flow                                  -             160,581         1,215,018          1,508,226
        From sales                                                -                   -                 -                  -
        From refinancing                                          -                   -                 -                  -
        From other                                                -              93,374                 -                  -
                                                     ---------------   -----------------    --------------     --------------
        Total distributions                                       -             253,955         1,215,018          1,508,226
                                                     ---------------   -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions       $221,291             $10,769          $370,765           $234,427
                                                     ===============   =================    ==============     ==============

Tax and distribution data per $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                       $2.76             ($46.78)          ($41.00)           ($29.20)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                None                 $47.60            $35.98             $25.14
        -  Return of capital                                None                   9.82             85.52             125.75
                                                     ---------------   -----------------    --------------     --------------
                                                            None                  57.42            121.50             150.89
Cash available for distribution, reinvested for
     investors' accounts                                    None                  65.08             28.50               9.11
                                                     ---------------   -----------------    --------------     --------------
Total                                                       None                $122.50           $150.00            $160.00
                                                     ===============   =================    ==============     ==============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $77.46           $150.00            $160.00
        Other                                                                     45.04                 -                  -
                                                     ---------------   -----------------    --------------     --------------
        Total                                               None                $122.50           $150.00            $160.00
                                                     ===============   =================    ==============     ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                             $467,071          $4,293,800        $8,139,130         $8,989,917
Amount invested in program equipment (book value)          $488,090          $4,341,128        $7,244,935         $6,724,650
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)        4.20%              38.57%             73.10%             80.75%


                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)


                                                                             ATEL Cash Distribution Fund
                                                                              Period Ended December 31,

                                                          1990               1991               1992               1993
Months of operations                                       12                 12                 12                 12

Gross revenue - lease and other                          $2,201,630          $1,816,898        $1,410,396           $895,012
                   - gain (loss) on sales of assets           8,766               4,998            15,909              9,929
                                                     ---------------   -----------------    --------------     --------------
                                                          2,210,396           1,821,896         1,426,305            904,941

Less Operating Expenses: (1)
        Depreciation expense                              1,612,647           1,277,406           906,100            348,650
        Amortization expense                                  7,949               7,849                 -                  -
        Interest expense                                    176,922             144,752            72,057             25,403
        Administrative costs and reimbursements              37,163              55,293           126,664            140,984
        Legal/Professional fees                              35,231              41,141            41,459             44,256
        Provision for doubtful accounts                      96,682              42,870             5,731                  -
        Supplies                                                  -                   -                 -                  -
        Other                                                11,786              25,922            35,839             21,664
        Management fee                                      164,932             130,347            94,229             80,016
                                                     ---------------   -----------------    --------------     --------------
Net income (loss) - GAAP basis (2)                          $67,084             $96,316          $144,226           $243,968
                                                     ===============   =================    ==============     ==============

Taxable income (loss) from operations                      $150,104            $180,117        $1,105,467           $692,509
                                                     ===============   =================    ==============     ==============

Cash generated by (used in) operations (3)               $1,585,967          $1,424,425        $1,673,016           $574,077
Cash generated from sales                                    30,000             159,396           562,504          1,343,908
Cash generated from refinancing                                   -                   -                 -                  -
Cash generated from other (3)                               237,576             185,406           126,552            183,275
                                                     ---------------   -----------------    --------------     --------------
                                                          1,853,543           1,769,227         2,362,072          2,101,260
                                                     ---------------   -----------------    --------------     --------------
Less cash distributions to investors:
        From operating cash flow                          1,516,124           1,265,955         1,470,260            574,077
        From sales                                                -                   -                 -            524,806
        From refinancing                                          -                   -                 -                  -
        From other                                                -                   -                 -            183,275
                                                     ---------------   -----------------    --------------     --------------
        Total distributions                               1,516,124           1,265,955         1,470,260          1,282,158
                                                     ---------------   -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions       $337,419            $503,272          $891,812           $819,102
                                                     ===============   =================    ==============     ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $14.88              $17.83           $109.44             $68.55
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                  $6.66               $9.54            $14.30             $24.18
        -  Return of capital                                 145.17              117.24            132.94             104.22
                                                     ---------------   -----------------    --------------     --------------
                                                             151.83              126.78            147.24             128.40
                                                     ---------------   -----------------    --------------     --------------
Cash available for distribution, reinvested for
     investors' accounts                                      18.17               14.46             31.00             (21.92)
                                                     ---------------   -----------------    --------------     --------------
Total                                                       $170.00             $141.24           $178.24            $106.48
                                                     ===============   =================    ==============     ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                          $10,064,292          $8,607,852        $7,402,311         $3,620,293
Amount invested in program equipment (book value)        $5,961,158          $3,639,966        $2,147,253           $724,675
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)       90.40%             77.31%             66.49%             32.52%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                           ATEL Cash Distribution Fund
                                                                            Period Ended December 31,

                                                          1994               1995               1996               1997
Months of operations                                       12                 12                 12                 12

Gross revenue - lease and other                            $264,117            $374,172          $169,765           $142,272
                   - gain (loss) on sales of assets         220,266              15,106            39,095             60,838
                                                     ---------------   -----------------    --------------     --------------
                                                            484,383             389,278           208,860            203,110

Less Operating Expenses: (1)
        Depreciation expense                                 98,835              29,324            62,028             36,917
        Amortization expense                                      -                   -                 -                  -
        Interest expense                                      5,154              12,496            15,883             11,505
        Administrative costs and reimbursements              34,380                   -                 -                  -
        Legal/Professional fees                              20,391              15,443            10,606             14,959
        Provision for losses                                      -               3,768             2,088                  -
        Provision for doubtful accounts                           -                   -                 -                  -
        Supplies                                                  -                   -                 -                  -
        Other                                                20,697              17,552            16,712             14,962
        Management fee                                       20,359                   -                 -                  -
                                                     ---------------   -----------------    --------------     --------------
Net income (loss) - GAAP basis (2)                         $284,567            $310,695          $101,543           $124,767
                                                     ===============   =================    ==============     ==============

Taxable income (loss) from operations                      $745,274            $339,275          $193,822          ($311,342)
                                                     ===============   =================    ==============     ==============

Cash generated by (used in) operations (3)                 $195,123            $200,234           $93,675           $114,354
Cash generated from sales                                   622,350             112,188           212,802            263,096
Cash generated from refinancing                                   -                   -                 -                  -
Cash generated from other (3)                               119,745              79,692            79,520              1,000
                                                     ---------------   -----------------    --------------     --------------
                                                            937,218             392,114           385,997            378,450
                                                     ---------------   -----------------    --------------     --------------
Less cash distributions to investors:
        From operating cash flow                            195,123             200,234            93,675            114,354
        From sales                                          622,350             112,188           142,200            298,243
        From refinancing                                          -                   -                 -                  -
        From other                                          412,143             174,165                 -              1,000
                                                     ---------------   -----------------    --------------     --------------
        Total distributions                               1,229,616             486,587           235,875            413,597
                                                     ---------------   -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions      ($292,398)           ($94,473)         $150,122           ($35,147)
                                                     ===============   =================    ==============     ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $73.92              $33.65            $19.22            ($30.88)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $28.22              $30.82            $10.07             $12.38
        -  Return of capital                                  94.96               17.91             13.55              29.06
                                                     ---------------   -----------------    --------------     --------------
                                                             123.18               48.73             23.62              41.44
                                                     ---------------   -----------------    --------------     --------------
Cash available for distribution, reinvested for
     investors' accounts                                     (23.66)             (18.63)            (3.62)             (9.44)
                                                     ---------------   -----------------    --------------     --------------
Total                                                        $99.52              $30.10            $20.00             $32.00
                                                     ===============   =================    ==============     ==============

Sources (on a cash basis)
        Sales                                                $50.37               $6.94            $12.06             $23.07
        Refinancing
        Operations                                            15.79               12.39              7.94               8.85
        Other                                                 33.36               10.77                                 0.08
                                                     ---------------   -----------------    --------------     --------------
        Total                                                $99.52              $30.10            $20.00             $32.00
                                                     ===============   =================    ==============     ==============
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $2,300,024          $2,825,287        $2,296,755                  -
Amount invested in program equipment (book value)          $484,971            $552,050          $234,707                  -
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)        20.66%             25.38%             20.63%                 -

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                                    ATEL Cash Distribution Fund II
                                                                                      Period Ended December 31,
                                                                             1988               1989               1990
Months of operations                                                          9                  12                 12

Gross revenue - lease and other                                              $1,001,065        $4,190,191         $8,619,546
                   - gain (loss) on sales of assets                                   -                 -                  -
                                                                       -----------------    --------------     --------------
                                                                              1,001,065         4,190,191          8,619,546

Less Operating Expenses: (1)
        Depreciation expense                                                    531,855         2,579,866          5,253,869
        Provision for decline in value of commercial aircraft                         -                 -          1,083,834
        Provision for doubtful accounts                                               -                 -                  -
        Interest expense                                                         31,445           362,122          1,485,960
        Administrative costs and reimbursements                                  19,284           107,082             95,474
        Legal/Professional fees                                                       -            32,022             42,748
        Other                                                                     7,799            41,448             58,465
        Management fee                                                           43,721           252,159            472,064
                                                                       -----------------    --------------     --------------
Net income - GAAP basis (5)                                                    $366,961          $815,492           $127,132
                                                                       =================    ==============     ==============

Taxable income (loss) from operations                                         ($588,007)      ($3,544,620)       ($3,583,850)
                                                                       =================    ==============     ==============

Cash generated by (used in) operations (3)                                   $1,044,176        $3,639,963         $6,823,453
Cash generated from sales
Cash generated from refinancing
Cash generated from other (3)                                                   100,715           147,741            400,308
                                                                       -----------------    --------------     --------------
                                                                              1,144,891         3,787,704          7,223,761
Less cash distributions to investors:
        From operating cash flow                                                253,760         1,986,455          4,069,920
        From sales                                                                    -                 -                  -
        From refinancing                                                              -                 -                  -
        From other                                                                    -                 -                  -
                                                                       -----------------    --------------     --------------
        Total distributions                                                     253,760         1,986,455          4,069,920
                                                                       -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions                           $891,131        $1,801,249         $3,153,841
                                                                       =================    ==============     ==============

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         ($96.15)         ($158.82)          ($101.37)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $41.91            $36.54              $3.60
        -  Return of capital                                                       -                53.37             112.69
                                                                       -----------------    --------------     --------------
                                                                                  41.91             89.91             116.29
Cash available for distribution, reinvested for investors' accounts               37.47             30.09              13.71
                                                                       -----------------    --------------     --------------
Total                                                                            $79.38           $120.00            $130.00
                                                                       =================    ==============     ==============

Sources (on a cash basis)
        Operations                                                               $79.38           $120.00            $130.00
        Sales                                                                         -                 -                  -
        Refinancing                                                                   -                 -                  -
        Other                                                                         -                 -                  -
                                                                       -----------------    --------------     --------------
        Total                                                                    $79.38           $120.00            $130.00
                                                                       =================    ==============     ==============

Amount invested in program equipment (cost, excluding acquisition fees)     $14,664,014       $30,309,212        $48,538,987
Amount invested in program equipment (book value)                           $14,661,074       $28,412,251        $40,154,353
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the
   program) (4)                                                                   28.05%             57.99%             92.86%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                                  ATEL Cash Distribution Fund II
                                                                                    Period Ended December 31,

                                                                             1991               1992               1993
Months of operations                                                          12                 12                 12

Gross revenue - lease and other                                              $8,774,789        $8,148,565         $6,665,582
                   - gain (loss) on sales of assets                             (31,613)          111,809            184,599
                                                                       -----------------    --------------     --------------
                                                                              8,743,176         8,260,374          6,850,181

Less Operating Expenses: (1)
        Depreciation expense                                                  5,546,000         5,285,315          4,285,373
        Provision for decline in value of commercial                                  -                 -                  -
           aircraft                                                                   -                 -                  -
        Provision for doubtful accounts                                          30,400             4,064                  -
        Interest expense                                                      1,353,033         1,171,105            860,663
        Administrative costs and reimbursements                                  94,910           256,184            313,421
        Legal/Professional fees                                                  52,281            39,612             47,110
        Other                                                                    38,337            70,316             49,725
        Management fee                                                          510,416           408,421            427,874
                                                                       -----------------    --------------     --------------
Net income - GAAP basis (5)                                                  $1,117,799        $1,025,357           $866,015
                                                                       =================    ==============     ==============

Taxable income (loss) from operations                                       ($2,013,494)       $1,686,207         $2,346,733
                                                                       =================    ==============     ==============

Cash generated by (used in) operations (3)                                   $6,705,095        $6,601,157         $4,720,797
Cash generated from sales                                                       223,447           767,749          2,643,336
Cash generated from refinancing                                                       -                 -                  -
Cash generated from other (3)                                                   488,962           698,496          1,437,114
                                                                       -----------------    --------------     --------------
                                                                              7,417,504         8,067,402          8,801,247
Less cash distributions to investors:
        From operating cash flow                                              4,561,842         4,927,246          4,720,797
        From sales                                                                    -                 -                  -
        From refinancing                                                              -                 -                  -
        From other                                                                    -                 -            794,270
                                                                       -----------------    --------------     --------------
        Total distributions                                                   4,561,842         4,927,246          5,515,067

                                                                       -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions                         $2,855,662        $3,140,156         $3,286,180
                                                                       =================    ==============     ==============

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         ($56.95)           $47.69             $66.38
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $31.62            $29.01             $24.50
        -  Return of capital                                                      98.72            111.77             133.07
                                                                       -----------------    --------------     --------------
                                                                                 130.34            140.78             157.57
Cash available for distribution, reinvested for
   investors' accounts                                                             9.66              9.22               2.43
                                                                       -----------------    --------------     --------------
Total                                                                           $140.00           $150.00            $160.00
                                                                       =================    ==============     ==============

Sources (on a cash basis)
        Operations                                                              $140.00           $150.00            $136.96
        Sales                                                                         -                 -                  -
        Refinancing                                                                   -                 -                  -
        Other                                                                         -                 -              23.04
                                                                       -----------------    --------------     --------------
        Total                                                                   $140.00           $150.00            $160.00
                                                                       =================    ==============     ==============

Amount invested in program equipment (cost, excluding acquisition fees)     $47,181,808       $41,405,356        $36,692,677
Amount invested in program equipment (book value)                           $29,983,437       $23,667,996        $16,204,828
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the
   program) (4)                                                                   90.26%             79.21%             70.20%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                         ATEL Cash Distribution Fund II
                                                                         December 31,
                                                                             1994               1995               1996
Months of operations                                                          12                 12                 12

Gross revenue - lease and other                                              $5,627,738        $3,191,834         $1,994,161
                   - gain (loss) on sales of assets                              (3,239)          453,960            168,927
                                                                       -----------------    --------------     --------------
                                                                              5,624,499         3,645,794          2,163,088

Less Operating Expenses: (1)
        Depreciation expense                                                  2,963,445         1,451,193            885,426
        Provision for doubtfull accounts                                              -                 -                  -
        Provision for losses                                                     11,616            25,972             22,221
        Interest expense                                                        509,267           365,099            237,226
        Administrative costs and reimbursements                                 238,185           157,444            132,994
        Legal/Professional fees                                                  37,647            44,864             21,173
        Other                                                                    66,324            71,101             72,138
        Management fee                                                          313,115           222,936            157,355
                                                                       -----------------    --------------     --------------
Net income - GAAP basis (5)                                                  $1,484,900        $1,307,185           $634,555
                                                                       =================    ==============     ==============

Taxable income (loss) from operations                                        $4,340,559        $3,101,835         $2,079,449
                                                                       =================    ==============     ==============

Cash generated by (used in) operations (3)                                   $3,921,897        $2,788,119         $1,288,526
Cash generated from sales                                                     2,959,549         2,304,367          1,298,116
Cash generated from refinancing                                                       -                 -                  -
Cash generated from other (3)                                                 1,311,673           875,730            877,510
                                                                       -----------------    --------------     --------------
                                                                              8,193,119         5,968,216          3,464,152
Less cash distributions to investors:
        From operating cash flow                                              3,921,897         2,788,119          1,288,526
        From sales                                                              859,241         1,064,197                  -
        From refinancing                                                              -                 -                  -
        From other                                                            1,311,673           875,730            788,922
                                                                       -----------------    --------------     --------------
        Total distributions                                                   6,092,811         4,728,046          2,077,448

                                                                       -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions                         $2,100,308        $1,240,170         $1,386,704
                                                                       =================    ==============     ==============

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         $122.79            $87.76             $58.84
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $42.01            $36.99             $17.95
        -  Return of capital                                                     132.10             98.14              41.42
                                                                       -----------------    --------------     --------------
                                                                                 174.11            135.13              59.37
Cash available for distribution, reinvested for
   investors' accounts                                                            (4.11)           (30.13)             (7.37)
                                                                       -----------------    --------------     --------------
Total                                                                           $170.00           $105.00             $52.00
                                                                       =================    ==============     ==============

Sources (on a cash basis)
        Operations                                                              $109.43            $61.92             $32.25
        Sales                                                                     23.97             23.63                  -
        Refinancing                                                                   -                 -                  -
        Other                                                                     36.60             19.45              19.75
                                                                       -----------------    --------------     --------------
        Total                                                                   $170.00           $105.00             $52.00
                                                                       =================    ==============     ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                                              $26,755,760       $21,031,914        $16,329,599
Amount invested in program equipment (book value)                           $11,523,077        $7,459,980         $4,564,924
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)
   program) (4)                                                                   51.19%             40.24%             31.24%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                         ATEL Cash Distribution Fund II
                                                                         December 31,         June 30,
                                                                             1997               1998
Months of operations                                                          12                  6

Gross revenue - lease and other                                              $1,189,141          $452,079
                   - gain (loss) on sales of assets                             124,594           256,886
                                                                       -----------------    --------------
                                                                              1,313,735           708,965

Less Operating Expenses: (1)
        Depreciation expense                                                    364,425           140,293
        Provision for doubtfull accounts                                         17,072                 -
        Provision for losses                                                     13,097             4,995
        Interest expense                                                        115,320            32,450
        Administrative costs and reimbursements                                 127,992            56,196
        Legal/Professional fees                                                  24,303             9,045
        Other                                                                    54,154            37,146
        Management fee                                                           84,156            37,754
                                                                       -----------------    --------------
Net income - GAAP basis (5)                                                    $513,216          $391,086
                                                                       =================    ==============

Taxable income (loss) from operations                                        $1,357,072          $750,000
                                                                       =================    ==============

Cash generated by (used in) operations (3)                                     $635,243          $303,682
Cash generated from sales                                                       778,928           435,440
Cash generated from refinancing                                                       -                 -
Cash generated from other (3)                                                   816,922            76,485
                                                                       -----------------    --------------
                                                                              2,231,093           815,607
Less cash distributions to investors:
        From operating cash flow                                                635,243           303,682
        From sales                                                                    -           435,440
        From refinancing                                                              -                 -
        From other                                                              655,877            79,193
                                                                       -----------------    --------------
        Total distributions                                                   1,291,120           818,315

                                                                       -----------------    --------------
Cash generated (deficiency) after cash distributions                           $939,973           ($2,708)
                                                                       =================    ==============

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                          $38.40            $21.22
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $14.52            $11.06
        -  Return of capital                                                      22.38             12.33
                                                                       -----------------    --------------
                                                                                  36.90             23.39
Cash available for distribution, reinvested for
   investors' accounts                                                            (6.90)             6.61
                                                                       =================    ==============
Total                                                                            $30.00            $30.00
                                                                       =================    ==============

Sources (on a cash basis)
        Operations                                                               $14.76            $11.13
        Sales                                                                         -             15.96
        Refinancing                                                                   -                 -
        Other                                                                     15.24              2.90
                                                                       -----------------    --------------
        Total                                                                    $30.00            $30.00
                                                                       =================    ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                                              $11,293,265       $10,304,748
Amount invested in program equipment (book value)                            $2,740,429        $2,370,652
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                            21.61%             19.71%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                                  ATEL Cash Distribution Fund III
                                                                                     Period Ended December 31,
                                                                             1990               1991               1992
Months of operations                                                          12                 12                 12

Gross revenue - lease and other                                              $2,130,161        $7,760,246        $12,713,280
                   - gain (loss) on sales of assets                                   -           (17,714)         1,202,188
                                                                       -----------------    --------------     --------------
                                                                              2,130,161         7,742,532         13,915,468

Less Operating Expenses: (1)
        Depreciation expense                                                  1,278,427         4,919,605          7,739,054
        Provision for decline in value of commercial
           aircraft                                                             623,294                 -                  -
        Interest expense                                                        482,047         1,002,520          1,186,760
        Administrative costs and reimbursements                                  70,775           239,667            542,510
        Legal/Professional fees                                                   7,600            52,746             31,691
        Other                                                                    22,898            49,198             52,629
        Management fee                                                           83,245           391,494            839,909
                                                                       -----------------    --------------     --------------
Net income - GAAP basis (6)                                                   ($438,125)       $1,087,302         $3,522,915
                                                                       =================    ==============     ==============

Taxable income (loss) from operations                                       ($2,539,135)      ($6,476,596)       ($3,010,933)
                                                                       =================    ==============     ==============

Cash generated by (used in) operations (3)                                   $1,572,921        $6,288,997         $9,564,446
Cash generated from sales                                                             -                 -          4,006,080
Cash generated from refinancing                                                       -                 -                  -
Cash generated from other (3)                                                   125,093            14,587            181,746
                                                                       -----------------    --------------     --------------
                                                                              1,698,014         6,303,584         13,752,272
Less cash distributions to investors:
        From operating cash flow                                                396,751         4,185,400          9,261,560
        From sales                                                                    -                 -                  -
        From refinancing                                                              -                 -                  -
        From other                                                                    -                 -                  -
                                                                       -----------------    --------------     --------------
        Total distributions                                                     396,751         4,185,400          9,261,560
                                                                       -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions                         $1,301,263        $2,118,184         $4,490,712
                                                                       =================    ==============     ==============
Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                        ($282.13)         ($200.01)           ($40.37)
             Recapture
           Capital gain (loss)
Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                       $33.58             $47.23
        -  Return of capital                                                     $44.53             96.98              78.19
                                                                       -----------------    --------------     --------------
                                                                                 $44.53           $130.56            $125.42
                                                                       =================    ==============     ==============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $44.53           $130.56            $125.42
        Other                                                                         -                 -                  -
                                                                       -----------------    --------------     --------------
        Total                                                                    $44.53           $130.56            $125.42
                                                                       =================    ==============     ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                                              $28,534,220       $52,188,848        $83,423,686
Amount invested in program equipment (book value)                           $27,475,925       $44,531,829        $64,526,606
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)
   program) (4)                                                                   28.64%             52.38%             83.73%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                                  ATEL Cash Distribution Fund III
                                                                                           Period Ended
                                                                                           December 31,

                                                                             1993               1994               1995
Months of operations                                                          12                 12                 12

Gross revenue - lease and other                                             $13,970,227       $14,212,777        $13,378,680
                   - gain (loss) on sales of assets                            (140,513)          155,497            954,115
                                                                       -----------------    --------------     --------------
                                                                             13,829,714        14,368,274         14,332,795

Less Operating Expenses: (1)
        Depreciation expense                                                  8,984,502         9,734,408          9,037,450
        Provision for losses                                                                       36,626            826,550
        Interest expense                                                      1,456,147         1,395,276          1,064,823
        Administrative costs and reimbursements                                 468,005           340,269            300,952
        Legal/Professional fees                                                  58,809            60,552             59,237
        Other                                                                    75,289           113,411            110,637
        Management fee                                                          915,375           999,086            900,484
                                                                       -----------------    --------------     --------------
                                                                             11,958,127        12,679,628         12,300,133
                                                                       -----------------    --------------     --------------
Income before extraordinary items                                             1,871,587         1,688,646          2,032,662
Extrordinary gain on early extinguisment of debt                                      -                 -                  -
                                                                       -----------------    --------------     --------------
Net income - GAAP basis (6)                                                  $1,871,587        $1,688,646         $2,032,662
                                                                       =================    ==============     ==============

Taxable income (loss) from operations                                       ($5,122,581)         $635,990         $6,281,437
                                                                       =================    ==============     ==============

Cash generated by (used in) operations (3)                                  $11,402,915       $11,400,861        $10,333,228
Cash generated from sales                                                       269,479           682,595          3,276,705
Cash generated from refinancing                                                       -                 -                  -
Cash generated from other (3)                                                   719,701         1,317,531          1,518,191
                                                                       -----------------    --------------     --------------
                                                                             12,392,095        13,400,987         15,128,124
Less cash distributions to investors:
        From operating cash flow                                              9,594,918        10,201,485         10,333,228
        From sales                                                                    -                 -                  -
        From refinancing                                                              -                 -                  -
        From other                                                                    -                 -              4,961
                                                                       -----------------    --------------     --------------
        Total distributions                                                   9,594,918        10,201,485         10,338,189
                                                                       -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions                         $2,797,177        $3,199,502         $4,789,935
                                                                       =================    ==============     ==============
Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         ($68.68)            $8.53             $84.28
             Recapture
           Capital gain (loss)
Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $25.09            $22.66             $27.27
        -  Return of capital                                                     104.86            115.59             112.73
                                                                       -----------------    --------------     --------------
                                                                                $129.95           $138.25            $140.00
                                                                       =================    ==============     ==============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                              $129.95           $138.25            $139.93
        Other                                                                         -                 -               0.07
                                                                       -----------------    --------------     --------------
        Total                                                                   $129.95           $138.25            $140.00
                                                                       =================    ==============     ==============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $91,612,304       $87,442,745        $79,602,818
Amount invested in program equipment (book value)                           $63,434,911       $52,479,724        $39,107,792
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                            91.95%             87.77%             79.90%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

                                   (Unaudited)

                                                                                    ATEL Cash Distribution Fund III
                                                                                             Period Ended
                                                                                    December 31,                 June 30,

                                                                             1996               1997               1998
Months of operations                                                          12                 12                  6

Gross revenue - lease and other                                             $10,565,963        $7,610,362         $2,645,652
                   - gain (loss) on sales of assets                           1,143,807         2,823,095            (74,584)
                                                                       -----------------    --------------     --------------
                                                                             11,709,770        10,433,457          2,571,068

Less Operating Expenses: (1)
        Depreciation expense                                                  7,051,625         4,560,013          1,385,502
        Provision for losses                                                    118,023           104,335             17,173
        Interest expense                                                        630,450           319,415             77,378
        Administrative costs and reimbursements                                 245,242           248,250            109,547
        Legal/Professional fees                                                  38,522            31,985              7,767
        Other                                                                   149,613           174,046             78,650
        Management fee                                                          722,425           660,774            176,440
                                                                       -----------------    --------------     --------------
                                                                              8,955,900         6,098,818          1,852,457
                                                                       -----------------    --------------     --------------
Income before extraordinary items                                             2,753,870         4,334,639            718,611
Extrordinary gain on early extinguisment of debt                                 97,608                 -                  -
                                                                       -----------------    --------------     --------------
Net income - GAAP basis (6)                                                  $2,851,478        $4,334,639           $718,611
                                                                       =================    ==============     ==============

Taxable income (loss) from operations                                        $8,404,788       $10,406,517         $6,000,000
                                                                       =================    ==============     ==============

Cash generated by (used in) operations (3)                                   $8,435,426        $6,535,498         $2,352,452
Cash generated from sales                                                     5,335,135        10,182,310          2,799,814
Cash generated from refinancing                                                       -                 -                  -
Cash generated from other (3)                                                 1,628,837         1,047,681            448,401
                                                                       -----------------    --------------     --------------
                                                                             15,399,398        17,765,489          5,600,667
Less cash distributions to investors:
        From operating cash flow                                              8,435,426        $6,535,498         $2,352,452
        From sales                                                                    -            35,201          2,123,578
        From refinancing                                                              -                 -
        From other                                                              777,879         1,047,681            448,401
                                                                       -----------------    --------------     --------------
        Total distributions                                                   9,213,305         7,618,380          4,924,431
                                                                       -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions                         $6,186,093       $10,147,109           $676,236
                                                                       =================    ==============     ==============
Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         $112.76           $139.66             $80.53
             Recapture
           Capital gain (loss)
Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $38.26            $58.17              $9.64
        -  Return of capital                                                      86.63             45.11              57.12
                                                                       -----------------    --------------     --------------
                                                                                $124.89           $103.28             $66.76
                                                                       =================    ==============     ==============
Sources (on a cash basis)
        Sales                                                                                       $0.48             $28.79
        Refinancing                                                                                     -                  -
        Operations                                                              $114.35             88.60              31.89
        Other                                                                     10.54             14.20               6.08
                                                                       -----------------    --------------     --------------
        Total                                                                   $124.89           $103.28             $66.76
                                                                       =================    ==============     ==============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $64,700,440       $43,579,341        $35,414,346
Amount invested in program equipment (book value)                           $26,203,009       $13,159,990         $8,443,803
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                            64.94%             43.74%             35.55%

                         (Footnotes follow on page A-26)
                                      A-19

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                  ATEL Cash Distribution Fund IV
                                                                     Period Ended December 31,

                                                          1992               1993               1994
Months of operations                                       12                 12                 12

Gross revenue - lease and other                          $2,123,081         $10,510,289       $13,246,145
                   - gain (loss) on sales of assets               -             (38,429)         (102,932)
                                                     ---------------   -----------------    --------------
                                                          2,123,081          10,471,860        13,143,213

Less Operating Expenses: (1)
        Depreciation and amortization expense             1,147,209           7,054,380         8,743,149
        Provision for losses                                      -                   -            34,505
        Interest expense                                     91,577              81,437         1,332,542
        Administrative costs and reimbursements             382,114             537,918           358,441
        Legal/Professional fees                              46,935              52,838            86,594
        Other                                                25,988              57,575           114,376
        Management fee                                      103,510             752,950         1,060,190
                                                     ---------------   -----------------    --------------
Net income - GAAP basis                                    $325,748          $1,934,762        $1,413,416
                                                     ===============   =================    ==============

Taxable income (loss) from operations                   ($2,034,428)        ($9,624,570)      ($8,073,869)
                                                     ===============   =================    ==============

Cash generated by (used in) operations (3)               $3,560,891          $9,021,440       $10,366,325
Cash generated from sales                                         -              98,752         5,648,425
Cash generated from refinancing                                   -                   -                 -
Cash generated from other (3)                                     -             220,258         1,522,609
                                                     ---------------   -----------------    --------------
                                                          3,560,891           9,340,450        17,537,359
Less cash distributions to investors:
        From operating cash flow                          1,936,639           8,686,491         9,653,038
        From sales                                                -                   -                 -
        From refinancing                                          -                   -                 -
        From other                                                -                   -                 -
                                                     ---------------   -----------------    --------------
        Total distributions                               1,936,639           8,686,491         9,653,038
                                                     ---------------   -----------------    --------------
Cash generated (deficiency) after cash distributions     $1,624,252            $653,959        $7,884,321
                                                     ===============   =================    ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     ($76.67)           ($127.78)         ($106.64)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $12.28              $15.86            $18.67
        -  Return of capital                                  61.44              100.63            110.12
                                                     ---------------   -----------------    --------------
                                                             $73.72             $116.49           $128.79
                                                     ===============   =================    ==============

Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $73.72             $116.49           $128.79
        Other                                                     -                   -                 -
                                                     ---------------   -----------------    --------------
        Total                                                $73.72             $116.49           $128.79
                                                     ===============   =================    ==============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                    $49,603,894         $82,896,683       $88,187,291
Amount invested in program equipment (book value)       $49,801,834         $69,901,953       $65,252,553
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)        45.62%             76.24%             81.10%

                         (Footnotes follow on page A-26)
                                      A-20

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

                                   (Unaudited)

                                                                  ATEL Cash Distribution Fund IV
                                                                           Period Ended
                                                      December 31,                                               June 30,
                                                          1995               1996               1997               1998
Months of operations                                       12                 12                 12                  6

Gross revenue - lease and other                         $12,973,718         $11,664,408        $8,076,530         $2,629,456
                   - gain (loss) on sales of assets         615,042           1,574,946         3,203,666             48,343
                                                     ---------------   -----------------    --------------     --------------
                                                         13,588,760          13,239,354        11,280,196          2,677,799

Less Operating Expenses: (1)
        Depreciation and amortization expense             8,740,231           7,849,010         4,846,725          1,204,112
        Provision for losses                                679,634             135,965           321,876             13,145
        Interest expense                                  1,960,823           1,858,316           971,628            251,740
        Administrative costs and reimbursements             349,663             275,778           303,642            119,085
        Legal/Professional fees                              76,365              46,419            35,746              8,369
        Other                                               110,466              98,471           156,841             59,228
        Management fee                                      872,374             821,328           810,055            265,280
                                                     ---------------   -----------------    --------------     --------------
                                                         12,789,556          11,085,287         7,446,513          1,920,959
                                                     ---------------   -----------------    --------------     --------------
Income before extraordinary items                           799,204           2,154,067         3,833,683            756,840
Extrordinary gain on early extinguisment of debt                  -             112,546                 -                  -
                                                     ---------------   -----------------    --------------     --------------
Net income - GAAP basis (6)                                $799,204          $2,266,613        $3,833,683           $756,840
                                                     ===============   =================    ==============     ==============

Taxable income (loss) from operations                   ($2,073,084)         $1,101,252       $13,539,726         $7,000,000
                                                     ===============   =================    ==============     ==============

Cash generated by (used in) operations (3)               $8,830,893          $7,511,884        $5,717,928         $2,285,163
Cash generated from sales                                 2,722,954           4,376,555        20,594,019            496,550
Cash generated from refinancing                                   -                   -                 -                  -
Cash generated from other (3)                             2,384,094           2,991,035         2,593,695          1,279,275
                                                     ---------------   -----------------    --------------     --------------
                                                         13,937,941          14,879,474        28,905,642          4,060,988
Less cash distributions to investors:
        From operating cash flow                          8,830,893           7,511,884        $5,717,928         $2,285,163
        From sales                                                -                   -         2,169,677            496,550
        From refinancing                                          -                   -                 -                  -
        From other                                          906,007           2,881,345         2,593,695          2,460,200
                                                     ---------------   -----------------    --------------     --------------
        Total distributions                               9,736,900          10,393,229        10,481,300          5,241,913
                                                     ---------------   -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions     $4,201,041          $4,486,245       $18,424,342        ($1,180,925)
                                                     ===============   =================    ==============     ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     ($27.43)             $14.56           $179.03             $92.56
             Recapture
           Capital gain (loss)                                $0.04

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $10.57              $29.97            $50.69             $10.01
        -  Return of capital                                 119.50              108.83             89.31              59.99
                                                     ---------------   -----------------    --------------     --------------
                                                            $130.07             $138.80           $140.00             $70.00
                                                     ===============   =================    ==============     ==============

Sources (on a cash basis)
        Sales                                                                                      $28.98              $6.63
        Refinancing                                                                                     -                  -
        Operations                                          $117.97             $100.32             76.38              30.52
        Other                                                 12.10               38.48             34.64              32.85
                                                     ---------------   -----------------    --------------     --------------
        Total                                               $130.07             $138.80           $140.00             $70.00
                                                     ===============   =================    ==============     ==============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                    $98,547,911         $92,543,075       $60,025,398        $57,601,674
Amount invested in program equipment (book value)       $63,967,204         $52,264,526       $27,375,489        $24,524,492
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)        90.63%             85.11%             55.20%             52.97%

                         (Footnotes follow on page A-26)
                                      A-21

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                ATEL Cash Distribution Fund V
                                                                         Period Ended
                                                                         December 31,
                                                          1993               1994               1995
Months of operations                                       10                 12                 12

Gross revenue - lease and other                          $2,173,205         $10,806,892       $19,951,380
                   - gain (loss) on sales of assets               -               2,564           933,289
                                                     ---------------   -----------------    --------------
                                                          2,173,205          10,809,456        20,884,669

Less Operating Expenses: (1)
        Depreciation and amortization expense             1,600,628           8,135,951        14,600,474
        Provision for losses                                      -              34,158           987,013
        Interest expense                                     31,511              61,036         1,222,050
        Administrative costs and reimbursements             373,089             706,324           535,812
        Legal/Professional fees                              13,746              65,028           110,744
        Other                                                36,269             113,981           176,847
        Management fee                                      178,583           1,013,448         1,623,818
                                                     ---------------   -----------------    --------------
Net income - GAAP basis                                    ($60,621)           $679,530        $1,627,911
                                                     ===============   =================    ==============

Taxable income (loss) from operations                   ($5,061,304)       ($13,005,033)     ($11,831,759)
                                                     ===============   =================    ==============

Cash generated by (used in) operations (3)               $1,795,722         $10,053,220       $15,800,948
Cash generated from sales                                         -              22,572         6,930,477
Cash generated from refinancing                                   -                   -                 -
Cash generated from other (3)                                     -           1,513,782         2,498,923
                                                     ---------------   -----------------    --------------
                                                          1,795,722          11,589,574        25,230,348
Less cash distributions to investors:
        From operating cash flow                            922,278           8,223,081        13,101,508
        From sales                                                -                   -                 -
        From refinancing                                          -                   -                 -
        From other                                                -                   -                 -
                                                     ---------------   -----------------    --------------
        Total distributions                                 922,278           8,223,081        13,101,508
                                                     ---------------   -----------------    --------------
Cash generated (deficiency) after cash distributions       $873,444          $3,366,493       $12,128,840
                                                     ===============   =================    ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                    ($219.75)           ($152.59)          ($93.72)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                      $8.05            $12.89
        -  Return of capital                                 $40.45               89.41             91.93
                                                     ---------------   -----------------    --------------
                                                             $40.45              $97.46           $104.82
                                                     ===============   =================    ==============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $40.45              $97.46           $104.82
        Other                                                     -                   -                 -
                                                     ---------------   -----------------    --------------
        Total                                                $40.45              $97.46           $104.82
                                                     ===============   =================    ==============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                    $34,699,207        $113,427,843      $161,866,626
Amount invested in program equipment (book value)       $34,246,741        $100,762,242      $131,686,535
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)        18.57%             60.69%             86.61%

                         (Footnotes follow on page A-26)
                                      A-22

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                       ATEL Cash Distribution Fund V
                                                      Period Ended
                                                      December 31,                            June 30,
                                                          1996               1997               1998
Months of operations                                       12                 12                  6

Gross revenue - lease and other                         $23,662,790         $23,092,315        10,630,964
                   - gain (loss) on sales of assets       1,325,132             345,340           127,835
                                                     ---------------   -----------------    --------------
                                                         24,987,922          23,437,655        10,758,799

Less Operating Expenses: (1)
        Depreciation and amortization expense            15,351,574          13,503,318         6,045,676
        Provision for losses                                255,294           1,801,707   (7)      55,409
        Interest expense                                  3,962,860           3,599,776         1,461,401
        Administrative costs and reimbursements             455,316             405,886           230,082
        Legal/Professional fees                             117,566              94,603            28,136
        Other                                               428,631             571,546           281,587
        Management fee                                    1,725,751           1,647,388           640,998
                                                     ---------------   -----------------    --------------
                                                         22,296,992          21,624,224         8,743,289
                                                     ---------------   -----------------    --------------
Income before extraordinary items                         2,690,930           1,813,431         2,015,510
Extrordinary gain on early extinguisment of debt            160,955                   -                 -
                                                     ---------------   -----------------    --------------
Net income - GAAP basis (6)                              $2,851,885          $1,813,431        $2,015,510
                                                     ===============   =================    ==============

Taxable income (loss) from operations                   ($7,493,824)          ($913,120)       $1,000,000
                                                     ===============   =================    ==============

Cash generated by (used in) operations (3)              $14,733,366         $16,546,120        $7,679,183
Cash generated from sales                                 5,900,451           3,136,926         2,603,881
Cash generated from refinancing                                   -                   -                 -
Cash generated from other (3)                             4,855,093           4,476,163         1,065,530
                                                     ---------------   -----------------    --------------
                                                         25,488,910          24,159,209        11,348,594
Less cash distributions to investors:
        From operating cash flow                         13,672,825          13,744,875         7,354,230
        From sales                                                -                   -                 -
        From refinancing                                          -                   -                 -
        From other                                                -                   -                 -
                                                     ---------------   -----------------    --------------
        Total distributions                              13,672,825          13,744,875         7,354,230
                                                     ---------------   -----------------    --------------
Cash generated (deficiency) after cash distributions    $11,816,085         $10,414,334        $3,994,364
                                                     ===============   =================    ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     ($59.36)             ($7.23)            $7.92
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $22.59              $14.51            $15.75
        -  Return of capital                                  86.81               95.48             43.10
                                                     ---------------   -----------------    --------------
                                                            $109.40             $109.99            $58.85
                                                     ===============   =================    ==============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                          $109.40             $109.99            $58.85
        Other                                                                         -                 -
                                                     ---------------   -----------------    --------------
        Total                                               $109.40             $109.99            $58.85
                                                     ===============   =================    ==============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                   $168,575,337        $163,806,646      $156,565,527
Amount invested in program equipment (book value)      $125,729,656        $104,863,156       $93,614,614
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)        90.20%             87.65%             83.77%

                         (Footnotes follow on page A-26)
                                      A-23

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                       ATEL Cash Distribution Fund VI
                                                      Period Ended
                                                      December 31,                                               June 30,
                                                          1995               1996               1997               1998
Months of operations                                       12                 12                 12                  6

Gross revenue - lease and other                          $6,440,218         $25,837,343       $36,458,734        $18,338,821
                   - gain (loss) on sales of assets           3,819            (107,873)           26,431            795,189
                                                     ---------------   -----------------    --------------     --------------
                                                          6,444,037          25,729,470        36,485,165         19,134,010

Less Operating Expenses: (1)
        Depreciation and amortization expense             4,976,075          19,298,500        27,596,548         13,512,038
        Provision for losses                                 64,892             257,814           364,852             97,528
        Interest expense                                    931,651           5,773,463         7,993,746          3,452,060
        Administrative costs and reimbursements             539,009             748,745           435,759            185,529
        Legal/Professional fees                              50,962             186,724            91,625             21,752
        Other                                               121,541             612,698           807,883            366,666
        Management fee                                      362,581           1,061,856         1,492,716            631,370
                                                     ---------------   -----------------    --------------     --------------
Net income (loss) - GAAP basis                            ($602,674)        ($2,210,330)      ($2,297,964)          $867,067
                                                     ===============   =================    ==============     ==============

Taxable income (loss) from operations                  ($11,625,618)       ($27,319,391)     ($22,433,132)       ($5,000,000)
                                                     ===============   =================    ==============     ==============

Cash generated by (used in) operations (3)               $4,354,020         $13,940,220       $23,899,770        $15,775,320
Cash generated from sales                                    54,156             636,397           406,362          2,308,466
Cash generated from refinancing                                   -                   -                 -                  -
Cash generated from other (3)                               195,884             501,623           685,665            258,270
                                                     ---------------   -----------------    --------------     --------------
                                                          4,604,060          15,078,240        24,991,797         18,342,056
Less cash distributions to investors:
        From operating cash flow                          2,484,971           8,719,731        12,475,238          6,281,757
        From sales                                                -                   -                 -                  -
        From refinancing                                          -                   -                 -                  -
        From other                                                -                   -                 -                  -
                                                     ---------------   -----------------    --------------     --------------
        Total distributions                               2,484,971           8,719,731        12,475,238          6,281,757
                                                     ---------------   -----------------    --------------     --------------
Cash generated (deficiency) after cash distributions     $2,119,089          $6,358,509       $12,516,559        $12,060,299
                                                     ===============   =================    ==============     ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                    ($364.88)           ($346.74)         ($177.67)           ($39.60)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                                           $6.87
        -  Return of capital                                 $78.78              $92.53            $99.80              43.38
                                                     ---------------   -----------------    --------------     --------------
                                                             $78.78              $92.53            $99.80             $50.25
                                                     ===============   =================    ==============     ==============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $78.78              $92.53            $99.80             $50.25
        Other                                                     -                   -                 -                  -
                                                     ---------------   -----------------    --------------     --------------
        Total                                                $78.78              $92.53            $99.80             $50.25
                                                     ===============   =================    ==============     ==============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                    $98,036,611        $204,553,244      $206,090,008       $205,669,798
Amount invested in program equipment (book value)       $92,802,029        $185,510,097       158,856,251        143,475,138
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)        47.07%             98.21%             98.95%             98.75%

                         (Footnotes follow on page A-26)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1998
                                   (Unaudited)

                                                                        ATEL Capital Equipment Fund VII
                                                                         Period Ended
                                                                         December 31,         June 30,
                                                                             1997               1998
Months of operations                                                          12                  6

Gross revenue - lease and other                                              $7,370,229       $14,013,153
                   - gain (loss) on sales of assets                               3,752           843,793
                                                                       -----------------    --------------
                                                                              7,373,981        14,856,946

Less Operating Expenses: (1)
        Depreciation and amortization expense                                 5,847,827         8,694,006
        Provision for losses                                                     74,277            56,954
        Interest expense                                                        714,701         1,962,200
        Administrative costs and reimbursements                                 645,437           445,391
        Legal/Professional fees                                                  90,305            37,210
        Other                                                                   380,821           282,602
        Management fee                                                          358,846           645,721
                                                                       -----------------    --------------
Net income (loss) - GAAP basis                                                ($738,233)       $2,732,862
                                                                       =================    ==============

Taxable income (loss) from operations                                       ($7,867,498)     ($10,000,000)
                                                                       =================    ==============

Cash generated by (used in) operations (3)                                   $6,061,438        $8,179,976
Cash generated from sales                                                       130,413         2,330,193
Cash generated from refinancing                                                       -                 -
Cash generated from other (3)                                                   232,472           871,265
                                                                       -----------------    --------------
                                                                              6,424,323        11,381,434
Less cash distributions to investors:
        From operating cash flow                                              2,684,635         4,026,256
        From sales                                                                    -                 -
        From refinancing                                                              -                 -
        From other                                                                    -                 -
                                                                       -----------------    --------------
        Total distributions                                                   2,684,635         4,026,256
                                                                       -----------------    --------------
Cash generated (deficiency) after cash distributions                         $3,739,688        $7,355,178
                                                                       =================    ==============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                        ($230.41)         ($292.86)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                       $29.74
        -  Return of capital                                                     $79.42            $17.63
                                                                       -----------------    --------------
                                                                                 $79.42            $47.37
                                                                       =================    ==============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $79.42            $47.37
        Other                                                                         -                 -
                                                                       -----------------    --------------
        Total                                                                    $79.42            $47.37
                                                                       =================    ==============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                       $149,409,976      $175,510,177
Amount invested in program equipment (book value)                          $101,284,861      $125,986,576
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                            99.91%             98.84%

                         (Footnotes follow on page A-26)

FOOTNOTES:

     (1) Operating expenses include reimbursements to the corporate general partner as follows:

                          ATEL Cash      ATEL Cash     ATEL Cash     ATEL Cash     ATEL Cash     ATEL Cash     ATEL Capital
                          Distribution   Distribution  Distribution  Distribution  Distribution  Distribution  Equipment
 Year ended December 31,  Fund           Fund II       Fund III      Fund IV       Fund V        Fund VI       Fund VII
                    1986           $100
                    1987         15,100
                    1988         21,500        $3,000
                    1989         32,201        86,234
                    1990         37,163        95,474       $70,775
                    1991         48,195        71,289       239,667
                    1992        126,664       256,184       542,510      $382,114
                    1993        140,984       313,421       468,005       537,918      $373,089
                    1994         34,380       238,185       340,269       358,441       706,324
                    1995              -       157,444       300,952       349,663       535,812      $539,009
                    1996              -       132,994       245,242       275,778       455,316       748,745
                    1997              -       127,992       248,250       303,642       405,886       435,759      $645,437
                    1998              -        56,196       109,547       119,085       230,082       185,529       445,391
                         --------------- ------------- ------------- ------------- ------------- ------------- -------------
                               $456,287    $1,538,413    $2,565,217    $2,326,641    $2,706,509    $1,909,042    $1,090,828
                         =============== ============= ============= ============= ============= ============= =============

     (2) A portion of the equipment owned by the Partnership is accounted for under the direct financing method. Income under direct financing leases is reported on the financing method where the income portion of each rental payment is calculated so as to generate a constant rate of return on the outstanding net investment. The effect is to recognize decreasing amounts of income in later periods as the net investment declines. Net income was also negatively impacted in 1990 by necessity for a provision for doubtful accounts. Prior to 1990, there had been no such need. The decrease in net income from 1988 to 1989 and from 1989 to 1990 is due to increasing debt levels and interest expense. The decrease from 1992 to 1993 is due to decreased lease revenues. Revenues have declined as equipment leases have expired and as the related assets have been sold.

     (3) Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases. In the partnerships' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

     (4) The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

     (5) Net income decreased from 1989 to 1990 due to the provision for decline value of commercial aircraft ($1,083,834) included in net income in 1990. Excluding the effect of that provision, net income per $1,000 invested would have been $34.60. The results in 1990 are also effected by higher depreciation rates used for more recent equipment purchases, resulting in increased depreciation expense compared to lease revenues. The remaining amount of the changes from 1988 to 1989 and from 1989 to 1990 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

     (6) Net income increased from 1990 to 1991 due to the provision for decline value of commercial aircraft ($623,294) included in net income in 1990. The remaining amount of the changes from 1990 to 1991 and from 1991 to 1992 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

     (7) In January 1998, Pegasus Gold, one of the Partnership's lessees, filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The Partnership determined that certain of the assets under this direct financing lease were impaired at December 31,1997. The Partnership's provision for losses and impairments for 1997 includes a reserve for the estimated credit exposure (approximately $1,200,000) related to the remaining lease assets.

                                    TABLE IV
                          RESULTS OF COMPLETED PROGRAMS
                               December 31, 1997
                                   (Unaudited)


Program name:                                        ATEL Cash Distribution Fund

Dollar amount of equity raised:                                 $10,000,000

Assets purchased (see Table 5 for detail listings):             $11,133,679

Date of Closing of Offering:                                   December 18, 1987

Date of first sale of property:                                      May 1, 1989

Date of final sale of property:                                December 31, 1997

Tax and distribution data per $1,000 limited  partner
   investment through December 31, 1997:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                             $192.40
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                        $244.89
        -  Return of capital                                         876.14
                                                                ------------
                                                                   1,121.03
Cash available for distribution, reinvested for
     investors' accounts                                              89.05
                                                                ------------
Total                                                             $1,210.08
                                                                ============

Sources (on a cash basis)
        Sales                                                       $136.03
        Refinancing
        Operations                                                   969.59
        Other                                                        104.46
                                                                ------------
        Total                                                     $1,210.08
                                                                ============

                                     TABLE V
                            ACQUISITION OF EQUIPMENT
                                BY PRIOR PROGRAMS

     The following is a summary of Equipment acquisitions and Lessees by the seven prior publicly-registered programs sponsored by ATEL Financial Corporation and its affiliates. Information concerning the prior programs' Equipment acquisition is current through June 30, 1998.

                                                                                                                               Lease
                                                                  Commence      Acquisition  Acquisition Percent      Lease     Type
Lessee                         Notes  Equipment Type              Date(s) (1)    Cost (2)       Fees (3) Leverage (4)  Term (5)  (6)
ATEL Cash Distribution Fund

Acushnet Company                      Office Information Systems  Jan-87         $134,246          $6,041              60       FP
Alachua General Hospital, Inc.   7    Medical                     Jan-89          628,632          28,288              36       OL
American Motors Corporation           Lift Trucks                 Oct-87 to       622,632          28,018              48       OL
                                                                    Jan-88
Anaheim Memorial Hospital             Medical                     Jan-88          779,613          35,083    48.07%    60       FP
Campbell Soup Company                 Lift Trucks                 Mar-87          317,500          14,288              84       FP
Colour Graphics Corporation      8    Printing                    Jan-87          222,520          10,013    80.75%    84       FP
Enron Corp.                           Office Information Systems  Aug-88          244,488          11,002              36       FP
Financial News Network, Inc.     9    Studio and Broadcasting     Apr-90          909,735          26,183              36       FP
GAF Corporation                  10   Manufacturing               Oct-88          512,208          23,049              60       FP
GAF Corporation                       Lift Trucks                 Oct-87          439,866          19,794              60       OL
Galardi Group, Inc.                   Restaurant Furnitue and
                                        Fixtures                  Jul-94          247,000               -              48       FP
Hartford Insurance Group              Communication               Mar-88           89,236           4,016              60       FP
Imperial Plastics, Inc.          11   Manufacturing               Sep-87 to       526,270          23,682    69.63%    84       FP
                                                                    Apr-88
Martin Marietta Corporation           Communication               May-88          425,670          19,155              48       OL
Nord Kaolin Company            12, 13 Mining, Processing          Jul-87 to       358,710          16,734            60-62      FP
                                                                    Jan-88
Nord Sil-Flo Company           12, 13 Material Handling           Aug-89 to        28,113             673    86.27%    60       FP
                                                                    Jan-88
Polaroid Corporation                  Office Information Systems  Jan-87           36,190           1,629              59       FP
Putnam County Hospital                Medical                     May-88          110,000           4,950              60       FP
Rohr Industries, Inc.                 Motor Vehicle               Apr-88 to       327,240          14,726            36-84    FP, OL
                                                                    Oct-88
Teledyne Industries, Inc.        14   Lift Trucks                 Jan-88 to     1,653,596          74,412            36-84    FP, OL
                                                                    Oct-89
The Dow Chemical Company              Motor Vehicle               May-88          217,908           9,805    74.86%    50       FP
Treasure Chest Advertising       15   Printing                    Apr-87          498,746          22,444    97.79%    60       FP
     Company
TRW, Inc.                             Communication               Apr-89          320,657          14,430              36       OL
United Technologies                   Office Information Systems  Jan-87           74,115           3,335              48       FP
     Corporation, Pratt &
     Whitney Aircraft
     Group
Vista Chemical Company                Railroad Rolling Stock      Mar-88          850,000          38,250    53.45%    60       FP
Vista Chemical Company                Railroad Rolling Stock,     Apr-93          350,000               -              60       OL
                                        Improvements
WSMP, Inc.                            Food Processing Equipment   Jul-95          208,788               -    98.47%    60       FP
                                                                          ---------------- ---------------
                               ATEL Cash Distribution Fund total:             $11,133,679        $450,000
                                                                          ================ ===============

                                                                                                                               Lease
                                                                  Commence      Acquisition  Acquisition Percent      Lease     Type
Lessee                         Notes  Equipment Type              Date(s) (1)    Cost (2)       Fees (3) Leverage (4)  Term (5)  (6)

ATEL Cash Distribution Fund II

A.O. Smith Corporation                Office Information          Jul-89 to      $873,480          $5,878    11.59%  36-59      FP
                                                                     Feb-91
                                        Systems, Lift Trucks
Addwest Gold, Inc.               16   Mining                      Oct-88        1,100,717          52,284              60       FP
Alachua General Hospital, Inc.   7    Medical                     Jan-89        1,257,263          59,720              36       OL
American Express Company              Manufacturing               May-89          276,775          13,147              48       FP
American President Trucking      17   Tractors                    Sep-88        2,890,840         137,315              84       FP
     Co., Ltd.
Bristol-Myers Squibb Company          Office Furniture            Jul-92          324,310               -              24       OL
Buffalo & Pittsburgh Railroad         Locomotive                  Nov-93          108,127               -              37       FP
Campbell Soup Company                 Lift Trucks                 Aug-88          350,772          16,662              84       FP
Chesebrough-Pond's Inc.               Lift Trucks                 Jun-90          201,452               -            48-50      FP
Chrysler Corporation                  Material Handling           Dec-93          103,620               -              12       OL
Colour Graphics Corporation           Computer System             Oct-88           33,805           1,606              60       FP
Cooper Tire & Rubber Company          Lift Trucks                 Jan-89          576,326          27,375              84       FP
Delnor Community Hospital             Medical                     Jul-88          449,956          21,373              36       OL
DJ Aerospace (Bermuda), Ltd.          Executive Aircraft          Jul-94          810,000               -              36       OL
Emanuel Hospital & Health             Helicopter                  Oct-88        2,247,765         106,769    79.58%   144       FP
     Center
Financial News Network, Inc.   9, 18  Studio and Broadcasting     Apr-90          640,544          29,815              36       FP
Fingerhut Corporation                 Binding, Printing           Jan-89 to     1,441,690          68,481              60       FP
                                                                     Mar-89
FMC Gold Company                      Material Handling           Apr-90          761,129          36,154              36       OL
GAF Corporation                       Manufacturing               Oct-88 to       682,310          32,410              60       FP
                                                                     Apr-88
Galardi Group, Inc.                   Restaurant Furniture and    Jul-94          507,000               -              48       FP
                                        Fixtures
General Motors Corporation            Video Projectors            Jan-94           58,644               -              36       OL
Home Life Insurance Company           Office Furniture/Lift       Dec-88          425,658          20,219              60       FP
                                        Trucks/Binding
Hudson Foods, Inc.                    Food Processing             Dec-89        2,713,115         128,872    65.91%  57-59      FP
Inland Steel Company                  Scientific Measuring        Sep-89          417,000          19,808              54       FP
International Paper Company      19   Delivery Trucks             Jul-88        1,281,761          60,884            36-60    FP, OL
KeyCorp                               Office Furniture,           Jul-89        1,618,337          76,870    40.09%  53-55      FP
                                        Automated Teller Machines
Koppers Industries, Inc.              Material Handling           Jun-90          639,120               -              60       FP
Liggett Group, Inc.              20   Manufacturing               Dec-88          648,577          30,807              56       FP
Midway Airlines, Inc.            21   Commercial Aircraft         Jun-90        4,592,040               -    68.85%   102       FP
National Semiconductor                Manufacturing               Apr-89          728,000          34,580              56       FP
     Corporation
National Steel Corporation            Material Handling           May-89          606,153          28,792    87.63%    81       FP
National Union Electric          22   Communication               Apr-89          459,893          21,845              60       FP
     Corporation
Nissan Motor Corporation In USA       Office Information Systems  Jul-88          219,187          10,411              48       FP
NMCS, Inc. , d/b/a National      23   Office Furniture            Apr-88          599,001          28,452              60       FP
     Medical Group Services,
     Inc.
Nord Kaolin Company              12   Drilling                    Apr-89          292,799          13,908              60       FP
Owens Corning Fiberglas               Material Handling           Jul-89 to     1,689,012          42,404    39.57%  36-84    FP, OL
                                                                     Oct-90
     Corporation
Quaker Coal Company              24   Tractor                     Apr-94          558,301               -              24       OL
Regents of the University of          Communication               Dec-88           80,386           3,818              60       FP
     California
Rocky Mountain Helicopters, Inc  25   Medical Aircraft            Nov-89        2,150,000         102,125    81.86%    84       FP
Rohr Industries, Inc.                 Motor Vehicles              Jan-89 to       749,291          33,835            36-84      FP
                                                                     Jan-90
Sebastiani Vineyards, Inc.            Production Line, Wine       Jan-90 to     2,818,067          29,362    79.98%  60-84      FP
                                                                     Jan-91
                                        Barrels
Shell Mining Company             26   Mining                      Jul-90        3,736,965         104,055    21.46%  60-84      FP
Sherwood Rehabilitation          27   Medical Furniture/Fixtures  Oct-90        1,814,036               -    97.36%    87       FP
     Hospital, Inc.                     & Eqt.

South Dade Nursing Home Ltd.     27   Physical Therapy &          Jul-90           36,676               -              60       FP
                                        Exercise Eqt.
St. Luke's-Roosevelt Hospital         Medical Furniture/Fixtures

                                        & Eqt.
     Center
The Budd Company                      Material Handling           May-90 to     1,099,014               -    75.09%  55-80      FP
                                                                     Jun-90
The Dow Chemical Company              Material Handling           Jun-88        1,532,061          72,773    74.86%    50       OL
Treasure Chest Advertising            Printing Press              Apr-93          850,000               -    95.59%    60       FP
     Company
Treasure Chest Advertising            Printing Equipment          Feb-94          233,000               -              60       FP
     Company
USX Corporation                       Haul Trucks                 Dec-89        2,910,766         138,261    83.41%    60       FP
                                                                          ---------------- ---------------
                   ATEL Cash Distribution Fund II total:                      $52,270,536      $1,661,498
                                                                          ================ ===============

                                                                                                                               Lease
                                                                  Commence      Acquisition  Acquisition Percent      Lease     Type
Lessee                         Notes  Equipment Type              Date(s) (1)    Cost (2)       Fees (3) Leverage (4)  Term (5)  (6)

ATEL Cash Distribution Fund III

A.O. Smith Corporation                Material Handling           Feb-91         $451,902         $21,465              60       FP
Alachua General Hospital, Inc.        Medical                     Oct-92        2,074,989               -              36       OL
Alachua General Hospital, Inc.        Medical                     Apr-95           80,500               -     0.00%    18       FP
Alumina Partners of Jamaica        28 Earth Moving                Jun-93        2,057,133               -              60       FP
American President Trucking           Tractors and Trailers       Mar-90 to     4,859,181         230,811    68.08%  77-84      FP
                                                                     Aug-90
     Co., Ltd.
AMOCO Corporation                     Trailers                    May-94          523,805               -    85.88%    66       FP
ARR, Inc.                         29, Corporate Aircraft          Oct-92        5,275,000               -              84       OL
                                  30
Barney's, Inc.                     31 Retail Store Furniture and  Oct-93        2,041,222               -    60.04%    60       FP
                                        Fixtures
Buffalo & Pittsburgh Railroad         Locomotives                 Nov-93          792,657               -              37       FP
     Company
Carrier Corporation                   Lift Trucks                 Jul-90          108,062           5,133              55       FP
Carrier Corporation                   Lift Trucks                 Jul-90 to       533,950          25,363              53       FP
                                                                     Aug-90
Dean Foods Company                    Trailers                    Nov-90 to     1,213,190          57,627            75-84      FP
                                                                     Apr-91
Fingerhut Corporation                 Offset Printing Press       Apr-91        1,303,078          61,896              85       FP
Fingerhut Corporation                 Printing                    Oct-91 to     2,074,915          14,464    48.47%  84-85      FP
                                                                     Oct-92
FMC Gold Company                      Haul Truck                  Jul-90          534,828          25,404              48       OL
Fred Meyer, Inc.                      Point-of-Sale               Oct-90        6,343,897         301,335    63.93%    58       FP
General American Life                 Office Furniture            Jan-93        1,611,278          76,536              84       FP
     Insurance
H.E. Butt Grocery Company             Tractors and Trailers       Jan-93        2,112,747               -            60-84    OL/FP
Ingersoll International, Inc.         Communication System        Dec-90          277,017          13,158              60       FP
Kelly-Springfield Tire Company        Material Handling           Apr- to         127,834           6,072              60       FP
                                                                     Jul-92
Koppers Industries, Inc.              Material Handling           Oct-90          402,722          19,129              60       FP
Kraft General Foods, Inc.             Lift Trucks                 May-91 to     1,621,541          77,023            48-72      FP
                                                                     Nov-91
Midway Airlines, Inc.              21 Commercial Aircraft         Jul-90        2,296,020         109,061    68.85%   102       FP
Mobil Oil Corporation                 Material Handling           Jul-92           70,256           1,173              36       OL
Mobil Oil Corporation                 Electric Golf Carts         Nov-93          280,119               -              36       OL
Nord Kaolin Company                32 Materials Processing        Sep-90          391,116          18,578              60       FP
Ohio Coal Company                  33 Mining                      Apr-92       10,630,130         504,931    84.48%  51-84    OL/FP
Pepsico, Inc., d/b/a/ PFS             Material Handling           Jul-90 to       539,330          25,618    45.63%  58-72      FP
                                                                     Sep-90
Pilgrim's Pride Corporation           Food Processing             Nov-90        3,619,095         171,907              59       FP
Pittston Coal Group                34 Mining                      Jul-92        5,810,941         276,020    75.71%    60       FP
Portland General Electric          35 Power Generation            Jun-90        2,710,359         128,742    70.25%   101       OL
     Company
PSI Energy, Inc.                      Earth Moving                Aug-90          842,013          39,996              72       FP
Quaker Coal Company                   Mining                      Jan-94        5,808,385               -              60       OL
Reliance Insurance Company            Office Furniture            Jul-92        1,222,297          50,135    51.90%    60       FP
Rohr Industries                       Motor Vehicle               Oct-95           37,244               -              36       OL
Shell Mining Company                  Haul Trucks                 Jan-92        3,167,443         150,454    65.64%  60-84      FP
Stone Container Corporation           Material Handling           Nov-90        2,975,000         141,313    34.40%  26-57      OL
Teledyne Industries, Inc.             Lift Trucks                 Feb-91          116,476           5,533              39       OL
Terex Corporation                     Manufacturing               Apr-91          291,455          13,845              84       FP
The Dow Chemical Company              Material Handling           Nov-90 to     4,504,918         195,358    68.68%  53-60    OL/FP
                                                                     Dec-92
The Helen Mining Company           36 Mining Shields              Jul-91        5,270,314         250,340              60       FP
The Pillsbury Company                 Harvesting                  Jan-93        2,327,946         110,577    59.93%    60       OL
Treasure Chest Advertising            Flying High Speed Paster    Apr-93          239,171               -              87       FP
     Company
Treasure Chest Advertising            Printing Stackers           Oct-95          139,600               -              84       FP
     Company
Truck-Lite Company, Inc.           36 Project Line                Oct-91 to     6,875,715         308,441    81.76%  69-84      FP
                                                                     Jan-93
USS/Kobe Steel Company             37 Lift Trucks                 Sep-19 to       408,410          19,399            36-60    OL/FP
                                                                     Nov-91
Utilicorp United, Inc.             38 Power Generation            Sep-91        1,086,934          51,629    75.65%   105       FP
Wal-Mart, Inc.                        Trailers / Forklifts        May-94          490,255               -    95.09%  20-38    OL/FP
West Penn Power Company               Storage Tanks               Sep-91        1,057,551          50,234    97.86%    87       FP
                                                                             ------------- ---------------
                                       ATEL Cash Distribution Fund III total: $99,629,941      $3,558,700
                                                                             ============= ===============


                                                                                                                               Lease
                                                                  Commence      Acquisition  Acquisition Percent      Lease     Type
Lessee                         Notes  Equipment Type              Date(s) (1)    Cost (2)       Fees (3) Leverage (4)  Term (5)  (6)

ATEL Cash Distribution Fund IV

ARR, Inc.                        29,  Corporate Aircraft          Oct-92 to    $9,635,969        $337,259              84       OL
                                 30                                  Dec-92
ATS, Automatic Tooling Systems        Machine Tools               Mar-95          434,904         123,410    86.98%    60       FP
ATS, Automatic Tooling Systems        Machine Tools               Mar-95          175,974           6,545    86.98%    60       FP
Barney's, Inc.                   31   Retail Store Furniture and  Oct-93        2,353,608          82,376    60.05%    60       FP
                                        Fixtures
Buffalo & Pittsburgh Railroad         Locomotives                 Nov-93          849,216          29,723              37       FP
Burlington Air Exress                 Materials Handling          Apr-95          622,663          21,793    78.25%    84       FP
Burlington Air Exress                 Materials Handling          Jul-95          505,325               -    80.23%    84       FP
Burlington Northern Railroad     39   Locomotives                 Jan-93        7,950,000         278,250              24       OL
     Company
Chrysler Corporation                  Tractors & Trailers         Dec-93        3,253,000         113,855    84.13%  71-72      FP
Clinchfield Coal Company              Drill, Endloader, Diesel    Jan-94          985,203          34,482    65.79%  73.5-
                                        Generator                                                                    91.5       FP
DJ Aerospace (Bermuda), Ltd.          Executive Aircraft          Jul-94        1,890,000          66,150              36       OL
Federal Paper Board Co., Inc.         Office Equipment            Jul-95           77,950               -              36       FP
Foodmaker, Inc.                       Restaurant Furniture and    Oct-94 to     2,651,356          92,797              60       FP
                                        Fixtures                     Jan-95
Galardi Group, Inc.                   Restaurant Furniture and    Jul-94          546,000          19,110              48       FP
                                        Fixtures
GE Industrial & Power Systems         Office Automation           Mar-95          138,130           4,835              36       FP
GE Industrial & Power Systems         Machine Center              Jun-95          457,670               -              84       FP
H.E. Butt Grocery  Company            Trailers                    Oct-92 to     5,709,369         199,828    72.48%  60-84    OL/FP
                                                                     Jan-93
H.E. Butt Grocery  Company            Trailers                    Jun-93        1,404,302          49,151    75.71%    84       FP
Holston Mining, Inc.             40   Endloader, Dozer            Jan-94          584,617          20,462             91.5      FP
Kraft General Foods, Inc.             Tractors                    Dec-93          964,315          33,751    71.69%    31       FP
Liquid Carbonic Industrial/      41   Air Separation Plant        Dec-93        9,500,897         332,531    54.21%    99       FP
     Medical Corporation
Midwest Power Systems, Inc.           Coal Hopper Cars            Jan-93        2,240,000          78,400    28.36%    36       OL
Mobil Oil Corporation                 Tractors/Construction/Earth Oct-92 to
                                        Moving                       Apr-94     2,760,175          95,786            27-60      OL
Nabisco, Inc.                         Office Automation           Aug-95          337,594               -              36       FP
National Steel Corporation            Construction Equipment      Jan-95        2,208,510          77,298    76.55%  60-84      FP
National Steel Corporation            Construction Equipment      Apr-95        3,675,997          83,148    88.15%  85-91      FP
Omnicom Group Inc.                    Office Automation           Oct-95          901,849               -              36       FP
Omnicom Group Inc.                    Computers & Related         Aug-96           32,599               -              36       FP
                                        Equipment
Paramount Coal Corporation       40   Drill, Dozer                Jan-94          595,800          20,853    65.79%  61.5-       FP
                                                                                                                     91.5
Pepsico, Inc.                         Materials Handling          Jan-94          146,926           5,142            48-60    OL/FP
Pepsico, Inc.                         Materials Handling          Jul-93 to       458,017          16,031            48-60    OL/FP
                                                                     Sep-93
Pittston Coal Group              34   Mining                      Jul-92          846,883          29,641    78.76%    60       FP
Pittston Coal Group              34   Mining                      Mar-95          819,349          28,677    65.79%    60       FP
Quaker Coal Company              24   Rail Car Mover              Nov-95          263,984               -              48       FP
Rochelle Coal Company            42   Mining                      Jan-93        6,303,701         220,630    70.34%    84       FP
Sebastiani Vineyards, Inc.            Wine Barrels                Apr-94          189,855           6,645              60       FP
Sebastiani Vineyards, Inc.            Wine Barrels                Apr-95          180,253           6,309              60       FP
Sebastiani Vineyards, Inc.            Wine Barrels                Apr-94 to       454,721          15,915              36       FP
                                                                     Jul-94
Signature Flight Support              Air Support Equipment       Jan-95        1,142,400          39,200              84       FP
     Corporation
Tarmac America, Inc.             43   Crawler Dozer, Wheel Loader Aug-94          385,443          13,491    75.64%  60-84      FP
Tarmac America, Inc.             43   Construction Equipment      Jan-95          210,438           7,365    80.90%    84       FP
Tarmac America, Inc.             43   Construction Equipment      Jul-95 to     1,309,300               -    79.82%    97       FP
                                                                     Aug-95
TASC, Inc.                            Office Automation           Jan-95          131,008           4,585              36       FP
TASC, Inc.                            Office Automation           Oct-95 to       601,701               -              36       FP
                                                                     Apr-96
The Dow Chemical Company              Material Handling, Research Dec-92        2,221,228          77,743    74.80%  60-84      FP
The Dow Chemical Company              Research                    Feb-93          102,149           3,575    87.94%    60       FP
The Dow Chemical Company              Boom Lift                   May-93           66,900           2,342    75.81%    60       FP
The Helen Mining Company         36   Mining                      Jan- to       3,816,507         133,578    32.62%    60       FP
                                                                     May-92
The Kendall Company                   Office Automation           Nov-94          166,835           5,839              36       FP
The Kendall Company                   Office Automation           Jan-95           86,108           3,014              36       FP
The Kendall Company                   Office Automation           Apr-95          434,705          15,071              36       FP
The Kendall Company                   Office Automation           Oct-95 to       568,370               -            24-36      FP
                                                                     Jan-96
The Stop & Shop Supermarket           Bakery Labeling Machines    Feb-96          368,500               -              60       FP
     Company
Trans Ocean Container            44   Intermodal Containers       Oct-93        3,001,930         105,068             120       FP
     Corporation
Treasure Chest Advertising            Bin Stackers and Trimmers   Dec-93 to
     Company                                                         Apr 94       753,419          26,370            84-86      FP
Treasure Chest Advertising            Printing Press              Dec-93        3,478,749         121,756    88.28%    84       FP
     Company
Treasure Chest Advertising            Printing Press & Associated Aug-93        2,075,000          72,625    89.99%    66       FP
     Company                            Equipment
Treasure Chest Advertising            Printing Press & Associated Feb-95          511,907          17,917              84       FP
     Company                             Equipment
Union Pacific Corporation             Intermodal                  Jan-93        1,453,096          50,858    46.85%    60       OL
Union Tank Car Company                Rail                        Sep-92 to     6,460,600         225,666    23.25%  25-51      OL
                                                                     Oct-92
USS/Kobe Steel Company           37   Materials Handling          Jul-94           35,920           1,257              60       FP
USS/Kobe Steel Company           37   Dump Truck                  Aug-92          256,000           8,960              84       FP
USX Corporation                       Materials Handling          Jun-93        3,061,376         107,148    83.67%  54-69      FP
Xerox Corporation                     Materials Handling          Feb-95           26,092             913              44       OL
Xerox Corporation                     AKT PVD System Upgrade      Jan-97           77,518               -              54       FP
Xerox Corporation                     AKT PVD System              Jul-96        2,825,000               -    85.74%    60       FP
                                                                          ---------------- ---------------
                            ATEL Cash Distribution Fund IV total:            $108,734,880      $3,575,123
                                                                          ================ ===============

                                                                                                                               Lease
                                                                  Commence      Acquisition  Acquisition Percent      Lease     Type
Lessee                         Notes  Equipment Type              Date(s) (1)    Cost (2)       Fees (3) Leverage (4)  Term (5)  (6)

ATEL Cash Distribution Fund V

Armco, Inc.                           Phone Mail System           Jan-96         $459,835         $16,094               84       FP
Armco, Inc.                           Telephone System Upgrade    Jan-97           31,932               -               72       FP
The Atchison, Topeka & Santa Fe       Containers                  Jan-95        1,926,930          67,443    62.75%     84       OL
     Railroad Company
The Atchison, Topeka & Santa Fe       Rail Car Containers and     Jul-94        7,812,200         273,427    55.89%     84       OL
     Railroad Company                   Chassis
The Atchison, Topeka & Santa Fe  45   Tank Containers             Nov-93          744,875          26,071               84       FP
     Railroad Company
Barney's, Inc.                   31   Retail Store Furniture and  Oct-93        3,365,947         117,808    60.04%     60       FP
                                        Fixtures
BJ's Wholesale Club              46   Materials Handling          Oct-94          613,998          21,490               62       FP
BNMC Leasing, Inc.                    Over-the-road Tractors      May-94          141,540           4,954    35.62%     8        OL
Burlington Air Express                Materials Handling          Jan-95 to     1,720,008          60,200    75.87%     84       FP
                                                                    Apr-95
Burlington Northern Railroad          Locomotives                 Jan-95       12,350,000         432,250               28       OL
Burlington Northern Railroad     47   Covered Hopper Rail Cars    Apr-96        9,344,563          60,848               21       FP
Burris Foods, Inc.                    Over-the-road Trailers      May-94          245,296           8,585    21.16%     5        OL
Canadian Pacific Limited         47   Covered Hopper Rail Cars    Apr-96        1,798,388               -               13       FP
Cargill, Inc.                    47   Covered Hopper Rail Cars    Apr-96          282,100               -               36       FP
CF Industries, Inc.              47   Covered Hopper Rail Cars    Apr-96          528,938               -               12       FP
Chrysler Corporaion                   Materials Handling          Dec-94 to     1,300,286          45,510    76.79%     60       OL
                                                                    Mar-95
Chrysler Corporation                  Over-the-road Tractors      Dec-93        1,379,490          48,282    54.62%     60       OL
Chrysler Corporation                  Materials Handling          Apr-96            9,296               -               60       OL
Chrysler Corporation                  Forklifts                   Jul-96           25,162               -               60       OL
Chrysler Corporation                  Materials Handling          Apr-95 to       166,069           5,812    30.07%     60       OL
                                                                    Jun-95
Chrysler Corporation                  Materials Handling          Nov-93 to     1,303,039          45,606    58.69%     60       OL
                                                                    Jan-94
CITGO Petroleum Corp.                 Over-the-road Tractors      May-94          837,904          29,327    74.10%     36       OL
Clark Oil & Refining Corporation      Retail Store Fixtures       Jan-94        1,268,656          44,403               36       OL
Denver and Rio Grande Western         Auto Racks                  May-94        7,180,000         251,300               44     FP/OL
     Railroad
Emerson Electric Company              Over-the-road Trailers      May-94          237,149           8,300    27.39%     80       FP
Federal Paper Board Company, Inc.     Materials Handling          Jan-95        1,315,911          46,057               36       OL
Federal Paper Board Company, Inc.     Materials Handling          Apr-95          930,814          32,578               36       OL
Federal Paper Board Company, Inc.     Forklifts, Wheeloader       Oct-94          167,791           5,873               36       OL
Foodmaker, Inc.                       Fixtures and Fittings and   Jan-94 to     6,042,382         211,489    15.63%     60       FP
                                        Trailers                    Oct-94
General Electric Company              Injection Molding           Feb-96        1,470,000          51,450    76.28%    120       FP
General Motors Corporation            Materials Handling          Jan-94 to     3,023,173         105,811    62.16%     60       OL
     (Service Parts Operation                                       May-94
     Division)
General Motors Corporation            Materials Handling          Jul-94          893,382          31,268    73.33%     60       OL
     (Truck and Bus Division)
IBM Corporation                       Office Furniture            Aug-93        1,825,710          63,900               48       OL
Illinois Central Railroad        47   Covered Hopper Rail Cars    Apr-96        1,234,188               -             12-40      FP
     Company
Ingersoll International, Inc.         Machine Tools               Jun-94        1,196,355          41,872               72       FP
Kaiser Cement Corporation             Tractor and Dump Truck      Oct-93          984,671          34,463               60       OL
Kraft, Inc.                           Over-the-road Trailers      May-94        1,000,353          35,012    91.49%     56       FP
McDonnell Douglas Helicopter          Office Automation           Aug-95          110,320           3,861               36       FP
     Systems
Minteq International, Inc.       48   Turbo Laser                 May-96          347,430               -               36       FP
Minteq International, Inc.       48   Turbo Laser                 Feb-94          461,800          16,163               60       FP
Mobil Administrative Services    49   Helicopter                  Jun-93          844,525          29,558               24       OL
     Company, Inc.
Mobil Oil Corporation                 Environmental Ejector       Jul-93          423,000          14,805               36       OL
                                        Systems
Mobil Oil Corporation                 Wheel Loader                Oct-93           70,200           2,457               36       OL
Mobil Oil Corporation                 Materials Handling          Jan-95          853,093          29,858               60       OL
Mobil Oil Corporation                 Liquid Petroleum Tank Cars  Oct-95 to    12,863,591         450,226    75.74%    240       FP
                                                                    Jan-96
Montana Rail Link, Inc.          47   Covered Hopper Rail Cars    Apr-96          846,300               -               12       FP
Nabisco, Inc.                         Office Automation           Mar-95          426,420          14,925               36       OL
Nabisco, Inc.                         Office Automation           Oct-95          190,442           6,665               36       FP
National Steel Corporation            Wheel Loader                Oct-94          253,527           8,873    55.74%     60       FP
National Steel Corporation            Materials Handling          Oct-94           64,650           2,263    46.63%     49       OL
National Steel Corporation            Materials Handling          Jan-95        1,649,465          57,731    59.70%     61       OL
National Steel Corporation            Materials Handling          Jan-95           66,134           2,315    51.26%     36       OL
National Steel Corporation            Materials Handling          Apr-95          873,161          30,561    63.31%     61       OL
National Steel Corporation            Materials Handling          Apr-95          609,500          21,333    56.28%     49       OL
National Steel Corporation            Bulldozer / Crane           Oct-95        2,137,183          74,801    78.44%     90       FP
Occidental Chemical Corporation       Barges                      Aug-94        2,798,303          97,941    56.31%     16       OL
Omnicom Group, Inc.              50   Office Automation & Office  Jan-96        1,458,896          51,061             36-60      FP
                                        Furniture
Owens Corning Fiberglas Corp.         Materials Handling          Aug-93          157,462           5,511               36       OL
Pegasus Gold Corporation         51   Surface Mining              Jan-96        7,280,747         254,826    79.77%     84       FP
Praxair, Inc.                         Over-the-road Tractors      May-94          668,114          23,384    52.77%     27       OL
Primark Corporation                   Office Automation           Jul-95 to       143,449           5,021               36       FP
                                                                    Apr-96
PV Trucking                           Over-the-road Tractors      May-94           75,332           2,637               18       FP
Quaker Coal Company              24   Haul Truck & Crawler        Oct-94        2,626,953          91,943             24-30      OL
                                        Tractor
Quaker Coal Company              24   Mining Equipment            Jan-95        3,000,000         105,000               24       OL
Quaker Coal Company              24   Haul Trucks & Tractor       Oct-95        2,877,672         100,719             48-60      FP
Quantum Restaurant Group, Inc.   52   Restaurant Furniture /      Jun-96          436,331               -               60       FP
                                        Fixtures / Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture /      Jul-96          499,131               -               60       FP
                                        Fixtures / Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture /      Sep-96          450,273               -               60       FP
                                        Fixtures / Equipment
Quantum Restaurant Group, Inc.   52   POS System                  Sep-96           33,023               -               60       FP
Quantum Restaurant Group, Inc.   52   POS System                  Oct-96           36,185               -               60       FP
Quantum Restaurant Group, Inc.   52   Restaurant Furniture /      Oct-97          432,328          15,131               60       FP
                                        Fixtures / Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture /      Oct-97          425,437          14,890               60       FP
                                        Fixtures / Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture /      Oct-97          205,981           7,209               60       FP
                                        Fixtures / Equipment
Roper Corporation                     Forklifts                   Jan-96          243,659           8,528               84       FP
Roper Corporation                     Industrial Batteries        Sep-96           30,882               -               76       FP
Schwegmann Giant Super           53   Fixtures & Equipment        Jul-95        5,058,331         176,161               60       FP
     Markets, Inc.
Sebastiani Vineyards, Inc.            Bottling Equipment          Apr-94          113,673           3,979               48       OL
Sebastiani Vineyards, Inc.            Wine Barrels                Apr-95           95,848           3,355               36       FP
Smitty's Super Valu, Inc.        54   Retail Store Furniture &    Jan-96        4,709,326         164,826    64.27%     60       FP
                                        Fixtures
Soo Line Railroad Company        47   Covered Hopper Rail Cars    Apr-96        1,586,813               -               12       FP
Star Enterprise                       Over-the-road Tractors      May-94          923,533          32,324    59.16%     32       OL
Tarmac America, Inc.             43   Concrete Trucks with Mixers Sep-94 to     5,937,371         207,808    76.81%     48       FP
                                                                    Oct-94
Tarmac America, Inc.             43   Construction Equipment      Sep-95 to     1,491,348          52,197    70.16%     84       FP
                                                                    Jan-96
Tarmac America, Inc.             43   Concrete Trucks with Mixers Sep-95 to     1,982,071          69,372    75.27%     97       FP
                                                                    Oct-95
TASC, Inc.                            Office Automation           Jan-95          237,685           8,319               18       OL
TASC, Inc.                            Office Automation           Apr-96          522,280          16,716             18-36      FP
Texaco Trading and                    Over-the-road Tractors &    May-94        4,485,676         156,999    60.91%   32-68    FP/OL
     Transportation, Inc.               Trailers
The Dow Chemical Company              Copiers                     Jul-94          272,809           9,548               36       OL
The Dow Chemical Company              Office Equipment            Apr-95          122,800           4,298               36       FP
The Dow Chemical Company              Office Automation           Oct-94 to       377,702          13,220               36     OL/FP
                                                                    Jan-95
The Kendall Company                   Office Automation           Oct-96            3,735             131               36       FP
The Pillsbury Company                 Harvesting Equipment        Oct-94        1,643,101          57,509    84.91%     60     FP/OL
The Pittston Company             34   Construction & Mining       Jan-94 to    14,037,683         491,319    38.93%   49-61    OL/FP
                                        Equipment                   Dec-94
Tom's Foods, Inc.                     Over-the-road Tractors      May-94          259,102           9,069    35.23%     9        OL
Trans Ocean Container            44   Intermodal Containers       Oct-93        5,000,683         175,024              120       OL
     Corporation
Treasure Chest Advertising            Printing Press & Associated Oct-93        2,069,950          72,448    77.94%   60-84      FP
     Company, Inc.                      Equipment
Treasure Chest Advertising            Printing Press & Associated Aug-96          287,320           9,051               84       FP
     Company, Inc.                      Equipment
Treasure Chest Advertising            Printing Press & Associated Jul-95 to     2,325,000          81,375    46.50%     66       FP
     Company, Inc.                      Equipment                   Nov-95
Tyson Foods, Inc.                     Tractors / Trailers         Jul-93 to     5,785,000         202,475    26.95%   36-84      OL
                                                                    Aug-93
Union Carbide Corporation             Rail Tank Cars              Aug-95        4,835,759         140,000    39.30%   68-92      FP
USS / Kobe Steel Company         37   Wheel loader, Crane & Lift  Jan-94          603,352          21,117             60-84   FP/OL
                                        Truck
                                                                             ------------- ---------------
                        ATEL Cash Distribution Fund V total:                 $186,897,181      $5,956,319
                                                                             ============= ===============

                                                                                                                               Lease
                                                                  Commence      Acquisition  Acquisition Percent      Lease     Type
Lessee                         Notes  Equipment Type              Date(s) (1)    Cost (2)       Fees (3) Leverage (4)  Term (5)  (6)

ATEL Cash Distribution Fund VI

A T & T Communications, Inc.     55   Printers                    Aug-95 to    $1,578,500         $46,200              36       OL
                                                                    Nov-95
A T & T Communications, Inc.     55   Printers                    Jul-96 to     1,171,302          17,192              34       OL
                                                                    Dec-96
A T & T Communications, Inc.     55   Printers                    Nov-97          912,252                            28-32      OL
A T & T Communications, Inc.     55   Printers                    Jun-96 to       540,181          15,752            28-34      OL
                                                                    Jul-96
American President Trucking      17   Tractors and trailers       Nov-95          759,092          22,773    30.18%    8        OL
     Company, Ltd.
Applid Magnetics Corporation          Manufacturing               Sep-96 to     7,435,380         223,061    71.50%    60     OL/FP
                                                                    Oct-96
Applied Magnetics Corporation         Sputter                     Jul-96        3,274,642          98,239    78.86%    60       FP
Armco, Inc.                           Link-Belt Scrapmaster       Oct-95          388,993          11,670              36       OL
Armco, Inc.                           Data processing             Nov-95           67,829           2,035              37       FP
Armco, Inc.                           Office Automation           Jul-96          109,416           3,282              30       FP
Armco, Inc.                           Office Automation           Jan-97           60,655                              72       FP
AT&L Railroad Company            47   Covered Hopper Rail Cars    Apr-96           35,263           1,050              12       FP
Atchison, Topeka & Santa Fe           Containers                  Oct-94 to     9,196,811         298,896    60.53%    84       OL
     Railroad Company                                               Jan-95
ATS Automation Tooling                Machine Tools               Apr-96 to       379,551          77,093              60       FP
     Systems, Inc.                                                  Oct-96
ATS Automation Tooling                Machine Center              Oct-96 to       330,901           3,513              60       FP
     Systems, Inc.                                                  Jan-97
BJ's Wholesale Club              46   Materials Handling          Jul-95          931,635          30,278              63       OL
Burlington Northern Railroad     47   Covered Hopper Rail Cars    Apr-96       13,223,438         396,703              21       FP
Canadian Pacific Limited         47   Covered Hopper Rail Cars    Apr-96        2,433,113          72,450              13       FP
Cargill, Inc.                    47   Covered Hopper Rail Cars    Apr-96          352,625          10,500              36       FP
Certified Grocers of California       Materials Handling          Oct-96          637,702          19,131              60       OL
CF Industries, Inc.              47   Covered Hopper Rail Cars    Apr-96          705,250          21,000              12       FP
Chrysler Corporation                  Materials Handling          Feb-96 to     1,749,200          52,476    69.99%  53-60      OL
                                                                    Jul-96
Chrysler Corporation                  Materials Handling          Mar-95 to     5,925,384         184,233    66.83%    60       OL
                                                                    Dec-95
Chrysler Corporation                  Materials Handling          May-96 to     2,419,598          69,832    69.93%  52-60   OL/FP
                                                                    Oct-96
Consolidated Rail Corporation         Locomotives                 Sep-95       22,353,332         668,372    57.02%    60       OL
Consolidated Rail Corporation         Intermodal Container        Jan-96        2,502,750          75,083              60       OL
                                        Chassis
Coors Transportation Company     56   Refrigerated Trailers       Nov-95          797,704          23,931    47.35%    21       OL
Fairmont Homes, Inc.                  Materials Handling          Apr-96          644,565          19,337              60       OL
Federal Paper Board Company           Materials Handling          Apr-96 to     1,740,861          52,226    70.43%  36-60      OL
                                                                    Jun-96
Federal Paper Board Company           Materials Handling          Jul-95 to     5,401,765         166,124    57.05%  36-84   OL/FP
                                                                    Jan-96
General Electric Company -            Office Filing System        Jan-97          101,685                              60       FP
     Aircraft Engines
General Motors Corporation            Manufacturing Equipment     Jul-95          652,232          19,567              36       OL
Gerber Products Company               Materials Handling          Oct-96          197,035           5,911              60       FP
Hastings Leasing Limited         57   Trucks & Miscellaneous      Aug-96       20,242,332         607,270    90.58%    80       FP
Illinois Central Railroad        47   Covered Hopper Rail Cars    Apr-96        1,692,600          50,400            12-40      FP
     Company
IMC Fertilizer, Inc.                  Rail Tank Cars              Sep-95        1,266,374          37,991              27       OL
Mobil Oil Corporation                 Tractor                     Jul-96           78,327           2,350              36       OL
Mobil Oil Corporation                 Materials Handling          Oct-96          185,726           5,256              36       OL
Mobil Oil Corporation                 Hydraulic Crane             Oct-96          160,773           4,823              84       OL
Mobil Oil Corporation                 Liquid Petroleum Tank Cars  Jan-96 to    16,110,807         483,324    75.44%   240       FP
                                                                    Feb-96
Montana Rail Link, Inc.          47   Covered Hopper Rail Cars    Apr-96        1,198,925          35,700              12       FP
Nabisco, Inc.                         Office Automation           Apr-95          709,572          23,061              36       OL
National Steel Corporation            Hydraulic Shovels           Jul-96        6,245,062         187,352    69.96%    60       OL
National Steel Corporation            Steel Yard Equipemt         Jan-97          948,705          14,543            48-60   OL/FP
National Steel Corporation            Steel Yard Equipemt         Oct-96          338,674          10,160    75.58%    60       FP
National Steel Corporation            Wheel Loaders & Forklifts   Jan-96 to     4,710,131         141,304    59.68%  36-90   OL/FP
                                                                    Apr-96
National Steel Corporation            Materials Handling,         Jul-95 to     1,525,887          49,517    66.05%  60-90   OL/FP
                                        Tractors & Trailers         Oct-95
National Steel Corporation            Cranes & Loaders            Jul-96 to     1,099,210          32,976    72.33%  36-84   FP/OL
                                                                    Oct-96
NEC Electronics, Inc.            58   Manufacturing               Jan-96       18,320,603                    66.67%    51     OL/FP
NVR, Inc.                             Roof Truss Assembly         Jul-96           78,484           2,355              84       FP
Omnicom Group, Inc.              50   Office Automation           Apr-95 to     2,232,559          68,290            36-60   OL/FP
                                                                    Oct-95
Omnicom Group, Inc.              50   Television Production       Jul-96 to     1,080,056           4,819              48       FP
                                        Equipment                   Oct-96
Overnite Transportation               Tractors                    Apr-96        2,140,643          62,961              36       OL
     Company
Peerless Eagle Coal Company      59   Haul Trucks & Construction  Jul-95        5,184,875         168,508    59.29%    48       OL
Perdue Transportation            60   Freightliner Tractors       Nov-95          536,740          16,102    62.74%    24       OL
     Incorporated
Quaker Coal Company              24   Wheel Loaders, Drill &      Jan-96        3,298,935          98,968              48       FP
                                        Grader
Quantum Restaurant Group, Inc.   52   Restaurant Furniture &      Oct-96          253,676           7,610              60       FP
                                        Fixtures
Quantum Restaurant Group, Inc.   52   POS System                  Nov-96           33,815                              60       FP
Sebastiani Vineyards, Inc.            Bottle Labeler              Feb-96          317,520           9,526              60       OL
Signature Flight Support              Fuel Trucks                 Jan-97        1,085,000                    85.01%  96-132     FP
     Corporation
Soo Line Railroad Company        47   Covered Hopper Rail Cars    Apr-96        2,256,800          67,200              12       FP
Tarmac America, Inc.             43   Dragline                    Jul-96        1,441,764          43,253              84       FP
Tarmac America, Inc.             43   Concrete Mixer Trucks       Jul-96 to     4,787,890         143,637              96       FP
                                                                    Sep-96
Tarmac America, Inc.             43   Construction Equipment      Oct-94 to     3,114,870         101,233    71.69%    97       FP
                                                                    Nov-94
TASC, Inc.                            Office Automation           Jan-96 to     1,018,030          30,542              36       FP
                                                                    Jul-96
TASC, Inc.                            Office Automation           May-95 to     1,567,339          50,413            18-36   OL/FP
                                                                    Oct-95
TASC, Inc.                            OfficeAutomation            Oct-96 to     2,654,244          11,629              36       FP
                                                                    Jul-97
Trans Ocean Container            44   Intermodal Containers       Jan-96        9,995,127         299,854             120       FP
     Corporation
Tyson Foods, Inc.                     Office Automation           Jun-95          563,411          18,311              24       OL
Xerox Corporation                     Binding & Finishing
                                        Equipment                 Feb-95 to       646,466          19,981              48       OL
                                                                    Jun-95
Xerox Corporation                     Materials Handling          May-95 to       144,527           4,456              44       OL
                                                                    Aug-95
                                                                           --------------- ---------------
                       ATEL Cash Distribution Fund VI total:                 $208,277,121      $5,623,585
                                                                           =============== ===============

                                                                                                                               Lease
                                                                  Commence      Acquisition  Acquisition Percent      Lease     Type
Lessee                         Notes  Equipment Type              Date(s) (1)    Cost (2)       Fees (3) Leverage (4)  Term (5)  (6)

ATEL Capital Equipment Fund VII

A.P.Moller (Maersk)              61   Intermodal Containers       Jan-98       $2,280,100                            52       OL
Alliant Techsystems, Inc.             Semiconductor  Equipment    Jan-98          138,505                            8-16     OL
Anchor Glass Container                Glass Packaging Equipment   Jan-98          371,282                    33.52%  3-6      OL
     Corporation
Anchor Glass Container                Office Automation           Jan-98          404,995                            18       FP
     Corporation
Applied Magnetics Corporation         Manufacturing Equipment     Jul-97        4,152,810                    85.33%  60       FP
Applied Magnetics Corporation         Wafer Fabrication Equipment Dec 97 -      7,975,841                            60-63    FP
                                                                    Jan 98
Archer Daniels Midland Company   62   Rail Tank Cars              Jan-98           42,875                            6        OP
Atmel Corporation                     Semiconductor Manufacturing Jan-98        4,114,596                            96       FP
                                        Equipment
Avon Products, Inc.                   Office Automation           Jan-98           29,415                            17       FP
Blue Star Line Ltd.              61   Intermodal Containers       Jan-98        3,573,462                            60       OL
Burlington Northern Railroad     63   GE Locomotives              Dec-96        5,010,960                            13       OL
     Company
Cargill, Incorporated            64   Covered Hopper Railcars     Jan-97        6,534,000                            72       FP
Certified Grocers of                  Forklifts                   Jul-98          810,792                            60       OL
     California, Ltd.
Chrysler Corporation                  Material Handling Equipment Oct 96 -        982,293                            60       OL/HP
                                                                    Dec 96
Columbus & Greenville Railway    64   Boxcars                     Jan-97          667,000                            16       FP
     Company
Consolidated Diesel Company           Copiers                     Jan-98           15,697                            10-13    FP
Consolidated Diesel Company           Machine Tools               Jan-98           15,161                            14       OL
Consolidated Rail Corporation         Intermodal Containers &     Sep 97 -      3,314,000                            84       HP
                                        Chassis                     Nov 97
Costain Coal, Inc.                    Euclid Hual Trucks          Jan-98          805,181                    58.22%  12       OL
Danskin, Inc.                         Textile Manufacturing       Jan-98          255,718                            6-15     OL
                                        Equipment
Dole Fresh Fruit Company         61   Intermodal Containers       Jan-98        3,876,170                            44       OL
Empire Blue Cross and Blue            Office Furniture and        Jan-98          696,766                            27       FP
     Shield                             Fixtures
Exel Logistics, Inc.                  Tractors and Semi-Trailers  Jan-98          133,947                            3        OL
Far Eastern Shipping Company     61   Intermodal Containers       Jan-98        2,257,299                            75       HP
Farmland Hydro, L.P.             62   Rail Tank Cars              Jan-98          370,808                            16       OL
General Electric Company /            Blow Molding Machine        Jan-97          906,370                            24       OL
     General Electric Plastics
General Electric Company /            Trackmobile Railcar Mover   Mar-97          166,602                            60       OL
     General Electric Plastics
General Electric Company /            Spectrometers               Mar-97          306,545                            60       FP
     General Electric Plastics
General Motors Corporation -          Forklifts                   Jan-98          352,520                            17       OL
     GM Powertrain Group
Grand Trunk Western Railroad     65   Remanufactured High Cube    Jan-98        3,342,139                    56.64%  24       OL
     Incorporated                       Boxcars
Great Salt Lake Minerals         62   Rail Tank Cars              Jan-98          481,261                            7        OL
     Corporation
Hallsmith-Sysco Food Services,        Volvo Tractors              Apr-98          823,455                            84       FP
     a division of Sysco
     Corporation
Hallsmith-Sysco Food Services,        Trailmobile Refrigerated    May-98        1,209,055                            96       FP
     a division of Sysco                Trailers
     Corporation
Hambros Vendor Leasing Limited   66   Vehicles & Sanitation       Sep-97        5,381,076                    78.56%  30-66    FP
                                        Trucks
Hartz Foods, Inc.                     Refrigeration Units         Jan-98           18,422                            9        FP
Hastings Leasing Limited         67   Medical Equipment           Oct-97        8,014,488                    91.66%  25-81    FP
Hastings Leasing Limited         67   Trucks & Miscellaneous      Oct-97       28,811,289                    88.85%  29-113   FP
Henry General Hospital                Hematology Analyzers &      Jan-98          185,700                            41       FP
                                        Upgrades
Hughes Network Systems, Inc.          Remote Communication Device Jan-98           97,237                    54.61%  6-9      OL
Hyplains Beef,  L.C.                  Racking and Conveyor        Jan-98        1,364,007                            10       OL
                                        Equipment
IBM Corporation                       Stereolithography Apparatus Jan-98           30,026                            7        OL
Illinois Central Railroad        64   Boxcars                     Jan-97        1,610,000                            36       FP
     Company
International Paper Company           Trackmobile Railcar Mover   Jan-97          248,952                            60       OL
International Paper Company           CAT Wheel Loaders           Jan 97 -        417,700                            48       HP
                                                                    Feb 97
International Paper Company           Knuckle Boom Loader         Feb-97          213,095                            72       FP
International Paper Company           Hydraulic Excavator, Lift   Jun 97 -        539,438                            60       OL
                                        Trucks, Loader              Jul 97
International Paper Company           Knuckle Boom/ Wheel Loaders Sep 97 -        926,964                    2.84%   48-60    OL/HP
                                                                    Oct 97
International Paper Company      68   Rail Log Cars               Oct-97        5,624,724                            51       OL
International Rectifier               Wafer Fabrication Equipment Jan-98          589,829                    8.45%   1-9      OL
     Corporation
ITO Corporation                       Forklifts                   Jan-98          240,488                            15-31    FP
Kawasaki Kisen Kaisha,           61   Intermodal Containers       Jan-98        2,614,728                            52       OL
     Ltd. (K-Line)
Koppers Industries, Inc.         62   Rail Tank Car               Jan-98            5,400                            6        OL
Kraft Foods, Inc.                     Steelcase Office Furniture  Nov 97 -      1,154,439                            84       FP
                                        & Fixtures                  Jan 98
Kraft Foods, Inc.                     Telephone System            Nov 97 -        549,980                            60       FP
                                                                    Jan 98
Louisiana Workers'                    Office Automation           Jan-98            2,199                            1        OL
     Compensation Corporation
Maxtor Corporation               69   Electronic Test Equipment   Sep-97          533,698                            36       HP
Maxtor Corporation               69   Computer Equipment          Jan-98          241,310                            6        OL
McDonnell Douglas Helicopter          Lift Trucks                 Apr-98           96,510                            60       OL
     Company
Minteq International, Inc.            Geotronics Laser Measuring  Jan 97 -        689,350                            36       HP
                                        Machine                     Mar 97
Minteq International, Inc.            Geotronics Laser Measuring  Sep 97 -      1,019,585                            36       HP
                                        Machines                    Jan 98
Mobil Business Resources         70   Helicopters                 Nov-96        1,650,000                            36       OL
     Corporation
Mobil Business Resources         70   Helicopter                  Oct-97        1,160,000                            36       OL
     Corporation
Mobil Oil Corporation                 Wheel Loader                Jan-98           92,773                            36       OL
National Steel Corporation            CAT Dozer Tractors          Apr-97          734,730                    75.36%  60       HP
National Steel Corporation            CAT Dozer, Loaders          Jul-97        3,666,101                            60       OL
National Steel Corporation            Motor Grader & Front End    Oct-97        1,747,828                            60       HP
                                        Loader
National Steel Corporation            Crane & Wheel Loader        Jan-98          861,344                            48       OL
National Steel Corporation            Omega Forklift & Loaders    Apr-98        1,286,210                            60       HP
Nippon Yusen Kaisha  Ltd.        61   Intermodal Containers       Jan-98        8,715,760                            96       FP
     (N.Y.K.Line)
North American Chemical Company       Mini Mag - Flow Meters      Jan-98           18,809                            5        FP
NVR, Inc.                             Tee-Lok Roller Gantry       Aug 97 -        591,046                            84       FP
                                        Systems                     Oct 97
NVR, Inc.                             Home Manufacturing          Nov-97          137,921                            84       FP
                                        Equipment
Omnicom Group, Inc.              71   Office Furniture            Jul-97           20,292                            60       FP
Omnicom Group, Inc.              71   Office Furniture            Jan-98        1,007,401                            60       FP
PCS Phosphate Company, Inc.      62   Rail Tank Cars              Jan-98          175,000                            25       OL
Pentagon Systems, Inc.                SMT-1200C Surface Mount     Jan-98          106,842                            35       FP
                                        Placement System
Pioneer Chlor Alkali Company     62   Rail Tank Cars              Jan-98        1,614,144                            15-60    OL/HP
PlasmaQuest , Inc.                    Office Automation           Jan-98            6,406                            8        FP
PVS Technologies, Inc.           62   Rail Tank Cars              Jan-98          672,388                            6-24     OL
Ralphs Grocery Company                Forklifts                   Jan-98          275,385                    8.49%   2-17     FP
Riceland Foods, Inc.             62   Rail Tank Cars              Jan-98          130,032                            4        OL
Rose Acres Farms, Inc.                Food Processing Equipment   Jan-98          185,461                    62.96%  16       OL
Sarif, Inc.                           Wafer Fabrication           Jan-98          224,702                            23       FP
                                        Equipment
Seaboard Commodity Trading       62   Rail Tank Cars              Jan-98          525,618                            6-22     OL
     Company
Sebastiani Vineyards, Inc.            Wine Barrels                Jan-98          872,061                            36-60    HP/FP
Sebastiani Vineyards, Inc.            Wine Barrels                Jul-98          201,470                            36       HP
Sematec, Inc.                         Manufacturing Equipment     Oct-97        1,303,600                            36       HP
Sematec, Inc.                         Manufacturing Equipment     Jul-98        2,400,000                            36       OL
Sierra Pacific Power Company     68   Coal Hopper Rail Cars       Dec-97        2,600,000                            67       OL
     & Idaho Power Company
Signature Flight Support              Fuel Trucks                 Apr-97          760,000                    89.01%  132      FP
     Corporation
Signature Flight Support              Fuel Trucks                 Jan-98          620,000                    72.64%  96-132   FP
     Corporation
Signature Flight Support              Fuel Truck & Deicer         Apr-98          518,997                    78.24%  96       FP
     Corporation
Signature Flight Support              Isuzu Trucks                Jul-98          722,275                    78.53%  60       HP
     Corporation
Sisseton Milbank Railroad,       64   Covered Hopper Railcars     Jan-97          330,000                            36       FP
     Inc.
Smitty's Super Valu, Inc.             Furniture and Fixtures      Jan-98          451,861                            3        OL
Sony Pictures  Entertainment,         Sony Monitors               Mar-98        1,278,900                            36       OL
     Inc.
Southern Illinois Railcar Co.    64   Covered Hopper Railcars     Jan-97          462,000                            48       FP
Southern Pacific                      Locomotives                 Jan-98          795,316                            9        OL
     Transportation Company
Southwest Health Centre, Inc.         Siemens Mammographic        Jan-98           13,000                            1        OL
                                        System
Stater Brothers Markets               Furniture and Fixtures      Jan-98           13,643                            2        FP
Tarmac America, Inc.  /          72   CAT / Michigan Loaders      Apr-97          350,000                            18       OL
     Tarmac Mid Atlantic, Inc
Tarmac Minerals. Inc.            72   Steel Deck Barges           Jan-98        7,335,250                            60       OL
TASC, Inc.                            Office Automation           Oct 97 -      1,169,828                            36       HP/FP
                                                                    Jan 98
TASC, Inc.                            Office Automation           Apr-98        1,146,296                            36       HP
TASC, Inc.                            Office Automation           Jul-98          848,065                            36       FP
Thompson Pipe & Steel Company         Phone System, Furniture     Jan-98           31,918                            1        OL
                                        and Fixtures
Thomson Saginaw Ball Screw            Machine Tools               Jan-98          488,918                            16       OL
     Company
Triad International                   Aircraft Access and Ground  Jan-98          954,125                    36.77%  3        OL
     Maintenance Corporation            Support Equipment
Ultrabeam Lithography, Inc.      73   Technical Instrument        Dec-97          269,888                            48       HP
                                        Confocal Metrology System
Ultrabeam Lithography, Inc.      73   Manufacturing Equipment     May-98          167,220                            48       HP
Ultrabeam Lithography, Inc.      73   Manufacturing Equipment     Aug-98          220,887                            48       HP
United States Surgical                Assorted Manufacturing      Jul-98        3,747,760                            120      FP
     Corporation                        Equipment
Wagner College                        Desktop PCs                 Jan-98           91,951                            7-9      OL
Wayne Farms,  a division of           Food Processing Equipment   Jan-98           64,686                            12       OL
     Continental Grain Company
Wisconsin Packing Company, Inc.       Forklifts                   Jan-98           91,850                            25       HP
First Union Rail Corporation     62,  Rail Tank Cars               N/A            478,836                            N/A      N/A
                                 74
Xerox Corporation                     FPD Inspection System       Jan-98        3,521,046                            60       HP
                                                                            -------------- ---------------
                      ATEL Capital Equipment Fund VII total:                 $177,566,094              $0
                                                                            ============== ===============

                                         TOTAL OF ALL FUNDS:                 $844,509,432     $20,825,225
                                                                            ============== ===============

                   TABLE V ACQUISITION OF EQUIPMENT FOOTNOTES

     (1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore "Commencement Date (s)" expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.

     (2) "Acquisition Cost" includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

     (3) "Acquisition Fees" include fees accrued by the program as of the Preparation Date. For partially funded Lease lines, additional fees may be expended by the program for future acquisitions made pursuant to the terms of the Lease.

     (4) "Percent Leverage" represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be "leveraged" (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.

     (5) "Lease Term" is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.

     (6) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term exceed or are equal to the Acquisition Cost of the Equipment. A designation of "OL" indicates that the aggregate rentals to be received during the Lease Term are less than the Acquisition Cost.

     (7) The interest in this transaction is held 1/3 by ATEL Cash Distribution Fund and 2/3 by ATEL Cash Distribution Fund II.

     (8) Guaranteed by both Fingerhut Corporation and by Primerica Corporation, as successor in interest to American Can Company.

     (9) In March 1992, Financial News Network ("FNN"), a lessee of ATEL Lease Income Fund, ATEL Cash Distribution Fund and ATEL Cash Distribution Fund II, filed for protection under Chapter 11 of the U.S. Bankruptcy Act. Subsequent competitive bidding between CNBC (a division of General Electric Company) and a partnership consisting of Dow Jones, Inc. and Group W (Westinghouse) developed for the purchase of FNN assets. This bidding resulted in the sale of certain FNN assets, principally its subscribers, to CNBC for $145 million in cash and the assumption of $9.3 million in liabilities. The proceeds from the sale were distributed beginning in June 1992 resulting in the recovery of substantially all of the programs' remaining investment in the Equipment.

     (10) A 34.41% interest in this transaction was acquired by ATEL Cash Distribution Fund. The remaining 65.59% was acquired by ATEL Cash Distribution Fund II.

     (11) Guaranteed by Fingerhut Corporation.

     (12) Credit support provided by an Investment Agreement of Nord Kaolin Corporation and of Nord Resources Corporation.

     (13) These transactions are all leveraged under one non-recourse note with Sogelease Corporation.

     (14)  Leased  to  Teledyne  Wah  Chang  Albany,   a  division  of  Teledyne
Industries, Inc.

     (15) ATEL Cash Distribution Fund holds a one-half interest in this transaction, the remaining half interest was acquired by ATEL Financial Corporation on identical terms.

     (16) Guaranteed by Addington Resources.

     (17) Guaranteed by American President Companies.

     (18) A 97.75%  interest in  Equipment  Schedule  No. 2 was acquired by ATEL
Cash Distribution Fund II. The remaining 2.25% interest in that Schedule was acquired by ATEL Lease Income Fund.

     (19)  Lease   originally  with  Hammermill  Paper  Company  as  lessee  and subsequently assumed by International Paper Company.

     (20) Lease assigned to and assumed by Liggett & Meyers Tobacco Company, with recourse retained against the original Lessee.

     (21) On January 1, 1991 Midway Airlines, Inc., the lessee of the DC9-32 in which ATEL Cash Distribution Fund II and ATEL Cash Distribution Fund III owned interests, suspended payments on its debt and aircraft leases. On March 26, 1991, the Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Act. On September 4, 1991, the non-recourse lender, John Hancock Leasing Corporation, exercised its right to foreclose on the aircraft. As this investment represents a relatively small portion of the programs' total equity and anticipated cash flow, the General Partners do not believe that the adverse developments with respect to this investment will have a material effect on their respective operations, cash flows or rates of cash distributions. The beneficial interest in the Equipment was held two-thirds by ATEL Cash Distribution Fund II and one-third by ATEL Cash Distribution Fund III.

     (22) Equipment operated by the Eureka Company, a division of Lessee, an indirect subsidiary of AB Electrolux, Sweden.

     (23) Guaranteed by Reynolds and Reynolds.

     (24) On December 31, 1997, this lessee requested a moratorium on lease payments from January through March 1998. ATEL Cash Distribution Fund V is currently negotiating a settlement with the lessee.

     (25) On October 13, 1993 the lessee, Rocky Mountain Helicopters, Inc., filed for protection under Chapter 11 of the U. S. Bankruptcy Act. The aircraft which was the subject of the lease was delivered to ATEL Cash Distribution Fund II, prior to the petition for bankruptcy and was sold by the lessor. The proceeds of the sale satisfied in full the non-recourse debt obligation owed to USX Credit Corporation and the excess was applied to mitigate the lessor's claim against the lessee. The lessor subsequently filed and was allowed an unsecured claim in the amount of $776,542. Through June 30, 1997, the lessor has received $310,617 on this claim, representing 40% of the allowed claim. The sum of the proceeds from the rents, sale of the aircraft and the claim filed in bankruptcy has resulted in a recovery exceeding the lessor's original investment in the aircraft.

     (26) Assigned to and assumed by various subsidiaries of Lessee. Recourse retained against Lessee. Lessee subsequently changed its name to SMC Mining Corporation.

     (27) Guaranteed by Continental Medical Systems, Inc.

     (28) An indirect subsidiary and joint venture of Kaiser Aluminum & Chemical Corporation and Norsk Hydro.

     (29) Guaranteed by United States Surgical Corporation.

     (30) Acquisition Cost represents one-half of the total Equipment Acquisition Cost. Title to this Equipment is held in an equipment trust where one-half of the beneficial interest in the Equipment is owned by ATEL Cash Distribution Fund III and one-half by ATEL Cash Distribution Fund IV.

     (31) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

     (32) Guaranteed by Nord Resources Corporation. Subsequently the lease was assigned without recourse to DBK Minerals, Inc. with a guarantee of Dry Branch Kaolin Company.

     (33) Lessee indicated is the parent of Central Ohio Coal Company and Southern Ohio Coal Company. The Lease transaction represents three distinct leases with subsidiary companies. Credit support is provided by the parent, Ohio Power Company by an Inducement Letter.

     (34) The Lessee name is indicated for convenience only. The actual Lessees are Paramount Coal Corporation, Clinchfield Coal Company, Heartland Resources, Inc., Motivation Coal Company, Elkay Mining Company, Holston Mining, Inc. and Meadow River Coal Company, all subsidiaries of The Pittston Company. The Lease is guaranteed by The Pittston Company.

     (35) Title to the Equipment and Lease transaction is held by an equipment trust. A divisible 1/2 beneficial interest in the equipment trust is owned by the program. The remaining divisible 1/2 beneficial interest in the equipment trust is owned by a non-affiliate.

     (36) Guaranteed by Quaker State Corporation. This lease was subsequently assigned to Costain Coal Company on a recourse basis. In 1996, the assignee defaulted on a lease payment, which default was subsequently cured. The lessor is currently negotiating a settlement with the assignee, lessee and guarantor.

     (37) Lessee is a partnership formed by United States Steel Corporation and Kobe Steel Corporation.

     (38) Title to the Equipment and Lease transaction is held by an equipment trust. Partnership owns a 17.3199% beneficial interest in the equipment trust.

     (39)  Subject  to  a   remarketing   agreement   with   General   Motors  -
Electro-Motive division.

     (40) Guaranteed by The Pittston Company.

     (41) Guaranteed by CBI Industries, Inc. Subsequently guaranteed by Praxair, Inc.

     (42) Guaranteed by Peabody Holding Company, Inc.

     (43) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.


     (44) The equipment is subject to operating leases and managed by the lessee under a pooled management arrangement. Rentals are variable. Average monthly lease payments are estimated based on the minimum lease payments to be received on similar Equipment owned by a prior program.

     (45) Lessee has limited option to terminate at 36 months and 60 months, subject to a remarketing agreement with Bond International (US), Inc.

     (46) A division of Waban, Inc.

     (47) Equipment is subject to a full payout management agreement with MRXX Corporation.

     (48) Guaranteed by Mineral Technologies, Inc.

     (49) Guaranteed by Mobil Corporation.

     (50) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services; and TLP, Inc.

     (51) This lessee filed for protection under Chapter 11 of the United States Bankruptcy Code on January 16, 1998. As this lease has been leveraged using non-recourse secured debt, the General Partner does not feel that the effect of the bankruptcy will have a material adverse impact on the performance of ATEL Cash Distribution Fund V.

     (52) The lessee name  represents  the  guarantor  of the lease  obligations
(which has since changed its name to the Morton's Restaurant Group, Inc.). Actual lessees are various subsidiaries of the guarantor.

     (53) This lessee defaulted on a portion of its lease payments in October 1997. ATEL Cash Distribution Fund V is currently negotiating a possible settlement with the lessee.

     (54) Guaranteed by Smith's Food & Drug Centers.

     (55) Subject to a remarketing/residual sharing agreement with AT&T Credit Corporation.

     (56) Guaranteed by Adolf Coors Company.

     (57) The end-users of the Equipment are various governmental entities in the United Kingdom.

     (58) Guaranteed by NEC Corporation.

     (59) Guaranteed by A.T. Massey Coal Company, Inc.

     (60) Guaranteed by Perdue Farms, Inc.

     (61) Subject to a management agreement with Transamerica Leasing, Inc.

     (62) Subject to a management agreement with First Union Rail Corporation.

     (63) Title to the Equipment and Lease is held by an equipment trust. A divided beneficial interest in the trust representing 24 of 34 of the diesel-electric locomotives is owned by the program. A divided beneficial interest in the trust representing the remaining 10 diesel-electric locomotives has been assigned to a non-affiliate, however, such interest continues to be managed by an affiliate of the program.

     (64) The equipment is subject to a full payout management agreement with MRXX Corporation.

     (65) Title to the equipment is held in a trust. A divided beneficial interest in the trust representing 130 of 291 boxcars is owned by the program. A divided interest in the trust representing the remaining 161 boxcars continues to be owned by the seller of the program's interest, which seller is a non-affiliate.

     (66)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hambros Vendor Finance Limited and include a residual sharing agreement.

     (67)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hastings Leasing Limited and include a residual sharing agreement.

     (68) Title to the equipment is held in a trust. The program has a 100% undivided beneficial interest in the trust.

     (69) Guaranteed by Hyundai Electronics Industries Co., Ltd.

     (70) Guaranteed by Mobil Corporation.

     (71) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

     (72) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.

     (73) Co-lessee under the lease with Ultratech Stepper, Inc., UltraBeam Lithography, Inc. and Verdant Technologies, Inc. as additional co-lessees.

     (74) The lessee name represents the manager of the rail tank cars. These rail tank cars are not currently subject to a fixed term lease.

                                    TABLE VI

                         SALES OR DISPOSALS OF EQUIPMENT

     ATEL Lease Income Fund, ATEL Cash Distribution Fund, ATEL Cash Distribution Fund II, ATEL Cash Distribution Fund III, ATEL Cash Disitribution Fund IV, ATEL Cash Distribution Fund V, ATEL Cash Distribution Fund VI and ATEL Capital Equipment Fund VII have disposed of equipment in their portfolios as of June 30, 1998. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL LEASE INCOME FUND 1985-A
Colour Graphics                     Computer system              Feb-87           $34,500   Oct-93        $2,525       $44,483
Colour Graphics                     Office Information Systems   Jul-88            45,000   Jan-94        11,200        55,777
Educational Loan Services, Inc.     Office Information Systems   May-86            33,050   Oct-90           900        31,350
Federal Home Loan Bank of New York  Office Information Systems   May-86            39,127   Apr-90           870        36,800
Financial News Network, Inc.        Studio and Broadcasting      Feb-90            14,777   Jun-92        11,493         2,027    5
Gorham, Inc.                        Office Information Systems   May-86            38,799   Mar-90         2,300        45,180
Long Lake Staionary, Inc.           Binding Equipment            May-87             4,023   Jul-92             1         6,242
Philip Morris, U.S.A.               Office Information Systems   May-86            13,297   Jan-89         3,600        12,400
Philip Morris, U.S.A.               Office Information Systems   May-86            21,584   Aug-92             -        22,050
Polaroid Corporation                Office Information Systems   May-86            48,028   Jan-90         4,500        45,000
Rohr Industries, Inc.               Motor Vehicle                Jan-89            12,451   Apr-95         6,400        17,843
Rohr Industries, Inc.               Motor Vehicle                Apr-89             8,376   Jul-92         4,723         8,558
                                                                             -------------         -------------- -------------
                                                                                 $313,012                $48,512      $327,710
                                                                             =============         ============== =============

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL CASH DISTRIBUTION FUND
Acushnet Company                    Office Information Systems   Jan-87          $140,287   Dec-91        $4,545      $156,000
Alachua General Hospital            MRI Scanner                  Jan-89           641,593   Jan-95             1       699,453
Alachua General Hospital            Tractor                      Jan-89            15,327   Sep-92         9,000        15,900    6
American Motors Corporation         Lift Trucks                  Oct-87           217,066   Jun-97        57,000       229,029
American Motors Corporation         Lift Trucks                  Oct-87           109,751   Mar-93        31,800       141,636
American Motors Corporation         Lift Trucks                  Oct-87            55,579   Apr-93        15,956        71,727
American Motors Corporation         Lift Truck                   Oct-87            34,494   May-89        30,818        10,117
American Motors Corporation         Lift Trucks                  Oct-87            25,754   Sep-92         6,200        31,306
American Motors Corporation         Lift Trucks                  Oct-87            15,201   Feb-94         4,500        22,886
American Motors Corporation         Lift Trucks                  Oct-87            12,877   Jan-93         3,200        15,863
American Motors Corporation         Hoist Mill Truck             Dec-87           104,834   Mar-93        18,000       131,164
American Motors Corporation         Lift Truck                   Dec-87            29,709   Jun-97             -        21,189
American Motors Corporation         Lift Trucks                  Jan-88            45,385   Dec-92         7,000        63,268
Anaheim Memorial Hospital           CAT Scanner                  Jan-88           814,696   Apr-93        88,000       839,938
Campbell Soup Company               Reach / Walkie Trucks        Mar-87            79,248   Sep-93         2,700        89,216
Campbell Soup Company               Lift Truck Battery Chargers  Mar-87            37,127   Aug-93        12,435        38,812
Campbell Soup Company               Lift Truck                   Mar-87            34,790   Jun-90        30,000        19,575
Campbell Soup Company               Lift Truck                   Mar-87            25,668   Jul-94         5,022        31,663
Campbell Soup Company               Lift Truck                   Mar-87            19,763   Oct-95         2,000        27,283
Campbell Soup Company               Lift Truck                   Mar-87            19,491   May-95             -        25,976
Campbell Soup Company               Batteries / Chargers         Mar-87            12,417   Dec-93         4,250        13,977
Campbell Soup Company               Lift Trucks                  Mar-87            10,584   Dec-97        11,000        36,430
Campbell Soup Company               Lift Truck                   Apr-87            24,550   Apr-91        17,764        17,765
Campbell Soup Company               Lift Truck                   Apr-87             4,997   Apr-91         3,616         3,616
Campbell Soup Company               Lift Truck                   Apr-87            63,153   Dec-97        20,873        71,540
Color Graphics Corporation          645-MSS Output Scanning      Dec-86           232,533   Mar-94        20,000       303,307
                                        Station
Enron Corp.                         Office Information Systems   Jun-88            88,364   Jun-91        17,857        90,326
Enron Corp.                         Office Information Systems   Jun-88            87,399   Feb-92        10,650        85,140
Enron Corp.                         Office Information Systems   Jun-88            79,726   Mar-92         8,000        76,968
Financial News Network, Inc.        Studio and Broadcasting      Mar-90           935,918   Jun-92       747,617       123,050    7
GAF Corporation                     Lift Trucks                  Oct-87           459,660   Nov-92        94,575       457,460
GAF Corporation                     Joy Filler                   Mar-88           535,257   Dec-97        44,525       822,498
Galardi Group                       Restaurant FF&E              Jun-94           247,000   Oct-96       147,148       173,042
Hartford Insurance Group            Communication                Jul-88            93,252   Jul-93         3,618       106,785
Imperial Plastics, Inc.             Injection Molding            Jun-87           137,247   Apr-94        67,000       147,445
Imperial Plastics, Inc.             Injection Molding            Dec-87           150,879   Apr-94        64,000       170,530
Imperial Plastics, Inc.             Injection Molding            Jan-88           194,944   Apr-94        77,000       229,797
Imperial Plastics, Inc.             Air Compressor Temperature   Mar-88            66,883   Apr-94        17,000        71,949
                                        Control Unit
Martin Marietta Corporation         Communication                Apr-88           296,550   Aug-93           500       277,184
Martin Marietta Corporation         Communication                Apr-88           148,275   Jun-92        16,000       138,592
Nord Kaolin Company                 Hydraulic Excavator          May-87           163,490   Mar-93        45,000       184,567
Nord Kaolin Company                 Komatsu Crawler Tractor      Aug-87            50,693   Jul-96        12,000        36,492
Nord Kaolin Company                 Lift Trucks                  Sep-87            15,633   Oct-95         3,500        27,386
Nord Kaolin Company                 Magnetic Separator           Oct-87           160,669   Dec-96        25,000       150,087
Nord Kaolin Company                 Industrial Truck             Oct-89            13,745   Oct-97         3,000        20,856
Polaroid Corporation                Office Information Systems   Mar-87            37,819   Apr-92         2,475        41,005
Putnam County Hospital              Spectrum Analyzer            May-88           114,950   May-94         2,000       158,780
Rohr Industries, Inc.               Motor Vehicle                Jul-87            14,790   Feb-93         4,175        17,080
Rohr Industries, Inc.               Motor Vehicle                Jan-88             9,346   Aug-96         3,232        11,495
Rohr Industries, Inc.               Motor Vehicle                Feb-88            12,060   Aug-96         1,502        14,896
Rohr Industries, Inc.               Motor Vehicle                Mar-88            16,421   Feb-93         4,575        19,073
Rohr Industries, Inc.               Motor Vehicle                Apr-88            16,183   Aug-93         3,977        18,986
Rohr Industries, Inc.               Motor Vehicle                Apr-88            16,052   Feb-96         5,000        21,252
Rohr Industries, Inc.               Motor Vehicle                Apr-88            14,630   Apr-91         5,725        13,106
Rohr Industries, Inc.               Motor Vehicle                Apr-88            14,028   Dec-95         4,630        20,629
Rohr Industries, Inc.               Motor Vehicle                Apr-88            13,330   Oct-92         2,530        15,081
Rohr Industries, Inc.               Motor Vehicle                Apr-88            12,932   Apr-91         4,380        11,585
Rohr Industries, Inc.               Motor Vehicle                Apr-88            12,060   Apr-91         3,498        10,804
Rohr Industries, Inc.               Motor Vehicle                Apr-88            12,060   Apr-91         3,198        10,804
Rohr Industries, Inc.               Motor Vehicle                Apr-88             9,356   Aug-96         3,332        12,647
Rohr Industries, Inc.               Motor Vehicle                May-88            13,981   Sep-95         3,900        20,280
Rohr Industries, Inc.               Motor Vehicle                Jul-88            29,656   Nov-92         7,135        31,553
Rohr Industries, Inc.               Motor Vehicle                Jul-88            25,755   Mar-96         9,000        33,051
Rohr Industries, Inc.               Motor Vehicle                Jul-88            11,566   Jul-91         4,075        10,517
Rohr Industries, Inc.               Motor Vehicle                Jul-88            11,566   Jul-91         4,850        10,517
Rohr Industries, Inc.               Motor Vehicle                Jul-88            11,566   Jul-91         3,890        10,517
Rohr Industries, Inc.               Motor Vehicle                Aug-88            17,829   Nov-96         6,590        23,532
Rohr Industries, Inc.               Motor Vehicle                Aug-88            16,538   May-93         2,622        18,710
Rohr Industries, Inc.               Motor Vehicle                Aug-88            14,662   Oct-93         3,435        16,587
Rohr Industries, Inc.               Motor Vehicle                Oct-89            15,460   Dec-97         2,750        33,297
Teledyne Industries, Inc.           Lift Truck                   Oct-87           160,930   Feb-93        48,000       162,751
Teledyne Industries, Inc.           Lift Truck                   Oct-87           147,345   Nov-92        20,000       149,763
Teledyne Industries, Inc.           Lift Truck                   Oct-87            87,258   Jan-93        19,000        89,166
Teledyne Industries, Inc.           Lift Truck                   Jan-88           147,345   Nov-91        41,000       137,956
Teledyne Industries, Inc.           Lift Truck                   Jan-88            52,250   Apr-91        15,000        47,775
Teledyne Industries, Inc.           Lift Truck                   Jan-88            39,188   Apr-91        10,000        35,832
Teledyne Industries, Inc.           Lift Truck                   Feb-88           173,330   Feb-93        58,000       150,644
Teledyne Industries, Inc.           Lift Truck                   Mar-88            50,160   May-93        11,000        51,896
Teledyne Industries, Inc.           Lift Truck                   Apr-88            55,907   Feb-93        20,000        58,088
Teledyne Industries, Inc.           Lift Truck                   Jul-88           147,345   Oct-92        20,000       134,726
Teledyne Industries, Inc.           Lift Truck                   Aug-88            42,845   Jan-94         9,000        46,240
Teledyne Industries, Inc.           Lift Truck                   Nov-88            38,278   Mar-94        11,000        41,481
Teledyne Industries, Inc.           Lift Truck                   Nov-88            35,530   Jan-94        10,390        36,406
Teledyne Industries, Inc.           Lift Trucks                  Aug-89            32,771   Nov-94         7,896        33,173
Teledyne Industries, Inc.           Lift Truck                   Sep-89            68,970   Oct-92        10,000        67,300
Teledyne Industries, Inc.           Lift Truck                   Nov-89           218,133   Jan-93        44,000       204,009
Teledyne Industries, Inc.           Lift Truck                   Nov-89            58,374   Mar-94        12,500        63,256
Teledyne Industries, Inc.           Lift Truck                   Jan-90            57,487   Mar-94        13,000        55,978
Teledyne Industries, Inc.           Lift Trucks                  Jan-90            57,350   Jan-95        15,000        58,052
Teledyne Industries, Inc.           Lift Trucks                  Jan-90            57,350   Jan-95        15,000        58,052
The Dow Chemical Company            Truck                        Jul-87           111,288   Jun-93        17,500       102,367
The Dow Chemical Company            Trucks                       Jul-87            91,216   Jul-93        26,000        80,985
The Dow Chemical Company            Mack Truck                   Jul-87            25,210   Aug-92         7,500        24,846
Treasure Chest Advertising Company, Printing Press               Mar-87           521,190   Dec-92       311,844       523,950
     Inc.
TRW, Inc.                           Communication                Apr-89           257,130   Jul-93         8,400       235,080
TRW, Inc.                           Communication                Apr-89            77,957   May-92        19,800        70,704
United Technologies Corporation     Office Information Systems   Dec-86            77,450   Mar-91        20,000        80,985
Vista Chemical Company              Tank cars                    Mar-88         1,238,250   Dec-93       885,000     1,090,493
WSMP, Inc.                          Vacuum Pkg. Machine          Apr-95           208,788   Dec-97       150,314       129,870
                                                                             -------------         -------------- -------------
                                                                              $11,583,679             $3,768,290   $11,146,398
                                                                             =============         ============== =============

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL CASH DISTRIBUTION FUND II


A.O. Smith Corporation                Office Automation          Dec-90          $723,258   Sep-94       $75,017      $763,652
                                        Equipment
A.O. Smith Corporation                Lift Truck                 Jul-89            80,717   Jun-94        34,000        81,198
A.O. Smith Corporation                Lift Truck                 Jul-89            26,910   Jun-95         6,250        51,147
A.O. Smith Corporation                Lift Truck                 Jul-89            17,616   Jul-95         1,500        23,346
A.O. Smith Corporation                Personnel Carrier          Jul-89             4,381   Jul-94           500         4,407
A.O. Smith Corporation                Machinery                  Jul-91            26,475   Jan-93        18,360        15,660
Addwest Gold, Inc.                    Portable Jaw Crusher Plant Sep-88         1,153,001   Nov-94       301,000     1,104,720
Alachua General Hospital              MRI Scanner                Jan-89         1,286,256   Jan-95             1     1,683,244
Alachua General Hospital              Tractor                    Jan-89            30,727   Sep-92        18,000        31,801    6
American Express Company              Manufacturing              May-89           289,922   May-93        10,000       293,040
American President Trucking Co., Ltd. Tractors                   Sep-88            60,326   Jan-94        15,500        55,808
American President Trucking Co., Ltd. Tractors                   Sep-88            60,326   Apr-94        16,400        61,125
American President Trucking Co., Ltd. Tractors                   Sep-88            60,326   Apr-94        16,200        61,571
American President Trucking Co., Ltd. Tractors                   Sep-88            60,326   Apr-94        16,400        55,808
American President Trucking Co., Ltd. Tractors                   Sep-88            60,325   Sep-96         7,905        69,903
American President Trucking Co., Ltd. Tractors                   Oct-88            61,513   Dec-93        16,000        52,752
American President Trucking Co., Ltd. Tractors                   Oct-88            61,513   Jan-94        16,000        60,854
American President Trucking Co., Ltd. Tractors                   Oct-88            61,513   Jan-94        16,000        58,674
American President Trucking Co., Ltd. Tractors                   Oct-88            61,513   Apr-94        17,000        59,724
American President Trucking Co., Ltd. Tractors                   Oct-88            60,326   Dec-93        15,000        51,734
American President Trucking Co., Ltd. Tractors                   Oct-88            60,326   Jan-94        15,500        56,701
American President Trucking Co., Ltd. Tractors                   Oct-88            60,326   Apr-94        16,400        58,570
American President Trucking Co., Ltd. Tractors                   Oct-88            60,326   Apr-94        16,400        58,145
American President Trucking Co., Ltd. Tractors                   Oct-88            60,326   Apr-94        19,000        58,595
American President Trucking Co., Ltd. Tractors                   Nov-88            61,513   Jun-93        45,041        47,171
American President Trucking Co., Ltd. Tractors                   Nov-88            61,513   Dec-93        15,926        59,573
American President Trucking Co., Ltd. Tractors                   Nov-88            61,513   Jan-94        16,000        59,369
American President Trucking Co., Ltd. Tractors                   Nov-88            61,513   Jan-94        16,000        56,907
American President Trucking Co., Ltd. Tractors                   Nov-88            61,513   Jun-96         8,500        71,279
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   May-93        44,172        44,957
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jan-94        17,461        58,772
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jan-94        15,500        55,808
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Apr-94        19,000        55,809
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Apr-94        16,400        58,570
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jan-96        10,350        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jan-96        10,282        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jan-96        10,350        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jan-96        10,350        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Apr-96        10,565        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   May-96        10,390        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jun-96         9,500        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Jul-96         9,995        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Sep-96         7,905        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Sep-96         7,905        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Sep-96         7,700        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Oct-96         7,905        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Oct-96         7,700        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Oct-96         7,905        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Oct-96         7,905        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Oct-96         7,700        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,326   Nov-96         7,600        69,903
American President Trucking Co., Ltd. Tractors                   Nov-88            60,325   Dec-95        11,522        69,903
American President Trucking Co., Ltd. Tractors                   Dec-88            60,326   Jun-96         9,500        69,903
American President Trucking Co., Ltd. Tractors                   Dec-88            60,326   Aug-96         7,200        69,903
American President Trucking Co., Ltd. Tractors                   Dec-88            60,326   Sep-96         7,700        69,903
American President Trucking Co., Ltd. Tractors                   Dec-88            60,326   Sep-96         7,700        69,903
American President Trucking Co., Ltd. Tractors                   Dec-88            60,326   Sep-96         7,905        69,903
American President Trucking Co., Ltd. Tractors                   Dec-88            60,326   Nov-96         7,600        69,903
American President Trucking Co., Ltd. Tractors                   Dec-88            60,326   Nov-96         7,600        69,903
American President Trucking Co., Ltd. Tractors                   Mar-89            61,513   Feb-96        10,488        71,279
Bistol-Meyers Squib                   Office furniture           Jun-92           324,310   Oct-95        89,834       340,960
Buffalo & Pittsburgh Railroad         Locomotives                Nov-93           108,127   Nov-96       103,500       109,471
Campbell Soup Company                 Lift Trucks                Jul-88           237,980   Oct-95        33,000       304,036
Campbell Soup Company                 Life plus charger          Jul-88            28,056   Aug-95         6,000        34,608
Campbell Soup Company                 Lift Truck                 Jul-88            26,604   Oct-95         2,500        33,597
Chesebrough-Pond's Inc.               Lift Trucks                May-90           109,901   Aug-94        42,000       124,236
Chesebrough-Pond's Inc.               Motorized Lowlift Walk/    May-90            38,303   Aug-94         4,800        43,452
                                        Ride Trucks

Chesebrough-Pond's Inc.               Lift Truck                 May-90            35,029   Aug-94        12,950        39,270
Chesebrough-Pond's Inc.               Lift Truck                 May-90            18,220   Aug-94         6,750        20,502
Chrysler Corporation                  C-Line Industrial Battery  Dec-93             7,202   Oct-97         2,221        85,182
Chrysler Corporation                  Battery Charger            Dec-93             4,798   Oct-97         1,479        56,748
Colour Graphics Corporation           Computer system            Jul-88            35,411   Oct-93         2,475        41,767
Continental Medical Systems, Inc.     Physical therapy           Jun-90            36,676   Jun-95        11,750        45,485
Cooper Tire & Rubber Company          Lift Trucks                Nov-88            33,296   Jan-96        10,600        37,698
Cooper Tire & Rubber Company          Forklifts                  Apr-89 to         87,906   Jul-96        15,760       107,895
                                                                   Jun-89
Cooper Tire & Rubber Company          Forklifts                  Jan-89 to        482,499   Oct-96        89,200       598,468
                                                                   Mar-89
Delnor Community Hospital             Medical                    Apr-88            89,081   Dec-91        35,000        87,406
Delnor Community Hospital             Medical                    Jul-88           263,473   Apr-91        45,000       247,586    8
Delnor Community Hospital             Medical                    Jul-88           118,775   Apr-91        17,850       106,513
DJ Aerospace Limited                  Executive Aircraft         Apr-94           810,000   Jan-97       436,309       681,820
Financial News Network, Inc.          Studio and Broadcasting    Feb-90           670,359   Jun-92       534,432       148,788
Fingerhut Corporation                 Pacesetter Saddlebinder    Dec-89           233,268   Dec-94       110,000       258,130
FMC Gold Company                      Material Handling          Apr-90           417,082   Jul-93       155,000       361,891
FMC Gold Company                      Material Handling          Apr-90           380,201   May-93       105,000       322,256
GAF Corporation                       Manufacturing              Mar-88           433,267   Jun-95             1       657,024
Galardi Group                         Restaurant FF&E            Jun-94           507,000   Oct-96       302,042       355,190
General Motors Corp.                  Video Projector            Dec-93             6,516   Jan-98             -        10,006
General Motors Corporation            Video Projectors           Dec-93            52,128   Jun-97        11,613        59,207
Hudson Foods, Inc.                    Chicken Processing         Jul-89           326,880   Aug-94       120,215       373,808
Hudson Foods, Inc.                    Waste Water Pre-treatment  Aug-89           331,070   Aug-94       121,600       377,895
                                        Plant
Hudson Foods, Inc.                    Chicken Processing         Dec-89         1,102,591   Sep-94       333,006     1,182,678
                                        Equipment
Hudson Foods, Inc.                    Chicken Processing         Dec-89           890,708   Sep-94       272,280       959,784
                                        Equipment
Hudson Foods, Inc.                    Chicken Processing         Dec-89           190,739   Sep-94        56,897       205,202
                                        Equipment
Inland Steel Company                  Laser Measuring System     Sep-89           436,808   Apr-94       105,000       487,179
International Paper Company           Truck                      Jun-88            25,080   Nov-92        14,653        28,446
International Paper Company           Trucks                     Jul-88            32,039   Nov-91         7,412        31,840
International Paper Company           Truck                      Sep-88            42,161   Dec-95        11,120        73,774
International Paper Company           Van                        Sep-88            39,626   Nov-94        11,325        37,872
International Paper Company           Trucks                     Sep-88            37,910   May-92        17,372        33,220
International Paper Company           Truck                      Sep-88            35,302   Sep-94         8,500        36,360
International Paper Company           Trucks                     Sep-88            28,114   Dec-93         7,750        30,848
International Paper Company           Truck                      Sep-88            20,850   Dec-95        11,924        39,114
International Paper Company           Trucks                     Nov-88           165,175   Aug-91       118,185        90,831
International Paper Company           Truck with power lift      Nov-88            32,691   Dec-94        10,000        36,079
                                        gate
International Paper Company           Truck with power lift      Nov-88            32,691   Feb-95         9,500        36,079
                                        gate
International Paper Company           Motor Vehicle              Dec-88            13,873   Apr-97         5,500        22,610
International Paper Company           Motor Vehicle              Jan-89            33,029   Jul-96         4,000        58,146
International Paper Company           Motor Vehicle              Feb-89            41,080   Jun-97         4,250        65,533
International Paper Company           Trucks                     Mar-89            48,783   May-95        26,000        40,150
International Paper Company           Truck                      Mar-89            24,458   Apr-95        11,000        25,968
International Paper Company           Cargo Van                  Mar-89            13,910   Jan-95         2,740        16,189
International Paper Company           Trucks                     Apr-89            76,873   May-95        20,000        86,592
International Paper Company           Truck                      Jun-89            29,079   May-95         9,000        31,744
International Paper Company           Trucks                     Jun-89            27,457   Apr-94         4,500        32,538
International Paper Company           Truck                      Aug-89            27,249   Apr-96         7,000        37,622
International Paper Company           Cut-away Van               Aug-89            19,484   Dec-94         5,750        19,095
International Paper Company           Trucks                     Oct-89           116,589   May-92        83,477        63,595
International Paper Company           Cab & chassis              Oct-89            25,374   Dec-95         9,477        38,797
International Paper Company           Trucks                     Nov-89            33,587   Mar-94         9,000        34,975
International Paper Company           Trucks                     Dec-89           123,513   Apr-95        50,750       139,088
International Paper Company           Trucks                     Mar-90            76,300   May-92        54,047        34,906
KeyCorp                               Office Furniture and       Aug-89           913,120   Apr-94       245,000     1,014,508
                                        Equipment
Keycorp                               ATM's                      Aug-89           251,385   Dec-96        23,500       287,781
KeyCorp                               ATM Machines               Aug-89           195,522   Apr-96        18,650       211,431
KeyCorp                               ATM Machines               Aug-89           139,658   Jan-94        41,250       146,802
Keycorp                               ATM's                      Aug-89           139,658   Jun-97        10,000       213,512    9
KeyCorp                               ATM Machines               Aug-89            55,864   Aug-94        14,500        66,333
Koppers Industries, Inc.              Hydraulic loader & end     Jun-90           639,120   Jun-95       317,500       793,198
                                        loader
Midway Airlines, Inc.                 Commercial Aircraft        Jun-90         4,592,040   Sep-91     3,444,589       463,076
National Semiconductor Corporation    Wafer Processing System    Apr-89           762,580   Jan-94        82,000       869,955
National Steel Corporation            Wheel Loader               Dec-89           380,203   Jul-96       134,512       476,098
National Steel Corporation            Forklifts                  Dec-89            85,296   Jun-97        25,000       109,159
National Union Electric Corporation   Phone System               Aug-89           481,738   Mar-94       130,000       507,722
Nissan Motor Corporation In USA       Office Information         Jul-88           229,598   Jul-93         3,700       221,328
                                        Systems
NMCS, Inc. , d/b/a National Medical   Office Furniture           Jun-88           627,453   Mar-94             1       747,640
     Group Services, Inc.
Nord Kaolin Company                   Water Tank Trucks          Feb-89           229,795   Nov-96        31,800       191,762
Nord Kaolin Company                   Ford Truck & Truck Crane   Apr-89            76,913   Mar-97        28,000       109,219
Owens Corning Fiberglas Corp.         Automobile                 Nov-88            15,822   Apr-95         3,650        20,000
Owens Corning Fiberglas Corp.         Material Handling          Jul-89           175,098   Jul-92        41,020       154,944
Owens Corning Fiberglas Corp.         Material Handling          Oct-89           151,207   Mar-93        47,000       139,317
Owens Corning Fiberglas Corp.         Material Handling          Oct-89            56,733   Sep-94        13,000        62,760
Owens Corning Fiberglas Corp.         Material Handling          Oct-89            31,192   Sep-94         9,000        34,524
Owens Corning Fiberglas Corp.         Material Handling          Dec-89            21,331   May-96         4,100        27,834
Owens Corning Fiberglas Corp.         Material Handling          Feb-90           100,985   Oct-95        35,000       119,560
Owens Corning Fiberglas Corp.         Lift Truck                 Mar-90            18,288   Mar-95         6,500        19,851
Owens Corning Fiberglas Corp.         Material Handling          Apr-90           122,130   Apr-94        36,600       126,827
Owens Corning Fiberglas Corp.         Material Handling          Apr-90           118,092   Apr-95        44,500       128,182
Owens Corning Fiberglas Corp.         Material Handling          Apr-90           101,775   Jun-93        29,100        92,836
Owens Corning Fiberglas Corp.         Material Handling          May-90            57,956   Jun-93        13,500        62,821
Owens Corning Fiberglas Corp.         Material Handling          May-90            21,866   May-98         4,200        30,239
Owens Corning Fiberglas Corp.         Material Handling          May-90            18,972   Apr-94         4,800        20,165
Owens Corning Fiberglas Corp.         Material Handling          Jun-90           152,935   Oct-95        56,000       179,186
Owens Corning Fiberglas Corp.         Material Handling          Jun-90            16,179   Aug-96         5,000        19,670
Owens Corning Fiberglas Corp.         Forklift Truck             Jul-90            22,422   Jul-97             1        36,338
Owens Corning Fiberglas Corp.         Material Handling          Aug-90           123,102   Aug-93        41,000       113,082
Owens Corning Fiberglas Corp.         Lift Truck                 Aug-90            59,786   Dec-94        20,000        59,404
Owens Corning Fiberglas Corp.         Forklift                   Aug-90            25,601   Oct-96         5,050        31,106
Owens Corning Fiberglas Corp.         Material Handling          Aug-90            20,858   Aug-95        10,750        22,911
Owens Corning Fiberglas Corp.         Material Handling          Aug-90            20,858   Sep-95        10,750        22,911
Owens Corning Fiberglas Corp.         Forklift Truck             Aug-90            19,000   Jul-97         4,000        24,084
Owens Corning Fiberglas Corp.         Mobile Rail Car Mover      Oct-90           114,900   Sep-97        70,000       142,436
Owens Corning Fiberglas Corp.         Material Handling          Oct-90            22,750   Nov-95         7,000        29,948   10
Owens Corning Fiberglas Corp.         Material Handling          Oct-90            21,920   Oct-95        10,750        24,521
Owens Corning Fiberglas Corp.         Material Handling          Oct-90            17,235   Jan-98         2,833        22,627
Owens Corning Fiberglas Corp.         Sweeper                    Nov-90            27,592   Dec-93         6,600        26,638
Owens Corning Fiberglas Corp.         Material Handling          Nov-90            11,302   Mar-95             1        15,881
Pre Press Group                       Digital Color Scanner      Nov-88         1,276,903   Nov-97         9,000     1,529,568
Quaker Coal Company                   Crawler Dozer              Feb-94           558,301   Apr-96       255,000       356,875
Ran-Bar Corporation                   Boom lift                  Aug-93             7,950   Sep-95             1        19,152
Regents of the University of          Communication              Jan-89            84,204   Dec-93        25,500        87,434
     California
Rocky Mountain Helicopters, Inc.      Aircraft                   Oct-89         2,252,125   Dec-93     1,472,413     1,383,000
Rohr Industries, Inc.                 Motor Vehicles             Oct-88            47,524   Aug-93        19,095        61,845
Rohr Industries, Inc.                 Motor Vehicles             Oct-88            24,450   May-93         5,534        24,406
Rohr Industries, Inc.                 Motor Vehicles             Oct-88            11,370   Dec-93         3,977        13,300
Rohr Industries, Inc.                 Motor Vehicles             Oct-88             8,742   Aug-96         3,482        12,950
Rohr Industries, Inc.                 Motor Vehicles             Dec-88            99,553   Jan-93        22,012        99,184
Rohr Industries, Inc.                 Motor Vehicles             Dec-88            15,642   Jan-95         3,077        21,521
Rohr Industries, Inc.                 Motor Vehicles             Dec-88            15,569   Dec-93         4,777        17,664
Rohr Industries, Inc.                 Motor Vehicles             Jan-89            14,990   Feb-92         3,509        12,925
Rohr Industries, Inc.                 Motor Vehicles             Jan-89            14,990   May-92         5,538        13,776
Rohr Industries, Inc.                 Motor Vehicles             Jan-89             9,532   Apr-94         3,300        12,375
Rohr Industries, Inc.                 Motor Vehicles             Feb-89             9,359   Aug-94         3,177        12,851
Rohr Industries, Inc.                 Motor Vehicles             Feb-89             8,952   Aug-96             -        14,280
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            72,014   Jul-92        20,088        68,396
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            36,263   Apr-89         7,667        35,328
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            35,762   Apr-92         9,019        34,793
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            24,343   Jul-92         5,146        23,683
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            21,759   Jul-94         8,500        25,267
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            12,393   Jan-92         2,313        12,086
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            11,921   May-92         3,058        11,597
Rohr Industries, Inc.                 Motor Vehicles             Apr-89            11,920   Jul-92         2,973        11,597
Rohr Industries, Inc.                 Motor Vehicles             May-89            16,760   Jul-94         3,677        18,710
Rohr Industries, Inc.                 Motor Vehicles             May-89            11,920   May-93         2,772        12,955
Rohr Industries, Inc.                 Motor Vehicles             Jul-89            18,477   Feb-93        11,810        14,614
Rohr Industries, Inc.                 Motor Vehicles             Jul-89            17,801   Jul-92         3,823        15,948
Rohr Industries, Inc.                 Motor Vehicles             Aug-89            14,570   Dec-93         3,695        15,270
Rohr Industries, Inc.                 Motor Vehicle              Sep-89             8,702   Aug-96         3,979        12,557
Rohr Industries, Inc.                 Motor Vehicles             Nov-89            16,378   May-92        13,340         9,100
Rohr Industries, Inc.                 Motor Vehicle              Nov-89            15,863   Aug-96         4,422        20,605
Rohr Industries, Inc.                 Pickup Truck               Nov-89             9,652   Jan-95         4,100        10,720
Rohr Industries, Inc.                 Motor Vehicles             Mar-90            15,065   Feb-93         6,756        12,658
Sebastiani Vineyards, Inc.            Wine Barrels               Oct-88           143,804   Jun-96         6,535       188,158
Sebastiani Vineyards, Inc.            Wine Barrels               May-89            67,314   Jun-96         2,700        81,120
Sebastiani Vineyards, Inc.            Wine Barrels               May-89            33,919   Jun-94         4,340        41,682
Shell Mining Company                  Crawler Tractor            Oct-89         1,013,257   Dec-94       390,000     1,048,122
Shell Mining Company                  Miner Machine              Feb-90           640,995   Mar-95       130,000       648,032
Shell Mining Company                  Miner Machine              Feb-90           640,427   Mar-95       130,000       647,458
St. Luke's-Roosevelt Hospital Center  Medical Furniture,         Feb-90         1,126,223   Apr-93       404,654     1,116,417
                                        Fixtures & Equipment
The Budd Company                      Electric Forklifts         May-90           426,589   Sep-97        68,742       491,609
The Budd Company                      Forklifts                  May-90            90,919   Jul-97        27,600       104,777
The Budd Company                      Industrial Batteries       May-90            85,100   Oct-97             -        98,071
The Budd Company                      Industrial Batteries       May-90            70,128   Sep-97        17,190        80,817
The Budd Company                      Electric Tow Tractors      May-90            42,589   Jul-97         5,400        49,080
The Budd Company                      Electric Tuggers           May-90            22,342   Jul-97         4,000        25,747
The Budd Company                      Chargers                   May-90            19,394   Sep-97         5,441        22,350
The Budd Company                      Walkie Reach Truck         May-90            15,903   Sep-97         3,887        18,327
The Budd Company                      Electric Cart              May-90             2,793   Sep-97           682         3,218
The Budd Company                      Lift Trucks                May-90           154,260   Mar-96        29,000       158,330
The Budd Company                      Lift Trucks                Jun-90           168,998   Mar-98        28,400       242,141
The Dow Chemical Company              Material Handling          Jul-87           990,448   Aug-92       382,160       877,628
The Dow Chemical Company              Rail car Mover             Jul-87           145,822   Jan-93        43,650       125,152
The Dow Chemical Company              Lift Truck                 Jul-87            26,198   Aug-92         4,300        25,820
The Dow Chemical Company              Material Handling          May-88           294,792   Jul-93        74,300       290,517
The Dow Chemical Company              Material Handling          May-88            55,516   Sep-95             -        73,736
The Dow Chemical Company              Material Handling          May-88            33,943   Jun-94        10,900        32,539
The Dow Chemical Company              Material Handling          May-88            33,119   Jan-95        10,000        39,517
The Dow Chemical Company              Material Handling          May-88            17,045   Jan-94         5,800        16,340
Treasure Chest Advertising            Printing Press             Mar-93           850,000   Mar-98       400,000     1,017,960
USX Steel Corporation                 Haul Truck                 Dec-89         1,017,631   Dec-94       324,300     1,003,483
USX Steel Corporation                 Haul Truck                 Dec-89         1,017,631   Dec-94       324,300     1,003,483
USX Steel Corporation                 Haul Truck                 Dec-89         1,013,766   Dec-94       324,300       999,671
                                                                             -------------         -------------- -------------
                                                                              $43,344,386            $15,068,669   $40,257,416
                                                                             =============         ============== =============

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL CASH DISTRIBUTION FUND III

A.O. Smith Corporation                Side loaders               Nov-90          $230,591   Feb-97       $62,000      $266,272
A.O. Smith Corporation                Forklifts                  Nov-90            33,752   Feb-97         8,100        40,198
A.O. Smith Corporation                Towmotors                  Nov-90           120,865   Jan-96        44,000       124,614
A.O. Smith Corporation                Lift trucks                Nov-90            25,315   Jan-96         8,250        26,100
A.O. Smith Corporation                Lift trucks                Nov-90            22,516   Jan-96         9,000        23,215
A.O. Smith Corporation                Carton Clamps              Nov-90            22,469   Jan-96         9,000        26,166
A.O. Smith Corporation                Lift trucks                Nov-90            17,860   Mar-96         3,950        18,414
American President Trucking Co., Ltd. 1989 Utility 48'X102       Mar-90           641,594   Mar-98       210,000       743,110
                                        Curtainsider Trailer
American President Trucking Co., Ltd. 1990 Utility 48'X102       May-90           163,481   Jun-98        52,500       189,348
                                        Curtainsider Trailer
American President Trucking Co., Ltd. Tractors                   May-90           129,021   Jul-97        24,085       183,461
American President Trucking Co., Ltd. Tractor                    Jun-90            64,510   Jul-97        12,043        71,710
American President Trucking Co., Ltd. Utility Curtainsiders      Jul-90           163,482   Aug-97        60,000       189,348
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Nov-96        10,000        76,859
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Nov-96        18,788        76,859
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Nov-96        10,000        76,859
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Nov-96        10,000        76,859
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Nov-96        10,000        76,859
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Dec-96        15,473        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Dec-96        11,894        76,859
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Dec-96         9,900        76,859
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,993        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,073        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,073        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,073        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,455        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,073        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,073        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,862   Feb-97        15,073        74,845
American President Trucking Co., Ltd. Tractors                   Feb-90            64,510   May-96        19,738        62,791
American President Trucking Co., Ltd. Tractors                   Feb-90            64,510   Jun-96        18,738        62,791
American President Trucking Co., Ltd. Tractors                   Feb-90            64,510   Nov-96        15,443        74,622
American President Trucking Co., Ltd. Tractors                   Feb-90            64,510   Dec-96        15,443        74,622
American President Trucking Co., Ltd. Tractors                   Feb-90            64,510   Dec-96        15,443        74,622
American President Trucking Co., Ltd. Tractors                   Feb-90            64,510   Dec-96        15,443        74,622
American President Trucking Co., Ltd. Tractors                   Feb-90            64,510   Dec-96         9,900        76,442
American President Trucking Co., Ltd. Tractors                   Feb-90            64,863   Jun-96        18,788        63,134
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Nov-96        15,472        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Nov-96        15,472        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Nov-96        14,572        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Nov-96        15,472        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Dec-96        15,534        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Dec-96        15,372        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Dec-96        15,372        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Dec-96        15,372        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Apr-97        14,396        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Apr-97        14,072        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Apr-97        14,072        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Apr-97        14,072        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Apr-97        15,598        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   May-97        13,972        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Jun-97        13,772        73,663
American President Trucking Co., Ltd. Tractors                   Mar-90            63,685   Jun-97        13,772        73,663
American President Trucking Co., Ltd. Tractors                   Apr-90            64,510   Nov-96        15,543        72,620
American President Trucking Co., Ltd. Tractors                   Apr-90            64,510   Dec-96        15,443        72,620
American President Trucking Co., Ltd. Tractors                   Apr-90            64,510   Dec-96        15,443        72,620
American President Trucking Co., Ltd. Tractors                   Apr-90           322,551   Jun-96        97,892       300,307
American President Trucking Co., Ltd. Tractors                   May-90            64,510   Nov-96        15,543        71,710
American President Trucking Co., Ltd. Tractors                   May-90            64,510   Nov-96        15,543        71,710
American President Trucking Co., Ltd. Tractors                   May-90            64,510   Dec-96        15,543        71,710
American President Trucking Co., Ltd. Tractors                   May-90            64,510   Feb-97        15,543        71,710
American President Trucking Co., Ltd. Tractors                   May-90            64,510   Feb-97        15,543        68,070
American President Trucking Co., Ltd. Tractors                   May-90           387,062   Jun-96       150,839       343,988
American President Trucking Co., Ltd. Tractors                   May-90           129,021   Jun-96        37,934       120,123
Barney's, Inc.                        Retail Store FF&E          Sep-93         2,009,077   Jul-96     1,033,020       967,060   11
Buffalo & Pittsburgh Railroad         Locomotives                Nov-93           792,657   Nov-96       713,100       802,504
Carrier Corporation                   Lift trucks                Jun-90           359,305   Apr-95        89,800       369,875
Carrier Corporation                   Lift trucks                Jun-90           113,195   Apr-95        27,950       114,228
Carrier Corporation                   Lift trucks                Aug-90           200,008   Apr-95        43,100       203,148
Central Ohio Coal Company             CAT Scrapers               Mar-92         2,713,694   Jul-96     1,048,730     2,580,680
Central Ohio Coal Company             160 Ton Coal Hauler        Mar-92         2,280,162   Dec-97       972,955     2,936,837
Central Ohio Coal Company             Billdozer                  Mar-92           396,549   Oct-96        53,000       392,373
Dean Foods Company                    Trailer                    Oct-90            34,996   Nov-96        20,461        35,617
Dean Foods Company                    91 Utility 48'X102 Reefer  Oct-90         1,099,749   Feb-98       390,000     1,303,590
                                        Trailer
FMC Gold Company                      Haul Truck                 Jun-90           560,232   Jan-94       295,000       427,663
Fred Meyer, Inc.                      Data Processing            Oct-90         3,244,649   Aug-95     1,060,276     3,608,683
Fred Meyer, Inc.                      Data Processing            Nov-90         3,340,551   Dec-92     2,715,033     2,338,583
Koppers Industries, Inc.              Material Handling          Jul-90            54,156   Sep-95        23,000        64,020
Koppers Industries, Inc.              Material Handling          Aug-90            45,485   Jan-94        33,383        31,471
Koppers Industries, Inc.              Material Handling          Dec-90           200,911   Dec-95       102,500       237,614
Koppers Industries, Inc.              Hydraulic Excavator        Mar-91           114,492   Apr-96        57,500       129,848
Kraft General Foods                   Lift Truck                 Apr-91           160,846   May-98        29,925       187,568
Kraft General Foods                   Lift Truck                 Apr-91            44,277   Apr-98        11,000        51,633
Kraft General Foods                   Lift Truck                 Apr-91            23,101   May-98         3,875        26,939
Kraft General Foods                   Lift Truck                 Apr-91            22,523   May-98         2,050        26,265
Kraft General Foods                   Lift Truck                 Apr-91            22,093   May-98         2,675        25,763
Kraft General Foods                   Lift Truck                 Apr-91            17,614   May-98         4,875        23,309
Kraft General Foods, Inc.             Material Handling          Jul-91            46,694   Aug-94        24,248        22,701
Midway Airlines, Inc.                 Commercial Aircraft        Jun-90         2,405,081   Sep-91     1,656,694       226,541   12
Mobil Oil Corporation                 Material Handling          Apr-92            35,662   Jun-95        13,040        29,673
Mobil Oil Corporation                 Material Handling          Jul-92            36,249   Jun-95        10,611        30,163
Mobil Oil Corporation                 Golf Carts                 Jun-93           142,464   Jul-97        74,800        98,983
Mobil Oil Corporation                 Golf Carts                 Jun-93           137,654   Jul-96        80,800        95,642
Nord Kaolin Company                   Lab Equipment              Aug-90           409,694   Oct-97        91,000       110,806
Pepsico, Inc.                         Material Handling          Jul-90           208,042   Sep-96        16,000       254,225
Pepsico, Inc.                         Material Handling          Sep-90           228,666   Oct-96        21,000       266,447
Pepsico, Inc.                         Material Handling          Sep-90            32,885   Sep-96         1,200        41,214
Pepsico, Inc., d/b/a/ PFS             Material Handling          Jul-90            73,050   Jun-95         8,470        52,933
Pilgrim's Pride Corporation           Chicken Processing         Dec-90         3,791,002   Oct-95     1,400,000     4,000,050
PSI Energy, Inc.                      Wheel Tractor Scraper      Jul-90           842,013   Sep-96       295,000       923,917
Reliance Insurance Company            Office Furniture           Jun-92         1,133,854   Jun-97       287,622     1,213,841
Reliance Insurance Company            Office Furniture           Sep-92           137,047   Sep-97        37,346       159,007
Reliance Insurance Company            Offset Press               Sep-92            29,780   Sep-97         8,338        35,093
Shell Mining Company                  Crawler Dozer              Oct-91           776,000   Dec-96       350,000       801,763
Southern Ohio Coal Company            Mining                     Mar-92         3,795,152   Jun-92     4,469,135       207,307
Southern Ohio Coal Company            Shuttle Cars               Mar-92           767,590   Apr-97       120,000       851,419
Southern Ohio Coal Company            Power Center               Mar-92           102,826   Apr-97        15,000       114,056
Stone Container Corp                  Forklift                   Nov-90            35,759   Mar-98         6,500        54,404
Stone Container Corp                  C50 Forklift               Nov-90            19,696   Apr-98         4,000        15,700
Stone Container Corporation           Material Handling          Nov-90           299,787   Aug-93       115,700       301,446
Stone Container Corporation           Material Handling          Nov-90           227,384   May-93        54,500       163,622
Stone Container Corporation           Material Handling          Nov-90           216,936   Jun-95        72,500       199,500
Stone Container Corporation           Material Handling          Nov-90           183,825   Jul-95       105,500       188,712
Stone Container Corporation           Tractor                    Nov-90           137,327   Mar-95        75,842       124,820
Stone Container Corporation           Material Handling          Nov-90           136,838   Jun-96        60,670       164,020
Stone Container Corporation           Material Handling          Nov-90           116,700   Jul-95        23,750       133,201
Stone Container Corporation           Material Handling          Nov-90           110,836   Jul-95        21,750       125,403
Stone Container Corporation           Material Handling          Nov-90            96,611   Jun-95        29,500       107,181
Stone Container Corporation           Forklifts                  Nov-90            83,200   Aug-97        21,555       110,823
Stone Container Corporation           Material Handling          Nov-90            68,950   Mar-96        21,500        85,665
Stone Container Corporation           Material Handling          Nov-90            63,433   Sep-95        14,000        69,970
Stone Container Corporation           Tractor                    Nov-90            53,694   Jan-95        30,500        50,456
Stone Container Corporation           Material Handling          Nov-90            51,420   Jun-95        14,500        54,541
Stone Container Corporation           Material Handling          Nov-90            50,097   Oct-94        17,735        52,700
Stone Container Corporation           Material Handling          Nov-90            49,232   Jul-95        14,500        54,618
Stone Container Corporation           Material Handling          Nov-90            46,928   May-96         8,400        57,267
Stone Container Corporation           Forklifts                  Nov-90            46,681   Jul-96        13,375        67,363
Stone Container Corporation           Material Handling          Nov-90            46,492   Mar-96        13,500        41,148
Stone Container Corporation           Material Handling          Nov-90            45,669   Apr-94        17,500        45,093
Stone Container Corporation           Material Handling          Nov-90            43,850   Apr-93         9,000        36,268
Stone Container Corporation           Material Handling          Nov-90            33,498   Mar-95        14,500        35,136
Stone Container Corporation           Forklifts                  Nov-90            32,261   Nov-96         9,100        47,409
Stone Container Corporation           Forklifts                  Nov-90            26,256   Apr-97         9,000        55,930
Stone Container Corporation           Material Handling          Nov-90            25,898   Jul-95        12,000        26,586
Stone Container Corporation           Material Handling          Nov-90            23,674   Oct-93         5,800        24,262
Stone Container Corporation           Material Handling          Nov-90            22,561   Jan-96         2,000        29,525
Stone Container Corporation           Material Handling          Nov-90            22,308   Jul-95         5,500        23,453
Stone Container Corporation           Material Handling          Nov-90            18,611   Jul-94         3,500        16,737
Stone Container Corporation           Material Handling          Nov-90            17,250   Jul-95         5,500        15,176
Stone Container Corporation           Tractor                    Nov-90            17,227   Jan-95         6,000        18,431
Stone Container Corporation           Material Handling          Nov-90            17,124   Jul-95         4,300        19,535
Stone Container Corporation           Material Handling          Nov-90            15,984   Mar-93         5,500        14,058
Stone Container Corporation           Material Handling          Nov-90            15,810   Jul-95         8,500        16,230
Stone Container Corporation           Material Handling          Nov-90            15,625   Feb-95         4,000        14,480
Stone Container Corporation           Sweeper                    Nov-90            14,203   Oct-95         2,100        10,440
Stone Container Corporation           Material Handling          Nov-90            12,949   Jul-95         6,000        13,293
Stone Container Corporation           Material Handling          Apr-91           128,314   Dec-93       117,236        59,610
Teledyne Industries, Inc.             Material Handling          Nov-90            56,635   Jan-94        13,714        52,309
Teledyne Industries, Inc.             Material Handling          Nov-90            41,301   Apr-96        15,000        42,464
Teledyne Industries, Inc.             Material Handling          Nov-90            24,073   Apr-94        11,100        22,234
Terex Corporation                     KW-KC Induction Unit       Apr-91            68,088   Aug-97        29,428        75,403
Terex Corporation                     Shape Cutting Machine      Jul-91           237,213   Aug-97        89,660       262,698
The Dow Chemical Company              Research Equipment         Apr-91           222,801   Mar-97         6,000       231,500
The Dow Chemical Company              Research Equipment         Apr-91            56,295   Oct-96        25,000        61,271
The Dow Chemical Company              Research Equipment         Apr-91           930,833   Feb-96       214,500     1,013,116
The Dow Chemical Company              Research Equipment         Oct-91           649,269   Nov-96 to    125,030       748,348
                                                                                               Dec-96
The Dow Chemical Company              Research Equipment         Oct-91            61,615   Dec-96         2,200        68,479
The Dow Chemical Company              Material Handling          Oct-91            50,478   Aug-93        12,000        47,859
The Dow Chemical Company              Research Equipment         Jan-92           937,459   Jan-97       217,000     1,031,519
The Dow Chemical Company              Research Equipment         Jan-92           468,214   Jan-97        94,875       512,287
The Dow Chemical Company              Dilor Micro Raman          Apr-92           183,312   Apr-98        24,275       221,865
                                        Spectrometer
The Dow Chemical Company              Krypton Ion Laser          Apr-92            31,373   Apr-98         7,000        37,971
The Dow Chemical Company              Computer                   Apr-92             2,905   Apr-98             -         3,516
The Dow Chemical Company              Computer                   Apr-92             2,905   Apr-98             -         3,516
The Dow Chemical Company              Dozer                      Jul-92           158,778   Jun-97        79,389       160,540
The Helen Mining Company              Mining                     Jun-91           222,801   Aug-93        14,321       227,537   13
The Helen Mining Company              Mining Shields             Sep-93           149,536   Jan-97             -       149,536
The Kelly Springfield Tire Co.        Trackmobile                Mar-92            86,943   Mar-97        65,000        86,246
The Kelly Springfield Tire Co.        Mail Sorter                Mar-92            28,452   Mar-97         5,432        30,512
The Kelly Springfield Tire Co.        Forklifts                  May-92            18,512   Jun-97         5,000        20,139
The Pillsburry Company                Stripper Combines          May-92         1,023,718   Dec-97       428,375       857,137
The Pillsburry Company                Self Propelled Pods (3)    Jun-92         1,012,828   Dec-97       423,819       848,020
The Pillsburry Company                Corn Harvesters (3)        Jun-92           385,217   Dec-97       148,172       341,077
The Pillsburry Company                Dump Cart                  Jun-92            10,475   Dec-97         4,029         9,275
The Pillsburry Company                Poclain Motors             Jun-92             6,285   Dec-97         2,418         5,565
The Pittston Company                  MECD Conveyor System       Apr-92         1,766,809   Sep-97       116,000     1,753,821
The Pittston Company                  Simmons Rand Un-A-Hauler   Apr-92           729,550   Oct-97        75,000       724,187
The Pittston Company                  Fletcher Bolter            Apr-92           190,154   Jul-97        36,000       188,756
The Pittston Company                  Versatrack                 Apr-92           183,104   Jun-97        31,500       188,826
The Pittston Company                  Versatrack                 Apr-92           159,207   Oct-96        83,321       147,150
The Pittston Company                  Simmons Rand Scoup         Apr-92           136,531   Jun-97        18,000       141,702
The Pittston Company                  Stamler Feeder             Apr-92           131,697   Sep-97        15,000       130,729
The Pittston Company                  Personnel Carrier          Apr-92            61,549   Jun-97        12,000        63,880
The Pittston Company                  Compressor Car             Apr-92            34,253   Jun-97         7,000        35,550
The Pittston Company                  Continuous Miner           Jun-92           949,110   Feb-97       437,995       945,758
The Pittston Company                  LWPC & Controls            Jun-92           252,060   Sep-97         5,000       251,170
The Pittston Company                  Un-a-hauler                Jun-92           247,104   Jun-97        35,000       246,915
The Pittston Company                  Locomotive                 Jun-92           125,394   Jun-97        28,000       125,298
Truck-Lite Company                    Project Line Equipement    Sep-91           414,720   Jun-97       224,054       397,993
Truck-Lite Company                    Ct-20 Project Line         Sep-91         1,993,259   Apr-98       686,574     2,152,003
                                        Equipment
Truck-Lite Company                    700 Ton Press              Sep-91           320,311   Apr-98       110,331       345,821
Truck-Lite Company                    500 Ton Press              Sep-91           245,164   Apr-98        84,446       264,690
Truck-Lite Company                    275 Ton Press              Sep-91           193,862   Apr-98        66,775       209,301
Truck-Lite Company                    150 Ton Press              Sep-91           152,248   Apr-98        52,442       164,374
Truck-Lite Company                    Electro Static Plotter     Sep-91            31,070   Apr-98        10,702        33,544
Truck-Lite Company                    Forklift Truck             Sep-91            15,384   Apr-98         5,299        16,610
Truck-Lite Company                    Forklift Truck             Sep-91            15,384   Apr-98         5,299        16,610
Truck-Lite Company                    Project Line Equipement    Dec-91           699,062   Jun-97       380,946       656,930
Truck-Lite Company                    Ct-20 Project Line         Dec-91         1,076,902   Apr-98       365,102     1,156,569
                                        Equipment
Truck-Lite Company                    500 Ton Press              Dec-91           224,929   Apr-98        76,258       241,569
Truck-Lite Company                    275 Ton Press              Dec-91           173,702   Apr-98        58,890       186,552
Truck-Lite Company                    150 Ton Press              Dec-91           131,393   Apr-98        44,546       141,113
Truck-Lite Company                    Scissor Lift Mold Truck    Dec-91            25,011   Apr-98         8,480        26,861
Truck-Lite Company                    Ct-20 Project Line         Mar-92         1,089,540   Apr-98       380,022     1,168,223
                                        Equipment
Truck-Lite Company                    Ct-20 Project Line         Aug-92           274,069   Apr-98        98,219       300,135
                                        Equipment
Truck-Lite Company                    Ct-20 Project Line         Dec-92           108,149   Apr-98        38,093       119,258
                                        Equipment
US Surgical Corp./ARR, Inc.           Falcon 50 Aircraft         Oct-92         5,275,000   Oct-97     5,200,000     4,421,201
USS/KOBE Steel Corporation            Forklift Trucks            Aug-91           197,211   Aug-97        45,700       241,284
USS/KOBE Steel Corporation            Material Handling          Nov-91            82,769   Oct-97        12,000        92,719
USS/KOBE Steel Corporation            Hyster Lift Truck          Nov-91            34,079   Nov-97         6,200        61,723
Wal-Mart Stores, Inc.                 Dryvan Trailer             Jun-94           300,624   Aug-97       248,000       337,232
Wal-Mart Stores, Inc.                 Forklifts, Trucks &        Jun-94           189,632   Jan-96       165,000       188,817
                                        Trailers
                                                                             -------------           ------------ -------------
                                                                              $66,594,290            $31,533,234   $60,415,093
                                                                             =============           ============ =============

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL CASH DISTRIBUTION FUND IV


Ameriserve Food Distribution          Battery Connector/         Jan-94           $88,419   Jan-98        $5,850       $83,694
                                        Charger/Pallet Truck
Barney's, Inc.                        Retail Store FF&E          Sep-93         2,316,543   Jul-96     1,191,112     1,115,058   11
Buffalo & Pittsburgh Railroad         Locomotives                Nov-93           849,216   Nov-96       729,200       859,766
Burlington Northern Railroad          Locomotives                Dec-92         7,950,000   Dec-94     5,595,000     4,161,000
Canadian Pacific Limited              Rail Car                   Oct-92             5,704   Apr-96        21,772           520
Canadian Pacific Limited              Boxcar                     Oct-92             5,474   May-97        20,466         3,942
DJ (Aeorspace) Limited                Executive Aircraft         Apr-94         1,890,000   Jan-97     1,018,053     1,590,913
Galardi Group                         Restaurant FF&E            Jun-94           546,000   Oct-96       325,276       382,513
H. E. Butt Grocery Company            Refrigerated Trailers      Oct-92         2,128,029   Mar-97     1,174,703     1,410,730
H. E. Butt Grocery Company            Refrigerated Trailers      Nov-92         1,897,830   Mar-97     1,079,789     1,246,977
H. E. Butt Grocery Company            Refrigerated Trailers      Nov-92         1,645,554   Mar-97       610,258     1,299,522
H. E. Butt Grocery Company            Trailers                   Nov-92            37,957   Jan-96        35,624        18,607
H. E. Butt Grocery Company            Refrigerated Trailers      May-93         1,404,302   Mar-97       831,127       790,395
Kraft General Foods, Inc.             Tractors                   Dec-93           545,048   Jul-96       139,956       581,119
Kraft General Foods, Inc.             Tractors                   Dec-93           419,267   Jan-95       363,510       337,986
Midwest Power Systems, Inc.           Coal Hopper Car            Dec-92         2,222,500   Apr-96     1,730,291     1,993,170
Midwest Power Systems, Inc.           Coal Hopper Car            Dec-92            17,500   Sep-93        20,543         3,915
Mobil Oil Corporation                 John Deere Loader Rops     Apr-92            74,977   Dec-97        30,000        94,050
Mobil Oil Corporation                 Manlift                    Jul-92            67,304   Jul-97        31,000        89,177
Mobil Oil Corporation                 Bobcat Loader              Jul-92            15,289   Jul-97         9,000        20,258
Mobil Oil Corporation                 John Deer Excavator        Jul-92           139,970   Jun-98        30,000       102,073
Mobil Oil Corporation                 1993 Freightliner Tractor  Aug-92           195,915   Feb-98        59,250       174,678
Mobil Oil Corporation                 1993 Freightliner Tractor  Aug-92            65,305   Feb-98        19,750        58,226
Mobil Oil Corporation                 Tractors                   Nov-92           436,136   Sep-96       137,900       536,101
Mobil Oil Corporation                 Snorkel Uno-33E Electric   Nov-92            28,185   Jun-98         7,000        41,689
                                        Boom
Mobil Oil Corporation                 Snorkel/Economy 2032       Nov-92            13,533   Jun-98         2,700        20,017
                                        Scissorlifts
Mobil Oil Corporation                 Material Handling          Dec-92            69,000   Dec-97        50,000        65,419
                                        Equipment
Mobil Oil Corporation                 1993 Kenworth Tractor      Dec-92            63,307   Apr-98        15,750        33,901
Mobil Oil Corporation                 1993 Freightliner Tractor  Dec-92            62,080   Apr-98        15,750        55,351
Mobil Oil Corporation                 1993 Freightliner Tractor  Dec-92            62,080   Apr-98        15,750        35,882
Mobil Oil Corporation                 1993 Freightliner Tractor  Feb-93            63,060   Apr-98        15,750        56,224
Mobil Oil Corporation                 1993 Freightliner Tractor  Feb-93            63,060   Jun-98        29,458        32,161
Mobil Oil Corporation                 1993 Freightliner Tractor  Feb-93            63,060   Apr-98        15,750        56,224
Mobil Oil Corporation                 1993 Freightliner Tractor  Feb-93            63,060   Apr-98        18,500        56,224
Mobil Oil Corporation                 1993 Freightliner Tractor  Feb-93            62,055   Apr-98        17,000        55,328
Mobil Oil Corporation                 Tractor Accessories        Oct-93             3,541   Sep-96             -           979
Mobil Oil Corporation                 Accessories For Kenworth   Oct-93             5,682   Apr-98             -         5,774
                                        Tractor
Mobil Oil Corporation                 Accessories For Tractor    Oct-93             1,982   Feb-98             -         1,703
Mobil Oil Corporation                 Accessories For Tractor    Oct-93             1,320   Apr-98             -         1,402
Mobil Oil Corporation                 Accessories For Tractor    Oct-93             1,320   Apr-98             -         1,402
Mobil Oil Corporation                 Accessories For Tractor    Oct-93             1,320   Jun-98             -         1,402
Mobil Oil Corporation                 Accessories For Tractor    Oct-93             1,320   Apr-98             -         1,402
Mobil Oil Corporation                 Motor Vehicle Accessories  Oct-93               285   Feb-98             -           245
Mobil Oil Corportion                  Tractors                   Nov-92           182,949   Jun-96        48,000       136,246
Mobil Oil Corportion                  Boom Trucks                Nov-92            69,903   Jan-94        46,026        19,329
Mobil Oil Corportion                  Tractors                   Nov-92            62,312   Jan-96        25,500        43,963
Mobil Oil Corportion                  Tractors                   Nov-92            62,312   Mar-96        25,500        43,963
Mobil Oil Corportion                  Tractors                   Dec-92            23,500   Feb-96         8,950        21,126
Nabisco, Inc.                         Computers and Related      Jul-95           211,104   Jul-97 to     63,855       100,306
                                        Equipment                                             Nov-97
Nabisco, Inc.                         Computers and Related      Jul-95            72,622   Jul-97 to     26,909        34,506
                                        Equipment                                             Dec-97
Nabisco, Inc.                         Computers & Related        Jul-95            43,423   Dec-96 to     34,799        21,684
                                        Equipment                                             Jun-97
Nabisco, Inc.                         Computers & Related        Jul-95            10,447   Dec-96 to      8,590         5,071
                                        Equipment                                             Jun-97
National Steel Corporation            Wheel Loader               Oct-94         2,180,730   May-97     1,259,019     1,080,629
National Steel Corporation            Forklift                   Oct-94            27,780   May-97        21,495        11,992
National Steel Corporation            Scrap Loader               Jan-95           242,595   May-97       193,044        92,425
National Steel Corporation            Dump Haul Trucks           Mar-95         3,433,402   May-97     2,783,959     1,145,594
Pepsico, Inc.                         Pallet Trucks and Related  Jun-93           103,258   Jul-97        10,000        97,740
                                        Equipment
Pepsico, Inc.                         Battery Connector          Jan-94             3,352   Sep-97         2,506         2,787
Pepsico, Inc.                         Pallet Trucks and Related  Jul-93 to         31,376   Oct-97         1,950        29,700
                                                                   Aug-93
                                        Equipment
Rochelle Coal Company                 Haul Truck                 Nov-92         1,429,807   Jun-97       772,200     1,022,764
Rochelle Coal Company                 Loader                     Dec-92         1,988,931   Jun-97     1,074,250     1,403,767
Rochelle Coal Company                 Haul Truck                 Dec-92         1,429,807   Jun-97       772,200     1,008,524
Rochelle Coal Company                 Haul Truck                 Jan-93         1,455,158   Jun-97       800,500     1,002,462
TASC, Inc.                            Computers and Related      Oct-95             7,394   Apr-98         2,079         7,426
                                        Equipment
TASC, Inc.                            Computers and Related      Oct-95             3,932   Apr-98         1,061         3,949
                                        Equipment
TASC, Inc.                            Computers and Related      Dec-95             4,757   Apr-98         1,301         4,778
                                        Equipment
TASC, Inc.                            Computers and Related      Jan-96             4,351   Apr-98         1,145         4,370
                                        Equipment
TASC, Inc.                            Computers and Related      Jan-96             4,139   Apr-98         1,228         4,157
                                        Equipment
TASC, Inc.                            Computers and Related      Jan-96             3,477   Apr-98           970         3,492
                                        Equipment
The Dow Chemical Company              Varian Spectra A4400       Feb-93           102,149   Mar-98        29,500       113,385
                                        Plus System
The Helen Mining Company              Mining                     Mar-92           333,458   Mar-92        72,385       347,258
The Helen Mining Company              Battery Locomotive         Apr-92           185,249   May-97        39,131       198,041
The Helen Mining Company              Mining                     May-92           641,854   Aug-93        44,235       679,436
The Kendall Company                   Computers                  Aug-94            21,819   Nov-97         8,184        24,926
The Kendall Company                   Computers                  Aug-94            21,581   Dec-97         3,099        24,654
The Kendall Company                   Computer Equipment         Aug-94            55,013   May-98         9,632        64,411
The Kendall Company                   Computers                  Oct-94            45,471   Nov-97        14,322        51,946
The Kendall Company                   Computers                  Oct-94            17,206   Dec-97         2,360        19,656
The Kendall Company                   Computer                   Oct-94             4,735   Dec-96         2,233         3,822
The Kendall Company                   Computers                  Dec-94            20,067   Nov-97         5,924        32,675
The Kendall Company                   Computers                  Dec-94             8,586   Dec-97         2,112        13,980
The Kendall Company                   Computer Equipment         Dec-94            57,455   May-98         7,243        95,337
The Kendall Company                   Centillion Speedswitch(s)  Mar-95            43,770   Oct-97        18,906        51,335
The Kendall Company                   Computers                  Mar-95             9,553   Dec-96         5,817         6,304
The Kendall Company                   Computer Equipment         Mar-95           346,935   May-98        25,290       472,246
The Kendall Company                   Computers                  Jun-95            11,771   Oct-97 to      5,993         9,856
                                                                                              Dec-97
The Kendall Company                   Computers and Related      Oct-95           118,854   Jun-98         8,786       109,712
                                        Equipment
The Kendall Company                   Computers                  Jan-95 to         34,449   Nov-97        14,009        40,403
                                                                   Mar-95
The Pittston Company                  1992 Joy 14Cm10            Jun-92           846,883   Apr-98       127,500       916,497
                                        Continuous Miner
The Pittston Company                  Drill                      Nov-93           387,000   Apr-97       184,092       254,059
The Pittston Company                  Wheel Loader               Nov-93           382,831   Apr-97       243,561       169,890   13
The Pittston Company                  Wheel Loader               Nov-93           381,922   Apr-97       223,879       198,841
The Pittston Company                  Drill                      Nov-93           358,831   Apr-97       203,034       203,113
The Pittston Company                  Diesel Generator           Nov-93           244,450   Apr-97       156,164       114,774
The Pittston Company                  Crawler Tractor            Nov-93           208,800   Apr-97       136,878        98,035
The Pittston Company                  Crawler Tractor            Nov-93           201,786   Apr-97       132,280        94,742
The Pittston Company                  Continuous Miner           Mar-95           819,349   Apr-97       546,207       346,748
The Stop & Shop Supermarket Co.       Bakery Labeling Machine    Dec-95             2,750   Mar-97         2,568           759
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            65,073   Oct-96 to     53,512        24,637
                                                                                              Apr-97
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            23,074   Dec-97        14,130        23,576
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            13,870   Dec-95        10,608         5,537
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            13,223   Apr-95        12,095         3,016
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            10,196   Oct-95         6,112         3,595
Trans Ocean Container Corporation     Intermodal Containers      Sep-93             6,744   Jul-94         7,398           825
Trans Ocean Container Corporation     Intermodal Containers      Sep-93             6,706   Jul-95         6,394         2,069
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98         1,572         2,615
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98         1,341         2,615
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98         3,248         2,615
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98         3,900         2,615
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98           600         2,615
Union Tank Car Company                Rail Car                   Oct-92         1,222,542   Jul-95     1,383,118       601,100
Union Tank Car Company                Rail Car                   Oct-92           389,367   Sep-95       441,332       203,680
Union Tank Car Company                Rail Car                   Oct-92           389,367   Oct-95       442,564       209,760
Union Tank Car Company                Rail Car                   Oct-92            26,000   Apr-96        21,695        18,920
Union Tank Car Company                Box Car                    Oct-92            25,000   Feb-95        23,158        21,678
Union Tank Car Company                Box Car                    Oct-92            13,000   Aug-97         9,829        12,805
Union Tank Car Company                Boxcar                     Oct-92            13,000   Nov-96         8,979        11,220
Union Tank Car Company                Boxcar                     Oct-92            13,000   Apr-97         9,829        12,100
Union Tank Car Company                Rail Car                   Oct-92            12,000   Apr-95        11,088        12,752
Union Tank Car Company                Rail Car                   Oct-92            12,000   Jan-96        10,371         8,202
Union Tank Car Company                Rail Car                   Dec-92            13,000   Jan-93        14,569           880
US Surgical Corp./ARR, Inc.           Falcon 50 Air Craft        Aug-92         5,275,000   Oct-97     5,200,000     4,417,201
USX Steel Company                     Material Handling          Jun-93           711,679   Oct-97       175,000       776,136
                                        Equipment
                                                                             -------------           ------------ -------------
                                                                              $52,871,585            $33,547,640   $35,969,474
                                                                             =============           ============ =============

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL CASH DISTRIBUTION FUND V

Barney's, Inc                         Retail Store FF&E          Sep-93        $3,312,940   Jul-96    $1,703,435    $1,594,669   11
Burlington Northern & Santa Fe        Container - Domestic       May-94             9,787   Jan-98         8,434         4,274
Burlington Northern & Santa Fe        1995 Pines 48' Container   Oct-94             9,635   Jan-98         8,591         3,672
Burlington Northern Railroad Company  Covered Hopper Cars        Mar-96            35,000   Dec-96        22,425           619
Burlington Northern Railroad Company  Covered Hopper Cars        Mar-96            35,000   Jan-97        36,367             -
Burris Foods                          Trailers                   Apr-94           108,442   Dec-95       121,000        53,210
Canadian Pacific Railr                Jumbo Covered Hopper       Mar-96            35,263   Jun-98        29,607         7,600
                                        Railcar
Clark Oil & Refining Corporation      Refrigeration Units        Aug-93         1,268,656   Dec-96       560,000     1,164,635
Conagra, Inc.                         Jumbo Covered Hopper       Mar-96            35,263   Jun-98        29,341        11,875
                                        Railcar
IBM Corporation                       Office Furniture           Aug-93         1,131,815   Nov-97       431,901     1,087,248
IBM Corporation                       Office furniture           Sep-93           693,896   Jun-95       516,291       666,576
International Paper Company           Wheel Loader               Aug-94           112,054   Apr-98        45,000       110,842
International Paper Company           Utility Hand Truck         Sep-94             4,300   Nov-97         1,415         3,314
International Paper Company           Floor Sweeper/Scrubber     Sep-94             9,069   Apr-98         1,000         8,972
International Paper Company           Kotmatsu Articulated Wheel Oct-94           201,039   Apr-98        40,000       200,267
International Paper Company           Kotmatsu Articulated Wheel Oct-94           201,039   Apr-98        40,000       200,267
International Paper Company           Taylor Forklift            Oct-94            80,169   Apr-98        32,000        79,861
International Paper Company           Taylor Forklift            Oct-94            80,169   Apr-98        32,000        79,861
International Paper Company           Caterpillar 980F Wheel     Oct-94           248,304   Apr-98        70,000       247,350
                                        Loader
International Paper Company           Caterpillar 936F Wheel     Oct-94           112,054   Apr-98        45,000       111,623
                                        Loader
International Paper Company           Komatsu Forklift           Nov-94            28,445   Jun-98         8,400        28,335
International Paper Company           Komatsu Forklift           Nov-94            28,445   Jun-98         8,400        28,335
International Paper Company           Bolzoni Paper Roll Clamp   Nov-94            10,376   Jun-98           500        10,336
International Paper Company           Hyster Clamp Truck         Dec-94            49,672   May-98        13,000        49,481
International Paper Company           Hyster Clamp Truck         Dec-94            49,672   May-98        13,000        49,481
International Paper Company           Hyster Clamp Truck         Dec-94            49,672   May-98        13,000        49,481
International Paper Company           Bolzoni Paper Roll Clamp   Dec-94            10,376   Jun-98           500        10,336
International Paper Company           Hyster S120Xl2 Lift Truck  Feb-95            52,884   Apr-98        20,000        45,384
International Paper Company           Hyster Forklift W/Paper    Mar-95            65,584   Apr-98        30,000        56,284
                                        Roll
International Paper Company           Hyster Forklift W/Paper    Mar-95            52,884   Apr-98        20,000        45,384
                                        Roll
International Paper Company           Hyster Forklift W/Paper    Mar-95            52,884   Apr-98        20,000        45,384
                                        Roll
International Paper Company           Hyster Forklift W/Paper    Mar-95            52,884   May-98        20,000        45,384
                                        Roll
International Paper Company           Hyster Forklift W/Paper    Mar-95            52,884   May-98        20,000        45,384
                                        Roll
Louis Dreyfus Corporation             Jumbo Covered Hopper       Mar-96           105,788   Apr-98       107,505         4,096
                                        Railcar
Mobil Administrative Services Company Helicopter                 Jun-93           844,525   Mar-95       920,000       308,000
Mobil Oil Corporation                 Environmental Ejector      May-93           423,000   Apr-97        88,000       458,067
                                        Systems
Mobil Oil Corporation                 Wheel Loader               Oct-93            70,200   Oct-96        39,000        50,579
Nabisco, Inc.                         Hewlett Packard Notebook   Feb-95           357,104   Apr-98        62,807       348,386
                                        Computers
Nabisco, Inc.                         Hewlett Packard Printers   Feb-95            39,572   Apr-98        29,370        38,610
Nabisco, Inc.                         Hewlett Packard Printers   Feb-95            29,744   Apr-98        29,370        29,016
Nabisco, Inc.                         Computers                  Aug-95 to        123,509   Aug-97 to    100,813        51,414
                                                                   Oct-95                     Nov-97
Nabisco, Inc.                         Computers & Related        Aug-95 to         66,932   Dec-96 to     54,102        29,697
                                        Equipment                  Oct-95                     Jun-97
Owens Corning Fiberglas Corp.         Forklifts                  Jul-93           157,462   May-97        31,800       157,273
Praxair, Inc.                         Tractors                   Jun-94           576,685   Sep-96 to    214,000       340,982
                                                                                              Apr-97
Praxair, Inc.                         Tractors                   Jun-94            91,429   Aug-97 to     23,028        54,060
                                                                                              Sep-97
PV Trucking                           Tractors                   Jun-94            75,333   Jan-96        50,000        36,000
Quaker Coal Company                   Mining equipment           Jun-94         1,118,880   Jun-95       930,251       347,926
Quaker Coal Company                   Crawler Dozer              Jun-94           913,073   Oct-96       425,000       732,192
Quaker Coal Company                   Mining equipment           Jun-94           595,000   Jun-95       505,775       173,253
Quaker Coal Company                   Mining equipment           Dec-94         3,000,000   Jun-95     2,696,718       794,600
Schwegmann Giant Super Markets        Fixtures & Equipment       Jun-95         1,784,722   May-98       221,893     1,043,329
Schwegmann Giant Supermarkets, Inc.   Retail Store FF&E          Jun-95           574,703   Oct-96       527,405       167,353
Schwegmann Giant Supermarkets, Inc.   Retail Store FF&E          Jun-95           309,024   Dec-96       272,109       101,701
Sebastiani Vineyards                  American Oak Barrels       Aug-94            95,848   Jun-98        20,148        87,769
Soo Line Railroad Comp                Jumbo Covered Hopper       Mar-96            35,263   Jun-98        30,551        14,688
                                        Railcar
Star Enterprise                       Tractors                   Jun-94           887,041   Jan-97 to    331,750       649,727
                                                                                              Apr-97
Star Enterprise                       Tractors                   Jun-94            36,492   Aug-97        12,850        26,827
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           586         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           859         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           859         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           859         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           859         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           859         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           859         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,634   Feb-98           859         5,451
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,310   Feb-98           782         4,965
                                        Equipment
TASC, Inc.                            Computers & Related        Mar-96             3,310   Feb-98           782         4,965
                                        Equipment
TASC, Inc.                            Computers & Related        Dec-94           237,685   Jul-96        70,000       226,989
                                        Equipment
Texaco Trading & Transportation       Tractors                   Jun-94           983,717   Jul-97 to    361,500       757,569
                                                                                              Nov-97
Texaco Trading & Transportation       Tractors                   Jun-94           983,294   Feb-97 to    370,000       742,508
                                                                                              Jun-97
Texaco Trading & Transportation       Tractors                   Jun-94           338,992   Aug-97 to    120,000       274,077
                                                                                              Nov-97
Texaco Trading & Transportation       Tractors & Trailers        Jun-94           156,645   Apr-97        55,000       120,533
Texaco Trading & Transportation       Tractors                   Jun-94           138,783   Feb-97 to     59,250        94,571
                                                                                              Mar-97
Texaco Trading & Transportation       Tank Trailers              Jun-94            73,805   Aug-97 to     25,000        59,672
                                                                                              Nov-97
The Atchison Topeka & Santa Fe        Intermodal Containers      Apr-94             9,787   Jan-96         9,612         1,832
     Railroad Company
The Atchison Topeka & Santa Fe        Intermodal Containers      May-94             9,787   Jan-96         9,612         1,832
     Railroad Company
The Atchison Topeka & Santa Fe        Intermodal Containers      Jun-94             9,787   Jan-95        10,107           611
     Railroad Company
The Atchison Topeka & Santa Fe        Intermodal Containers      Jun-94             9,787   Jan-96         9,612         1,832
     Railroad Company
The Atchison Topeka & Santa Fe        Intermodal Containers      Oct-94             9,635   Jan-95        10,123           306
     Railroad Company
The Burlington Northern & Santa       Intermodal Containers      May-94             9,787   Jul-96         9,337         2,548
     Fe Railway Co.
The Burlington Northern & Santa       Intermodal Containers      Jun-94             9,787   Jul-96         9,337         2,843
     Fe Railway Co.
The Burlington Northern & Santa       Intermodal Containers      Jun-94             9,787   Jan-97         8,991         2,843
     Fe Railway Co.
The Burlington Northern & Santa       Intermodal Containers      Nov-94             9,634   Jul-96         9,462         1,993
     Fe Railway Co.
The Dow Chemical Company              Copiers                    Jul-94            42,694   Jul-95        31,150        13,588
The Dow Chemical Company              Copiers                    Jul-94           195,975   Jan-96       139,400       224,830
The Dow Chemical Company              Copiers                    Oct-94           230,577   Jan-96       204,000        76,459
The Dow Chemical Company              Copiers                    Jan-95            37,493   Dec-95        20,750        12,437
The Dow Chemical Company              Copiers                    Jan-95           110,900   Jan-96        98,750        38,074
The Dow Chemical Company              Copiers                    Apr-95            13,455   Dec-95        14,080         2,199
The Dow Chemical Company              Staplers                   Apr-95           109,800   Jan-96       119,000        18,576
The Kendall Company                   Computer                   Mar-96             3,735   Jan-97         4,112           686
The Pittston Company                  1993 Cat D10N Crawler      Nov-93           857,082   Apr-98       200,000       697,459
                                        Tracter
The Pittston Company                  1993 Cat D10N Crawler      Nov-93           857,082   Apr-98       200,000       697,459
                                        Tracter
The Pittston Company                  1993 Cat D10N Crawler      Nov-93           531,670   Feb-98       175,000       432,652
                                        Tracter
The Pittston Company                  1993 Cat D10N Crawler      Nov-93           531,670   Feb-98       175,000       432,652
                                        Tracter
The Pittston Company                  1993 Cat D10N Crawler      Nov-93           531,670   Feb-98       175,000       432,652
                                        Tracter
Tom's Food, Inc.                      Tractors                   Jun-94           197,195   Aug-96 to     77,000       181,009
                                                                                              Feb-97
Tom's Foods, Inc.                     Tractors                   Jun-94            61,908   Feb-96        36,800        49,982
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            62,100   Oct-96 to     51,749        21,640
                                                                                              Apr-97
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            53,507   Dec-95        46,560        21,970
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            25,925   Apr-96        19,257        10,817
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            22,868   Jul-97 to     21,673        13,976
                                                                                              Dec-97
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            18,054   Jul-94        18,898         2,371
Trans Ocean Container Corporation     Intermodal Containers      Sep-93            10,116   Apr-95         5,246         2,345
Trans Ocean Container Corporation     Intermodal Containers      Sep-93             5,814   Jul-95         5,263         1,866
Trans Ocean Container Corporation     Intermodal Containers      Sep-93             4,647   Oct-95         4,405           850
Trans Ocean Container Corporation     Intermodal Containers      Sep-93             3,372   Oct-94         3,675         1,674
Trans Ocean Container Corporation     Intermodal Containers      Sep-93             2,245   Jun-96         2,468         1,041
Trans Ocean Container Corporation     Intermodal Container - T40 Sep-93             5,693   Mar-98         2,715         3,431
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98           963         2,032
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98           923         2,032
Trans Ocean Container Corporation     Intermodal Container - T20 Sep-93             3,372   Mar-98         1,751         2,032
Trans Ocean Container Corporation     Intermodal Container - C20 Sep-93             2,245   Mar-98         2,080         1,353
Trans Ocean Container Corporation     Intermodal Container - C20 Sep-93             2,245   Mar-98         1,284         1,353
Tyson Foods, Inc.                     Tractors                   Jun-93         1,585,000   Jul-96       637,500     1,027,080
Tyson Foods, Inc.                     Tractors                   Aug-93         1,575,000   Jul-96       637,500     1,022,490
                                                                             -------------           ------------ -------------
                                                                              $31,330,129            $15,973,910   $19,988,433
                                                                             =============           ============ =============

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL CASH DISTRIBUTION FUND VI

American President                 Tractors                      Nov-95          $759,092   Jul-96 to   $327,062      $225,942
     Trucking Co., Ltd.                                                                        Apr-97
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   May-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Apr-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Apr-98         7,366         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Jan-98         8,080         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Apr-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Mar-98         8,380         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   May-98         6,734         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Mar-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   May-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   May-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Jan-98         8,024         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Feb-98         9,530         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   May-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Feb-98         8,380         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Jan-98         8,080         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Jan-98         8,024         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Jan-98         8,080         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Apr-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Apr-98         9,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   May-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Jan-98         8,080         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   May-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Mar-98         8,380         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Mar-98         8,507         8,990
Coors Transportation Company       Utility Refrigerated Trailer  Nov-95            17,341   Jan-98         8,080         8,990
Mobil Oil Corporation              Petroleum Wax Car             Feb-96            59,953   Jan-97        64,717         3,597
Perdue Transportation Incorporated Tractors                      Nov-95            47,038   Feb-96        45,838         3,900
The Atchison Topeka & Santa Fe     Intermodal Containers         Jan-94            20,068   Jan-95        21,084           567
     Railroad Company
The Atchison Topeka & Santa Fe     Intermodal Containers         Sep-94            10,034   Jan-95        10,446           335
     Railroad Company
The Atchison Topeka & Santa Fe     Intermodal Containers         Sep-94            20,068   Jan-96        19,973         2,543
     Railroad Company
The Atchison Topeka & Santa Fe     Intermodal Containers         Nov-94            10,034   Feb-95        10,446         1,159
     Railroad Company
The Atchison Topeka & Santa Fe     Intermodal Containers         Nov-94            10,034   Jan-96        10,113           968
     Railroad Company
The Atchison Topeka & Santa Fe     Intermodal Containers         Nov-94             9,633   Apr-96         9,588         1,240
     Railroad Company
The Atchison Topeka & Santa Fe     Intermodal Containers         Nov-94             6,453   Apr-96         6,567           788
     Railroad Company
The Burlington Northern & Santa    Ext. Post Container           Nov-94             9,633   Oct-97         8,767         3,379
     Fe Railway Co.
The Burlington Northern & Santa    Intermodal Container          Sep-94            10,034   Jul-96         9,717         2,225
     Fe Railway Company
The Burlington Northern & Santa    Intermodal Container          Nov-94            10,034   Jul-96         9,855         1,614
     Fe Railway Company
The Burlington Northern Railroad   Utility Refrigerated          Nov-95           312,145   Sep-97 to    144,951       161,813
     Company                            Trailers                                               Dec-97
The Burlington Northern Railroad   Covered Hopper Cars           Mar-96            70,526   Sep-97 to     67,033        10,100
     Company                                                                                   Dec-97
The Burlington Northern Railroad   Covered Hopper Cars           Mar-96            70,000   Dec-96 to     59,553           619
     Company                                                                                   Jan-97
Tracy Locke, Inc.                  Printers                      Mar-95            12,470   Sep-95        12,179         1,662
Trans Ocean Container Corporation  Intermodal Containers         Dec-95            17,748   Oct-96 to
                                                                                               Jan-97     20,730         1,107
Trans Ocean Container Corporation  Intermodal Containers         Dec-95            11,063   Jul-97 to     12,070         1,986
                                                                                               Dec-97
Trans Ocean Container Corporation  Intermodal Containers         Dec-95             9,529   Jun-96        11,167           700
Tyson Foods, Inc.                  Computers                     Jun-95           563,411   Jun-97 to     66,323       522,877
                                                                                               Nov-97
Tyson Foods, Inc.                  Computers & Related           Jun-95           195,152   Jun-97        23,080       181,113
                                        Equipment
                                                                             -------------            ----------- -------------
                                                                               $2,677,677             $1,179,561    $1,354,984
                                                                             =============            =========== =============

                                                                                                                   Excess of
                                                                              Equipment                           Rents Over
                                                                 Acquisition  Acquisition            Sale         Expenses
Lessee                              Type of Equipment            Date (1)      Price (2)  Sale Date Price (3)        (4)       Notes

ATEL CAPITAL EQUIPMENT FUND VII

Anchor Glass Container Corporation Glass Packaging Equipment     Apr-98           $45,598   Jun-98       $60,611       $10,086
Cargill, Inc.                      Railcars                      Jan-97            99,000   May-97 to     96,747         9,415
                                                                                               Oct-97
Consolidated Rail Corporation      Domestic Container            Aug-97            10,255   Jan-98        10,752         9,646
Costain Coal, Inc.                 Vme/Euclid 339Sd Rear Dump    Apr-98           805,181   Jun-98       886,985       161,683
                                        Truck
Exel Logistics, Inc.               1993 International 8200       Apr-98            88,610   May-98        89,307        16,341
                                        Tractor
Exel Logistics, Inc.               1993 Monon Semi-Trailer       Apr-98            45,337   May-98        45,693         8,360
International Rectifier Corp.      Furnace/Heat Base             Apr-98           153,515   Jun-98       154,782        71,669
International Rectifier Corp.      Bdf-41 Furnace W/Attachments  Apr-98           124,193   Jun-98       125,218        57,233
International Rectifier Corp.      Wafer Cleaning System         Apr-98            86,791   Jun-98        95,000        26,672
International Rectifier Corp.      Optical Assoc.Handler         Apr-98            13,336   May-98        12,000         4,480
                                        Assy W/Kit
International Rectifier Corp.      VSLI Critical Dim. Measure    Apr-98            12,056   May-98        16,805         1,139
                                        System
International Rectifier Corp.      Itc5511D Energy Testing       Apr-98             9,027   Jun-98         6,000         3,518
                                        System
Riceland Foods, Inc                23,700 Gal Uni-Temp Tank Car  Jan-98            17,594   Apr-98        17,594         1,981
Smitty'S Super Valu, Inc.          Furniture,Fixtures &          Apr-98           451,861   Jun-98       601,960       139,202
                                        Equipment
Southwest Health Center, Inc.      Siemens Mammographic X-Ray    Apr-98            13,000   May-98        18,500         1,331
Stater Brothers Markets            Grocery Store Equipment       Apr-98            13,643   Jun-98             -        16,315
Tarmac America, Inc.               Tractors                      Mar-97            35,000   Aug-97        33,666         6,119
Thompson Pipe & Steel Company      Office Furniture & Fixtures   Apr-98            31,918   May-98        25,000         6,012
                                                                             -------------           ------------ -------------
                                                                               $2,055,915             $2,296,620      $551,202
                                                                             =============           ============ =============

                                                        TOTALS OF ALL FUNDS: $210,770,673           $103,416,436   $170,010,710
                                                                             =============           ============ =============

               TABLE VI SALES OR DISPOSALS OF EQUIPMENT FOOTNOTES


     (1) "Acquisition Date" is the date the Equipment was acquired by the prior program.

     (2) "Equipment Acquisition Price" is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

     (3) "Sale Price" is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

     (4) "Excess of Rents Over Expenses" is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.

     (5) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved Chapter 11 Reorganization Plan. Distributions were as follows: Cash $9,512; Senior Secured Notes $1,000; Convertible Subordinated Notes $700; Common Stock $296 (market value as of 7/16/92).

     (6) The original lease included a mobile MRI unit and a tractor. The tractor leased under the original lease was sold to the lessee. The MRI unit has been leased to a third party on a 24 month term with a bargain purchase option to be exercised at the end of the lease term. The Equipment under this lease is owned 1/3 by ATEL Cash Distribution Fund and 2/3 By ATEL Cash Distribution Fund II.

     (7) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $602,435; Senior Secured Notes $72,800; Convertible Subordinated Notes $50,900; Common Stock $21,482 (market value as of 7/16/92).

     (8) "Sales Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $431,499; Senior Secured Notes $51,600; Convertible Subordinated Notes $36,100; Common Stock $15,233 (market value as of 7/16/92).

     (9) "Equipment Acquisition Price" represents a 2/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $1,430,345, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

     (10) The "Sales Price" represents the sum of cash received from the sale of the aircraft pre-bankruptcy petition, plus all amounts received by the lessor under its unsecured claim filed in the lessee's Chapter 11 reorganization, through the date of this table. Through September 30, 1996, such claim payments have amounted to 40% of the allowed claim amount of $776,542, or $310,617.

     (11) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

     (12) "Equipment Acquisition Price" represents a 1/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $715,172, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

     (13) The remaining equipment originally leased to The Helen Mining Company is now leased to Costain Coal. Quaker State Corporation continued to guarantee payments through the original lease term. The new lease also includes a two year extension of the lease term.

EXHIBIT  B


                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC


                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT


                                  July 31, 1998


Atel8-1/operag6.wpd

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
 1.    NAME AND PRINCIPAL PLACE OF BUSINESS.................................B-1

 2.    DEFINITIONS..........................................................B-1

 3.    BUSINESS AND PURPOSE.................................................B-7

 4.    TERM.................................................................B-8

 5.    MANAGER..............................................................B-8

 6.    INITIAL AND ADDITIONAL MEMBERS.......................................B-8
         Section 6.1  Initial Members.......................................B-8
         Section 6.2  Additional Members....................................B-8
         Section 6.3  Conditions to Admission...............................B-8
         Section 6.4  Admission as a Member.................................B-8
         Section 6.5  Limitation on Additional Insurance....................B-8
         Section 6.6  Escrow................................................B-9
         Section 6.7  Capital Account.......................................B-9

7.     LIABILITY AND STATUS OF MEMBERS......................................B-9

8.     COMPENSATION TO THE MANAGER AND/OR AFFILIATES........................B-9
         Section 8.1  General Limitation....................................B-9
         Section 8.2  Asset Management Fee..................................B-9
         Section 8.3  Asset Management Fee Limit ...........................B-9
         Section 8.4  Other Services.......................................B-11
         Section 8.5  Payment of Fees on Removal...........................B-11
         Section 8.6 Employment of Broker-Dealers..........................B-11

 9.    FUND EXPENSES AND RESERVES..........................................B-11
         Section 9.1  Reimbursement of Manager.............................B-11
         Section 9.2  Limitation on Reimbursement..........................B-12
         Section 9.3  Fund Expenses........................................B-12
         Section 9.4  Reserves.............................................B-13

10.    ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS........................B-13
         Section 10.1  Allocation of Net Income and Net
                         Loss Prior to Initial Closing Date................B-13

Atel8-1/operag6.wpd
                                       ii

         Section 10.2  Allocation of Net Income and Net
                         Loss After Initial Closing Date...................B-13
         Section 10.3  Special Allocations.................................B-13
         Section 10.4  Distribution of Cash From Operations................B-15
         Section 10.5   Distribution of Cash From Sales or Refinancing.....B-15
         Section 10.6   Distributions of Cash From Reserve Account.........B-15
         Section 10.7   Determination of Amounts to be Distributed.........B-15
         Section 10.8   Consent to Allocations.............................B-16
         Section 10.9   Limitation on Distributions........................B-16
         Section 10.10  Allocation to Manager..............................B-16
         Section 10.11  Return of Unused Capital...........................B-16
         Section 10.12  Distributions in Kind..............................B-16
         Section 10.13  Withholding Taxes..................................B-17

11.    ASSIGNMENT OF FUND INTERESTS........................................B-17
         Section 11.1  Limitations on Transfer.............................B-17
         Section 11.2  Distributions and Effective Date of Transfer........B-18
         Section 11.3  Governmental Restrictions...........................B-18
         Section 11.4  Non-Complying Transfers.............................B-18
         Section 11.5  Misrepresentations and Forfeit......................B-18

12.    SUBSTITUTED MEMBERS.................................................B-19
         Section 12.1  Limitations on Substitution.........................B-19
         Section 12.2  Consent to Admission................................B-19
         Section 12.3  Amendment of Agreement..............................B-19

13.    REPURCHASE OF FUND INTERESTS........................................B-19

14.    BOOKS, RECORDS, ACCOUNTINGS AND REPORTS.............................B-20
         Section 14.1  Books of Account and Records........................B-20
         Section 14.2  Audited Annual Financial Statements.................B-21
         Section 14.3  Other Annual Reporting..............................B-21
         Section 14.4  Quarterly Reports...................................B-22
         Section 14.5  Unaudited Quarterly Financial Statements............B-22
         Section 14.6  Other Quarterly Reports.............................B-22
         Section 14.7  Tax Returns.........................................B-22
         Section 14.8  Governmental Reports................................B-23
         Section 14.9  Maintenance of Suitability Records..................B-23

15.    RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES
             OF THE MANAGER................................................B-23
         Section 15.1  Services of the Manager.............................B-23
         Section 15.2  Authority of the Manager............................B-23
         Section 15.3  General Powers and Fiduciary Duty...................B-26
         Section 15.4  Limitations on General Partner's Authority..........B-26
         Section 15.5  Limitation on Manager's Liability...................B-29
         Section 15.6  Tax Matters Partner.................................B-29

Atel8-1/operag6.wpd
                                       iii

         Section 15.7  Minimum Investment in Equipment /Maximum Front-End
                       Fees................................................B-29
         Section 15.8  Reliance on Manager's Authority.....................B-30

16.    RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS.....................B-31
         Section 16.1  Limitation on Member Authority......................B-31
         Section 16.2  Voting Rights.......................................B-31
         Section 16.3  Voting Procedures...................................B-31
         Section 16.4  Limitations on Member Rights........................B-32
         Section 16.5  Limitations on Power to Amend Agreement.............B-33
         Section 16.6  Member List.........................................B-33
         Section 16.7  Dissenters' Rights and Limitations on Mergers and
                       Roll-ups............................................B-33

17.    TERMINATION OF A MANAGER AND TRANSFER OF A
         MANAGER'S INTEREST................................................B-34
         Section 17.1  Removal or Withdrawal...............................B-34
         Section 17.2  Other Terminating Events............................B-34
         Section 17.3  Election of Successor Manager; Continuation of
                       Fund Business.......................................B-35
         Section 17.4  Admission of Successor or Additional Manager........B-35
         Section 17.5  Effect of a Terminating Event.......................B-35
         Section 17.6  Election of Additional Manager......................B-36
         Section 17.7  Assignment of General Partner's Interest............B-36
         Section 17.8  Members' Participation in Manager's Bankruptcy......B-36

18.    CERTAIN TRANSACTIONS................................................B-36

19.    TERMINATION AND DISSOLUTION OF THE FUND.............................B-37
         Section 19.1  Termination and Dissolution.........................B-37
         Section 19.2  Accounting and Liquidation..........................B-37

20.    SPECIAL POWER OF ATTORNEY...........................................B-38
         Section 20.1  Execution of Power of Attorney......................B-38
         Section 20.2  Special Power of Attorney...........................B-38

21.    INDEMNIFICATION.....................................................B-39
         Section 21.1  Indemnification of the Manager......................B-39
         Section 21.2  Limitations on Indemnification......................B-39
         Section 21.3  Insurance...........................................B-39

22.    MISCELLANEOUS.......................................................B-40
         Section 22.1  Counterparts........................................B-40
         Section 22.2  Successors and Assigns..............................B-40
         Section 22.3  Severability........................................B-40
         Section 22.4  Notices.............................................B-40
         Section 22.5  Captions............................................B-40
         Section 22.6  Number and Pronouns.................................B-40
         Section 22.7  Manager Address.....................................B-40
         Section 22.8  Member Address......................................B-40

Atel8-1/operag6.wpd
                                       iv

         Section 22.9  Construction........................................B-40
         Section 22.10 Qualification to Do Business........................B-41


Atel8-1/operag6.wpd
                                        v

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                    OF ATEL CAPITAL EQUIPMENT FUND VIII, LLC


THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement"), entered into as of the 31st day of July, 1998, by and between ATEL Financial Corporation ("ATEL"), a California Corporation, as the Managing Member (the "Manager"), and Eliza Cash and Linda Batt as the initial Members, whereby the parties together agree to form a limited liability company pursuant to the California Limited Liability Company Act, as set forth below:

1.       NAME AND PRINCIPAL PLACE OF BUSINESS

         The name of the Fund shall be ATEL Capital Equipment Fund VIII, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund's principal place of business shall be 235 Pine Street, 6th Floor, San Francisco, California 94104, or such other place or places in the State of California as the Manager may hereafter determine.

2.       DEFINITIONS

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance if any, in such Member's Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments:
(a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash from Operations and Cash from Sales and Refinancing with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.


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         "Affiliate"  of  a  Person  shall  mean  (i)  any  Person  directly  or indirectly controlling,  controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

         "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

         "Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule set forth under Section 8.3 of this Agreement, equal to the aggregate of an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Manager's Carried Interest, determined in the manner described herein.

         "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

         "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

         "ATEL" shall mean ATEL Financial Corporation, a California corporation.

         "California Act" or "California Limited Liability Company Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

         "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7.

         "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as Manager, pursuant to Sections 10.4 and 10.5 of this Agreement.

         "Cash from Operations" shall mean the excess of Gross Revenues over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the General Partner. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

         "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4.

         "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale,

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refinancing or other disposition of any Equipment  (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Equipment through casualty) after payment of all expenses related to the transaction; provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.

         "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than ______________, 2000. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

         "Distributions" shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

         "Equipment Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Equipment Re-lease Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Equipment Resale Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

         "Full Payout Lease" shall mean a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

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         "Fund"  shall mean the limited  liability  company  created  under this
Agreement.

         "Fund Minimum Gain" shall have the meaning ascribed to the term "partnership minimum gain" in Regulations Section 1.704-2(d)(1).

         "Gross Income" shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

         "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.


         "Gross Lease Revenues" shall mean all revenues attributable to the Equipment other than from security deposits paid by lessees thereof. The term "Gross Lease Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.


         "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

         "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

         "Incentive Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of the Operating Agreement as provided therein.

         "Independent Expert" shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

         "IRA" shall mean an  individual  retirement  account  qualifying  under
Section 408 of the Code.

         "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "Leasing Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial lease of equipment acquired by the Fund.

         "Manager" or "Managing Member" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity.


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         "Members"  shall mean the  Manager,  the initial  Members and any other
Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

         "Member Nonrecourse Debt" has the meaning ascribed to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "partner nonrecourse debt minimum gain" in Regulations Sections 1.704-2(i)(2).

         "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund (including the Fund's share of income or loss of any partnership, venture or other entity which owns a particular item of Equipment), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

         "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

         "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

         "Nonrecourse Deductions" shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

         "Nonrecourse Liability" means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

         "Operating Agreement" or "Agreement" shall mean this Limited Liability Company Operating Agreement of ATEL Capital Equipment Fund VIII, LLC, as it may be amended from time to time.

         "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

         "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.


         "Original Invested Capital" shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.


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         "Person"  shall  mean any  natural  person,  partnership,  corporation, association or other legal entity.

         "Priority Distribution" shall mean a hypothetical amount determined solely for purposes of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement. Such amount will equal, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

         "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

          "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

         "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

         "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

         "Related Person" means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

         "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

         (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or


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         (b) a  transaction  involving the  conversion  to  corporate,  trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                           (i)      the Members voting rights;
                           (ii)     the term of existence of the Fund;
                           (iii)    the terms of compensation of the Manager
                                     and its Affiliates; or
                           (iv)     the Fund's investment objectives.

         "Roll-Up Entity" means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Service" shall mean the United States Internal Revenue Service or its successor.

         "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

         "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

         "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.       BUSINESS AND PURPOSE

         The primary purpose of the Fund is to purchase, own, lease and sell various types of Equipment pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Equipment to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund's best interest. The Fund's investment objectives shall be those set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.


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

4.  TERM


         The Fund commenced as of the 31st day of July 1998 and shall continue until the 31st day of December, 2019, unless previously terminated in accordance with the provisions of this Agreement.


5.       MANAGER

         The Manager has contributed $100 in cash to the Fund and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.


6.       INITIAL AND ADDITIONAL MEMBERS

         6.1 Initial Members. Linda Batt and Eliza Cash, as the initial Members, have each contributed the sum of $250 to the capital of the Fund and each has received 25 Units in return therefor.

         6.2 Additional Members. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

         6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 250 or more Units (200 Units in case of an IRA or Keogh Plan), (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under "Plan of Distribution"), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the Manager of a special power of attorney, the form, style and content of which are more fully described herein, and (iv) the Manager accepts such Person as a Member in the Fund.

         6.4 Admission as a Member.  Each Person who  subscribes for Units under
Section 6.2 shall be admitted to the Fund promptly after the Manager's acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

         6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

         6.6 Escrow. All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber's Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

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         6.7 Capital Account.  An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Original Invested Capital of such Member, increased by (i) any additional contributions to capital and (ii) such Member's share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member's share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the
transferor's  Capital  Account,  so  transferred.   No  Holder  shall  have  the
obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.       LIABILITY AND STATUS OF MEMBERS

         Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.       COMPENSATION TO THE MANAGER AND/OR AFFILIATES

         8.1 General Limitation. The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will hold the Carried Interest and be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, as described in the Prospectus, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

         8.2 Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4.5% of Operating Revenues as compensation for the Manager's services in establishing and supervising management of the Fund's portfolio of Equipment and its operations. The Asset Management fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit.

         8.3 Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the total fees that would be paid to the Manager for the year in question if the Manager were to be compensated on the basis of an alternative fee schedule, to include an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, together with the Carried Interest, as provided herein. To the extent that the total amount paid to the Manager for the year as the Asset Management Fee and the Carried Interest would exceed the aggregate amount of fees that would have been payable as calculated under this alternative fee schedule for that year, the Asset Management Fee for that year will be reduced to equal the maximum aggregate fees under the alternative fee schedule. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment. Under Section 15.7, a separate calculation will be performed upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt

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encumbering such Equipment, and then annually thereafter. To the extent required under the provisions of Section 15.7, the alternative fee schedule set forth below will first be adjusted as provided therein. Thereafter, the Asset Fee Limitation, using the alternative fee schedule as so adjusted, will be imposed under this Section 8.3 and applied to the total Asset Management Fee and Carried Interest for the year. The alternative fee schedule to be used for calculating the Asset Management Fee Limit shall include:

                  8.3.1 An Equipment Management Fee calculated for each fiscal quarter and in an amount equal to (i) 3.5% of the Gross Lease Revenues from Operating Leases, except that if the services are performed by nonaffiliated Persons under the active supervision of the Manager or its Affiliate, then the amount payable to the Manager or such Affiliate shall be 1% of the Gross Revenues from such Operating Leases, and (ii) 2% of Gross Revenues from Full Payout Leases which contain Net Lease Provisions;

                  8.3.2 An Equipment Resale/Re-Leasing Fee calculated in an amount equal to the following: for resale services, the lesser of (i) 3% of the sales price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for such services, but in either case payable only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution; plus, for re-leasing services, an amount equal to the lesser of (i) the competitive rate for comparable services for similar equipment, or (ii) 2% of gross rental payments derived from the re-lease of such Equipment after the time the re-lease is consummated as a result of the recipient's efforts, payable as each rental payment is received by the Fund over the term of the re-lease. No such re-lease fee will be calculated in connection with the re-lease of Equipment to a previous lessee or its Affiliates; and such fee will be calculated only to the extent the Manager or its Affiliates have rendered substantial re-leasing services in connection with such re-lease;

                  8.3.3 An Incentive Management Fee will be calculated in an amount equal to (i) 4% of all Distributions of Cash from Operations until such time as the Holders have received aggregate Distributions in an amount equal to their Original Invested Capital plus a Priority Distribution, and (ii) thereafter, in an amount equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing. For the purposes of calculating the Incentive Management Fee for any period during which the Fund has available both Cash from Operations and Cash from Sales or Refinancing, Distributions to Holders shall first be treated as consisting of Cash from Operations unless specifically designated otherwise by the Manager; and

                  8.3.4 The alternative fee schedule will include the Carried Interest in Distributions provided in Article 10.

         8.4 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person's gross revenues from such activity must be derived from other than Affiliates of

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



the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

         8.5 Payment of Fees on Removal. Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

         8.6 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.       FUND EXPENSES AND RESERVES

         9.1 Reimbursement of Manager. Except as set forth in this Article 9, all of the Fund's expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses:
(i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location; provided further that, beginning with the first full year after the termination of the offering of Units, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of the offering of Units, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

         9.2 Limitation on Reimbursement. The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

                  9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

                  9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

                  9.2.3   Salaries,   fringe   benefits,   travel   expenses  or
administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph,

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



"Controlling Person" shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

                  9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

                  9.2.5 All other expenses which are unrelated to the business of the Fund.

         9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Equipment and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents, (vi) expenses in connection with the acquisition, disposition, replacement, alteration, repair, leasing and operation of Equipment (including the costs and expenses of insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of such Equipment), (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Equipment, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith,
(xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers; provided, however, that the cost of any services relating to items (vi) or (vii) above must either be attributable to services performed by Persons other than the Manager or its Affiliates, be compensated by a specific fee described in
Article 8 (and thus would not be reimbursable by the Fund, as provided in Section 9.2.1) or comply with the requirements for compensation for "other services" as provided in Section 8.3.5.

         9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each item of Equipment, any cash reserve which was specifically allocated to that Equipment need not be maintained thereafter, but may be applied as reserves for other Equipment. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Lease Revenues.

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



10.      ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

         10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the Manager and 1% to the initial Holders.

         10.2  Allocation of Net Income and Net Loss After Initial Closing Date.

                  10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund's payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

         10.3  Special Allocations

                  10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

                  10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:


                  (i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

                  (ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund's income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

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                                      B-13

                  This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This
                  Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member's Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

                  (vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

                  (vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Equipment for any year in which the sale or disposition of any item of Equipment occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.


                  (viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund

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                                      B-14
                  taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  (ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members, Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

                  (x)  Except  as   otherwise   provided   herein,   Nonrecourse
                  Deductions shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  (xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

         10.4 Distribution of Cash From Operations. Cash from Operations shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         10.5 Distribution of Cash From Sales or Refinancing. Cash from Sales or Refinancing shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

         10.6 Distributions of Cash from Reserve Account. Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

         10.7 Determination of Amounts to be Distributed. The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Equipment during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Equipment, but will distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

                  10.7.1 Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of (a) a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 8% per annum and a maximum of 10% per annum), or (b) 90% of the total amount of cash available for distributions; and

                  10.7.2 For each quarter during the balance of the Reinvestment Period, an amount equal to a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the period from the commencement of the offering of Units through a


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                                      B-15
date six months following the termination date of the offering (with a minimum of 8% per annum and a maximum of 10% per annum), as published in a national financial newspaper.

                  10.7.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.


         10.8 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

         10.9 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses and to maintenance and repair of Equipment.

         10.10 Allocation to Manager. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

         10.11 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, funds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payment is actually made.

         10.12 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

         10.13  Withholding Taxes.

                  10.13.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any

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



other state imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

                  10.13.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.      ASSIGNMENT OF FUND INTERESTS

         11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Manager may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

                  11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

                  11.1.2  the assignee is not a minor or an incompetent;

                  11.1.3 the transfer or assignment does not violate federal or state securities laws;

                  11.1.4 the transferor or the assignee does not hold Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

                  11.1.5  such assignee is a Citizen of the United States;

                  11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed "plan assets" for ERISA purposes;

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                                      B-17

                  11.1.7 such assignment or transfer does not constitute a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund; and

                  11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the Manager.

         11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

         11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any other applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

         11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

         11.5 Misrepresentation and Forfeit. Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund's offering misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not

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                                      B-18
or fails to remain a Citizen of the United States, such Person may, in the Manager's discretion if it deems that the Fund will fail certain citizenship requirements with respect to its Equipment, be required to forfeit such Units to the Fund and no longer be entitled to cash Distributions or allocations of the Fund, receipt of Fund reports and voting privileges, although he may realize proceeds upon the transfer of his Units to a Citizen of the United States, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units.

12.      SUBSTITUTED MEMBERS

         12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

                  12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 250 Units (200 in the case of an IRA or Keogh
Plan) shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substituted Member.

                  12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

                  12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

                  12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

                  12.1.5 The provisions of Section 11.1 and 11.3 of this Agreement are complied with.

         12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

         12.3 Amendment of Agreement. The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.      REPURCHASE OF FUND INTERESTS

         13.1 In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason whatsoever, he may be required, in the Manager's discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right to purchase such Units at a price equal to 100% of the Holder's Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS

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                                      B-19

WHO CEASE TO BE UNITED STATES CITIZENS OR RESIDENT ALIENS.

         13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase.

         13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

         13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them.

14.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         14.1 Books of Account and Records. The Manager shall, for income tax purposes, keep on an accrual basis adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund.

                  14.1.1 Such books of account and records shall include the following:

                            (i) A current  list of the full name and last  known
                           business or residence address and business telephone number of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

                           (ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                           (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                           (iv) Copies of the original of this Agreement and all amendments;

                           (v)Financial statements of the Fund for the six most recent fiscal years; and

                           (vi) The Fund's books and records for at least the current and past three fiscal years.

                  14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to

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                                      B-20
inspect and copy at their expense such books of account and all records of the Fund.

                  14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

                  14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys' fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member's interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Limited Members under federal law or the laws of any state.

                  14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a "year of the Fund" are to such an annual accounting period, and all references to a Fund "quarter" shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

         14.2 Audited Annual Financial Statements. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported "Cash from Operations" is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

         14.3 Other Annual Reporting. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns; (iii) a report of the business of the Fund, which shall include for each piece of Equipment which individually represents at least 10% of the Fund's total investment in Equipment, a status report to indicate: (a) the condition of the Equipment, (b) how the Equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the Equipment leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for

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                                      B-21
valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund.

         14.4 Quarterly Reports. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

         14.5 Unaudited Quarterly Financial Statements. The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

         14.6 Other Quarterly Reports. The Manager shall have prepared, at Fund expense, after the end of each quarter in which Equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

         14.7 Tax Returns. The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

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                                      B-22

         14.8 Governmental Reports. The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.


         14.9 Maintenance of Suitability Records. The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.


15.      RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

         15.1 Services of the Manager. The Manager shall be responsible for providing the following services to the Fund:

                  15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

                  15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund's agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Equipment management and investor, accounting and legal services, and services relating to Distributions by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Equipment (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Equipment and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all funds of the Fund, whether or not in the Manager's immediate possession or control; and (vii) making all decisions as to accounting matters; and

                  15.1.3 Approval of the terms of the sale or other disposition of Equipment, including establishing the terms for and arranging any such transaction.

         15.2 Authority of the Manager. The conduct of the Fund's business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

                  15.2.1 To acquire, lease, sell, hold and dispose of Equipment, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Equipment, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund; provided that, as of the date of the final investment of Net Proceeds and completion of the permanent financing of the Equipment portfolio, at least 50% of the Fund's Equipment, by aggregate purchase cost, shall be subject to initial leases which are High Payout Leases.

                  15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a

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                                      B-23
nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

                  15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

                  15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers and equipment lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or their Affiliates for the services set forth in
Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

                  15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in
Article 14 and as they otherwise deem appropriate;

                  15.2.6 To open accounts and deposit and maintain funds in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund funds shall not be commingled with the funds of any other Person;

                  15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

                  15.2.8 To select as the Fund's accounting year a calendar year or such fiscal year as approved by the Service;

                  15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

                  15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

                  15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

                  15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require its satisfaction prior to obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

                  15.2.13 To execute and file certificates of amendment and cancellation of the articles of

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                                      B-24
organization, and certificates of dissolution of the Fund;

                  15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Equipment and to make Distributions;

                  15.2.15 To purchase Equipment in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or completion of manufacture of the Equipment, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such Equipment to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

                  15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Equipment to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

                  15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Equipment, (ii) other funds of the Fund prior to the investment in Equipment or the distribution to Holders and (iii) the Fund's capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

                  15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

                  (i) to add to the representations, duties or obligations of the Manager or its Affiliates or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

                  (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

                  (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state "Blue Sky" administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of the Holders; or

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                                      B-25

                  (iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund's accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

                  15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

         15.3 General Powers and Fiduciary Duty. The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

         15.4 Limitations on Manager's Authority. Neither the Manager nor any Affiliate shall have the authority to:

                  15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

                  15.4.2 Grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Equipment;

                  15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund upon its termination and dissolution;

                  15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

                  15.4.5  Alter the primary purpose of the Fund as set forth in
Article 3;

                  15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

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                                      B-26

                  15.4.7 Sell or lease any Equipment to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof;

                  15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from an interest in equipment, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Equipment and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Equipment which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund's investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate equipment management or any other duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, equipment held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund's investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture's capital or profits; or
(2) provisions in the venture agreement giving the Fund effective control;

                  15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Equipment from the Fund or sell or lease Equipment to the Fund;

                  15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

                  15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the ledger's cost of funds, or, in any event, to cause the Fund to obtain "permanent financing" (defined as financing with a term in excess of 12 months) from any such Person;

                  15.4.12 Cause the Fund to exchange Units for property other than cash;

                  15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

                  15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

                  15.4.15 Possess any Equipment or assign the rights of the Fund in specific Equipment

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                                      B-27
for other than a Fund purpose;

                  15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

                  15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

                  15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Equipment pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Equipment to be used in connection with Equipment under an existing lease, or reinvest any funds of the Fund during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with
Section 10.7 hereof;

                  15.4.19 Invest any of the Gross Proceeds in Equipment which is non-income producing;

                  15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund funds to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund's separate account;

                  15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Equipment and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

                  15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Equipment on a combined basis. "Purchase price" for purposes of this
Section 15.4.22 shall mean the sum of the cash downpayment and any indebtedness incurred in connection with the acquisition of an item of Equipment by the Fund, or to which the Equipment is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

                  15.4.23  Commingle Fund funds with those of any other Person;

                  15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Equipment to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

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                                      B-28

                  15.4.25 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

                  15.4.26 Operate the Fund in such a manner as to have the Fund classified as an "investment company" for purposes of the Investment Company Act of 1940;

                  15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages, deeds of trust or other similar instruments or obligations;

                  15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days' written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Equipment by the Fund and an Affiliate as joint venturers;

                  15.4.29 Cause the Fund to acquire any single item of Equipment that has a contract purchase price in excess of $1,000,000 unless prior to final funding of the acquisition it obtains a future value appraisal of the Equipment from a qualified independent third party appraiser;

                  15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Equipment leased to a single lessee.

         15.5 Limitation on Manager's Liability. The Manager shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account, except as otherwise provided in Section 5.2.

         15.6 Tax Matters Member. ATEL is hereby designated as the "Tax Matters Member" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies ATEL from and against any damages or losses (including attorney's fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 21 hereof.

         15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The Manager must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross Proceeds. Based on the formula in the NASAA Guidelines, with 50% portfolio leverage the Fund's

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                                      B-29
minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%. The NASAA Guidelines permit the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875% and 50% leverage, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of minimum Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest could increase to 15% of all Distributions. With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the alternative fee schedule set forth in
Section 8.3. This overall limitation on annual fees will include, in addition to the Equipment Management Fee and Equipment Resale/Releasing Fee, amounts equal to 11.5% of Distributions of Cash from Operations (4% as an Incentive Management Fee plus 7.5% as the Fund Manager's Carried Interest) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Carried Interest) before the Priority Return, and 15% of all Distributions thereafter (7.5% as an Incentive Management Fee plus 7.5% as the Carried Interest). Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Carried Interest. If and to the extent that the fees calculated under the alternative fee schedule provided in Section 8.3 as the Incentive Management Fee and the Carried Interest should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, Section 8.3 of this Agreement shall be amended immediately to reduce the amounts calculated as the Incentive Management Fee and/or the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

         15.8 Reliance on Manager's Authority. The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition

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                                      B-30
precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.      RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

         16.1 Limitation on Member Authority. Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

         16.2 Voting Rights. Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a "majority-in-interest"), to approve the following matters affecting the basic structure of the Fund:

                  16.2.1  Removal or withdrawal of a Manager;

                  16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

                  16.2.3  Termination and dissolution of the Fund;

                  16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

                  16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

                  16.2.6  The extension of the term of the Fund.

         16.3 Voting Procedures. In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

                  16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the Manager, which is to be convenient to the Members as a group, and which is not less than 15 days nor more than

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                                      B-31

60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

                  16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the "Record Date") which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

                  16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

                  16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

                  16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Limited Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

                  16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

     16.4 Limitations on Member Rights. No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as

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                                      B-32
provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

         16.5  Limitations  on Power to Amend  Agreement.  Except as provided in
Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

                  16.5.1 Convert a Holder into a Manager;

                  16.5.2 Modify the limited liability of a Holder;

                  16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

                  16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

         16.6 Member List. Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of the Units held of record by each Member, as provided in Section 14.1.3.

         16.7  Dissenters' Rights and Limitations on Mergers and Roll-ups.

                  16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

                  16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders

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                                      B-33
in connection  with a proposed Roll-Up transaction.

                  16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote "no" on the proposal the choice of:

                  (a) accepting the securities offered in the proposed Roll-Up transaction; or

                  (b)  one of the following:

                            (i)  remaining as Holders in the Fund, and
preserving their interests therein on the same terms and conditions as existed previously; or

                           (ii)  receiving  cash  in  an  amount  equal  to  the
Holders' pro-rata share of the appraised value of the net assets of the Fund.

                  16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                  16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

                  16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.      TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER'S INTEREST

         17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of the Manager:

                  17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

                  17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a "Terminating Event"), the Fund shall be dissolved and shall be liquidated under the provisions of Article

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                                      B-34

19, subject to the provisions of Section 17.3.

         17.3 Election of Successor Manager; Continuation of Fund Business. The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the "Retiring Manager"):

                  17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Limited Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

                  17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund's business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

         17.4 Admission of Successor or Additional Manager. The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

                  17.4.1 Such Person shall have been elected in accordance  with
Section 17.3 or 17.6;

                  17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

                  17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

                  17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

         17.5  Effect  of  a  Terminating   Event.  Upon  the  occurrence  of  a
Terminating Event, the following provisions shall be applicable:

                  17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

                  17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall

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                                      B-35
be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of Distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

                  17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days' prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

         17.6 Election of Additional Manager. Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

         17.7 Assignment of Manager's Interest. The Manager may not transfer its Membership in the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

         17.8 Members' Participation in Manager's Bankruptcy. In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members' interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.      CERTAIN TRANSACTIONS

         18.1 The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or

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                                      B-36
employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of equipment. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.      TERMINATION AND DISSOLUTION OF THE FUND

         19.1 Termination and Dissolution. The Fund shall be terminated and dissolved upon the earliest to occur of the following:

                  19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

                  19.1.2  The  Members   owning  more  than  50%  of  the  total
outstanding Units vote in favor of dissolution and termination of the Fund;

                  19.1.3  The term of the Fund expires; or

                  19.1.4 The Fund disposes of all interests in Equipment and its other assets and receives final payment in cash of the proceeds of such dispositions.

         19.2 Accounting and Liquidation. Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

                  19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

                  19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager's Capital Account with the Manager's share of Fund Minimum
Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all

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                                      B-37

Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

                  19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.      SPECIAL POWER OF ATTORNEY

         20.1 Execution of Power of Attorney. By executing this Agreement, each Holder is hereby granting to the Manager a special power of attorney irrevocably making, constituting and appointing ATEL, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:


                  20.1.1 This Agreement, the Articles of Organization, any separate certificates, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the Manager deems advisable to file;

                  20.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and

                  20.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Members.

         20.2 Special Power of Attorney. The special power of attorney being granted hereby:

                  20.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth;

                  20.2.2 May be exercised by the Manager acting alone for each Holder by a facsimile signature of such Manager or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a Manager, or of one of the Manager's officers, acting as attorney-in-fact; and

                  20.2.3 Shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the Manager for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.


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                                      B-38

21.      INDEMNIFICATION

         21.1 Indemnification of the Manager. The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys' fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

         21.2 Limitations on Indemnification. Notwithstanding anything to the contrary contained in the foregoing Section 21.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

         21.3 Insurance. The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder;

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                                      B-39
provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any Person owning comparable Equipment and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

22.      MISCELLANEOUS

         22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         22.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

         22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

         22.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

         22.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

         22.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

         22.7  Manager Address. The address of the Manager is:


                           ATEL Financial Corporation
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104

         22.8 Member Addresses. The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

         22.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.



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                                      B-40

         22.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power of attorney granted to the Manager by each Holder in
Article 20 shall constitute authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBERS:

ATEL FINANCIAL CORPORATION, Manager

By:________________________________


 _____________________________
 Linda Batt

 _____________________________
 Eliza Cash


atel8-1/operating3.ag




Atel8-1/operag6.wpd
                                      B-41

                                    EXHIBIT I


                               Schedule of Members


                                                              Capital
Name Address                                                  Contribution

Linda Batt                                                     $250/25 Units
 c/o ATEL Financial Corporation
 235 Pine Street
 6th Floor
 San Francisco, CA 94104

Eliza Cash                                                     $250/25 Units
 c/o ATEL Financial Corporation
 235 Pine Street
 6th Floor
 San Francisco, CA 94104

ATEL Financial Corporation                                    $100
235 Pine Street
6th Floor
San Francisco, CA 94104





Atel8-1/operag6.wpd
                                      B-42

                                                                   EXHIBIT C


HOW TO INVEST
TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to "U.S. Bank - ACEF VIII Escrow". Thereafter, make your check payable to"ATEL Capital Equipment Fund VIII". Investments must be made in increments of $10, minimum of $2,500 (or $2,000 for an IRA, Keogh or qualified plan) in most states. See the discussion under Plan of Distribution-State Requirements in the prospectus for exceptions.

IMPORTANT INSTRUCTIONS:
----------------------
Fully complete sections 1, 2, and 3 of the Subscription Agreement.

All subscribers must:
1) sign each appropriate section where indicated, 2) initial each appropriate section (sections 3A - 3D) where indicated on the bottom of the subscription agreement.

If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.). please fill in the optional check address section (section 6).

ADD-ON INVESTMENTS
The subscription agreement accompanying additional investments in Fund VIII must have an authorized signature of a Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed subscription form will be required.

FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by nonresident alien investors. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor's representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription.

Please have the subscription document signed by your branch manager or other authorized signatory.

Mail original white, pink and yellow copies
Retain blue copy for Broker/Dealer
Retain green copy for the investor unless otherwise specified by your home office, (all IRA investments must be submitted directly to the custodian and they will then forward the subscription on to ATEL) to:

ATEL SECURITIES CORPORATION
SUBSCRIPTION PROCESSING DESK
235 PINE STREET, Suite 600
SAN FRANCISCO, CA 94104
(415) 989-8800
(800) 543-ATEL
E-mail: securities@atel.com

--------------------------------------------------------------------------


The investor whose signature appears in Section 2 on the reverse side hereof (the "Investor") hereby subscribes for the number of Units of ATEL Capital Equipment Fund VIII, LLC (the "Fund") set forth in Section I of this subscription Agreement in the manner described in the prospectus to which this agreement is an exhibit (the "Prospectus"). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to "U.S. Bank - ACEF VIII Escrow" in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to "ATEL Capital

Equipment Fund VIII". Minimum initial investment is 250 Units (200 Units for Individual Retirement Accounts or Qualified Plans).

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units ("Holder"), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus, including the special power of attorney set forth therein. The subscription may be cancelled by the subscriber at any time during a period of five days after the subscriber has submitted this executed subscription agreement to the Fund.

The assignability and transferability of the Units will be governed by the Agreement and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.


The undersigned acknowledges that U.S. Bank Trust National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.


INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT Note- Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.
-        Fill in the total dollar amount and the number of Units to be acquired.
         Please note there are no fractional Units. All purchases must be in increments of $10.
- Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.
- Fill in the name(s) and addresses for the investment as they should appear in the registration.
-        Check the applicable citizen status boxes.
-        Enter  the  appropriate   taxpayer   identification   number  for  this
         investment,  depending  on the type of  ownership.  For IRAs and Keoghs
         please  include  both  the  custodian's  taxpayer   identification  and
         investor's social security number.
-        Check whether monthly or quarterly distributions are desired.
-        Please read the Subscription Agreement, then sign and date the form.
-        Single  Ownership - one signature  required
-        Joint Tenants - all parties must sign
-        Community  Property - one  signature  required
-        Tenants in Common - all parties must sign
-        Tenants in Entirety - one signature required
-        In  all  other  cases,  the  custodian,  trustee,  general  partner  or
         authorized   corporate   officer   must  sign.   Where  the   documents
         establishing  such  representative   capacity  require  more  than  one
         signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Confirmation of Suitability
-        Each item must be initialed.

Section 4: Legal Form of Ownership.
- Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5:  Investor Mailing Addresses.
- Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6:  Optional Check Addresses.
- Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Broker/Dealer Information.
- Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.
-        An authorized Branch Manager or Registered Principal of the Broker

         /Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization.

Mailing Address.
- Mail the completed form with a check payable as indicated in Section 1 to:

ATEL Securities Corporation
Attention: Subscription Processing Desk
235 Pine Street, Suite 600
San Francisco, CA 94104

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing
Desk at (800) 543-ATEL.
---------------------------------------------------------------------------

ATEL CAPITAL EQUIPMENT FUND VIII, LLC - SUBSCRIPTION AGREEMENT

Please type or print the following information: 1.UNITS PURCHASED Make checks payable to "ATEL Capital Equipment Fund VIII" $_________ is for the purchase, as a Holder, of _______ Units and should be registered as indicated in the Registered Owner section below.

2. REGISTERED OWNER.
Name(s) and addresses will be recorded exactly as printed below.
(Include custodial address if applicable.)
___Mr.    ___Ms.    ___Mr. and Mrs.    ___Mrs.
Investor(s) Name and/or
Custodian/Nominee_________________________________________________________
Investor Name(s)__________________________________________________________
Address___________________________________________________________________
City ______________________________________State_____ZipCode______________
Investor Phone Number (____)______________E-mail__________________________
Investor Account # (if any)_______________________________________________

X______________________________________________Date_______________________
Subscriber's Signature

X______________________________________________Date_______________________
Subscriber/Custodian/Nominee or Authorized Signature

___INITIAL INVESTMENT $10 per unit ($2,500/250 Unit Minimum, $2,000/200 Unit Minimum for IRA or Qualified Plan, unless a higher minimum is required in the investor's state - see the Prospectus)

___ ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor's state - see the Prospectus)

___ Check if you are a resident alien.
___ Check if  you  are  a  nonresident  alien (please include W-8 form).
___ Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER
Note: If the account is in more than one name, the number should be that of the first person listed.
-- --   -- -- -- -- -- -- --
Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER
-- -- --   -- --   -- -- -- --

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?
___YES    ___NO

DISTRIBUTION OPTION  (check one)
___ Quarterly    ___Monthly


PRIVACY ELECTION (check if desired)


____ By checking this box the undersigned directs the Manager to treat all information concerning the undersigned as confidential, and not to disseminate any such information to any party, without the undersigned consent, except as may be required under an applicable statute or regulation or by the order of a court or governmental agency.

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and nonassessable Units of the Fund as indicated.

3. SUBSCRIBER AGREES AS FOLLOWS (EACH ITEM MUST BE INITIALED): In order to induce the Manager to accept this subscription, the Investor hereby represents to you as follows (initial in the space provided): A. The Investor has (a) a net worth of at least $150,000 in excess of his investment in Units, or (b) has a net worth of at least $45,000 in excess of his investment in Units and had during the last tax year or estimates that he will have during the current tax year a minimum of $45,000 annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies any other minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus or any supplement thereto.
INITIAL HERE________

B. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity. INITIAL HERE________

C. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing. INITIAL HERE________

D. Under the penalties of perjury, the undersigned certifies that (l) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned is currently subject to backup withholding, he has stricken the language under clause (2) above before signing). INITIAL HERE________

4. LEGAL FORM OF OWNERSHIP (Check Only One) ___ Single Ownership ___ Joint Tenants With Rights of Survivorship ___ Husband and Wife as Community Property
___  Tenants in Common ___  Tenants in  Entirety  ___ Sep IRA ___ IRA  __regular
__rollover ___ Trust - Trust Date (Month/Day/Year) ___/___/___ ___ Custodian ___ Custodian for___________________________________ ___ UGMA / UTMA - State
of:_______ ___ Pension Plan ___ Profit Sharing Plan

___ Corporation
___ Partnership
___ Non-Profit Organization
___ Other__________________

5. INVESTOR MAILING ADDRESS
(if different from above, as with IRAs and Keoghs) Name________________________________________________________________________
Name________________________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Investor Phone Number (_____)_______________________________________________

6. OPTIONAL CHECK ADDRESS If you would like your distribution checks mailed to an address other than registered owner's address, please complete.
___ Designated for all Units or,
___ Designated for Partial Units ________
Receiving Entity____________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Fund Name______________________________Account Number_______________________

7. BROKER/DEALER INFORMATION The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor's residence and, further, that it has reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that investment in the Fund is suitable for the Subscriber in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Subscriber as to
the  limited   liquidity  and   marketability  of  the  Units.  The  undersigned
Broker/Dealer   warrants  that  a  current   Prospectus  was  delivered  to  the
Subscriber.

Licensed   Firm   Name__________________________________________________________
Account Executive Name_________________________________B/D Rep #____________ A/E
Mailing         Address____________________________________________Suite#_______
City__________________________________________State_____Zip     Code____________
Telephone(____)____________________     NumberFax(____)_________________________
E-mail______________________________________________________________________

X_____________________________________________________Date__________________
Authorized signature (Branch Manager or Registered Principal).
Order cannot be accepted without signature.
This transaction, for Blue Sky purposes, took place in the State of ______.

ACCEPTANCE BY MANAGER
FOR MANAGER'S USE ONLY
Received and Subscription Accepted
ATEL Financial Corporation, Manager
By__________________________________________________________________________
Amount___________________________ Date______________ B/D Rep #______________

RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW - BROKER/DEALER COPY, PINK - INVESTOR COPY

RETAIN:  BLUE - BROKER/DEALER COPY, GREEN - INVESTOR COPY

ATEL SECURITIES CORPORATION
235 PINE STREET - 6th FLOOR - SAN FRANCISCO, CA 94104
(800) 543-2835 - E-Mail: securities@atel.com

                      ATEL Capital Equipment Fund VIII, LLC

     Supplement dated August 31, 1999 to the Prospectus dated December 7, 1998 of ATEL Capital Equipment Fund VIII, LLC (the "Fund")

                                TABLE OF CONTENTS

Status of the offering . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Equipment acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Management's Discussion and Analysis . . . . . . . . . . . . . . . . . . . 5
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
Prior Performance Information . . . . . . . . . . . . . . . . . . . . . . A-1

The Fund's Prospectus is hereby supplemented as set forth on the following pages. This supplement is a part of and must be accompanied by the Fund's Prospectus dated December 7, 1998. Terms not otherwise defined herein have the meaning as defined in the Prospectus.

Status of the Offering

As of January 13, 1999, the Fund had received and accepted subscriptions for 120,000 Units ($1,200,000). As a result, the escrow condition was satisfied and the subscription proceeds were released to the Fund.

As of August 31, 1999, the Fund had received and accepted subscriptions for 5,335,298 Units for total subscription proceeds in the amount of $53,352,980. As of such date, the Fund had committed all of such proceeds to equipment costs, offering and organization expenses and capital reserves.

Equipment Acquisitions

Set forth below is a summary of the Equipment acquisitions and leases entered into or identified by the Fund as of the date of this supplement.

                             EQUIPMENT ACQUISITIONS

                                Equipment                  Commence              Acquisition   Indebt-     Lease   Lease
          Lessee                Type                    Date(s) (1)               Price (2)  edness (3)  Term (4) Type (5)   Notes
          ------                ----                    -----------               ---------  ----------  -------- --------   -----

Leases Funded:
BJ's Wholesale Club, Inc.       Forklifts                   Apr-99                  $ 594,748         $ -      60     HP
CVS Corporation                 Telecommunications          Oct-99                    102,961           -      60     HP
CVS Corporation                 Materials Handling          Jan-00                     87,525           -      60     HP
Consolidated Diesel Company     Telephone System            Feb-99                    406,030           -      55     HP
General Electric Company        Machining centers           Mar-99                    352,000           -      84     HP       (6)
General Electric Company        Extruder systems            May-99                    281,595           -      60     OL       (7)
General Electric Company        Machining centers           May-99                    670,672           -      84     HP       (6)
General Electric Company        Machining centers      Aug-99 to Sep-99               483,317           -      84     HP       (6)
General Electric Company        Radiographic Inspection     Jun-99                     43,875           -      84     HP       (6)
                                   Facility
General Electric Company        Vaccum Blazing Machine      Oct-99                     76,000           -      84     FP       (6)
NVR, Inc.                       Home Manufacturing          Aug-99                    193,414           -      84     FP
Overnite Transporattion         Conventional Tractors       Oct-99                    552,488           -      48     OL
   Company
Omnicom Group, Inc.             Office Automation           Oct-98                  1,749,913           -      36     HP       (8)
Omnicom Group, Inc.             Office Furniture            Oct-98                    321,976           -      60     FP       (8)
Overnite Transportation         Conventional Tractors       Apr-99                  2,080,400           -      48     OL
   Company
Sebastiani Vineyards, Inc.      Bottle Filler               Jul-99                    310,970           -      84     FP
Seamex International, Ltd.      Tug Supply Vessel           Dec-98                  3,952,500           -      44     OL     (9)(10)
Stewart & Stevenson             Gas Compressors             Jul-99                  6,272,782           -      78     HP
   Services, Inc.
Southwest Airlines Company      Boeing 737 Aircraft         Mar-99                  3,238,500           -      50     OL       (9)
Staples, Inc.                   Point of sale               Jan-99                  2,410,939           -      60     FP
Staples, Inc.                   Point of sale               Apr-99                    681,910           -      60     FP
Staples, Inc.                   Point of sale               May-99                    204,571           -      60     FP
Staples, Inc.                   Forklifts                   May-99                    101,480           -      48     OL
Sysco Food Services Albany      Refrigerated Trailers       Sep-99                    519,620           -      96     FP
TASC, Inc.                      Office Automation           Jul-99                    494,787           -      36     FP
TASC, Inc.                      Office Automation           Oct-99                     26,094           -      36     FP
Transamerica Leasing, Inc.      Intermodal Containers       Dec-98                 10,837,500           -      12     FP       (11)
Universal City Development      Point of sale               Apr-99                    668,474           -      60     FP
   Partners
Universal City Florida Hotel    Hotel Laundry               Sep-99                  3,869,513           -      84     FP
   Venture
Universal City Florida Partners Office Automation           Oct-99                    221,761           -      36     HP
Universal Studios Florida       Office Automation           Jul-99                    487,909           -      36     FP
Williams Distributed Power      Micro Turbine Systems  Feb-99 to Dec-99               280,500           -      60     HP       (12)
   Services, Inc.
                                                                             ----------------- -----------
     Total funded as of August 31, 1999:                                           42,576,724           -
                                                                             ----------------- -----------

Leases Committed:
Emery Worldwide Airlines        Aviation                    Oct-99                  5,700,000           -     32       OL
CVS Pharmacy/SOMA               Telecommunications          Oct-99                    397,039           -     60       FP
FINNAIR OYJ                     Aviation                    Oct-99                 15,600,000   4,100,000     41       OL
General Electric Company        Manufacturing          May-99 to Oct-99             1,498,219           -     84       HP       (6)
General Electric Company        Manufacturing          May-99 to Oct-99             2,747,940           -     84       HP       (6)
General Electric Company        Manufacturing          May-99 to Oct-99               124,172           -     84       HP       (6)
General Electric Company        Manufacturing          May-99 to Oct-99                30,000           -     60       OL       (7)
Sebastiani Vineyards, Inc.      Food Processing             Oct-99                     41,914           -     84       HP
TASC, Inc.                      Office Automation      May-99 to Oct-99               163,110           -     36       FP
Universal Studios Florida       Point of sale          May-99 to Oct-99               144,021           -     36       HP
Universal City Florida          Office Automation      May-99 to Dec-99               425,210           -     36       HP
   Partners
Williams Distributed Power      Micro Turbine Systems       Dec-99                  3,544,500           -     60       HP       (12)
   Services, Inc.
                                                                             ----------------- -----------
     Total committed as of August 31, 1999:                                         30,416,125   4,100,000
                                                                              ---------------- ------------
     Total Acquisition Price:                                                     $ 72,992,849 $ 4,100,000
                                                                              ================ ============

                                      NOTES

     (1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore, "Commence Date(s)" expressed as a range represents multiple Lease commencement dates occurring or anticipated under the same Lease line.

     (2) "Acquisition Price" includes either amounts committed to Lessees for funding by the Program, or actual Equipment acquisition costs as of April 30, 1999. All figures are rounded to the nearest dollar. For any transactions which are not fully funded, the "Acquisition Price" may change as a result of ongoing fundings. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member's best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding lease commitment, its discussions with the lessee, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described.

     (3) "Indebtedness" is the original principal amount of the debt acquired or assumed by the Fund in order to acquire the Equipment and leverage the Acquisition Price of the Equipment. Although transactions may originally be purchased for all cash, the Managing Member may subsequently leverage equipment in order to achieve an overall debt-equity balance for the portfolio.

     (4) "Lease Term" is expressed in terms of months, although actual Lease Terms may be monthly, quarterly, semiannual or annual.

     (5) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term equal or exceed the Acquisition Price of the Equipment. A designation of "HP" indicates that the aggregate rents to be received during the Lease Term equal or exceed 90% of the Acquisition Price of the Equipment. A designation of "OL" indicates that the aggregate rents to be received during the Lease Term are less than 90% of the Acquisition Price of the Equipment.

     (6)  Lessee is  General  Electric  Company,  by its  division  GE  Aircraft
Engines.

     (7) Lessee is General Electric Company, by its division GE Plastics.

     (8) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

     (9) Asset is held by a special purpose entity. Acquisition cost represents 51% of the total cost. The remaining 49% is owned by another program and continues to be managed by ATEL.

     (10) Guaranteed 40% by Seacor Smit, Inc. and 60% by Trasportacion Maritina Mexicana.

     (11) Assets are on short-term sub-leases with various sub-lessees.

     (12) Guaranteed by Williams Companies, Inc.

Distributions

The following table is a summary of cash distributions by the Fund to Holders to the date of this Supplement. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital. On this basis, all of the distributions to date of the Fund would constitute a return of capital. The source of all cash distributions has been Cash from Operations. Cash from Operations is defined in the Limited Liability Company Operating Agreement (Operating Agreement) as follows: "Cash from Operations" shall mean the excess of Gross Revenues over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after reasonable allowance for cash repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account."

                                    Weighted
                                                                                     Total                     Average
    Distribution              Month        Return of              Total          Distribution                   Units
     Period (1)               Paid          Capital            Distribution        per Unit                  Outstanding
     ----------               ----          -------            ------------        --------                  -----------

    January 1999          February 1999             $ 9,560           $ 9,560           $ 0.0667                  143,400
   February 1999           March 1999                38,107            38,107             0.0667                  571,605
     March 1999            April 1999                80,800            80,800             0.0667                1,212,000
     April 1999             May 1999                121,478           121,478             0.0667                1,822,170
      May 1999              June 1999               160,251           160,251             0.0667                2,403,765
     June 1999              July 1999               199,877           199,877             0.0667                2,998,155
     July 1999             August 1999              240,041           240,041             0.0667                3,600,615
    August 1999          September 1999             282,900           282,900             0.0667                4,243,500
                                          ------------------ -----------------      -------------
                                                    249,945           249,945           $ 0.5333
                                                                                    =============

January - March 1999       April 1999                19,226            19,226             0.2000                   96,130
 April - June 1999          July 1999                89,531            89,531             0.2000                  447,655
                                          ------------------ -----------------      =============
                                                  $ 269,171         $ 269,171           $ 0.4000
                                          ================== =================      =============


     (1) Investors may elect to receive their distributions either monthly or quarterly. See "Timing of Distributions" on Page 56 of the Prospectus. The monthly distributions in the table include only those distributions made to investors on a monthly basis. The quarterly distributions in the table include only those distributions made to investors on a quarterly basis.

Management's Discussion and Analysis

Capital Resources and Liquidity

During the eight months of 1999, the Company's primary activities were raising funds through its offering of Limited Liability Company Units (Units) and engaging in equipment leasing activities. Through August 31, 1999, the Company had received subscriptions for 5,335,298 Units ($53,352,980) all of which were issued and outstanding.

During the funding period, the Company's primary source of liquidity is subscription proceeds from the public offering of Units. The liquidity of the Company will vary in the future, increasing to the extent cash flows from leases exceed expenses, and decreasing as lease assets are acquired, as distributions are made to the members and to the extent expenses exceed cash flows from leases.

As another source of liquidity, the Company has contractual obligations with a diversified group of lessees for fixed lease terms at fixed rental amounts. As the initial lease terms expire the Company will re-lease or sell the equipment. The future liquidity beyond the contractual minimum rentals will depend on the Managing Member's success in re-leasing or selling the equipment as it comes off lease.

The Company participates with the Managing Member and certain of its affiliates in a $95,000,000 revolving line of credit with a financial institution. The line of credit expires on January 28, 2000.

The Company anticipates reinvesting a portion of lease payments from assets owned in new leasing transactions. Such reinvestment will occur only after the payment of all obligations, including debt service (both principal and interest), the payment of management and acquisition fees to the Managing Member and providing for cash distributions to the Limited Partners.

The Company currently has available adequate reserves to meet contingencies, but in the event those reserves were found to be inadequate, the Company would likely be in a position to borrow against its current portfolio to meet such requirements. The Managing Member envisions no such requirements for operating purposes.

No commitments of capital have been or are expected to be made other than for the acquisition of additional equipment. Such commitments totaled approximately $30,416,000 as of August 31, 1999.

If inflation in the general economy becomes significant, it may affect the Company inasmuch as the residual (resale) values and rates on re-leases of the Company's leased assets may increase as the costs of similar assets increase. However, the Company's revenues from existing leases would not increase, as such rates are generally fixed for the terms of the leases without adjustment for inflation.

If interest rates increase significantly, the lease rates that the Company can obtain on future leases will be expected to increase as the cost of capital is a significant factor in the pricing of lease financing. Leases already in place, for the most part, would not be affected by changes in interest rates.

Cash Flows

During the first two quarters of 1999, the Company's primary source of liquidity was the proceeds of its offering of Units.

Sources of cash flows from operating activities consisted primarily of direct financing lease revenues.

Rents from direct financing leases were the only source of cash from investing activities. Uses of cash for investing activities consisted of cash used to purchase operating and direct financing lease assets and payment of initial direct costs related to lease asset purchases.

The only source of cash from financing activities was the proceeds of the Company's public offering of Units of Limited Liability Company interest. Financing uses of cash included payments of syndication costs associated with the offering and distributions to the members.

Results of operations

On January 13, 1999, the Company commenced operations. Operations resulted in a net loss of $238,571 for the first half of the year and $15,431 for the second quarter. The Company's primary source of revenues is from operating leases. In future periods, operating leases are also expected to be the most significant source of revenues. Depreciation is related to operating lease assets and thus, to operating lease revenues. It is expected to increase in future periods as acquisitions continue.

Asset management fees are based on the gross lease rents of the Company plus proceeds from the sales of lease assets. They are limited to certain percentages of lease rents, distributions to members and certain other items. As assets are acquired, lease rents are collected and distributions are made to the members, these fees are expected to increase.

Interest expense for the first half of 1999 related to the borrowings under the line of credit incurred by an affiliate of the Managing Member. It included all amounts related to those borrowings, going back as far as November 1998 when the Managing Member started to fund the related transactions on behalf of the Company. All of the revenues and related carrying costs for these transactions were attributed to the Company in the first half of 1999.

Results of operations in future periods are expected to vary considerably from those of the first half of 1999 as the Company continues to acquire significant amounts of lease assets.


Experts

The financial statements of ATEL Capital Equipment Fund VIII, LLC at December 31, 1998, and for the period from July 31, 1998 (inception) through December 31, 1998 and the consolidated balance sheet of ATEL Financial Corporation at July 31, 1999, appearing in this supplement to the Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL Capital Equipment Fund VIII, LLC

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . F.-.2.
Balance Sheet, December 31, 1998 . . . . . . . . . . . . . . . . . . . F - 3
Statement of Changes in Members' Capital for the Period from
   July 31, 1998 (inception) through December 31, 1998 . . . . . . . . F - 3
Statement of Cash Flows for the Period from July 31, 1998 (inception)
   through December 31, 1998 . . . . . . . . . . . . . . . . . . . . . F - 3
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . .F - 4

Balance Sheets, June 30, 1999 (Unaudited) and December 31, 1998 . . . .F.-.6.
Statement of Operations for the three and six month periods ended
   June 30, 1999 (Unaudited) . . . . . . . . . . . . . . . . . . . . . F - 7
Statement of Changes in Members' Capital for the six month period ended June 30, 1999 (Unaudited) . . . . . . . . . . . . . . . . . . F - 7
Statement of Cash Flows for the three and six month periods ended
   June 30, 1999 (Unaudited) . . . . . . . . . . . . . . . . . . . . . F - 8
Notes to Financial Statements (Unaudited) . . . . . . . . . . . . . . .F - 9

ATEL Financial Corporation and Subsidiary

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . F - 13
Consolidated Balance Sheet, July 31, 1999 . . . . . . . . . . . . . . .F - 14
Notes to Consolidated Balance Sheet, July 31, 1999 . . . . . . . . . . F - 15

                         REPORT OF INDEPENDENT AUDITORS






The Members
ATEL Capital Equipment Fund VIII, LLC


We have audited the accompanying balance sheet of ATEL Capital Equipment Fund VIII, LLC as of December 31, 1998, and the related statements of changes in members' capital and cash flows for the period from July 31, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL Capital Equipment Fund VIII, LLC at December 31, 1998, and its changes in members' capital and cash flows for the period from July 31, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.



                                                               ERNST & YOUNG LLP
San Francisco, California
January 25, 1999

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                DECEMBER 31, 1998


                                     ASSETS

Cash                                                                 $ 600
                                                                   ========


                        LIABILITIES AND MEMBERS' CAPITAL


Members' capital:
     Managing Member                                                 $ 100
     Initial Members                                                   500
                                                                   --------
Total members' capital                                               $ 600
                                                                   ========




                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL

                  FOR THE PERIOD FROM JULY 31, 1998 (INCEPTION)
                            THROUGH DECEMBER 31, 1998

                            Initial Members            Managing
                         Units          Amount          Member       Total

Capital contributions           50            $ 500          $ 100       $ 600
                       ============ ================ ============== ===========




                             STATEMENT OF CASH FLOWS

                  FOR THE PERIOD FROM JULY 31, 1998 (INCEPTION)
                            THROUGH DECEMBER 31, 1998


Financing activities:
Capital contributions received                                     $ 600
                                                                  -------
Net increase in cash                                                 600
                                                                  -------
Cash at end of period                                              $ 600
                                                                  =======


                             See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


1.  Organization and Limited Liability Company matters:

ATEL Capital Equipment Fund VIII, LLC (a development stage enterprise)(the Company), was formed under the laws of the State of California on July 31, 1998, for the purpose of acquiring equipment to engage in equipment leasing and sales activities. The Company shall continue until December 31, 2019. The Managing Member of the Company is ATEL Financial Corporation (ATEL), a California corporation. Contributions in the amount of $600 had been received as of December 31, 1998, $100 of which represented the Managing Member's (ATEL
Financial Corporation's) (ATEL's) continuing interest, and $500 of which represented the Initial Members' capital investment. Each Member's personal liability for obligations of the Company generally will be limited to the amount of their respective contributions and rights to undistributed profits and assets of the Company.

As of December 31, 1998, the Company had not commenced operations other than those relating to organizational matters. The Company, or ATEL on behalf of the Company, will incur costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). The amount of such costs to be borne by the Company is limited by certain provisions of the Limited Liability Company Operating Agreement (Operating Agreement).


2. Income taxes:

The Company does not provide for income taxes since all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.


3. Members' capital:

As of December 31, 1998, 50 Units were issued and outstanding. The Company is authorized to issue up to 15,000,000 additional Units.

The Company Net Income, Net Losses, and Distributions are to be allocated 92.5% to the Members and 7.5% to ATEL.


4. Commitments and management:

The terms of the Operating Agreement provide that ATEL and/or affiliates are entitled to receive certain fees, in addition the allocations described above, which are more fully described in Section 8 of the Operating Agreement. The additional fees to management include fees for equipment management and resale.

ATEL or an Affiliate may purchase equipment in its own name, the name of an Affiliate or the name of a nominee, a trust or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such equipment or the completion of manufacture of the equipment or for any other purpose related to the business of the Company, provided, however that: (i) the transaction is in the best interest of the Company; (ii) such equipment is purchased by the Company for a purchase price no greater than the cost of such equipment to the Managing Member or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement; (iii) there is no difference in interest terms of the loans secured by the equipment at the time acquired by ATEL or Affiliate and the time acquired by the Company; (iv) there is no benefit arising out of such transaction to ATEL or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and (v) all income generated by, and all expenses associated with, equipment so acquired shall be treated as belonging to the Company.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


5. Line of credit:

The Company participates with ATEL and certain of its Affiliates in a $90,000,000 revolving credit agreement with a group of financial institutions which expires on January 31, 2000. The agreement includes an acquisition facility and a warehouse facility which are used to provide bridge financing for assets on leases. Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the Affiliates, the Company and the Managing Member.


The credit agreement includes certain financial covenants applicable to each borrower. The Company was in compliance with its covenants as of December 31, 1998. At December 31, 1998, $13,070,344 was available under this agreement.


6. Subsequent events:

As of February 28, 1999, the Company had received and accepted subscriptions for 966,081 Units ($9,660,810), in addition to the Units issued to the Initial Members. As of that date, the Company had purchased assets with total cost of $4,039,115.
                                      F-5

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                                 BALANCE SHEETS

                 JUNE 30, 1999 (Unaudited) AND DECEMBER 31, 1998


                                     ASSETS

                                                 1999              1998
                                                 ----              ----
Cash and cash equivalents                       $ 4,777,792             $ 600
Accounts receivable                                 991,095                 -
Investments in leases                            28,628,809                 -
                                            ---------------- -----------------
Total assets                                   $ 34,397,696             $ 600
                                            ================ =================


                        LIABILITIES AND MEMBERS' CAPITAL


Accounts payable                                  $ 242,835

Unearned operating lease income                      49,766
                                            ----------------
Total liabilities                                   292,601
Members' capital:
     Managing member                                (17,793)            $ 100
     Other members                               34,122,888               500
                                            ---------------- -----------------
Total members' capital                           34,105,095               600
                                            ---------------- -----------------
Total liabilities and members' capital         $ 34,397,696             $ 600
                                            ================ =================

                             See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                            STATEMENTS OF OPERATIONS

                        SIX AND THREE MONTH PERIODS ENDED
                                  JUNE 30, 1999
                                   (Unaudited)

                                                Six Months       Three Months
Revenues:
   Leasing activities:
      Operating leases                           $ 1,481,475       $ 1,462,724
      Direct financing leases                        125,488            59,493
Interest                                              19,089            18,944
Other                                                    207               (44)
                                              --------------- -----------------
                                                   1,626,259         1,541,117
Expenses:
Depreciation                                       1,043,220           908,378
Interest expense                                     422,582           317,034
Administrative cost reimbursements to
   Managing Member                                   276,123           236,010
Asset management fees to Managing Member              78,988            62,124
Professional fees                                     27,611            22,317
Other                                                 16,306            10,685
                                              --------------- -----------------
                                                   1,864,830         1,556,548
                                              --------------- -----------------
Net loss                                          $ (238,571)        $ (15,431)
                                              =============== =================

Net loss:
   Managing member                                 $ (17,893)         $ (1,157)
   Other members                                    (220,678)          (14,274)
                                              --------------- -----------------
                                                  $ (238,571)        $ (15,431)
                                              =============== =================

Net loss per Limited Liability Company Unit          $ (0.11)          $ (0.00)
Weighted average number of Units outstanding       1,934,557         2,855,581

                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL

                             SIX MONTH PERIOD ENDED
                                  JUNE 30, 1999
                                   (Unaudited)

                                                  Other Members                Managing
                                             Units            Amount            Member            Total
Balance December 31, 1998                            50              $ 500            $ 100             $ 600
Capital contributions                         4,058,545         40,585,450                -        40,585,450
Less selling commissions to affiliates                          (3,855,618)               -        (3,855,618)
Other syndication costs to affiliates                           (1,957,345)               -        (1,957,345)
Distributions to members                                          (429,421)               -          (429,421)
Net loss                                                          (220,678)         (17,893)         (238,571)
                                        ---------------- ------------------ ---------------- -----------------
Balance June 30, 1999                         4,058,595       $ 34,122,888        $ (17,793)     $ 34,105,095
                                        ================ ================== ================ =================

                             See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                            STATEMENTS OF CASH FLOWS

                        SIX AND THREE MONTH PERIODS ENDED
                                  JUNE 30, 1999
                                   (Unaudited)

                                                          Six Months       Three Months
Operating activities:
Net loss                                                    $ (238,571)        $ (15,431)
Adjustments to reconcile net loss to cash provided by operating activities:
   Depreciation                                              1,043,220           908,378
   Changes in operating assets and liabilities:
      Accounts receivable                                     (991,095)         (631,121)
      Accounts payable, Managing Member                              -           (16,864)
      Accounts payable, other                                  242,835           209,906
      Unearned lease income                                     49,766            14,648
                                                       ---------------- -----------------
Net cash used in operations                                    106,155           469,516
                                                       ---------------- -----------------

Investing activities:
Purchases of equipment on operating leases                 (24,638,437)      (15,864,946)
Purchases of equipment on direct financing leases           (5,341,088)       (1,156,384)
Reduction of net investment in direct financing leases         340,869           262,323
Payment of initial direct costs                                (33,373)          (33,373)
                                                       ---------------- -----------------
Net cash used in investing activities                      (29,672,029)      (16,792,380)
                                                       ---------------- -----------------

Financing activities:
Capital contributions received                              40,585,450        23,234,030
Payment of syndication costs to managing member             (5,812,963)       (3,273,955)
Distributions to members                                      (429,421)         (381,755)
                                                       ---------------- -----------------
Net cash provided by financing activities                   34,343,066        19,578,320
                                                       ---------------- -----------------

Net increase in cash and cash equivalents                    4,777,192         3,255,456

Cash and cash equivalents at beginning of period                   600         1,522,336
                                                       ---------------- -----------------
Cash and cash equivalents at end of period                 $ 4,777,792       $ 4,777,792
                                                       ================ =================

Supplemental disclosures of cash flow information:
Cash paid during the period for interest                     $ 422,582         $ 317,034
                                                       ================ =================

                             See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1999
                                   (Unaudited)


1.  Summary of significant accounting policies:

Interim financial statements:

The unaudited interim financial statements reflect all adjustments which are, in the opinion of the managing member, necessary to a fair statement of financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. These unaudited interim financial statements should be read in conjunction with the most recent report on Form 10K.


2. Organization and Company matters:

ATEL Capital Equipment Fund VIII, LLC. (the Company), was formed under the laws of the State of California on July 31 , 1998, for the purpose of acquiring equipment to engage in equipment leasing and sales activities. Contributions in the amount of $600 were received as of October 7, 1998, $100 of which represented the Managing Member's (ATEL Financial Corporation's) continuing interest, and $500 of which represented the Initial Members' capital investment.

Upon the sale of the minimum amount of Units of Limited Liability Company interest (Units) of $1,200,000 and the receipt of the proceeds thereof on January 13, 1999, the Company commenced operations.

The Company does not make a provision for income taxes since all income and losses will be allocated to the Partners for inclusion in their individual tax returns.


3. Investment in leases:

The Company's investment in leases consists of the following:

                                                                              Depreciation
                                                                               Expense or          Balance
                                                                              Amortization        June 30,
                                                              Additions         of Leases           1999
Net investment in operating leases                            $ 24,638,437       $ (1,038,644)    $ 23,599,793
Net investment in direct financing leases                        5,341,088           (340,869)       5,000,219
Initial direct costs, net of accumulated amortization               33,373             (4,576)          28,797
                                                           ---------------- ------------------ ----------------
                                                              $ 29,979,525       $ (1,379,513)    $ 28,628,809
                                                           ================ ================== ================

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1999
                                   (Unaudited)


3.  Investment in leases (continued):

Operating leases:

Property on operating leases consists of the following:

                                                                      Balance
                                         Acquisitions                June 30,
                                1st Quarter       2nd Quarter          1999

Transportation                    $ 7,404,130      $ 9,160,425     $ 16,564,555
Marine vessel                               -        3,952,500        3,952,500
Materials handling                    594,748          987,960        1,582,708
Manufacturing                         494,113          952,267        1,446,380
Other                                 280,500          811,794        1,092,294
                              ---------------- ---------------- ----------------
                                    8,773,491       15,864,946       24,638,437
Less accumulated depreciation        (134,842)        (903,802)      (1,038,644)
                              ---------------- ---------------- ----------------
                                  $ 8,638,649     $ 14,961,144     $ 23,599,793
                              ================ ================ ================

Direct financing leases:

As of June 30, 1999, investment in direct financing leases consists office automation equipment. The following lists the components of the Company's investment in direct financing leases as of June 30, 1999:

Total minimum lease payments receivable                           $ 5,027,357
Estimated residual values of leased equipment (unguaranteed)          565,388
                                                              ----------------
Investment in direct financing leases                               5,592,745
Less unearned income                                                 (592,526)
                                                              ----------------
Net investment in direct financing leases                         $ 5,000,219
                                                              ================

All of the property on leases was acquired in 1999. There were no dispositions of such property.

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1999
                                   (Unaudited)


3.  Investment in leases (continued):

At June 30, 1999, the aggregate amounts of future minimum lease payments are as follows:

                                            Direct
         Year ending     Operating         Financing
        December 31,      Leases            Leases             Total
                1999      $ 1,919,921          $ 723,707      $ 2,643,628
                2000        3,844,756          1,447,413        5,292,169
                2001        3,844,756          1,306,797        5,151,553
                2002        3,555,531            804,873        4,360,404
                2003        2,303,980            708,252        3,012,232
          Thereafter        8,300,164             36,315        8,336,479
                      ---------------- ------------------ ----------------
                         $ 23,769,108        $ 5,027,357     $ 28,796,465
                      ================ ================== ================


4. Related party transactions:

The terms of the Limited Company Operating Agreement provide that the Managing Member and/or Affiliates are entitled to receive certain fees for equipment acquisition, management and resale and for management of the Company.

The Limited Liability Company Operating Agreement allows for the reimbursement of costs incurred by the Managing Member in providing administrative services to the Company. Administrative services provided include Company accounting, investor relations, legal counsel and lease and equipment documentation. The Managing Member is not reimbursed for services where it is entitled to receive a separate fee as compensation for such services, such as acquisition and management of equipment. Reimbursable costs incurred by the Managing Member are allocated to the Company based upon actual time incurred by employees working on Company business and an allocation of rent and other costs based on utilization studies.

Substantially all employees of the Managing Member record time incurred in performing administrative services on behalf of all of the Companies serviced by the Managing Member. The Managing Member believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location and are reimbursable in accordance with the Limited Liability Company Operating Agreement.

The  Managing   Member   and/or   Affiliates   earned  fees,   commissions   and
reimbursements, pursuant to the Limited Liability Company Agreement as follows:

Selling commissions (equal to 9.5% of the selling price of the Limited Liability
   Company units, deducted from Other Members' capital) $ 3,855,618
Reimbursement of other syndication costs to Managing Member          1,957,345
Administrative costs reimbursed to Managing Member                     276,123
Asset management fees to Managing Member                                78,988
                                                                 --------------
                                                                   $ 6,168,074
                                                                 ==============

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1999
                                   (Unaudited)


5. Member's capital:

As of June 30, 1999, 4,058,595 Units ($40,585,950) were issued and outstanding. The Company's registration statement with the Securities and Exchange Commission became effective December 7, 1998. The Company is authorized to issue up to 15,000,050 Units, including the 50 Units issued to the initial members.

The Company's Net Income, Net Losses, and Distributions are to be allocated 92.5% to the Members and 7.5% to the Managing Member.


6. Line of credit:

The Company participates with the Managing Member and certain of its Affiliates in a $95,000,000 revolving credit agreement with a group of financial institutions which expires on January 31, 2000. The agreement includes an acquisition facility and a warehouse facility which are used to provide bridge financing for assets on leases. Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the Affiliates, the Company and the Managing Member.

At June 30, 1999, the Company had no borrowings under the line of credit.

The credit agreement includes certain financial covenants applicable to each borrower. The Company was in compliance with its covenants as of June 30, 1999.


7.  Commitments:

As of June 30, 1999, the Partnership had outstanding commitments to purchase lease equipment totaling approximately $16,158,000.

REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholder
ATEL Financial Corporation


We have audited the accompanying consolidated balance sheet of ATEL Financial Corporation and subsidiary as of July 31, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ATEL Financial Corporation at July 31, 1999, in conformity with generally accepted accounting principles.



                                                              Ernst & Young LLP

San Francisco, California
September 24, 1999

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999

                                     ASSETS


Cash and cash equivalents                                        $ 1,781,491
Accounts receivable                                                  191,000
Amounts due from affiliated programs                               3,583,868
Investments in leases                                              2,816,983
Cash surrender value of life insurance                               300,000
Deferred tax asset                                                 1,963,585
Property and equipment, net of accumulated depreciation
   of $1,373,593                                                     481,824
Leasehold improvements, net of accumulated amortization
   of $381,107                                                       369,933
Other assets                                                         330,311
                                                                 ------------
                                                                 $11,818,995
                                                                 ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY


Liabilities:
Non-recourse debt                                                $ 1,654,795
Amounts due to affiliated companies                                1,217,822
Accounts payable and accrued liabilities                           2,555,986
Customer deposits                                                     22,000
Deferred liabilities and credits:
  Deferred capital contributions                                   1,637,800
  Deferred tax liability                                           3,542,228
                                                                 ------------
  Total liabilities                                               10,630,631

Shareholder's equity:
Common stock, 100,000 shares authorized,
   666 1/2shares issued and outstanding                                2,000
Additional paid-in capital                                            93,855
Retained earnings                                                  1,092,509
                                                                 ------------
  Total shareholder's equity                                       1,188,364
                                                                 ------------
                                                                 $11,818,995
                                                                 ============
                             See accompanying notes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999


1. Organization and summary of significant accounting policies:

Organization and principles of consolidation:

The  consolidated   balance  sheet  includes  the  accounts  of  ATEL  Financial
Corporation (ATEL) and its wholly owned subsidiary,  ATEL Securities Corporation
(ASC). ATEL is a wholly owned subsidiary of ATEL Capital Group (ACG).

ATEL is a California corporation formed in July 1977 to engage in the brokering and leasing of equipment for its own account and the account of affiliates. ASC was formed in November 1985 and was registered as a securities broker/dealer in February 1986. All significant intercompany balances have been eliminated in consolidation.

ATEL organizes and sponsors limited partnerships and limited liability companies (the "affiliated programs" or the "programs") engaged in equipment leasing and sales activities. It also acts as the corporate general partner or managing member in these affiliated programs. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL and the balance is allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

In addition, under the terms of the partnership agreements and operating agreements for certain of the affiliated programs for which ATEL is a general partner or managing member, ATEL is entitled to participate in net cash from operations and sales or refinancing of equipment owned by the affiliated programs. A portion of ATEL's participation is subordinated to the limited partners' and other members' full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through July 31, 1999. The shareholders of ACG are also general partners in certain of these affiliated programs.

Operating leases:

Assets on operating leases are stated at cost less accumulated depreciation. Revenues from operating leases are recognized evenly over the terms of the related leases. Depreciation is provided by the straight-line method over the term of the lease to an amount equal to the equipment's estimated residual value at lease termination.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999


1. Organization and summary of significant accounting policies (continued):

Residual interests:

Residual interests represent the present value of ATEL's proportionate interest (calculated at the time of the transaction) in the estimated residual value of equipment originally owned by ATEL and subsequently sold to a third party where ATEL retains an unconditional right to participate in such residual value upon the expiration of the related lease. This retained residual value is presented as an asset and is included in the consolidated balance sheet under the caption "Investments in leases" until the ultimate liquidation of the underlying equipment and realization of the participation.

Property and equipment:

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

Leasehold improvements:

Leasehold improvements are stated at cost. Amortization is calculated using the straight-line method over the lives of the related leases or estimated lives, whichever is shorter.

Cash surrender value of life insurance:

ATEL purchased two single premium key-man life insurance policies to cover the two officer-shareholders of ACG. ATEL is a beneficiary under the contracts for $300,000 of cash surrender values. The spouses of the two officer-shareholders of ACG are the beneficiaries for amounts above $300,000.


Income taxes:

For federal and state income tax reporting, ATEL's taxable income is included in the returns filed by ACG. For financial reporting, ATEL's income tax provision is calculated on a separate return basis. Deferred taxes are calculated using the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The ultimate realization of ATEL's deferred tax asset is dependent upon the realization of such amount by ACG.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999


1. Organization and summary of significant accounting policies (continued):

Credit risk:

Financial instruments which potentially subject ATEL to concentrations of credit risk include cash and cash equivalents and accounts receivable. ATEL places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to ATEL. Accounts receivable represent amounts due from lessees in various industries related to equipment on operating leases.

Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Investments in affiliated programs:

ATEL accounts for its interest as a corporate general partner (or as the managing member) in the affiliated programs at cost, or under the equity method of accounting, based on the terms of the individual affiliated partnership or operating agreements.

Affiliated programs accounted for at cost do not provide for provisions in the partnership agreements for general partner distributions and hence, ATEL does not in effect have any way to recover the amounts of its capital accounts as recorded by the affiliated programs. Certain affiliated programs accounted for at cost do not require ATEL to make capital contributions and hence, ATEL records all distributions received from these programs as income based on the cost method of accounting. Upon the dissolution of these programs, a special allocation of income or loss is made from the general partner to the limited partners (or between the managing member and the other members) in an amount sufficient to bring the capital accounts to zero, based on the terms of the partnership and operating agreements.

Affiliated programs accounted for under the equity method of accounting, subject to limitations in the respective partnership agreements, provide for general partner distributions. Upon dissolution of these programs, if the general partner has a deficiency in its capital account, the general partner is required to contribute cash to the capital of the affiliated program in an amount equal to the lesser of the deficiency in the general partner's account or 1.01% of the original invested capital of the affiliated program, based on the provisions of the partnership agreement. If the general partner has a positive capital balance upon the dissolution of the program, a special allocation of income is made from the general partner to the limited partners in an amount sufficient to bring the capital accounts to zero, based on the terms of the partnership agreements. Through July 31, 1999, ATEL has deferred $1,637,800 in distributions received from affiliated programs accounted for on the equity method of accounting. Such amounts are included in the consolidated balance sheet under the caption "Deferred capital contributions."

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999


1. Organization and summary of significant accounting policies (continued):

Amounts due from affiliated companies:

Amounts due from affiliated companies represent amounts advanced to or received from affiliated companies for operations or for income taxes to be paid by ATEL on behalf of ACG and its subsidiaries.


2.  Investments in leases:

Investments in leases consist of the following:

Equipment on operating leases, net of accumulated depreciation    $ 2,505,988
Residual interests                                                    310,995
                                                               ---------------
                                                                  $ 2,816,983
                                                               ===============

Operating leases:

Equipment on operating leases consists of the following:
Electrical cogeneration plant (estimated useful life, 20 years)   $ 2,565,815
Concrete hauling trucks (estimated useful life, 7 years)            1,793,410
Kaolin processing equipment (estimated useful life, 20 years)         304,444
                                                               ---------------
                                                                    4,663,669
Less accumulated depreciation                                      (2,157,681)
                                                               ---------------
Equipment on operating leases, net of accumulated depreciation    $ 2,505,988
                                                               ===============

At July 31, 1999, the aggregate amounts of future minimum lease payments receivable from operating leases are as follows:

                                     Year ending July 31,
                                    2000        $ 662,528
                                    2001          512,390
                                    2002          478,999
                                    2003          212,250
                                    2004          188,000
                              Thereafter          141,000
                                           ---------------
                                              $ 2,195,167
                                           ===============

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999


2.  Investments in leases (continued):

General lease terms and concentration of credit risk:

Operating leases generally provide that the lessee will be responsible for maintenance, insurance and similar costs (referred to as net leases).

Leases are subject to ATEL's credit committee review. The leases provide for the repossession of the equipment in the event of default.


3.  Non-recourse debt:

Non-recourse debt consists of the following:

Notes payable to financial institutions, interest at
9.6094% per year, concrete trucks and related leases
pledged as collateral, due in various installments through 2002  $      773,881

Note payable to financial institution, interest at 8.332%
per year, cogeneration plant and related lease pledged
as collateral, due in quarterly installments of $47,000
through July 2005                                                       880,914
                                                                ---------------
                                                                 $    1,654,795
                                                                ===============

The net book value of assets financed with non-recourse debt was $2,276,741 at July 31, 1999.

Future minimum payments on non-recourse debt are as follows:

                               Principal        Interest           Total
     Year ending July 31,       Payments         Payments         Payments
                     2000        $ 344,760        $ 134,238        $ 478,998
                     2001          377,664          101,338          479,002
                     2002          413,719           64,981          478,700
                     2003          175,546           36,705          212,251
                     2004          164,493           23,502          187,995
               Thereafter          178,613            9,385          187,998
                            ---------------  ---------------  ---------------
                               $ 1,654,795        $ 370,149      $ 2,024,944
                            ===============  ===============  ===============


4.  Income taxes:

Deferred income taxes as of July 31, 1999, reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At July 31, 1999, deferred tax assets total $1,963,585 and deferred tax liabilities total $3,542,228.

Deferred income taxes arise primarily from differences in the reporting of lease income, depreciation, acquisition fees and valuation accounts for tax purposes as compared to their treatment for financial reporting purposes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999


5.  Line of credit:

ATEL participates with ACG, certain other subsidiaries of ACG and with certain affiliated programs, in a $95,000,000 revolving credit agreement with a group of financial institutions which expires January 28, 2000. The agreement includes an acquisition facility, a lease warehouse facility and a small ticket facility which are used to provide bridge financing for assets on leases. Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated programs and ATEL. Borrowings on the small ticket facility are recourse to the borrower and are guaranteed by ACG and certain of its shareholders. Also included in this line of credit facility is $1,000,000 available for operations and working capital. At July 31, 1999, ATEL had no borrowings related to working capital. At July 31, 1999, there were no borrowings under the small ticket lease facility. At July 31, 1999, $16,631,025 was borrowed under the separate lease warehousing facility by another subsidiary of ACG relating to lease transactions. Interest is at the bank's prime rate (8% at July 31, 1999) or at LIBOR plus 1.25% (6.15% at July 31, 1999).

These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the specific borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL's borrowings under the facility are guaranteed by ACG and/or its shareholders.

Under the line, the affiliated programs have borrowed $6,350,000 as of July 31, 1999. These funds are collateralized by the assets owned by the affiliated programs, except equipment, lease receipts and residual values specifically pledged to other equipment funding sources.

The credit agreement includes certain financial covenants applicable to each borrower. ATEL was in compliance with such covenants as of July 31, 1999.


6.  Commitments and contingencies:

Office lease:

ACG occupies office space under operating leases expiring through December 2002. Future minimum payments for fiscal year periods under the leases are $536,162 in 2000, $550,001 in 2001, $559,886 in 2002 and $233,286 in 2003.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1999


7. Reimbursements of operating costs:

The Limited Partnership Agreements and Operating Agreements of the affiliated programs allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing administrative services to the Programs, of which a portion of such amounts is allocated to ATEL. Administrative services provided include program accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services where they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the Programs based upon actual time incurred by employees working on program business and an allocation of rent and other costs based on utilization studies. As of July 31, 1999, $3,583,868 remained outstanding from affiliated programs for reimbursable operating and syndication costs and management fees.


8.  Impact of the Year 2000 (Unaudited)

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

ATEL uses primarily third party software and has communicated with key vendors to ensure that its systems are year 2000 compliant. Based on these discussions, ATEL does not expect that the costs related to the year 2000 issue will be significant. Ultimately, the potential impact of the year 2000 issue will depend on the way in which the year 2000 issue is addressed by businesses and other entities whose financial condition or operational capability is important to ATEL.

--------------------------------------------------------------------------------
                          PRIOR PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ATEL Financial Corporation ("ATEL"), the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1 billion. In addition to the Fund, ATEL has sponsored seven prior public and one private equipment leasing limited partnership(s) and one prior public equipment leasing limited liability company. See "Prior Performance Summary" for a summary of information regarding such prior programs.

The first prior partnership, ATEL Lease Income Fund 1985-A ("ALIF"), completed a private placement of $218,500 of its limited partnership interests in April 1986 from a total of 12 investors. ALIF had acquired a variety of equipment with a total purchase cost of approximately $296,627 as of December 31, 1997. All such equipment had been sold as of December 31, 1997 and the partnership has ceased operations. See Table VI - "Sales or Disposals of Equipment" in this Exhibit A.

The second prior partnership, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 1, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF. All such equipment had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV - "Results of Completed Program" in this Exhibit A, for further information.

The third prior partnership, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF II had acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536 as of December 31, 1998. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. All such equipment had been sold as of December 31, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit
A. Through December 31, 1998, ACDF II had made cash distributions to its investors in the aggregate amount of $1,222.63 per $1,000 invested. Of this amount a total of $335.43 represents investment income and $887.20 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV "Results of Completed Program" in this Exhibit A, for further information.

The fourth prior partnership, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of December 31, 1998. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $70,019,630 had been sold as of December 31, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit
A. Through December 31, 1998, ACDF III had made cash distributions to its investors in the aggregate amount of $1,078.65 per $1,000 invested. Of this amount a total of $350.15 represents investment income and $728.50 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The fifth prior partnership, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $108,734,880 as of December 31, 1998. See Table V
- "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $55,712,374 had been sold as of December 31, 1998. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1998, ACDF IV had made cash distributions to its investors in the aggregate amount of $867.87 per $1,000 invested. Of this amount a total of $164.65 represents investment income and $703.22 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The sixth prior partnership, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of $186,897,181 as of December 31, 1998. Of such equipment, items representing an original purchase cost of approximately $48,698,345 had been sold as of December 31, 1998. Through December 31, 1998, ACDF V had made cash distributions to its investors in the aggregate amount of $580.98 per $1,000 invested. Of this amount a total of $96.55 represents investment income and $484.43 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

The seventh prior partnership, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $208,277,121 as of December 31, 1998. Of such equipment, items representing an original purchase cost of approximately $8,567,070 had been sold as of December 31, 1998. Through December 31, 1998, ACDF VI had made cash distributions to its investors in the aggregate amount of $371.11 per $1,000 invested. Of this amount a total of $5.63 represents investment income and $365.48 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

The eighth prior partnership, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,348 investors. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $273,312,297 as of December 31, 1998. Of such equipment, items representing an original purchase cost of approximately $4,415,703 had been sold as of December 31, 1998. Through December 31, 1998, ACEF VII had made cash distributions to its investors in the aggregate amount of $170.74 per $1,000 invested. Of this amount a total of $45.51 represents investment income and $125.23 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

All of the Prior Programs have investment objectives that are similar to those of the Fund. It should be noted, however, that the prior privately placed program, ALIF, invested in equipment without the use of any acquisition debt, while Prior Programs ("Prior Public Programs") were designed to use moderate amounts of acquisition debt, as is the Fund. In addition, as in the case of the Fund's portfolio objectives, the Prior Public Programs' equipment portfolios placed greater emphasis on relatively low technology equipment than did ALIF. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

In Tables I through  III  information  is  presented  with  respect to all Prior
Programs sponsored by the Manager and its Affiliates which closed their offerings within the five year period ending December 31, 1998, except that ACDF closed its offering December 18, 1987, ACDF II closed its offering January 3, 1990, ACDF III closed its offering January 3, 1992 and ACDF IV closed its offering on February 3, 1993. Table VI includes information regarding all dispositions of equipment by prior programs during the five year period ending June 30, 1998. The following is a list of the tables set forth on this Exhibit
A:

TABLE I Experience in Raising and Investing Funds TABLE II Compensation to the General Partners TABLE III Operating results of Prior Programs TABLE IV Results of Completed Programs TABLE V Acquisition of Equipment by Prior Programs TABLE VI Sales or Disposals of Equipment

ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.

INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

In addition to Tables I through V, two summary charts are set forth below. Figure 6 is a summary of cash distributions through December 31, 1997 by each Prior Public Program, expressed as a percentage of an initial investor's original capital contribution and divided into the portions of such distributions which have been characterized in the Prior Program's financial statements as a return of capital, on the one hand, and net income, on the other.

(GRAPHIC OMITTED)

Figure 7 below illustrates the disposition of equipment after expiration of the initial lease term for equipment coming off lease through April 1, 1998 for all Prior Public Programs that had completed their public offerings as of December 31, 1995. The dispositions are characterized as (i) short term renewals by the lessees (for terms of less than 12 months), (ii) long term renewals by the lessees (for terms of at least 12 months), (iii) equipment purchased by the lessee and (iv) equipment returned by the lessee to the Prior Public Program for sale or lease to another party.

(GRAPHIC OMITTED)

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (on a percentage basis)
                               December 31, 1998
                                   (Unaudited)

The following Table sets forth certain information concerning the experience of the General Partners in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

                                                    ATEL Cash        ATEL Cash        ATEL Cash         ATEL Cash
                                                  Distribution     Distribution      Distribution     Distribution
                                                      Fund           Fund II           Fund III          Fund IV
EQUITY PROCEEDS
       Dollar amount of equity
          offered                                  $ 10,000,000     $ 35,000,000      $75,000,000      $ 75,000,000
       Dollar amount of equity
          raised                                   $ 10,000,000     $ 35,000,000      $73,855,840      $ 75,000,000
                                                  --------------   --------------    -------------    --------------
Less:  Offering expenses:
       Selling commissions                                9.50%            9.50%            9.50%             9.50%
       Organization and program
          expenses (1)                                    4.00%            5.00%            4.25%             4.53%
       Reserves                                           3.00%            1.50%            1.50%             1.50%
                                                  --------------   --------------    -------------    --------------
Percent available for investment                         83.50%           84.00%           84.75%            84.47%
Acquisition costs:
       Purchase price (2)                                79.00%           79.25%           80.00%            79.71%
       Acquisition fees                                   4.50%            4.75%            4.75%             4.76%
                                                  --------------   --------------    -------------    --------------
                                                         83.50%           84.00%           84.75%            84.47%
                                                  --------------   --------------    -------------    --------------
Percent leverage (9)                                     20.26%           40.93% (8)       43.04% (10)       43.50%
                                                  ==============   ==============    =============    ==============

Date offering commenced:                           Mar. 1, 1986     Jan. 4, 1988     Jan. 4, 1990      Feb. 4, 1992

Length of offering                                    21 Months        24 Months        24 Months         12 Months

Months to  invest 90% of
   amount available for investment
   (measured from beginning of offering)              30 Months (3)    27 Months (4)    30 Months (5)     20 Months (6)

                                                     ATEL Cash         ATEL Cash       ATEL Capital
                                                   Distribution      Distribution        Equipment
                                                      Fund V            Fund VI          Fund VII
EQUITY PROCEEDS
       Dollar amount of equity
          offered                                  $ 125,000,000      $125,000,000      $150,000,000
       Dollar amount of equity
          raised                                   $ 125,000,000      $125,000,000      $150,000,000
                                                   --------------    --------------    --------------
Less:  Offering expenses:
       Selling commissions                                 9.50%             9.50%             9.50%
       Organization and program
          expenses (1)                                     4.60%             4.70%             4.67%
       Reserves                                            1.50%             1.50%             0.50%
                                                   --------------    --------------    --------------
Percent available for investment                          84.40%            84.30%            85.33%
Acquisition costs:
       Purchase price (2)                                 79.64%            79.80%            85.33%
       Acquisition fees                                    4.76%             4.50%                 -
                                                   --------------    --------------    --------------
                                                          84.40%            84.30%            85.33%
                                                   --------------    --------------    --------------
Percent leverage (9)                                      35.06%            46.12%            36.60%
                                                   ==============    ==============    ==============

Date offering commenced:                           Feb. 22, 1993     Nov. 23, 1994     Nov. 29, 1996

Length of offering                                     21 Months         24 Months         24 Months

Months to  invest 90% of
   amount available for investment
   (measured from beginning of offering)              22 Months (7)     24 Months (11)    24 Months (12)

     FOOTNOTES: (1) Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner.

     (2) Represents amounts paid to unrelated third parties for purchase of equipment under leases.


     (3) As of December 1988, 100% of the amount available for investment had been invested.

     (4) As of June 1990, 100% of the amount available for investment had been invested.

     (5) As of September 30, 1992, 100% of the amount available for investment had been invested.

     (6) As of December 31, 1993, the proceeds of the offering had been fully invested.

     (7) As of November 15, 1994, the Partnership's offering of Limited Partnership Units was completed. As of December 31, 1994, the proceeds of the offering had been fully committed.

     (8) From January 4, 1988 through August 31, 1994, the maximum amount of leverage at the end of any quarter was 37%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

     (9) The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

     (10) From January 4, 1990 through December 31, 1997, the maximum amount of leverage at the end of any quarter was less than 40%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

     (11) As of November 22, 1996, the Partnership's offering of Limited Partnership Units was completed. As of that date, the proceeds of the offering had been fully committed.

     (12) As of November 29, 1998, the Partnership's offering of Limited Partnership Units was completed. As of that date, the proceeds of the offering had been fully committed.

                                    TABLE II
                      COMPENSATION TO THE GENERAL PARTNERS
                               December 31, 1998
                                   (Unaudited)


The following Table sets forth certain information concerning the compensation derived by the General Partner. Amounts paid are from two sources: proceeds of the offering and gross revenues.


                                                    ATEL Cash        ATEL Cash        ATEL Cash         ATEL Cash
                                                  Distribution     Distribution      Distribution     Distribution
                                                      Fund            Fund II          Fund III          Fund IV
Date offering commenced                           Mar. 1, 1986     Jan. 4, 1988      Jan. 4, 1990     Feb. 4, 1992

Date offering closed                              Dec. 18, 1987    Jan. 3, 1990      Jan. 3, 1992     Feb. 3, 1993

Dollar amount raised                               $ 10,000,000     $ 35,000,000      $73,855,840      $ 75,000,000

Amounts paid to General
   Partners from proceeds of
   offering:
    Acquisition fees                                  $ 450,000      $ 1,662,500      $ 3,558,700       $ 3,575,123
    Selling commissions                                $ 19,078        $ 230,985        $ 561,914         $ 716,296
    Organization and program costs                    $ 550,000      $ 1,751,422      $ 3,135,942       $ 3,394,652
Dollar amount of cumulative cash
   generated from operations before
   deducting payments to the General
   Partner                                          $ 9,166,349     $ 38,627,639      $69,947,213      $ 49,684,404
Cumulative amount paid to the
   General Partner from operations:
       Management fees                                $ 765,081      $ 2,980,123      $ 6,234,401       $ 5,271,740
       Other operating expenses                       $ 475,740      $ 1,666,567      $ 2,779,096       $ 2,575,845

Aggregate payments to General
   Partner: (1)
                                             1994      $ 54,739        $ 551,300      $ 1,339,355       $ 2,007,562
                                             1995             -          380,380        1,201,436         1,480,305
                                             1996             -          290,349          967,667         1,097,106
                                             1997             -          212,148          909,024         1,113,697
                                             1998             -          211,503          876,403           766,462
                                             1999             -                -          168,632           453,160
                                                  --------------   --------------    -------------    --------------
                                                       $ 54,739      $ 1,645,680      $ 5,462,517       $ 6,918,292
                                                  ==============   ==============    =============    ==============


                                                    ATEL Cash         ATEL Cash       ATEL Capital
                                                  Distribution      Distribution        Equipment
                                                     Fund V            Fund VI          Fund VII
Date offering commenced                           Feb. 22, 1993     Nov. 23, 1994     Nov. 29, 1996

Date offering closed                              Nov. 15, 1994     Nov. 22, 1996     Nov. 29, 1998 (2)

Dollar amount raised                              $ 125,000,000      $125,000,000      $150,000,000

Amounts paid to General
   Partners from proceeds of
   offering:
    Acquisition fees                                $ 5,956,319       $ 5,625,000          None
    Selling commissions                             $ 1,702,822       $ 1,711,446       $ 1,922,703
    Organization and program costs                  $ 5,751,177       $ 5,875,000       $ 7,000,000
Dollar amount of cumulative cash
   generated from operations before
   deducting payments to the General
   Partner                                         $ 80,922,052       $83,243,960       $43,869,329
Cumulative amount paid to the
   General Partner from operations:
       Management fees                              $ 8,092,568       $ 4,887,307       $ 2,802,524
       Other operating expenses                     $ 3,043,460       $ 2,301,693       $ 1,952,261

Aggregate payments to General
   Partner: (1)
                                             1994  $ 15,675,132
                                             1995     4,067,056       $12,837,117
                                             1996     2,328,139        13,208,900
                                             1997     2,053,274         1,969,649       $10,657,867
                                             1998     1,740,666         1,822,010        14,212,252
                                             1999       729,947           726,324       $ 1,134,666
                                                  --------------    --------------    --------------
                                                   $ 26,594,214       $30,564,000       $26,004,785
                                                  ==============    ==============    ==============

FOOTNOTES:

     (1) As of December 31, 1998. Includes payments of management fees, reimbursements of syndication costs to general partner (and affiliates), acquisition fees and reimbursements of administrative costs.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                               December 31, 1998
                                   (Unaudited)

The following Table summarizes the operating results of Prior Programs (ACDF, ACDF II, ACDF III, ACDF IV, ACDF V, ACDF VI and ACEF VII). The Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

                           ATEL Cash Distribution Fund
                            Period Ended December 31,
                                                                               -------------------------
                                                           1986               1987                1988               1989
                                                           ----               ----                ----               ----
Months of operations                                        2                  12                  12                 12

Gross revenue - lease and other                              $ 6,257           $ 375,072        $ 1,493,794         $ 1,761,021
              - gain (loss) on sales of assets                     -                   -                  -              11,951
                                                      ---------------   -----------------    ---------------    ----------------
                                                               6,257             375,072          1,493,794           1,772,972

Less Operating Expenses: (1)
        Depreciation expense                                       -              51,965            914,188           1,215,223
        Amortization expense                                       -               7,849              7,949               7,949
        Interest expense                                       1,558              29,918             37,727              52,553
        Administrative costs and reimbursements                    -              16,288             20,978              43,990
        Legal/Professional fees                                    -              15,105             16,586              39,712
        Provision for doubtful accounts                            -                   -                  -                   -
        Supplies                                                   -              10,507              6,414                   -
        Other                                                    125              10,886             18,329              12,648
        Management fee                                             -              19,882            108,196             147,120
                                                      ---------------   -----------------    ---------------    ----------------
                                                               1,683             162,400          1,130,367           1,519,195
                                                      ---------------   -----------------    ---------------    ----------------
Net income - GAAP basis (2)                                  $ 4,574           $ 212,672          $ 363,427           $ 253,777
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                        $ 3,972          $ (208,962)        $ (414,155)         $ (294,778)
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)                  $221,291            $160,581         $1,402,104          $1,521,502
Cash generated from sales                                          -                   -                  -                   -
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                                      -             104,143            183,679             221,151
                                                      ---------------   -----------------    ---------------    ----------------
                                                             221,291             264,724          1,585,783           1,742,653
                                                      ---------------   -----------------    ---------------    ----------------
Less cash distributions to investors:
        From operating cash flow                                   -             160,581          1,215,018           1,508,226
        From sales                                                 -                   -                  -                   -
        From refinancing                                           -                   -                  -                   -
        From other                                                 -              93,374                  -                   -
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                        -             253,955          1,215,018           1,508,226
                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions       $ 221,291            $ 10,769          $ 370,765           $ 234,427
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                       $ 2.76            $ (46.78)          $ (41.00)           $ (29.20)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                    None             $ 47.60            $ 35.98             $ 25.14
        -  Return of capital                                    None                9.82              85.52              125.75
                                                      ---------------   -----------------    ---------------    ----------------
                                                                None               57.42             121.50              150.89
                                                                                                                ----------------
Cash available for distribution, reinvested for
     investors' accounts                                        None               65.08              28.50                9.11
                                                      ---------------   -----------------    ---------------    ----------------
Total                                                           None            $ 122.50           $ 150.00            $ 160.00
                                                      ===============   =================    ===============    ================
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $ 77.46           $ 150.00            $ 160.00
        Other                                                                      45.04                  -                   -
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                                   None            $ 122.50           $ 150.00            $ 160.00
                                                      ===============   =================    ===============    ================

Amount invested in program equipment (cost,
   excluding acquisition fees)                             $ 467,071         $ 4,293,800        $ 8,139,130         $ 8,989,917
Amount invested in program equipment (book value)          $ 488,090         $ 4,341,128        $ 7,244,935         $ 6,724,650
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    4.20%              38.57%              73.10%             80.75%


                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1998
                                   (Unaudited)


                           ATEL Cash Distribution Fund
                            Period Ended December 31,
                                                           1990               1991                1992               1993
                                                           ----               ----                ----               ----
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $ 2,201,630         $ 1,816,898        $ 1,410,396           $ 895,012
              - gain (loss) on sales of assets                 8,766               4,998             15,909               9,929
                                                      ---------------   -----------------    ---------------    ----------------
                                                           2,210,396           1,821,896          1,426,305             904,941

Less Operating Expenses: (1)
        Depreciation expense                               1,612,647           1,277,406            906,100             348,650
        Amortization expense                                   7,949               7,849                  -                   -
        Interest expense                                     176,922             144,752             72,057              25,403
        Administrative costs and reimbursements               37,163              55,293            126,664             140,984
        Legal/Professional fees                               35,231              41,141             41,459              44,256
        Provision for doubtful accounts                       96,682              42,870              5,731                   -
        Supplies                                                   -                   -                  -                   -
        Other                                                 11,786              25,922             35,839              21,664
        Management fee                                       164,932             130,347             94,229              80,016
                                                      ---------------   -----------------    ---------------    ----------------
                                                           2,143,312           1,725,580          1,282,079             660,973
                                                      ---------------   -----------------    ---------------    ----------------
Net income (loss) - GAAP basis (2)                          $ 67,084            $ 96,316          $ 144,226           $ 243,968
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                      $ 150,104           $ 180,117        $ 1,105,467           $ 692,509
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)               $ 1,585,967         $ 1,424,425        $ 1,673,016           $ 574,077
Cash generated from sales                                     30,000             159,396            562,504           1,343,908
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                                237,576             185,406            126,552             183,275
                                                      ---------------   -----------------    ---------------    ----------------
                                                           1,853,543           1,769,227          2,362,072           2,101,260
                                                      ---------------   -----------------    ---------------    ----------------
Less cash distributions to investors:
        From operating cash flow                           1,516,124           1,265,955          1,470,260             574,077
        From sales                                                 -                   -                  -             524,806
        From refinancing                                           -                   -                  -                   -
        From other                                                 -                   -                  -             183,275
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                1,516,124           1,265,955          1,470,260           1,282,158
                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions       $ 337,419           $ 503,272          $ 891,812           $ 819,102
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 14.88             $ 17.83           $ 109.44             $ 68.55
             Recapture                                                                                  $ -                 $ -
           Capital gain (loss)                                                                          $ -                 $ -

Cash distributions to investors on a GAAP basis:
        -  Investment income                                  $ 6.66              $ 9.54            $ 14.30             $ 24.18
        -  Return of capital                                  145.17              117.24             132.94              104.22
                                                      ---------------   -----------------    ---------------    ----------------
                                                              151.83              126.78             147.24              128.40
                                                      ---------------   -----------------    ---------------    ----------------
Cash available for distribution, reinvested for
     investors' accounts                                       18.17               14.46              31.00              (21.92)
                                                      ---------------   -----------------    ---------------    ----------------
Total                                                       $ 170.00            $ 141.24           $ 178.24            $ 106.48
                                                      ===============   =================    ===============    ================

Sources (on a cash basis)
        Sales                                                                                                           $ 43.58
        Refinancing
        Operations                                          $ 170.00            $ 141.24           $ 178.24               47.68
        Other                                                      -                   -                  -               15.22
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                               $ 170.00            $ 141.24           $ 178.24            $ 106.48
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $10,064,292         $ 8,607,852        $ 7,402,311         $ 3,620,293
Amount invested in program equipment (book value)        $ 5,961,158         $ 3,639,966        $ 2,147,253           $ 724,675
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    90.40%             77.31%              66.49%             32.52%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                             ATEL Cash Distribution Fund
                                                                              Period Ended December 31,
                                                                              -------------------------
                                                           1994               1995                1996               1997
                                                           ----               ----                ----               ----
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                            $ 264,117           $ 374,172          $ 169,765           $ 142,272
              - gain (loss) on sales of assets               220,266              15,106             39,095              60,838
                                                      ---------------   -----------------    ---------------    ----------------
                                                             484,383             389,278            208,860             203,110

Less Operating Expenses: (1)
        Depreciation expense                                  98,835              29,324             62,028              36,917
        Amortization expense                                       -                   -                  -                   -
        Interest expense                                       5,154              12,496             15,883              11,505
        Administrative costs and reimbursements               34,380                   -                  -                   -
        Legal/Professional fees                               20,391              15,443             10,606              14,959
        Provision for losses                                       -               3,768              2,088                   -
        Provision for doubtful accounts                            -                   -                  -                   -
        Supplies                                                   -                   -                  -                   -
        Other                                                 20,697              17,552             16,712              14,962
        Management fee                                        20,359                   -                  -                   -
                                                      ---------------   -----------------    ---------------    ----------------
                                                             199,816              78,583            107,317              78,343
                                                      ---------------   -----------------    ---------------    ----------------
Net income (loss) - GAAP basis (2)                         $ 284,567           $ 310,695          $ 101,543           $ 124,767
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                      $ 745,274           $ 339,275          $ 193,822          $ (311,342)
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)                 $ 195,123           $ 200,234           $ 93,675           $ 114,354
Cash generated from sales                                    622,350             112,188            212,802             263,096
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                                119,745              79,692             79,520               1,000
                                                      ---------------   -----------------    ---------------    ----------------
                                                             937,218             392,114            385,997             378,450
                                                      ---------------   -----------------    ---------------    ----------------
Less cash distributions to investors:
        From operating cash flow                             195,123             200,234             93,675             114,354
        From sales                                           622,350             112,188            142,200             298,243
        From refinancing                                           -                   -                  -                   -
        From other                                           412,143             174,165                  -               1,000
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                1,229,616             486,587            235,875             413,597
                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions      $ (292,398)          $ (94,473)         $ 150,122           $ (35,147)
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 73.92             $ 33.65            $ 19.22            $ (30.88)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 28.22             $ 30.82            $ 10.07             $ 12.38
        -  Return of capital                                   94.96               17.91              13.55               29.06
                                                      ---------------   -----------------    ---------------    ----------------
                                                              123.18               48.73              23.62               41.44
                                                      ---------------   -----------------    ---------------    ----------------
Cash available for distribution, reinvested for
     investors' accounts                                      (23.66)             (18.63)             (3.62)              (9.44)
                                                      ---------------   -----------------    ---------------    ----------------
Total                                                        $ 99.52             $ 30.10            $ 20.00             $ 32.00
                                                      ===============   =================    ===============    ================

Sources (on a cash basis)
        Sales                                                $ 50.37              $ 6.94            $ 12.06             $ 23.07
        Refinancing
        Operations                                             15.79               12.39               7.94                8.85
        Other                                                  33.36               10.77                                   0.08
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                                $ 99.52             $ 30.10            $ 20.00             $ 32.00
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $ 2,300,024         $ 2,825,287        $ 2,296,755                 $ -
Amount invested in program equipment (book value)          $ 484,971           $ 552,050          $ 234,707                 $ -
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    20.66%             25.38%              20.63%                       -

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                         ATEL Cash Distribution Fund II
                            Period Ended December 31,
                                                                               -------------------------
                                                           1988               1989                1990               1991
                                                           ----               ----                ----               ----
Months of operations                                        9                  12                  12                 12

Gross revenue - lease and other                          $ 1,001,065         $ 4,190,191        $ 8,619,546         $ 8,774,789
              - gain (loss) on sales of assets                     -                   -                  -             (31,613)
                                                      ---------------   -----------------    ---------------    ----------------
                                                           1,001,065           4,190,191          8,619,546           8,743,176

Less Operating Expenses: (1)
        Depreciation expense                                 531,855           2,579,866          5,253,869           5,546,000
        Provision for decline in value of commercial                                                                          -
           aircraft                                                -                   -          1,083,834                   -
        Provision for doubtful accounts                            -                   -                  -              30,400
        Interest expense                                      31,445             362,122          1,485,960           1,353,033
        Administrative costs and reimbursements               19,284             107,082             95,474              94,910
        Legal/Professional fees                                    -              32,022             42,748              52,281
        Other                                                  7,799              41,448             58,465              38,337
        Management fee                                        43,721             252,159            472,064             510,416
                                                      ---------------   -----------------    ---------------    ----------------
                                                             634,104           3,374,699          8,492,414           7,625,377
                                                      ---------------   -----------------    ---------------    ----------------
Net income - GAAP basis (5)                                $ 366,961           $ 815,492          $ 127,132         $ 1,117,799
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                     $ (588,007)       $ (3,544,620)      $ (3,583,850)       $ (2,013,494)
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)               $ 1,044,176         $ 3,639,963        $ 6,823,453         $ 6,705,095
Cash generated from sales                                        $ -                 $ -                $ -             223,447
Cash generated from refinancing                                                                                               -
Cash generated from other (3)                                100,715             147,741            400,308             488,962
                                                      ---------------   -----------------    ---------------    ----------------
                                                           1,144,891           3,787,704          7,223,761           7,417,504
Less cash distributions to investors:
        From operating cash flow                             253,760           1,986,455          4,069,920           4,561,842
        From sales                                                 -                   -                  -                   -
        From refinancing                                           -                   -                  -                   -
        From other                                                 -                   -                  -                   -
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                  253,760           1,986,455          4,069,920           4,561,842

                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions       $ 891,131         $ 1,801,249        $ 3,153,841         $ 2,855,662
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     $ (96.15)          $ (158.82)         $ (101.37)           $ (56.95)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 41.91             $ 36.54             $ 3.60             $ 31.62
        -  Return of capital                                       -               53.37             112.69               98.72
                                                      ---------------   -----------------    ---------------    ----------------
                                                               41.91               89.91             116.29              130.34
Cash available for distribution, reinvested for
   investors' accounts                                         37.47               30.09              13.71                9.66
                                                      ---------------   -----------------    ---------------    ----------------
Total                                                        $ 79.38            $ 120.00           $ 130.00            $ 140.00
                                                      ===============   =================    ===============    ================

Sources (on a cash basis)
        Operations                                           $ 79.38            $ 120.00           $ 130.00             $140.00
        Sales                                                      -                   -                  -                   -
        Refinancing                                                -                   -                  -                   -
        Other                                                      -                   -                  -                   -
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                                $ 79.38            $ 120.00           $ 130.00            $ 140.00
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $14,664,014        $ 30,309,212       $ 48,538,987        $ 47,181,808
Amount invested in program equipment (book value)        $14,661,074        $ 28,412,251       $ 40,154,353        $ 29,983,437
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as a
   percentage of cost of all equipment purchased by the
   program) (4)                                           28.05%             57.99%              92.86%             90.26%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                           ATEL Cash Distribution Fund II
                                                                             Period Ended December 31,
                                                                             -------------------------
                                                           1992               1993                1994               1995
                                                           ----               ----                ----               ----
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $ 8,148,565         $ 6,665,582        $ 5,627,738         $ 3,191,834
              - gain (loss) on sales of assets               111,809             184,599             (3,239)            453,960
                                                      ---------------   -----------------    ---------------    ----------------
                                                           8,260,374           6,850,181          5,624,499           3,645,794

Less Operating Expenses: (1)
        Depreciation expense                               5,285,315           4,285,373          2,963,445           1,451,193
        Provision for decline in value of commercial
           aircraft                                                -                   -
        Provision for doubtful accounts                        4,064                   -             11,616              25,972
        Interest expense                                   1,171,105             860,663            509,267             365,099
        Administrative costs and reimbursements              256,184             313,421            238,185             157,444
        Legal/Professional fees                               39,612              47,110             37,647              44,864
        Other                                                 70,316              49,725             66,324              71,101
        Management fee                                       408,421             427,874            313,115             222,936
                                                      ---------------   -----------------    ---------------    ----------------
                                                           7,235,017           5,984,166          4,139,599           2,338,609
                                                      ---------------   -----------------    ---------------    ----------------
Net income - GAAP basis (5)                              $ 1,025,357           $ 866,015        $ 1,484,900         $ 1,307,185
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                    $ 1,686,207         $ 2,346,733        $ 4,340,559         $ 3,101,835
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)               $ 6,601,157         $ 4,720,797        $ 3,921,897         $ 2,788,119
Cash generated from sales                                    767,749           2,643,336          2,959,549           2,304,367
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                                698,496           1,437,114          1,311,673             875,730
                                                      ---------------   -----------------    ---------------    ----------------
                                                           8,067,402           8,801,247          8,193,119           5,968,216
Less cash distributions to investors:
        From operating cash flow                           4,927,246           4,720,797          3,921,897           2,788,119
        From sales                                                 -                   -            859,241           1,064,197
        From refinancing                                           -                   -                  -                   -
        From other                                                 -             794,270          1,311,673             875,730
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                4,927,246           5,515,067          6,092,811           4,728,046

                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions     $ 3,140,156         $ 3,286,180        $ 2,100,308         $ 1,240,170
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 47.69             $ 66.38           $ 122.79             $ 87.76
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 29.01             $ 24.50            $ 42.01             $ 36.99
        -  Return of capital                                  111.77              133.07             132.10               98.14
                                                      ---------------   -----------------    ---------------    ----------------
                                                              140.78              157.57             174.11              135.13
Cash available for distribution, reinvested for
   investors' accounts                                          9.22                2.43              (4.11)             (30.13)
                                                      ---------------   -----------------    ---------------    ----------------
Total                                                       $ 150.00            $ 160.00           $ 170.00            $ 105.00
                                                      ===============   =================    ===============    ================

Sources (on a cash basis)
        Operations                                          $ 150.00            $ 136.96           $ 109.43             $ 61.92
        Sales                                                      -                   -              23.97               23.63
        Refinancing                                                -                   -                  -                   -
        Other                                                      -               23.04              36.60               19.45
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                               $ 150.00            $ 160.00           $ 170.00            $ 105.00
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $41,405,356        $ 36,692,677       $ 26,755,760        $ 21,031,914
Amount invested in program equipment (book value)        $23,667,996        $ 16,204,828       $ 11,523,077         $ 7,459,980
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as a
   percentage of cost of all equipment purchased by the
   program) (4)                                           79.21%             70.20%              51.19%             40.24%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                                    ATEL Cash Distribution Fund II
                                                                                             December 31,
                                                                              1996                1997               1998
                                                                              ----                ----               ----
Months of operations                                                           12                  12                 12

Gross revenue - lease and other                                              $ 1,994,161        $ 1,189,141           $ 879,740
              - gain (loss) on sales of assets                                   168,927            124,594           1,647,529
                                                                        -----------------    ---------------    ----------------
                                                                               2,163,088          1,313,735           2,527,269

Less Operating Expenses: (1)
        Depreciation expense                                                     885,426            364,425             191,489
        Provision for doubtfull accounts                                               -             17,072                   -
        Provision for losses                                                      22,221             13,097               4,994
        Interest expense                                                         237,226            115,320              41,969
        Administrative costs and reimbursements                                  132,994            127,992             123,597
        Legal/Professional fees                                                   21,173             24,303              20,930
        Other                                                                     72,138             54,154              49,779
        Management fee                                                           157,355             84,156              87,906
                                                                        -----------------    ---------------    ----------------
                                                                               1,528,533            800,519             520,664
                                                                        -----------------    ---------------    ----------------
Net income - GAAP basis (5)                                                    $ 634,555          $ 513,216         $ 2,006,605
                                                                        =================    ===============    ================

Taxable income (loss) from operations                                        $ 2,079,449        $ 1,357,072         $ 5,173,576
                                                                        =================    ===============    ================

Cash generated by (used in) operations (3)                                   $ 1,288,526          $ 635,243           $ 459,213
Cash generated from sales                                                      1,298,116            778,928           4,085,168
Cash generated from refinancing                                                        -                  -                   -
Cash generated from other (3)                                                    877,510            816,922             136,857
                                                                        -----------------    ---------------    ----------------
                                                                               3,464,152          2,231,093           4,681,238
Less cash distributions to investors:
        From operating cash flow                                               1,288,526            635,243             459,213
        From sales                                                                     -                  -           4,085,168
        From refinancing                                                               -                  -                   -
        From other                                                               788,922            655,877             365,512
                                                                        -----------------    ---------------    ----------------
        Total distributions                                                    2,077,448          1,291,120           4,909,893

                                                                        -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                         $ 1,386,704          $ 939,973          $ (228,655)
                                                                        =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                          $ 58.84            $ 38.40            $ 146.38
             Recapture                                                                                  $ -                 $ -
           Capital gain (loss)                                                                          $ -                 $ -

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $ 17.95            $ 14.52             $ 56.78
        -  Return of capital                                                       41.42              22.38               83.54
                                                                        -----------------    ---------------    ----------------
                                                                                   59.37              36.90              140.32
Cash available for distribution, reinvested for
   investors' accounts                                                             (7.37)             (6.90)              (5.32)
                                                                        -----------------    ---------------    ----------------
Total                                                                            $ 52.00            $ 30.00            $ 135.00
                                                                        =================    ===============    ================

Sources (on a cash basis)
        Operations                                                               $ 32.25            $ 14.76             $ 12.63
        Sales                                                                          -                  -              112.32
        Refinancing                                                                    -                  -                   -
        Other                                                                      19.75              15.24               10.05
                                                                        -----------------    ---------------    ----------------
        Total                                                                    $ 52.00            $ 30.00            $ 135.00
                                                                        =================    ===============    ================

Amount invested in program equipment (cost,
   excluding acquisition fees)                                              $ 16,329,599       $ 11,293,265                 $ -
Amount invested in program equipment (book value)                            $ 4,564,924        $ 2,740,429         $ 2,370,652
Amount remaining  invested in program  equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment
   purchased by the  program) (4)                                                 31.24%              21.61%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                                    ATEL Cash Distribution Fund III
                                                                                       Period Ended December 31,
                                                                              1990                1991               1992
Months of operations                                                           12                  12                 12

Gross revenue - lease and other                                              $ 2,130,161        $ 7,760,246        $ 12,713,280
              - gain (loss) on sales of assets                                         -            (17,714)          1,202,188
                                                                        -----------------    ---------------    ----------------
                                                                               2,130,161          7,742,532          13,915,468

Less Operating Expenses: (1)
        Depreciation expense                                                   1,278,427          4,919,605           7,739,054
        Provision for decline in value of commercial
           aircraft                                                              623,294                  -                   -
        Interest expense                                                         482,047          1,002,520           1,186,760
        Administrative costs and reimbursements                                   70,775            239,667             542,510
        Legal/Professional fees                                                    7,600             52,746              31,691
        Other                                                                     22,898             49,198              52,629
        Management fee                                                            83,245            391,494             839,909
                                                                        -----------------    ---------------    ----------------
                                                                               1,289,859          1,735,625           2,653,499
                                                                        -----------------    ---------------    ----------------
Net income - GAAP basis (6)                                                   $ (438,125)       $ 1,087,302         $ 3,522,915
                                                                        =================    ===============    ================

Taxable income (loss) from operations                                       $ (2,539,135)      $ (6,476,596)       $ (3,010,933)
                                                                        =================    ===============    ================

Cash generated by (used in) operations (3)                                   $ 1,572,921        $ 6,288,997         $ 9,564,446
Cash generated from sales                                                              -                  -           4,006,080
Cash generated from refinancing                                                        -                  -                   -
Cash generated from other (3)                                                    125,093             14,587             181,746
                                                                        -----------------    ---------------    ----------------
                                                                               1,698,014          6,303,584          13,752,272
Less cash distributions to investors:
        From operating cash flow                                                 396,751          4,185,400           9,261,560
        From sales                                                                     -                  -                   -
        From refinancing                                                               -                  -                   -
        From other                                                                     -                  -                   -
                                                                        -----------------    ---------------    ----------------
        Total distributions                                                      396,751          4,185,400           9,261,560
                                                                        -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                         $ 1,301,263        $ 2,118,184         $ 4,490,712
                                                                        =================    ===============    ================
Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                        $ (282.13)         $ (200.01)           $ (40.37)
             Recapture
           Capital gain (loss) Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                        $ 33.58             $ 47.23
        -  Return of capital                                                     $ 44.53              96.98               78.19
                                                                        -----------------    ---------------    ----------------
                                                                                 $ 44.53           $ 130.56            $ 125.42
                                                                        =================    ===============    ================
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $ 44.53           $ 130.56            $ 125.42
        Other                                                                          -                  -                   -
                                                                        -----------------    ---------------    ----------------
        Total                                                                    $ 44.53           $ 130.56            $ 125.42
                                                                        =================    ===============    ================

Amount invested in program equipment (cost,
   excluding acquisition fees)                                              $ 28,534,220       $ 52,188,848        $ 83,423,686
Amount invested in program equipment (book value)                           $ 27,475,925       $ 44,531,829        $ 64,526,606
Amount remaining  invested in program  equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment
   purchased by the program) (4)                                                  28.64%              52.38%             83.73%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                                    ATEL Cash Distribution Fund III
                                                                                             Period Ended
                                                                                             December 31,

                                                           1993               1994                1995               1996
                                                           ----               ----                ----               ----
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $13,970,227        $ 14,212,777       $ 13,378,680        $ 10,565,963
              - gain (loss) on sales of assets              (140,513)            155,497            954,115           1,143,807
                                                      ---------------   -----------------    ---------------    ----------------
                                                          13,829,714          14,368,274         14,332,795          11,709,770

Less Operating Expenses: (1)
        Depreciation expense                               8,984,502           9,734,408          9,037,450           7,051,625
        Provision for losses                                                      36,626            826,550             118,023
        Interest expense                                   1,456,147           1,395,276          1,064,823             630,450
        Administrative costs and reimbursements              468,005             340,269            300,952             245,242
        Legal/Professional fees                               58,809              60,552             59,237              38,522
        Other                                                 75,289             113,411            110,637             149,613
        Management fee                                       915,375             999,086            900,484             722,425
                                                      ---------------   -----------------    ---------------    ----------------
                                                          11,958,127          12,679,628         12,300,133           8,955,900
                                                      ---------------   -----------------    ---------------    ----------------
Income before extraordinary items                          1,871,587           1,688,646          2,032,662           2,753,870
Extrordinary gain on early extinguisment of debt                   -                   -                  -              97,608
                                                      ---------------   -----------------    ---------------    ----------------
Net income - GAAP basis (6)                              $ 1,871,587         $ 1,688,646        $ 2,032,662         $ 2,851,478
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                   $ (5,122,581)          $ 635,990        $ 6,281,437         $ 8,404,788
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)               $11,402,915        $ 11,400,861       $ 10,333,228         $ 8,435,426
Cash generated from sales                                    269,479             682,595          3,276,705           5,335,135
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                                719,701           1,317,531          1,518,191           1,628,837
                                                      ---------------   -----------------    ---------------    ----------------
                                                          12,392,095          13,400,987         15,128,124          15,399,398
Less cash distributions to investors:
        From operating cash flow                           9,594,918          10,201,485         10,333,228           8,435,426
        From sales                                                 -                   -                  -                   -
        From refinancing                                           -                   -                  -                   -
        From other                                                 -                   -              4,961             777,879
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                9,594,918          10,201,485         10,338,189           9,213,305
                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions     $ 2,797,177         $ 3,199,502        $ 4,789,935         $ 6,186,093
                                                      ===============   =================    ===============    ================
Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     $ (68.68)             $ 8.53            $ 84.28            $ 112.76
             Recapture
           Capital gain (loss) Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 25.09             $ 22.66            $ 27.27              $38.26
        -  Return of capital                                  104.86              115.59             112.73               86.63
                                                      ---------------   -----------------    ---------------    ----------------
                                                            $ 129.95            $ 138.25           $ 140.00            $ 124.89
                                                      ===============   =================    ===============    ================
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                          $ 129.95            $ 138.25           $ 139.93            $ 114.35
        Other                                                      -                   -               0.07               10.54
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                               $ 129.95            $ 138.25           $ 140.00            $ 124.89
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $91,612,304        $ 87,442,745       $ 79,602,818        $ 64,700,440
Amount invested in program equipment (book value)        $63,434,911        $ 52,479,724       $ 39,107,792        $ 26,203,009
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    91.95%             87.77%              79.90%             64.94%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

                                   (Unaudited)

                                                                                      ATEL Cash Distribution Fund III
                                                                                               Period Ended
                                                                                     December 31,                  June 30,


                                                                              1997                1998               1999
                                                                              ----                ----               ----
Months of operations                                                           12                  12                  6

Gross revenue - lease and other                                              $ 7,610,362        $ 4,847,317         $ 1,089,386
              - gain (loss) on sales of assets                                 2,823,095          6,160,019             (43,349)
                                                                        -----------------    ---------------    ----------------
                                                                              10,433,457         11,007,336           1,046,037

Less Operating Expenses: (1)
        Depreciation expense                                                   4,560,013          2,557,024             431,755
        Provision for losses                                                     104,335             17,173                   -
        Interest expense                                                         319,415            126,982              15,182
        Administrative costs and reimbursements                                  248,250            235,984              87,442
        Legal/Professional fees                                                   31,985             25,882              15,366
        Other                                                                    174,046            110,675             100,512
        Management fee                                                           660,774            640,419              81,190
                                                                        -----------------    ---------------    ----------------
                                                                               6,098,818          3,714,139             731,447
                                                                        -----------------    ---------------    ----------------
Income before extraordinary items                                              4,334,639          7,293,197             314,590
Extrordinary gain on early extinguisment of debt                                       -                  -                   -
                                                                        -----------------    ---------------    ----------------
Net income - GAAP basis (6)                                                  $ 4,334,639        $ 7,293,197           $ 314,590
                                                                        =================    ===============    ================

Taxable income (loss) from operations                                       $ 10,406,517       $ 10,556,855         $ 5,000,000
                                                                        =================    ===============    ================

Cash generated by (used in) operations (3)                                   $ 6,535,498        $ 3,953,216           $ 459,705
Cash generated from sales                                                     10,182,310          9,580,103             736,868
Cash generated from refinancing                                                        -                  -
Cash generated from other (3)                                                  1,047,681            962,739             236,977
                                                                        -----------------    ---------------    ----------------
                                                                              17,765,489         14,496,058           1,433,550
Less cash distributions to investors:
        From operating cash flow                                              $6,535,498         $3,953,216           $ 459,705
        From sales                                                                35,201          5,541,168             736,868
        From refinancing                                                               -
        From other                                                             1,047,681            962,739           4,340,216
                                                                        -----------------    ---------------    ----------------
        Total distributions                                                    7,618,380         10,457,123           5,536,789
                                                                        -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                        $ 10,147,109        $ 4,038,935        $ (4,103,239)
                                                                        =================    ===============    ================
Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         $ 139.66           $ 141.69             $ 67.11
             Recapture
           Capital gain (loss) Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $ 58.17            $ 97.89              $ 4.22
        -  Return of capital                                                       45.11              43.88               70.84
                                                                        -----------------    ---------------    ----------------
                                                                                $ 103.28           $ 141.77             $ 75.06
                                                                        =================    ===============    ================
Sources (on a cash basis)
        Sales                                                                     $ 0.48            $ 75.12              $ 9.99
        Refinancing                                                                    -                  -                   -
        Operations                                                                 88.60              53.59                6.23
        Other                                                                      14.20              13.06               58.84
                                                                        -----------------    ---------------    ----------------
        Total                                                                   $ 103.28           $ 141.77             $ 75.06
                                                                        =================    ===============    ================
Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $ 43,579,341       $ 29,610,312        $ 20,264,595
Amount invested in program equipment (book value)                           $ 13,159,990        $ 6,221,543         $ 4,783,156
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                       43.74%              29.72%             20.34%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                   ATEL Cash Distribution Fund IV
                                                                      Period Ended December 31,

                                                           1992               1993                1994               1995
                                                           ----               ----                ----               ----
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $ 2,123,081        $ 10,510,289       $ 13,246,145        $ 12,973,718
              - gain (loss) on sales of assets                     -             (38,429)          (102,932)            615,042
                                                      ---------------   -----------------    ---------------    ----------------
                                                           2,123,081          10,471,860         13,143,213          13,588,760

Less Operating Expenses: (1)
        Depreciation and amortization expense              1,147,209           7,054,380          8,743,149           8,740,231
        Provision for losses                                       -                   -             34,505             679,634
        Interest expense                                      91,577              81,437          1,332,542           1,960,823
        Administrative costs and reimbursements              382,114             537,918            358,441             349,663
        Legal/Professional fees                               46,935              52,838             86,594              76,365
        Other                                                 25,988              57,575            114,376             110,466
        Management fee                                       103,510             752,950          1,060,190             872,374
                                                      ---------------   -----------------    ---------------    ----------------
                                                           1,797,333           8,537,098         11,729,797          12,789,556
                                                      ---------------   -----------------    ---------------    ----------------
Net income - GAAP basis                                    $ 325,748         $ 1,934,762        $ 1,413,416           $ 799,204
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                   $ (2,034,428)       $ (9,624,570)      $ (8,073,869)       $ (2,073,084)
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)               $ 3,560,891         $ 9,021,440       $ 10,366,325         $ 8,830,893
Cash generated from sales                                          -              98,752          5,648,425           2,722,954
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                                      -             220,258          1,522,609           2,384,094
                                                      ---------------   -----------------    ---------------    ----------------
                                                           3,560,891           9,340,450         17,537,359          13,937,941
Less cash distributions to investors:
        From operating cash flow                           1,936,639           8,686,491          9,653,038           8,830,893
        From sales                                                 -                   -                  -                   -
        From refinancing                                           -                   -                  -                   -
        From other                                                 -                   -                  -             906,007
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                1,936,639           8,686,491          9,653,038           9,736,900
                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions     $ 1,624,252           $ 653,959        $ 7,884,321         $ 4,201,041
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     $ (76.67)          $ (127.78)         $ (106.64)           $ (27.43)
             Recapture
           Capital gain (loss)                                                                                           $ 0.04

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 12.28             $ 15.86            $ 18.67             $ 10.57
        -  Return of capital                                   61.44              100.63             110.12              119.50
                                                      ---------------   -----------------    ---------------    ----------------
                                                              $73.72             $116.49            $128.79            $ 130.07
                                                      ===============   =================    ===============    ================

Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $ 73.72            $ 116.49           $ 128.79            $ 117.97
        Other                                                      -                   -                  -               12.10
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                                $ 73.72            $ 116.49           $ 128.79            $ 130.07
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $49,603,894        $ 82,896,683       $ 88,187,291        $ 98,547,911
Amount invested in program equipment (book value)        $49,801,834        $ 69,901,953       $ 65,252,553        $ 63,967,204
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    45.62%             76.24%              81.10%             90.63%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                   (Unaudited)

                                                                   ATEL Cash Distribution Fund IV
                                                                                    Period Ended
                                                                            December 31,                           June 30,
                                                                            ------------                           --------
                                                           1996               1997                1998               1999
                                                           ----               ----                ----               ----
Months of operations                                        12                 12                  12                  6

Gross revenue - lease and other                          $11,664,408         $ 8,076,530        $ 5,301,074         $ 2,002,838
              - gain (loss) on sales of assets             1,574,946           3,203,666            719,396           5,137,639
                                                      ---------------   -----------------    ---------------    ----------------
                                                          13,239,354          11,280,196          6,020,470           7,140,477

Less Operating Expenses: (1)
        Depreciation and amortization expense              7,849,010           4,846,725          2,379,210             965,720
        Provision for losses                                 135,965             321,876            288,145                   -
        Interest expense                                   1,858,316             971,628            448,071             173,756
        Administrative costs and reimbursements              275,778             303,642            268,282             100,007
        Legal/Professional fees                               46,419              35,746             31,781              20,959
        Other                                                 98,471             156,841             94,243             141,984
        Management fee                                       821,328             810,055            498,180             353,153
                                                      ---------------   -----------------    ---------------    ----------------
                                                          11,085,287           7,446,513          4,007,912           1,755,579
                                                      ---------------   -----------------    ---------------    ----------------
Income before extraordinary items                          2,154,067           3,833,683          2,012,558           5,384,898
Extrordinary gain on early extinguisment of debt             112,546                   -                  -                   -
                                                      ---------------   -----------------    ---------------    ----------------
Net income - GAAP basis (6)                              $ 2,266,613         $ 3,833,683        $ 2,012,558         $ 5,384,898
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                    $ 1,101,252        $ 13,539,726        $ 5,093,690         $ 8,000,000
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)               $ 7,511,884         $ 5,717,928        $ 3,979,852           $ 695,191
Cash generated from sales                                  4,376,555          20,594,019          2,981,305          11,397,850
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                              2,991,035           2,593,695          2,210,380             747,394
                                                      ---------------   -----------------    ---------------    ----------------
                                                          14,879,474          28,905,642          9,171,537          12,840,435
Less cash distributions to investors:
        From operating cash flow                           7,511,884          $5,717,928         $3,979,852           $ 695,191
        From sales                                                 -           2,169,677          2,981,305           3,799,827
        From refinancing                                           -                   -                  -
        From other                                         2,881,345           2,593,695          3,523,299             747,394
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                               10,393,229          10,481,300         10,484,456           5,242,412
                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions     $ 4,486,245        $ 18,424,342       $ (1,312,919)        $ 7,598,023
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 14.56            $ 179.03            $ 67.35            $ 105.78
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 29.97             $ 50.69            $ 26.61             $ 71.20
        -  Return of capital                                  108.83               89.31             113.39               (1.20)
                                                      ---------------   -----------------    ---------------    ----------------
                                                            $ 138.80            $ 140.00           $ 140.00             $ 70.00
                                                      ===============   =================    ===============    ================

Sources (on a cash basis)
        Sales                                                                    $ 28.98            $ 39.81             $ 50.74
        Refinancing                                                                    -                  -                   -
        Operations                                          $ 100.32               76.38              53.14                9.28
        Other                                                  38.48               34.64              47.05                9.98
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                               $ 138.80            $ 140.00           $ 140.00             $ 70.00
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $92,543,075        $ 60,025,398       $ 53,022,506        $ 34,161,057
Amount invested in program equipment (book value)        $52,264,526        $ 27,375,489       $ 20,423,330        $ 12,530,869
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    85.11%             55.20%              48.76%             31.42%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                  ATEL Cash Distribution Fund V
                                                                          Period Ended
                                                                          December 31,
                                                           1993               1994                1995               1996
                                                           ----               ----                ----               ----
Months of operations                                        10                 12                  12                 12

Gross revenue - lease and other                          $ 2,173,205        $ 10,806,892       $ 19,951,380        $ 23,662,790
              - gain (loss) on sales of assets                     -               2,564            933,289           1,325,132
                                                      ---------------   -----------------    ---------------    ----------------
                                                           2,173,205          10,809,456         20,884,669          24,987,922

Less Operating Expenses: (1)
        Depreciation and amortization expense              1,600,628           8,135,951         14,600,474          15,351,574
        Provision for losses                                       -              34,158            987,013             255,294
        Interest expense                                      31,511              61,036          1,222,050           3,962,860
        Administrative costs and reimbursements              373,089             706,324            535,812             455,316
        Legal/Professional fees                               13,746              65,028            110,744             117,566
        Other                                                 36,269             113,981            176,847             428,631
        Management fee                                       178,583           1,013,448          1,623,818           1,725,751
                                                      ---------------   -----------------    ---------------    ----------------
                                                           2,233,826          10,129,926         19,256,758          22,296,992
                                                      ---------------   -----------------    ---------------    ----------------
Income before extraordinary items                            (60,621)            679,530          1,627,911           2,690,930
Extrordinary gain on early extinguisment of debt                   -                   -                  -             160,955
                                                      ---------------   -----------------    ---------------    ----------------
Net income - GAAP basis (6)                                $ (60,621)          $ 679,530        $ 1,627,911         $ 2,851,885
                                                      ===============   =================    ===============    ================

Taxable income (loss) from operations                   $ (5,061,304)      $ (13,005,033)     $ (11,831,759)       $ (7,493,824)
                                                      ===============   =================    ===============    ================

Cash generated by (used in) operations (3)               $ 1,795,722        $ 10,053,220       $ 15,800,948        $ 14,733,366
Cash generated from sales                                          -              22,572          6,930,477           5,900,451
Cash generated from refinancing                                    -                   -                  -                   -
Cash generated from other (3)                                      -           1,513,782          2,498,923           4,855,093
                                                      ---------------   -----------------    ---------------    ----------------
                                                           1,795,722          11,589,574         25,230,348          25,488,910
Less cash distributions to investors:
        From operating cash flow                             922,278           8,223,081         13,101,508          13,672,825
        From sales                                                 -                   -                  -                   -
        From refinancing                                           -                   -                  -                   -
        From other                                                 -                   -                  -
                                                      ---------------   -----------------    ---------------    ----------------
        Total distributions                                  922,278           8,223,081         13,101,508          13,672,825
                                                      ---------------   -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions       $ 873,444         $ 3,366,493       $ 12,128,840        $ 11,816,085
                                                      ===============   =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                    $ (219.75)          $ (152.59)          $ (93.72)           $ (59.36)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                      $ 8.05            $ 12.89             $ 22.59
        -  Return of capital                                 $ 40.45               89.41              91.93               86.81
                                                      ---------------   -----------------    ---------------    ----------------
                                                             $ 40.45             $ 97.46           $ 104.82            $ 109.40
                                                      ===============   =================    ===============    ================
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $ 40.45             $ 97.46           $ 104.82            $ 109.40
        Other                                                      -                   -                  -
                                                      ---------------   -----------------    ---------------    ----------------
        Total                                                $ 40.45             $ 97.46           $ 104.82            $ 109.40
                                                      ===============   =================    ===============    ================
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $34,699,207        $113,427,843      $ 161,866,626       $ 168,575,337
Amount invested in program equipment (book value)        $34,246,741        $100,762,242      $ 131,686,535       $ 125,729,656
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    18.57%             60.69%              86.61%             90.20%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                 ATEL Cash Distribution Fund V
                                                                          Period Ended
                                                                   December 31,                 June 30,
                                                           1997               1998                1999
Months of operations                                        12                 12                  6

Gross revenue - lease and other                          $23,092,315        $ 20,960,261        $ 8,355,660
              - gain (loss) on sales of assets               345,340           1,050,907            492,104
                                                      ---------------   -----------------    ---------------
                                                          23,437,655          22,011,168          8,847,764

Less Operating Expenses: (1)
        Depreciation and amortization expense             13,503,318          11,830,276          4,190,952
        Provision for losses                               1,801,707  (7)         55,409                  -
        Interest expense                                   3,599,776           2,738,745          1,091,068
        Administrative costs and reimbursements              405,886             422,293            144,740
        Legal/Professional fees                               94,603              60,684             31,856
        Other                                                571,546             724,155            177,239
        Management fee                                     1,647,388           1,318,373            585,207
                                                      ---------------   -----------------    ---------------
                                                          21,624,224          17,149,935          6,221,062
                                                      ---------------   -----------------    ---------------
Income before extraordinary items                          1,813,431           4,861,233          2,626,702
Extrordinary gain on early extinguisment of debt                   -                   -                  -
                                                      ---------------   -----------------    ---------------
Net income - GAAP basis (6)                              $ 1,813,431         $ 4,861,233        $ 2,626,702
                                                      ===============   =================    ===============

Taxable income (loss) from operations                     $ (913,120)       $ 15,903,507        $ 5,000,000
                                                      ===============   =================    ===============

Cash generated by (used in) operations (3)               $16,546,120        $ 15,715,879        $ 6,276,797
Cash generated from sales                                  3,136,926          13,675,178          2,742,607
Cash generated from refinancing                                    -                                      -
Cash generated from other (3)                              4,476,163           3,410,321          1,488,979
                                                      ---------------   -----------------    ---------------
                                                          24,159,209          32,801,378         10,508,383
Less cash distributions to investors:
        From operating cash flow                          13,744,875          14,854,419          6,276,797
        From sales                                                 -                   -                  -
        From refinancing                                           -                   -                  -
        From other                                                 -                   -          1,222,943
                                                      ---------------   -----------------    ---------------
        Total distributions                               13,744,875          14,854,419          7,499,740
                                                      ---------------   -----------------    ---------------
Cash generated (deficiency) after cash distributions     $10,414,334        $ 17,946,959        $ 3,008,643
                                                      ===============   =================    ===============

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ (7.23)           $ 125.99            $ 39.61
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 14.51             $ 38.51            $ 20.81
        -  Return of capital                                   95.48               80.35              39.20
                                                      ---------------   -----------------    ---------------
                                                            $ 109.99            $ 118.86            $ 60.01
                                                      ===============   =================    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                          $ 109.99            $ 118.86            $ 50.22
        Other                                                      -                   -                  -
                                                      ---------------   -----------------    ---------------
        Total                                               $ 109.99            $ 118.86            $ 60.01
                                                      ===============   =================    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                    $163,806,646        $138,296,812      $ 129,838,591
Amount invested in program equipment (book value)       $104,863,156        $ 74,753,369       $ 66,872,814
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    87.65%             73.96%              69.47%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                 ATEL Cash Distribution Fund VI
                                                                          Period Ended
                                                                          December 31,
                                                                          ------------
                                                           1995               1996                1997
                                                           ----               ----                ----
Months of operations                                        12                 12                  12

Gross revenue - lease and other                          $ 6,440,218        $ 25,837,343       $ 36,458,734
              - gain (loss) on sales of assets                 3,819            (107,873)            26,431
                                                      ---------------   -----------------    ---------------
                                                           6,444,037          25,729,470         36,485,165

Less Operating Expenses: (1)
        Depreciation and amortization expense              4,976,075          19,298,500         27,596,548
        Provision for losses                                  64,892             257,814            364,852
        Interest expense                                     931,651           5,773,463          7,993,746
        Administrative costs and reimbursements              539,009             748,745            435,759
        Legal/Professional fees                               50,962             186,724             91,625
        Other                                                121,541             612,698            807,883
        Management fee                                       362,581           1,061,856          1,492,716
                                                      ---------------   -----------------    ---------------
                                                           7,046,711          27,939,800         38,783,129
                                                      ---------------   -----------------    ---------------
Net income (loss) - GAAP basis                            $ (602,674)       $ (2,210,330)      $ (2,297,964)
                                                      ===============   =================    ===============

Taxable income (loss) from operations                  $ (11,625,618)      $ (27,319,391)     $ (22,433,132)
                                                      ===============   =================    ===============

Cash generated by (used in) operations (3)               $ 4,354,020        $ 13,940,220       $ 23,899,770
Cash generated from sales                                     54,156             636,397            406,362
Cash generated from refinancing                                    -                   -                  -
Cash generated from other (3)                                195,884             501,623            685,665
                                                      ---------------   -----------------    ---------------
                                                           4,604,060          15,078,240         24,991,797
Less cash distributions to investors:
        From operating cash flow                           2,484,971           8,719,731         12,475,238
        From sales                                                 -                   -                  -
        From refinancing                                           -                   -                  -
        From other                                                 -                   -                  -
                                                      ---------------   -----------------    ---------------
        Total distributions                                2,484,971           8,719,731         12,475,238
                                                      ---------------   -----------------    ---------------
Cash generated (deficiency) after cash distributions     $ 2,119,089         $ 6,358,509       $ 12,516,559
                                                      ===============   =================    ===============

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                    $ (364.88)          $ (346.74)         $ (177.67)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income
        -  Return of capital                                 $ 78.78             $ 92.53            $ 99.80
                                                      ---------------   -----------------    ---------------
                                                             $ 78.78             $ 92.53            $ 99.80
                                                      ===============   =================    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $ 78.78             $ 92.53            $ 99.80
        Other                                                      -                   -                  -
                                                      ---------------   -----------------    ---------------
        Total                                                $ 78.78             $ 92.53            $ 99.80
                                                      ===============   =================    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $98,036,611        $204,553,244      $ 206,090,008
Amount invested in program equipment (book value)        $92,802,029        $185,510,097      $ 158,856,251
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)    47.07%             98.21%              98.95%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                        ATEL Cash Distribution Fund VI
                                                       Period Ended
                                                                            December 31,        June 30,
                                                                              1998                1999
Months of operations                                                           12                  6

Gross revenue - lease and other                                             $ 35,362,991       $ 18,127,493
              - gain (loss) on sales of assets                                   786,070            157,439
                                                                        -----------------    ---------------
                                                                              36,149,061         18,284,932

Less Operating Expenses: (1)
        Depreciation and amortization expense                                 26,193,147         11,856,615
        Provision for losses                                                      97,528                  -
        Interest expense                                                       6,557,551          2,517,878
        Administrative costs and reimbursements                                  427,872            150,308
        Legal/Professional fees                                                   74,390             38,661
        Other                                                                    693,512            350,286
        Management fee                                                         1,394,138            576,016
                                                                        -----------------    ---------------
                                                                              35,438,138         15,489,764
                                                                        -----------------    ---------------
Net income (loss) - GAAP basis                                                 $ 710,923        $ 2,795,168
                                                                        =================    ===============

Taxable income (loss) from operations                                       $ (3,932,316)       $ 5,000,000
                                                                        =================    ===============

Cash generated by (used in) operations (3)                                  $ 24,079,438       $ 16,970,512
Cash generated from sales                                                      3,357,017            871,191
Cash generated from refinancing                                                        -                  -
Cash generated from other (3)                                                    428,622            103,867
                                                                        -----------------    ---------------
                                                                              27,865,077         17,945,570
Less cash distributions to investors:
        From operating cash flow                                              12,500,645          6,607,065
        From sales                                                                     -                  -
        From refinancing                                                               -                  -
        From other                                                                     -                  -
                                                                        -----------------    ---------------
        Total distributions                                                   12,500,645          6,607,065
                                                                        -----------------    ---------------
Cash generated (deficiency) after cash distributions                        $ 15,364,432       $ 11,338,505
                                                                        =================    ===============

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         $ (31.14)           $ 39.60
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                      $ 5.63            $ 22.14
        -  Return of capital                                                       94.37              30.72
                                                                        -----------------    ---------------
                                                                                $ 100.00            $ 52.86
                                                                        =================    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                              $ 100.00            $ 52.86
        Other                                                                          -                  -
                                                                        -----------------    ---------------
        Total                                                                   $ 100.00            $ 52.86
                                                                        =================    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $199,708,088      $ 198,599,213
Amount invested in program equipment (book value)                           $129,566,007      $ 116,891,773
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                       95.89%              95.35%

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1998
                                   (Unaudited)

                                                                                    ATEL Capital Equipment Fund VII
                                                                                             Period Ended
                                                                                     December 31,                  June 30,
                                                                              1997                1998               1999
                                                                              ----                ----               ----
Months of operations                                                           12                  12                  6

Gross revenue - lease and other                                              $ 7,370,229       $ 35,399,754        $ 19,144,603
              - gain (loss) on sales of assets                                     3,752          1,795,336             747,194
                                                                        -----------------    ---------------    ----------------
                                                                               7,373,981         37,195,090          19,891,797

Less Operating Expenses: (1)
        Depreciation and amortization expense                                  5,847,827         22,861,169          12,164,056
        Provision for losses                                                      74,277             56,955                   -
        Interest expense                                                         714,701          5,473,480           3,102,801
        Administrative costs and reimbursements                                  645,437          1,056,746             250,078
        Legal/Professional fees                                                   90,305            151,183             119,416
        Other                                                                    380,821            756,971             695,398
        Management fee                                                           358,846          1,559,090             884,588
                                                                        -----------------    ---------------    ----------------
                                                                               8,112,214         31,915,594          17,216,337
                                                                        -----------------    ---------------    ----------------
Net income (loss) - GAAP basis                                                $ (738,233)       $ 5,279,496         $ 2,675,460
                                                                        =================    ===============    ================

Taxable income (loss) from operations                                       $ (7,867,498)     $ (26,502,705)       $ (7,500,000)
                                                                        =================    ===============    ================

Cash generated by (used in) operations (3)                                   $ 6,061,438       $ 21,650,163        $ 16,157,728
Cash generated from sales                                                        130,413          4,742,122           1,273,870
Cash generated from refinancing                                                        -                  -                   -
Cash generated from other (3)                                                    232,472          2,345,113           1,742,303
                                                                        -----------------    ---------------    ----------------
                                                                               6,424,323         28,737,398          19,173,901
Less cash distributions to investors:
        From operating cash flow                                               2,684,635          9,798,122           8,104,753
        From sales                                                                     -                  -                   -
        From refinancing                                                               -                  -                   -
        From other                                                                     -                  -                   -
                                                                        -----------------    ---------------    ----------------
        Total distributions                                                    2,684,635          9,798,122           8,104,753
                                                                        -----------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                         $ 3,739,688       $ 18,939,276        $ 11,069,148
                                                                        =================    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                        $ (230.41)         $ (228.48)           $ (46.26)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                        $ 45.51             $ 16.50
        -  Return of capital                                                     $ 79.42              45.81               37.55
                                                                        -----------------    ---------------    ----------------
                                                                                 $ 79.42            $ 91.32             $ 54.05
                                                                        =================    ===============    ================
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $ 79.42            $ 91.32             $ 54.05
        Other                                                                          -
                                                                        -----------------    ---------------    ----------------
        Total                                                                    $ 79.42            $ 91.32             $ 54.05
                                                                        =================    ===============    ================

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $149,409,976      $ 268,896,594       $ 273,052,325
Amount invested in program equipment (book value)                           $101,284,861      $ 204,329,984       $ 195,439,513
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                       53.41%              98.38%             97.61%

                         (Footnotes follow on page A-22)

FOOTNOTES:

     (1) Operating expenses include reimbursements to the corporate general partner as follows:

                            ATEL Cash     ATEL Cash     ATEL Cash      ATEL Cash     ATEL Cash     ATEL Cash  ATEL Capital
                          Distribution   Distribution  Distribution  Distribution  Distribution  Distribution  Equipment
Year ended December 31,       Fund         Fund II       Fund III       Fund IV       Fund V        Fund VI     Fund VII
                    1986       $ 100
                    1987      15,100
                    1988      21,500       $ 3,000
                    1989      32,201        86,234
                    1990      37,163        95,474       $ 70,775
                    1991      48,195        71,289        239,667
                    1992     126,664       256,184        542,510     $ 382,114
                    1993     140,984       313,421        468,005       537,918     $ 373,089
                    1994      34,380       238,185        340,269       358,441       706,324
                    1995           -       157,444        300,952       349,663       535,812     $ 539,009
                    1996           -       132,994        245,242       275,778       455,316       748,745
                    1997           -       127,992        248,250       303,642       405,886       435,759     $ 645,437
                    1998           -       123,597        235,984       268,282       422,293       427,872     1,056,746
                    1999           -       127,993        248,251       303,643       405,887       435,760       645,438
                         ------------  ------------   ------------  ------------  ------------  ------------  ------------
                           $ 456,287   $ 1,733,807    $ 2,939,905   $ 2,779,481   $ 3,304,607   $ 2,587,145   $ 2,347,621
                         ============  ============   ============  ============  ============  ============  ============

     (2) A portion of the equipment owned by the Partnership is accounted for under the direct financing method. Income under direct financing leases is reported on the financing method where the income portion of each rental payment is calculated so as to generate a constant rate of return on the outstanding net investment. The effect is to recognize decreasing amounts of income in later periods as the net investment declines. Net income was also negatively impacted in 1990 by necessity for a provision for doubtful accounts. Prior to 1990, there had been no such need. The decrease in net income from 1988 to 1989 and from 1989 to 1990 is due to increasing debt levels and interest expense. The decrease from 1992 to 1993 is due to decreased lease revenues. Revenues have declined as equipment leases have expired and as the related assets have been sold.

     (3) Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases. In the partnerships' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

     (4) The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

     (5) Net income decreased from 1989 to 1990 due to the provision for decline value of commercial aircraft ($1,083,834) included in net income in 1990. Excluding the effect of that provision, net income per $1,000 invested would have been $34.60. The results in 1990 are also effected by higher depreciation rates used for more recent equipment purchases, resulting in increased depreciation expense compared to lease revenues. The remaining amount of the changes from 1988 to 1989 and from 1989 to 1990 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

     (6) Net income increased from 1990 to 1991 due to the provision for decline value of commercial aircraft ($623,294) included in net income in 1990. The remaining amount of the changes from 1990 to 1991 and from 1991 to 1992 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

     (7) In January 1998, Pegasus Gold, one of the Partnership's lessees, filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The Partnership determined that certain of the assets under this direct financing lease were impaired at December 31,1997. The Partnership's provision for losses and impairments for 1997 includes a reserve for the estimated credit exposure (approximately $1,200,000) related to the remaining lease assets.

                                                         TABLE IV
                                              RESULTS OF COMPLETED PROGRAMS
December 31, 1998
                                                       (Unaudited)

Program name:                                          ATEL Cash Distribution  ATEL Cash Distribution
                                                              Fund                       Fund II


Dollar amount of equity raised:                                $ 10,000,000        $ 35,000,000

Assets purchased (see Table 5 for detail listings):            $ 11,133,679        $ 52,270,536

Date of Closing of Offering:                              December 18, 1987     January 3, 1990

Date of first sale of property:                                 May 1, 1989        July 1, 1994

Date of final sale of property:                           December 31, 1997   December 31, 1998

Taxand distribution data per $1,000 limited partner  investment through December
   31, 1998:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                            $ 192.40            $ 154.95
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                       $ 244.89            $ 335.43
        -  Return of capital                                         876.14              887.20
                                                         -------------------  ------------------
                                                                   1,121.03            1,222.63
Cash available for distribution, reinvested for
     investors' accounts                                              89.05               48.75
                                                         -------------------  ------------------
Total                                                            $ 1,210.08          $ 1,271.38
                                                         ===================  ==================

Sources (on a cash basis)
        Sales                                                      $ 136.03            $ 159.92
        Refinancing
        Operations                                                   969.59              987.33
        Other                                                        104.46              124.13
                                                         -------------------  ------------------
        Total                                                    $ 1,210.08          $ 1,271.38
                                                         ===================  ==================

                                     TABLE V
                            ACQUISITION OF EQUIPMENT
                                BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions and Lessees by the seven prior publicly-registered programs sponsored by ATEL Financial Corporation and its affiliates. Information concerning the prior programs' Equipment acquisition is current through June 30, 1999.

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)       Cost (2)         Fees (3) Leverage (4) Term (5)    (6)
ATEL Cash Distribution Fund
Acushnet Company                      Office Information      Jan-87       $ 134,246          $ 6,041                 60       FP
                                        Systems
Alachua General Hospital, Inc.   7    Medical                 Jan-89         628,632           28,288                 36       OL
American Motors Corporation           Lift Trucks             Oct-87         622,632           28,018                 48       OL
                                    to Jan-88
Anaheim Memorial Hospital             Medical                 Jan-88         779,613           35,083    48.07%       60       FP
Campbell Soup Company                 Lift Trucks             Mar-87         317,500           14,288                 84       FP
Colour Graphics Corporation      8    Printing                Jan-87         222,520           10,013    80.75%       84       FP
Enron Corp.                           Office Information      Aug-88         244,488           11,002                 36       FP
                                         Systems
Financial News Network, Inc.     9    Studio and Broadcasting Apr-90         909,735           26,183                 36       FP
GAF Corporation                  10   Manufacturing           Oct-88         512,208           23,049                 60       FP
GAF Corporation                       Lift Trucks             Oct-87         439,866           19,794                 60       OL
Galardi Group, Inc.                   Restaurant Furnitue and Jul-94         247,000                -                 48       FP
                                         Fixtures
Hartford Insurance Group              Communication           Mar-88          89,236            4,016                 60       FP
Imperial Plastics, Inc.          11   Manufacturing           Sep-87         526,270           23,682    69.63%       84       FP
                                    to Apr-88
Martin Marietta Corporation           Communication           May-88         425,670           19,155                 48       OL
Nord Kaolin Company            12, 13 Mining, Processing      Jul-87         358,710           16,734                60-62     FP
                                    to Jan-88
Nord Sil-Flo Company           12, 13 Material Handling       Aug-89          28,113              673    86.27%       60       FP
                                    to Jan-88
Polaroid Corporation                  Office Information      Jan-87          36,190            1,629                 59       FP
                                         Systems
Putnam County Hospital                Medical                 May-88         110,000            4,950                 60       FP
Rohr Industries, Inc.                 Motor Vehicle           Apr-88         327,240           14,726                36-84   FP, OL
                                    to Oct-88
Teledyne Industries, Inc.        14   Lift Trucks             Jan-88       1,653,596           74,412                36-84   FP, OL
                                    to Oct-89
The Dow Chemical Company              Motor Vehicle           May-88         217,908            9,805    74.86%       50       FP
Treasure Chest Advertising
   Company                       15   Printing                Apr-87         498,746           22,444    97.79%       60       FP
TRW, Inc.                             Communication           Apr-89         320,657           14,430                 36       OL
United Technologies                   Office Information      Jan-87          74,115            3,335                 48       FP
   Corporation, Pratt &                  Systems
   Whitney Aircraft Group
Vista Chemical Company                Railroad Rolling Stock  Mar-88         850,000           38,250    53.45%       60       FP
Vista Chemical Company                Railroad Rolling Stock, Apr-93         350,000                -                 60       OL
                                         Improvements
WSMP, Inc.                            Food Processing         Jul-95         208,788                -    98.47%       60       FP
                                         Equipment
                                                                     ---------------- ----------------
                              ATEL Cash Distribution Fund total:         $11,133,679        $ 450,000
                                                                     ================ ================

ATEL Cash Distribution Fund II
A.O. Smith Corporation                Office Information      Jul-89       $ 873,480          $ 5,878    11.59%      36-59     FP
                                    to Feb-91
                                         Systems, Lift
                                         Trucks
Addwest Gold, Inc.               16   Mining                  Oct-88       1,100,717           52,284                 60       FP
Alachua General Hospital, Inc.   7    Medical                 Jan-89       1,257,263           59,720                 36       OL
American Express Company              Manufacturing           May-89         276,775           13,147                 48       FP
American President Trucking      17   Tractors                Sep-88       2,890,840          137,315                 84       FP
   Co., Ltd.
Bristol-Myers Squibb Company          Office Furniture        Jul-92         324,310                -                 24       OL
Buffalo & Pittsburgh Railroad         Locomotive              Nov-93         108,127                -                 37       FP
Campbell Soup Company                 Lift Trucks             Aug-88         350,772           16,662                 84       FP
Chesebrough-Pond's Inc.               Lift Trucks             Jun-90         201,452                -                48-50     FP
Chrysler Corporation                  Material Handling       Dec-93         103,620                -                 12       OL
Colour Graphics Corporation           Computer System         Oct-88          33,805            1,606                 60       FP
Cooper Tire & Rubber Company          Lift Trucks             Jan-89         576,326           27,375                 84       FP
Delnor Community Hospital             Medical                 Jul-88         449,956           21,373                 36       OL
DJ Aerospace (Bermuda), Ltd.          Executive Aircraft      Jul-94         810,000                -                 36       OL
Emanuel Hospital & Health             Helicopter              Oct-88       2,247,765          106,769    79.58%       144      FP
   Center
Financial News Network, Inc.   9, 18  Studio and              Apr-90         640,544           29,815                 36       FP
                                         Broadcasting
Fingerhut Corporation                 Binding, Printing       Jan-89       1,441,690           68,481                 60       FP
                                    to Mar-89

                                      A-24

FMC Gold Company                      Material Handling       Apr-90         761,129           36,154                 36       OL
GAF Corporation                       Manufacturing           Oct-88         682,310           32,410                 60       FP
                                    to Apr-88
Galardi Group, Inc.                   Restaurant Furniture    Jul-94         507,000                -                 48       FP
                                         and Fixtures
General Motors Corporation            Video Projectors        Jan-94          58,644                -                 36       OL
Home Life Insurance Company           Office Furniture/Lift   Dec-88         425,658           20,219                 60       FP
                                         Trucks/Binding
Hudson Foods, Inc.                    Food Processing         Dec-89       2,713,115          128,872    65.91%      57-59     FP
Inland Steel Company                  Scientific Measuring    Sep-89         417,000           19,808                 54       FP
International Paper Company      19   Delivery Trucks         Jul-88       1,281,761           60,884                36-60   FP, OL
KeyCorp                               Office Furniture,       Jul-89       1,618,337           76,870    40.09%      53-55     FP
                                         Automated Teller
                                         Machines
Koppers Industries, Inc.              Material Handling       Jun-90         639,120                -                 60       FP
Liggett Group, Inc.              20   Manufacturing           Dec-88         648,577           30,807                 56       FP
Midway Airlines, Inc.            21   Commercial Aircraft     Jun-90       4,592,040                -    68.85%       102      FP
National Semiconductor                Manufacturing           Apr-89         728,000           34,580                 56       FP
   Corporation
National Steel Corporation            Material Handling       May-89         606,153           28,792    87.63%       81       FP
National Union Electric          22   Communication           Apr-89         459,893           21,845                 60       FP
   Corporation
Nissan Motor Corporation              Office Information      Jul-88         219,187           10,411                 48       FP
   In USA                                Systems
NMCS, Inc. , d/b/a National      23   Office Furniture        Apr-88         599,001           28,452                 60       FP
   Medical Group Services, Inc.
Nord Kaolin Company              12   Drilling                Apr-89         292,799           13,908                 60       FP
Owens Corning Fiberglas               Material Handling       Jul-89       1,689,012           42,404    39.57%      36-84   FP, OL
   Corporation                                                to Oct-90
Quaker Coal Company              24   Tractor                 Apr-94         558,301                -                 24       OL
Regents of the University of          Communication           Dec-88          80,386            3,818                 60       FP
   California
Rocky Mountain                   25   Medical Aircraft        Nov-89       2,150,000          102,125    81.86%       84       FP
   Helicopters, Inc.
Rohr Industries, Inc.                 Motor Vehicles          Jan-89         749,291           33,835                36-84     FP
                                    to Jan-90
Sebastiani Vineyards, Inc.            Production Line,        Jan-90       2,818,067           29,362    79.98%      60-84     FP
                                         Wine Barrels         to Jan-91
Shell Mining Company             26   Mining                  Jul-90       3,736,965          104,055    21.46%      60-84     FP
Sherwood Rehabilitation          27   Medical Furniture/      Oct-90       1,814,036                -    97.36%       87       FP
   Hospital, Inc.                        Fixtures & Eqt.
South Dade Nursing Home Ltd.     27   Physical Therapy &      Jul-90          36,676                -                 60       FP
                                         Exercise Eqt.
St. Luke's-Roosevelt Hospital         Medical Furniture/      Feb-90       1,075,795           50,428    84.68%      34-39     OL
   Center                                Fixtures & Eqt.
The Budd Company                      Material Handling       May-90       1,099,014                -    75.09%      55-80     FP
                                    to Jun-90
The Dow Chemical Company              Material Handling       Jun-88       1,532,061           72,773    74.86%       50       OL
Treasure Chest Advertising            Printing Press          Apr-93         850,000                -    95.59%       60       FP
   Company
Treasure Chest Advertising            Printing Equipment      Feb-94         233,000                -                 60       FP
   Company
USX Corporation                       Haul Trucks             Dec-89       2,910,766          138,261    83.41%       60       FP
                                                                     ---------------- ----------------
                               ATEL Cash Distribution Fund II total:     $52,270,536      $ 1,661,498
                                                                     ================ ================

ATEL Cash Distribution Fund III
A.O. Smith Corporation                Material Handling       Feb-91       $ 451,902         $ 21,465                 60       FP
Alachua General Hospital, Inc.        Medical                 Oct-92       2,074,989                -                 36       OL
Alachua General Hospital, Inc.        Medical                 Apr-95          80,500                -    0.00%        18       FP
Alumina Partners of Jamaica      28   Earth Moving            Jun-93       2,057,133                -                 60       FP
American President Trucking           Tractors and Trailers   Mar-90       4,859,181          230,811    68.08%      77-84     FP
   Co., Ltd.                                                  to Aug-90
AMOCO Corporation                     Trailers                May-94         523,805                -    85.88%       66       FP
ARR, Inc.                      29, 30 Corporate Aircraft      Oct-92       5,275,000                -                 84       OL
Barney's, Inc.                   31   Retail Store Furniture  Oct-93       2,041,222                -    60.04%       60       FP
                                         and Fixtures
Buffalo & Pittsburgh                  Locomotives             Nov-93         792,657                -                 37       FP
   Railroad Company
Carrier Corporation                   Lift Trucks             Jul-90         108,062            5,133                 55       FP
Carrier Corporation                   Lift Trucks             Jul-90         533,950           25,363                 53       FP
                                    to Aug-90
Dean Foods Company                    Trailers                Nov-90       1,213,190           57,627                75-84     FP
                                    to Apr-91
Fingerhut Corporation                 Offset Printing Press   Apr-91       1,303,078           61,896                 85       FP
Fingerhut Corporation                 Printing                Oct-91       2,074,915           14,464    48.47%      84-85     FP
                                    to Oct-92
FMC Gold Company                      Haul Truck              Jul-90         534,828           25,404                 48       OL
Fred Meyer, Inc.                      Point-of-Sale           Oct-90       6,343,897          301,335    63.93%       58       FP
General American Life                 Office Furniture        Jan-93       1,611,278           76,536                 84       FP
   Insurance
H.E. Butt Grocery Company             Tractors and Trailers   Jan-93       2,112,747                -                60-84    OL/FP
Ingersoll International, Inc.         Communication System    Dec-90         277,017           13,158                 60       FP
Kelly-Springfield                     Material Handling       Apr-92         127,834            6,072                 60       FP
   Tire Company                                               to Jul-92
Koppers Industries, Inc.              Material Handling       Oct-90         402,722           19,129                 60       FP

                                      A-25

Kraft General Foods, Inc.             Lift Trucks             May-91       1,621,541           77,023                48-72     FP
                                    to Nov-91
Midway Airlines, Inc.            21   Commercial Aircraft     Jul-90       2,296,020          109,061    68.85%       102      FP
Mobil Oil Corporation                 Material Handling       Jul-92          70,256            1,173                 36       OL
Mobil Oil Corporation                 Electric Golf Carts     Nov-93         280,119                -                 36       OL
Nord Kaolin Company              32   Materials Processing    Sep-90         391,116           18,578                 60       FP
Ohio Coal Company                33   Mining                  Apr-92      10,630,130          504,931    84.48%      51-84    OL/FP
Pepsico, Inc., d/b/a/ PFS             Material Handling       Jul-90         539,330           25,618    45.63%      58-72     FP
                                    to Sep-90
Pilgrim's Pride Corporation           Food Processing         Nov-90       3,619,095          171,907                 59       FP
Pittston Coal Group              34   Mining                  Jul-92       5,810,941          276,020    75.71%       60       FP
Portland General Electric        35   Power Generation        Jun-90       2,710,359          128,742    70.25%       101      OL
   Company
PSI Energy, Inc.                      Earth Moving            Aug-90         842,013           39,996                 72       FP
Quaker Coal Company                   Mining                  Jan-94       5,808,385                -                 60       OL
Reliance Insurance Company            Office Furniture        Jul-92       1,222,297           50,135    51.90%       60       FP
Rohr Industries                       Motor Vehicle           Oct-95          37,244                -                 36       OL
Shell Mining Company                  Haul Trucks             Jan-92       3,167,443          150,454    65.64%      60-84     FP
Stone Container Corporation           Material Handling       Nov-90       2,975,000          141,313    34.40%      26-57     OL
Teledyne Industries, Inc.             Lift Trucks             Feb-91         116,476            5,533                 39       OL
Terex Corporation                     Manufacturing           Apr-91         291,455           13,845                 84       FP
The Dow Chemical Company              Material Handling       Nov-90       4,504,918          195,358    68.68%      53-60    OL/FP
                                    to Dec-92
The Helen Mining Company         36   Mining Shields          Jul-91       5,270,314          250,340                 60       FP
The Pillsbury Company                 Harvesting              Jan-93       2,327,946          110,577    59.93%       60       OL
Treasure Chest Advertising            Flying High Speed       Apr-93         239,171                -                 87       FP
   Company                               Paster
Treasure Chest Advertising            Printing Stackers       Oct-95         139,600                -                 84       FP
   Company
Truck-Lite Company, Inc.         36   Project Line            Oct-91       6,875,715          308,441    81.76%      69-84     FP
                                    to Jan-93
USS/Kobe Steel Company           37   Lift Trucks             Sep-91         408,410           19,399                36-60    OL/FP
                                    to Nov-91
Utilicorp United, Inc.           38   Power Generation        Sep-91       1,086,934           51,629    75.65%       105      FP
Wal-Mart, Inc.                        Trailers / Forklifts    May-94         490,255                -    95.09%      20-38    OL/FP
West Penn Power Company               Storage Tanks           Sep-91       1,057,551           50,234    97.86%       87       FP
                                                                     ---------------- ----------------
                         ATEL Cash Distribution Fund III total:          $99,629,941      $ 3,558,700
                                                                     ================ ================

ATEL Cash Distribution Fund IV
ARR, Inc.                      29, 30 Corporate Aircraft       Oct-92     $9,635,969        $ 337,259                 84       OL
                                    to Dec-92
ATS, Automatic Tooling Systems        Machine Tools            Mar-95        434,904          123,410    86.98%       60       FP
ATS, Automatic Tooling Systems        Machine Tools            Mar-95        175,974            6,545    86.98%       60       FP
Barney's, Inc.                   31   Retail Store             Oct-93      2,353,608           82,376    60.05%       60       FP
                                         Furniture and
                                         Fixtures
Buffalo & Pittsburgh Railroad         Locomotives              Nov-93        849,216           29,723                 37       FP
Burlington Air Exress                 Materials Handling       Apr-95        622,663           21,793    78.25%       84       FP
Burlington Air Exress                 Materials Handling       Jul-95        505,325                -    80.23%       84       FP
Burlington Northern Railroad     39   Locomotives              Jan-93      7,950,000          278,250                 24       OL
   Company
Chrysler Corporation                  Tractors & Trailers      Dec-93      3,253,000          113,855    84.13%      71-72     FP
Clinchfield Coal Company              Drill, Endloader,        Jan-94        985,203           34,482    65.79%    73.5-91.5   FP
                                         Diesel Generator
DJ Aerospace (Bermuda), Ltd.          Executive Aircraft       Jul-94      1,890,000           66,150                 36       OL
Federal Paper Board Co., Inc.         Office Equipment         Jul-95         77,950                -                 36       FP
Foodmaker, Inc.                       Restaurant Furniture     Oct-94      2,651,356           92,797                 60       FP
                                         and Fixtures          to Jan-95
Galardi Group, Inc.                   Restaurant Furniture     Jul-94        546,000           19,110                 48       FP
                                         and Fixtures
GE Industrial & Power Systems         Office Automation        Mar-95        138,130            4,835                 36       FP
GE Industrial & Power Systems         Machine Center           Jun-95        457,670                -                 84       FP
H.E. Butt Grocery  Company            Trailers                 Oct-92      5,709,369          199,828    72.48%      60-84    OL/FP
                                    to Jan-93
H.E. Butt Grocery  Company            Trailers                 Jun-93      1,404,302           49,151    75.71%       84       FP
Holston Mining, Inc.             40   Endloader, Dozer         Jan-94        584,617           20,462                 91.5     FP
Kraft General Foods, Inc.             Tractors                 Dec-93        964,315           33,751    71.69%       31       FP
Liquid Carbonic Industrial/      41   Air Separation Plant     Dec-93      9,500,897          332,531    54.21%       99       FP
   Medical Corporation
Midwest Power Systems, Inc.           Coal Hopper Cars         Jan-93      2,240,000           78,400    28.36%       36       OL
Mobil Oil Corporation                 Tractors/Construction    Oct-92      2,760,175           95,786                27-60     OL
                                         /Earth Moving         to Apr-94
Nabisco, Inc.                         Office Automation        Aug-95        337,594                -                 36       FP
National Steel Corporation            Construction Equipment   Jan-95      2,208,510           77,298    76.55%      60-84     FP
National Steel Corporation            Construction Equipment   Apr-95      3,675,997           83,148    88.15%      85-91     FP
Omnicom Group Inc.                    Office Automation        Oct-95        901,849                -                 36       FP
Omnicom Group Inc.                    Computers & Related      Aug-96         32,599                -                 36       FP
                                         Equipment

                                     A-26


Paramount Coal Corporation       40   Drill, Dozer             Jan-94        595,800           20,853    65.79%    61.5-91.5  FP
Pepsico, Inc.                         Materials Handling       Jan-94        146,926            5,142                48-60    OL/FP
Pepsico, Inc.                         Materials Handling       Jul-93        458,017           16,031                48-60    OL/FP
                                    to Sep-93
Pittston Coal Group              34   Mining                   Jul-92        846,883           29,641    78.76%       60       FP
Pittston Coal Group              34   Mining                   Mar-95        819,349           28,677    65.79%       60       FP
Quaker Coal Company              24   Rail Car Mover           Nov-95        263,984                -                 48       FP
Rochelle Coal Company            42   Mining                   Jan-93      6,303,701          220,630    70.34%       84       FP
Sebastiani Vineyards, Inc.            Wine Barrels             Apr-94        189,855            6,645                 60       FP
Sebastiani Vineyards, Inc.            Wine Barrels             Apr-95        180,253            6,309                 60       FP
Sebastiani Vineyards, Inc.            Wine Barrels             Apr-94        454,721           15,915                 36       FP
                                    to Jul-94
Signature Flight Support              Air Support Equipment    Jan-95      1,142,400           39,200                 84       FP
   Corporation
Tarmac America, Inc.             43   Crawler Dozer, Wheel     Aug-94        385,443           13,491    75.64%      60-84     FP
                                         Loader
Tarmac America, Inc.             43   Construction Equipment   Jan-95        210,438            7,365    80.90%       84       FP
Tarmac America, Inc.             43   Construction Equipment   Jul-95      1,309,300                -    79.82%       97       FP
                                    to Aug-95
TASC, Inc.                            Office Automation        Jan-95        131,008            4,585                 36       FP
TASC, Inc.                            Office Automation        Oct-95        601,701                -                 36       FP
                                    to Apr-96
The Dow Chemical Company              Material Handling,       Dec-92      2,221,228           77,743    74.80%      60-84     FP
                                         Research
The Dow Chemical Company              Research                 Feb-93        102,149            3,575    87.94%       60       FP
The Dow Chemical Company              Boom Lift                May-93         66,900            2,342    75.81%       60       FP
The Helen Mining Company         36   Mining                   Jan-92      3,816,507          133,578    32.62%       60       FP
                                    to May-92
The Kendall Company                   Office Automation        Nov-94        166,835            5,839                 36       FP
The Kendall Company                   Office Automation        Jan-95         86,108            3,014                 36       FP
The Kendall Company                   Office Automation        Apr-95        434,705           15,071                 36       FP
The Kendall Company                   Office Automation        Oct-95        568,370                -                24-36     FP
                                    to Jan-96
The Stop & Shop Supermarket           Bakery Labeling          Feb-96        368,500                -                 60       FP
   Company                               Machines
Trans Ocean Container            44   Intermodal Containers    Oct-93      3,001,930          105,068                 120      FP
   Corporation
Treasure Chest Advertising            Bin Stackers and         Dec-93        753,419           26,370                84-86     FP
   Company                               Trimmers              to Apr 94
Treasure Chest Advertising            Printing Press           Dec-93      3,478,749          121,756    88.28%       84       FP
   Company
Treasure Chest Advertising            Printing Press &         Aug-93      2,075,000           72,625    89.99%       66       FP
   Company                               Associated Equipment
Treasure Chest Advertising            Printing Press &         Feb-95        511,907           17,917                 84       FP
   Company                               Associated Equipment
Union Pacific Corporation             Intermodal               Jan-93      1,453,096           50,858    46.85%       60       OL
Union Tank Car Company                Rail                     Sep-92      6,460,600          225,666    23.25%      25-51     OL
                                    to Oct-92
USS/Kobe Steel Company           37   Materials Handling       Jul-94         35,920            1,257                 60       FP
USS/Kobe Steel Company           37   Dump Truck               Aug-92        256,000            8,960                 84       FP
USX Corporation                       Materials Handling       Jun-93      3,061,376          107,148    83.67%      54-69     FP
Xerox Corporation                     Materials Handling       Feb-95         26,092              913                 44       OL
Xerox Corporation                     AKT PVD System Upgrade   Jan-97         77,518                -                 54       FP
Xerox Corporation                     AKT PVD System           Jul-96      2,825,000                -    85.74%       60       FP
                                                                     ---------------- ----------------
                                ATEL Cash Distribution Fund IV total:   $108,734,880      $ 3,575,123
                                                                     ================ ================

ATEL Cash Distribution Fund V
Armco, Inc.                           Phone Mail System       Jan-96       $ 459,835         $ 16,094                 84       FP
Armco, Inc.                           Telephone System        Jan-97          31,932                -                 72       FP
                                         Upgrade
The Atchison, Topeka & Santa          Containers              Jan-95       1,926,930           67,443    62.75%       84       OL
   Fe Railroad Company
The Atchison, Topeka & Santa          Rail Car Containers     Jul-94       7,812,200          273,427    55.89%       84       OL
   Fe Railroad Company                   and Chassis
The Atchison, Topeka & Santa     45   Tank Containers         Nov-93         744,875           26,071                 84       FP
   Fe Railroad Company
Barney's, Inc.                   31   Retail Store Furniture  Oct-93       3,365,947          117,808    60.04%       60       FP
                                         and Fixtures
BJ's Wholesale Club              46   Materials Handling      Oct-94         613,998           21,490                 62       FP
BNMC Leasing, Inc.                    Over-the-road Tractors  May-94         141,540            4,954    35.62%        8       OL
Burlington Air Express                Materials Handling      Jan-95       1,720,008           60,200    75.87%       84       FP
                                    to Apr-95
Burlington Northern Railroad          Locomotives             Jan-95      12,350,000          432,250                 28       OL
Burlington Northern Railroad     47   Covered Hopper          Apr-96       9,344,563           60,848                 21       FP
                                         Rail Cars
Burris Foods, Inc.                    Over-the-road Trailers  May-94         245,296            8,585    21.16%        5       OL
Canadian Pacific Limited         47   Covered Hopper          Apr-96       1,798,388                -                 13       FP
                                         Rail Cars
Cargill, Inc.                    47   Covered Hopper          Apr-96         282,100                -                 36       FP
                                         Rail Cars
CF Industries, Inc.              47   Covered Hopper          Apr-96         528,938                -                 12       FP
                                         Rail Cars

                                      A-27


Chrysler Corporaion                   Materials Handling      Dec-94       1,300,286           45,510    76.79%       60       OL
                                    to Mar-95
Chrysler Corporation                  Over-the-road           Dec-93       1,379,490           48,282    54.62%       60       OL
                                         Tractors
Chrysler Corporation                  Materials Handling      Apr-96           9,296                -                 60       OL
Chrysler Corporation                  Forklifts               Jul-96          25,162                -                 60       OL
Chrysler Corporation                  Materials Handling      Apr-95         166,069            5,812    30.07%       60       OL
                                    to Jun-95
Chrysler Corporation                  Materials Handling      Nov-93       1,303,039           45,606    58.69%       60       OL
                                    to Jan-94
CITGO Petroleum Corp.                 Over-the-road           May-94         837,904           29,327    74.10%       36       OL
                                         Tractors
Clark Oil & Refining                  Retail Store Fixtures   Jan-94       1,268,656           44,403                 36       OL
   Corporation
Denver and Rio Grande Western         Auto Racks              May-94       7,180,000          251,300                 44      FP/OL
   Railroad
Emerson Electric Company              Over-the-road           May-94         237,149            8,300    27.39%       80       FP
                                         Trailers
Federal Paper Board                   Materials Handling      Jan-95       1,315,911           46,057                 36       OL
   Company, Inc.
Federal Paper Board                   Materials Handling      Apr-95         930,814           32,578                 36       OL
   Company, Inc.
Federal Paper Board                   Forklifts, Wheeloader   Oct-94         167,791            5,873                 36       OL
   Company, Inc.
Foodmaker, Inc.                       Fixtures and Fittings   Jan-94       6,042,382          211,489    15.63%       60       FP
                                         and Trailers         to Oct-94
General Electric Company              Injection Molding       Feb-96       1,470,000           51,450    76.28%       120      FP
General Motors Corporation            Materials Handling      Jan-94       3,023,173          105,811    62.16%       60       OL
   (Service Parts Operation                                   to May-94
   Division)
General Motors Corporation            Materials Handling      Jul-94         893,382           31,268    73.33%       60       OL
   (Truck and Bus Division)
IBM Corporation                       Office Furniture        Aug-93       1,825,710           63,900                 48       OL
Illinois Central Railroad        47   Covered Hopper          Apr-96       1,234,188                -                12-40     FP
   Company                               Rail Cars
Ingersoll International, Inc.         Machine Tools           Jun-94       1,196,355           41,872                 72       FP
Kaiser Cement Corporation             Tractor and Dump Truck  Oct-93         984,671           34,463                 60       OL
Kraft, Inc.                           Over-the-road Trailers  May-94       1,000,353           35,012    91.49%       56       FP
McDonnell Douglas Helicopter          Office Automation       Aug-95         110,320            3,861                 36       FP
   Systems
Minteq International, Inc.       48   Turbo Laser             May-96         347,430                -                 36       FP
Minteq International, Inc.       48   Turbo Laser             Feb-94         461,800           16,163                 60       FP
Mobil Administrative Services    49   Helicopter              Jun-93         844,525           29,558                 24       OL
   Company, Inc.
Mobil Oil Corporation                 Environmental Ejector   Jul-93         423,000           14,805                 36       OL
                                         Systems
Mobil Oil Corporation                 Wheel Loader            Oct-93          70,200            2,457                 36       OL
Mobil Oil Corporation                 Materials Handling      Jan-95         853,093           29,858                 60       OL
Mobil Oil Corporation                 Liquid Petroleum Tank   Oct-95      12,863,591          450,226    75.74%       240      FP
                                         Cars                 to Jan-96
Montana Rail Link, Inc.          47   Covered Hopper Rail     Apr-96         846,300                -                 12       FP
                                         Cars
Nabisco, Inc.                         Office Automation       Mar-95         426,420           14,925                 36       OL
Nabisco, Inc.                         Office Automation       Oct-95         190,442            6,665                 36       FP
National Steel Corporation            Wheel Loader            Oct-94         253,527            8,873    55.74%       60       FP
National Steel Corporation            Materials Handling      Oct-94          64,650            2,263    46.63%       49       OL
National Steel Corporation            Materials Handling      Jan-95       1,649,465           57,731    59.70%       61       OL
National Steel Corporation            Materials Handling      Jan-95          66,134            2,315    51.26%       36       OL
National Steel Corporation            Materials Handling      Apr-95         873,161           30,561    63.31%       61       OL
National Steel Corporation            Materials Handling      Apr-95         609,500           21,333    56.28%       49       OL
National Steel Corporation            Bulldozer / Crane       Oct-95       2,137,183           74,801    78.44%       90       FP
Occidental Chemical                   Barges                  Aug-94       2,798,303           97,941    56.31%       16       OL
   Corporation
Omnicom Group, Inc.              50   Office Automation &     Jan-96       1,458,896           51,061                36-60     FP
                                         Office Furniture
Owens Corning Fiberglas Corp.         Materials Handling      Aug-93         157,462            5,511                 36       OL
Pegasus Gold Corporation         51   Surface Mining          Jan-96       7,280,747          254,826    79.77%       84       FP
Praxair, Inc.                         Over-the-road           May-94         668,114           23,384    52.77%       27       OL
                                         Tractors
Primark Corporation                   Office Automation       Jul-95         143,449            5,021                 36       FP
                                    to Apr-96
PV Trucking                           Over-the-road           May-94          75,332            2,637                 18       FP
                                         Tractors
Quaker Coal Company              24   Haul Truck & Crawler    Oct-94       2,626,953           91,943                24-30     OL
                                         Tractor
Quaker Coal Company              24   Mining Equipment        Jan-95       3,000,000          105,000                 24       OL
Quaker Coal Company              24   Haul Trucks & Tractor   Oct-95       2,877,672          100,719                48-60     FP
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Jun-96         436,331                -                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Jul-96         499,131                -                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Sep-96         450,273                -                 60       FP
                                         Fixtures &
                                         Equipment

                                      A-28

Quantum Restaurant Group, Inc.   52   POS System              Sep-96          33,023                -                 60       FP
Quantum Restaurant Group, Inc.   52   POS System              Oct-96          36,185                -                 60       FP
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Oct-97         432,328           15,131                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Oct-97         425,437           14,890                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Oct-97         205,981            7,209                 60       FP
                                         Fixtures &
                                         Equipment
Roper Corporation                     Forklifts               Jan-96         243,659            8,528                 84       FP
Roper Corporation                     Industrial Batteries    Sep-96          30,882                -                 76       FP
Schwegmann Giant Super           53   Fixtures & Equipment    Jul-95       5,058,331          176,161                 60       FP
   Markets, Inc.
Sebastiani Vineyards, Inc.            Bottling Equipment      Apr-94         113,673            3,979                 48       OL
Sebastiani Vineyards, Inc.            Wine Barrels            Apr-95          95,848            3,355                 36       FP
Smitty's Super Valu, Inc.        54   Retail Store            Jan-96       4,709,326          164,826    64.27%       60       FP
                                         Furniture &
                                         Fixtures
Soo Line Railroad Company        47   Covered Hopper          Apr-96       1,586,813                -                 12       FP
                                         Rail Cars
Star Enterprise                       Over-the-road Tractors  May-94         923,533           32,324    59.16%       32       OL
Tarmac America, Inc.             43   Concrete Trucks with    Sep-94       5,937,371          207,808    76.81%       48       FP
                                         Mixers               to Oct-94
Tarmac America, Inc.             43   Construction Equipment  Sep-95       1,491,348           52,197    70.16%       84       FP
                                    to Jan-96
Tarmac America, Inc.             43   Concrete Trucks with    Sep-95       1,982,071           69,372    75.27%       97       FP
                                         Mixers               to Oct-95
TASC, Inc.                            Office Automation       Jan-95         237,685            8,319                 18       OL
TASC, Inc.                            Office Automation       Apr-96         522,280           16,716                18-36     FP
Texaco Trading and                    Over-the-road Tractors  May-94       4,485,676          156,999    60.91%      32-68    FP/OL
   Transportation, Inc.                  & Trailers
The Dow Chemical Company              Copiers                 Jul-94         272,809            9,548                 36       OL
The Dow Chemical Company              Office Equipment        Apr-95         122,800            4,298                 36       FP
The Dow Chemical Company              Office Automation       Oct-94         377,702           13,220                 36      OL/FP
                                    to Jan-95
The Kendall Company                   Office Automation       Oct-96           3,735              131                 36       FP
The Pillsbury Company                 Harvesting Equipment    Oct-94       1,643,101           57,509    84.91%       60      FP/OL
The Pittston Company             34   Construction & Mining   Jan-94      14,037,683          491,319    38.93%      49-61    OL/FP
                                         Equipment            to Dec-94
Tom's Foods, Inc.                     Over-the-road Tractors  May-94         259,102            9,069    35.23%        9       OL
Trans Ocean Container            44   Intermodal Containers   Oct-93       5,000,683          175,024                 120      OL
   Corporation
Treasure Chest Advertising            Printing Press &        Oct-93       2,069,950           72,448    77.94%      60-84     FP
   Company, Inc.                         Associated
                                         Equipment
Treasure Chest Advertising            Printing Press and      Aug-96         287,320            9,051                 84       FP
   Company, Inc.                         Associated
                                         Equipment
Treasure Chest Advertising            Printing Press &        Jul-95       2,325,000           81,375    46.50%       66       FP
   Company, Inc.                         Associated           to Nov-95
                                         Equipment
Tyson Foods, Inc.                     Tractors / Trailers     Jul-93       5,785,000          202,475    26.95%      36-84     OL
                                    to Aug-93
Union Carbide Corporation             Rail Tank Cars          Aug-95       4,835,759          140,000    39.30%      68-92     FP
USS / Kobe Steel Company         37   Wheel loader, Crane     Jan-94         603,352           21,117                60-84    FP/OL
                                         & Lift Truck
                                                                     ---------------- ----------------
                                 ATEL Cash Distribution Fund V total:   $186,897,181      $ 5,956,319
                                                                     ================ ================

ATEL Cash Distribution Fund VI
A T & T Communications, Inc.     55   Printers                Aug-95     $ 1,578,500         $ 46,200                 36       OL
                                    to Nov-95
A T & T Communications, Inc.     55   Printers                Jul-96       1,171,302           17,192                 34       OL
                                    to Dec-96
A T & T Communications, Inc.     55   Printers                Nov-97         912,252                                 28-32     OL
A T & T Communications, Inc.     55   Printers                Jun-96         540,181           15,752                28-34     OL
                                    to Jul-96
American President Trucking      17   Tractors and trailers   Nov-95         759,092           22,773    30.18%        8       OL
   Company, Ltd.
Applid Magnetics Corporation          Manufacturing           Sep-96       7,435,380          223,061    71.50%       60     OL/FP
                                    to Oct-96
Applied Magnetics Corporation         Sputter                 Jul-96       3,274,642           98,239    78.86%       60       FP
Armco, Inc.                           Link-Belt Scrapmaster   Oct-95         388,993           11,670                 36       OL
Armco, Inc.                           Data processing         Nov-95          67,829            2,035                 37       FP
Armco, Inc.                           Office Automation       Jul-96         109,416            3,282                 30       FP
Armco, Inc.                           Office Automation       Jan-97          60,655                                  72       FP
AT&L Railroad Company            47   Covered Hopper          Apr-96          35,263            1,050                 12       FP
                                         Rail Cars
Atchison, Topeka & Santa Fe           Containers              Oct-94       9,196,811          298,896    60.53%       84       OL
   Railroad Company                                           to Jan-95
ATS Automation Tooling                Machine Tools           Apr-96         379,551           77,093                 60       FP
   Systems, Inc.                                              to Oct-96
ATS Automation Tooling                Machine Center          Oct-96         330,901            3,513                 60       FP
   Systems, Inc.                                              to Jan-97

                                     A-29


BJ's Wholesale Club              46   Materials Handling      Jul-95         931,635           30,278                 63       OL
Burlington Northern Railroad     47   Covered Hopper          Apr-96      13,223,438          396,703                 21       FP
                                         Rail Cars
Canadian Pacific Limited         47   Covered Hopper          Apr-96       2,433,113           72,450                 13       FP
                                         Rail Cars
Cargill, Inc.                    47   Covered Hopper          Apr-96         352,625           10,500                 36       FP
                                         Rail Cars
Certified Grocers of                  Materials Handling      Oct-96         637,702           19,131                 60       OL
   California
CF Industries, Inc.              47   Covered Hopper          Apr-96         705,250           21,000                 12       FP
                                         Rail Cars
Chrysler Corporation                  Materials Handling      Feb-96       1,749,200           52,476    69.99%      53-60     OL
                                    to Jul-96
Chrysler Corporation                  Materials Handling      Mar-95       5,925,384          184,233    66.83%       60       OL
                                    to Dec-95
Chrysler Corporation                  Materials Handling      May-96       2,419,598           69,832    69.93%      52-60   OL/FP
                                    to Oct-96
Consolidated Rail Corporation         Locomotives             Sep-95      22,353,332          668,372    57.02%       60       OL
Consolidated Rail Corporation         Intermodal Container    Jan-96       2,502,750           75,083                 60       OL
                                         Chassis
Coors Transportation Company     56   Refrigerated Trailers   Nov-95         797,704           23,931    47.35%       21       OL
Fairmont Homes, Inc.                  Materials Handling      Apr-96         644,565           19,337                 60       OL
Federal Paper Board Company           Materials Handling      Apr-96       1,740,861           52,226    70.43%      36-60     OL
                                    to Jun-96
Federal Paper Board Company           Materials Handling      Jul-95       5,401,765          166,124    57.05%      36-84    OL/FP
                                    to Jan-96
General Electric Company -            Office Filing System    Jan-97         101,685                                  60       FP
   Aircraft Engines
General Motors Corporation            Manufacturing           Jul-95         652,232           19,567                 36       OL
                                         Equipment
Gerber Products Company               Materials Handling      Oct-96         197,035            5,911                 60       FP
Hastings Leasing Limited         57   Trucks &                Aug-96      20,242,332          607,270    90.58%       80       FP
                                         Miscellaneous
Illinois Central Railroad        47   Covered Hopper          Apr-96       1,692,600           50,400                12-40     FP
   Company                               Rail Cars
IMC Fertilizer, Inc.                  Rail Tank Cars          Sep-95       1,266,374           37,991                 27       OL
Mobil Oil Corporation                 Tractor                 Jul-96          78,327            2,350                 36       OL
Mobil Oil Corporation                 Materials Handling      Oct-96         185,726            5,256                 36       OL
Mobil Oil Corporation                 Hydraulic Crane         Oct-96         160,773            4,823                 84       OL

Mobil Oil Corporation                 Liquid Petroleum        Jan-96      16,110,807          483,324    75.44%       240      FP
                                         Tank Cars            to Feb-96
Montana Rail Link, Inc.          47   Covered Hopper          Apr-96       1,198,925           35,700                 12       FP
                                         Rail Cars
Nabisco, Inc.                         Office Automation       Apr-95         709,572           23,061                 36       OL
National Steel Corporation            Hydraulic Shovels       Jul-96       6,245,062          187,352    69.96%       60       OL
National Steel Corporation            Steel Yard Equipemt     Jan-97         948,705           14,543                48-60   OL/FP
National Steel Corporation            Steel Yard Equipemt     Oct-96         338,674           10,160    75.58%       60       FP
National Steel Corporation            Wheel Loaders &         Jan-96       4,710,131          141,304    59.68%      36-90   OL/FP
                                         Forklifts            to Apr-96
National Steel Corporation            Materials Handling,     Jul-95       1,525,887           49,517    66.05%      60-90   OL/FP
                                         Tractors & Trailers  to Oct-95
National Steel Corporation            Cranes & Loaders        Jul-96       1,099,210           32,976    72.33%      36-84   FP/OL
                                    to Oct-96
NEC Electronics, Inc.            58   Manufacturing           Jan-96      18,320,603                     66.67%       51     OL/FP
NVR, Inc.                             Roof Truss Assembly     Jul-96          78,484            2,355                 84       FP
Omnicom Group, Inc.              50   Office Automation       Apr-95       2,232,559           68,290                36-60   OL/FP
                                    to Oct-95
Omnicom Group, Inc.              50   Television Production   Jul-96       1,080,056            4,819                 48       FP
                                         Equipment            to Oct-96
Overnite Transportation               Tractors                Apr-96       2,140,643           62,961                 36       OL
   Company
Peerless Eagle Coal Company      59   Haul Trucks &
                                         Construction         Jul-95       5,184,875          168,508    59.29%       48       OL
Perdue Transportation            60   Freightliner Tractors   Nov-95         536,740           16,102    62.74%       24       OL
   Incorporated
Quaker Coal Company              24   Wheel Loaders, Drill    Jan-96       3,298,935           98,968                 48       FP
                                         & Grader
Quantum Restaurant Group, Inc.   52   Restaurant Furniture    Oct-96         253,676            7,610                 60       FP
                                         & Fixtures
Quantum Restaurant Group, Inc.   52   POS System              Nov-96          33,815                                  60       FP
Sebastiani Vineyards, Inc.            Bottle Labeler          Feb-96         317,520            9,526                 60       OL
Signature Flight Support              Fuel Trucks             Jan-97       1,085,000                     85.01%      96-132    FP
   Corporation
Soo Line Railroad Company        47   Covered Hopper          Apr-96       2,256,800           67,200                 12       FP
                                         Rail Cars
Tarmac America, Inc.             43   Dragline                Jul-96       1,441,764           43,253                 84       FP
Tarmac America, Inc.             43   Concrete Mixer Trucks   Jul-96       4,787,890          143,637                 96       FP
                                    to Sep-96
Tarmac America, Inc.             43   Construction            Oct-94       3,114,870          101,233    71.69%       97       FP
                                         Equipment            to Nov-94
TASC, Inc.                            Office Automation       Jan-96       1,018,030           30,542                 36       FP
                                    to Jul-96
TASC, Inc.                            Office Automation       May-95       1,567,339           50,413                18-36    OL/FP
                                    to Oct-95
TASC, Inc.                            OfficeAutomation        Oct-96       2,654,244           11,629                 36       FP
                                    to Jul-97
Trans Ocean Container            44   Intermodal Containers   Jan-96       9,995,127          299,854                 120      FP
   Corporation
Tyson Foods, Inc.                     Office Automation       Jun-95         563,411           18,311                 24       OL
Xerox Corporation                     Binding & Finishing     Feb-95         646,466           19,981                 48       OL
                                         Equipment            to Jun-95
Xerox Corporation                     Materials Handling      May-95         144,527            4,456                 44       OL
                                    to Aug-95
                                                                     ---------------- ----------------
                                ATEL Cash Distribution Fund VI total:   $208,277,121      $ 5,623,585
                                                                     ================ ================

                                      A-30


ATEL Capital Equipment Fund VII

A.P.Moller (Maersk)              61   Intermodal Containers   Jan-98     $ 2,280,100                                  52       OL
Alliant Techsystems, Inc.             Semiconductor           Jan-98         138,505                                  8-16     OL
                                         Equipment
Anchor Glass Container                Office Automation       Jan-98         404,995                                  18       FP
   Corporation
Anchor Glass Container                Glass Packaging         Jan-98         371,282                     33.52%       3-6      OL
   Corporation                           Equipment
Anna Offshore Inc.                    Offshore supply         Apr-98      15,000,000                                  36       OL
                                         vessels
Applied Magnetics Corporation         Manufacturing           Jul-97       4,152,810                     85.33%       60       FP
                                         Equipment
Applied Magnetics Corporation         Wafer Fabrication       Dec-97       7,975,841                                 60-63     FP
                                         Equipment            to Jan-98
Archer Daniels Midland Company   62   Rail Tank Cars          Jan-98          42,875                                   6       OP
Arkansas Electric Cooperatives        Surface Mining          Jan-99       7,933,630                                  66       OL
Atmel Corporation                     Semiconductor           Jan-98       4,114,596                                  96       FP
                                         Manufacturing
                                         Equipment
Avon Products, Inc.                   Office Automation       Jan-98          29,415                                  17       FP
Blue Star Line Ltd.              61   Intermodal Containers   Jan-98       3,573,462                                  60       OL
Burlington Northern & Santa           GE B39-8 Diesel         Jul-98      16,200,000                                  36       OL
   Fe Railroad                           Electric
                                         Locomotives
Burlington Northern & Santa           Containers              Oct-98       9,280,000                                  84       OL
   Fe Railroad
Burlington Northern Railroad     63   GE Locomotives          Dec-96       5,010,960                                  13       OL
   Company
Cargill, Incorporated                 Covered Hopper          Sep-98       2,708,564                                  88       FP
                                         Railcar
Cargill, Incorporated                 Covered Hopper          Sep-98       1,173,946                                  28       FP
                                         Railcar
Cargill, Incorporated            64   Covered Hopper          Jan-97       6,534,000                                  72       FP
                                         Railcars
Certified Grocers of                  Forklifts               Jan-99          41,025                                  60       OL
   California, Ltd.
Certified Grocers of                  Forklifts               Jul-98         810,792                                  60       OL
   California, Ltd.
Chrysler Corporation                  Material Handling       Oct-96         982,293                                  60      OL/HP
                                         Equipment            to Dec-96
Columbus & Greenville            64   Boxcars                 Jan-97         667,000                                  16       FP
   Railway Company
Consolidated Diesel Company           Copiers                 Jan-98          15,697                                 10-13     FP
Consolidated Diesel Company           Machine Tools           Jan-98          15,161                                  14       OL
Consolidated Rail Corporation         Intermodal Containers   Sep-97       3,314,000                                  84       HP
                                         & Chassis            to Nov-97
Costain Coal, Inc.                    Euclid Hual Trucks      Jan-98         805,181                     58.22%       12       OL
Crowley Foods, Inc.                   Bag In Box Filler       Sep-98         330,496                                  60       OL
                                         & Line
Crowley Foods, Inc.                   Materials Handling      Sep-98          82,313                                  36       OL
                                         Equipment            to Oct-98
CVS Pharmacy, Inc.                    Phone Systems           Jan-99       2,426,385                                  60       FP
CVS Pharmacy, Inc.                    Materials Handling      Jun-99       1,152,971                                  60       FP
                                         Equipment
Danskin, Inc.                         Textile Manufacturing   Jan-98         255,718                                 6-15      OL
                                         Equipment
Dole Fresh Fruit Company         61   Intermodal Containers   Jan-98       3,876,170                                  44       OL
Empire Blue Cross and                 Office Furniture and    Jan-98         696,766                                  27       FP
   Blue Shield                           Fixtures
Exel Logistics, Inc.                  Tractors and            Jan-98         133,947                                   3       OL
                                         Trailers
Far Eastern Shipping Company     61   Intermodal Containers   Jan-98       2,257,299                                  75       HP
Farmland Hydro, L.P.             62   Rail Tank Cars          Jan-98         370,808                                  16       OL
First Union Rail Corporation   62, 74 Rail Tank Cars           N/A           478,836                                  N/A      N/A
General American                      Various Tank /          Jan-99       8,368,524                                  84       OL
   Transportation Company                Hopper Cars
General Electric Company /            Sun Enterprise SVR      Aug-98         308,343                                  36       OL
   General Electric                      Stations
   Aircraft Engines
General Electric Company /            Spectrometer            Nov-98          77,150                                  60       FP
   General Electric
   Aircraft Engines
General Electric Company /            Surface Grinders        Aug-98         135,510                                  60       OL
   General Electric                                           to Sep-98
   Aircraft Engines
General Electric Company /            Machining Centers       Jan-99       2,721,058                                  84       OL
   General Electric                                           to May-99
   Aircraft Engines
General Electric Company /            Machining centers       Sep-98       1,546,649                                  84       FP
   General Electric                                           to Jul-99
   Aircraft Engines
General Electric Company /            Blow Molding Machine    Jan-97         906,370                                  24       OL
   General Electric Plastics
General Electric Company /            Spectrometers           Mar-97         306,545                                  60       FP
   General Electric Plastics

                                      A-31

General Electric Company /            Trackmobile Railcar     Mar-97         166,602                                  60       OL
   General Electric Plastics             Mover
General Motors Corporation -          Forklifts               Jan-98         352,520                                  17       OL
   GM Powertrain Group
Grand Trunk Western Railroad     65   Remanufactured High     Jan-98       3,342,139                     56.64%       24       OL
   Incorporated                          Cube Boxcars
Great Salt Lake Minerals         62   Rail Tank Cars          Jan-98         481,261                                   7       OL
   Corporation
Group Management Services             Office Furniture        Jul-98          10,209                                  60       FP
Hallsmith-Sysco Food Services,        1999 Volvo WG42T        Aug-98         274,485                                  84       FP
   a division of Sysco                   Tractor
   Corporation
Hallsmith-Sysco Food Services,        1999 Trailmobile        Nov-98       1,054,033                                  96       FP
   a division of Sysco                   Refrigerated
   Corporation                           Trailers
Hallsmith-Sysco Food Services,        Volvo Tractors          Apr-98         823,455                                  84       FP
   a division of Sysco
   Corporation
Hallsmith-Sysco Food Services,        Trailmobile             May-98       1,209,055                                  96       FP
   a division of Sysco                   Refrigerated
   Corporation                           Trailers
Hambros Vendor Leasing Limited   66   Vehicles &              Sep-97       5,381,076                     78.56%      30-66     FP
                                         Sanitation Trucks
Hartz Foods, Inc.                     Refrigeration Units     Jan-98          18,422                                   9       FP
Hastings Leasing Limited         67   Trucks &                Oct-97      28,811,289                     88.85%     29-113     FP
                                         Miscellaneous
Hastings Leasing Limited         67   Medical Equipment       Oct-97       8,014,488                     91.66%      25-81     FP
Henry General Hospital                Hematology Analyzers    Jan-98         185,700                                  41       FP
                                         & Upgrades
Hughes Network Systems, Inc.          Remote Communication    Jan-98          97,237                     54.61%       6-9      OL
                                         Device
Hyplains Beef,  L.C.                  Racking and Conveyor    Jan-98       1,364,007                                  10       OL
                                         Equipment
IBM Corporation                       Stereolithography       Jan-98          30,026                                   7       OL
                                         Apparatus
Illinois Central Railroad        64   Boxcars                 Jan-97       1,610,000                                  36       FP
   Company
International Paper Company           Trackmobile Railcar     Jan-97         248,952                                  60       OL
                                         Mover
International Paper Company           Knuckle Boom Loader     Feb-97         213,095                                  72       FP
International Paper Company      68   Rail Log Cars           Oct-97       5,624,724                                  51       OL
International Paper Company           CAT Wheel Loaders       Jan-97         417,700                                  48       HP
                                    to Feb-97
International Paper Company           Hydraulic Excavator,    Jun-97         539,438                                  60       OL
                                         Lift Trucks, Loader  to Jul-97
International Paper Company           Knuckle Boom/           Sep-97         926,964                     2.84%       48-60    OL/HP
                                         Wheel Loaders        to Oct-97
International Rectifier               Wafer Fabrication       Jan-98         589,829                     8.45%        1-9      OL
   Corporation                           Equipment
ITO Corporation                       Forklifts               Jan-98         240,488                                 15-31     FP
Kawasaki Kisen Kaisha,           61   Intermodal Containers   Jan-98       2,614,728                                  52       OL
   Ltd. (K-Line)
Koppers Industries, Inc.         62   Rail Tank Car           Jan-98           5,400                                   6       OL
Kraft Foods, Inc.                     Office Furniture/       Jul-98       1,227,554                                 71-84     FP
                                         Fixtures             to Dec-98
Kraft Foods, Inc.                     Phone System            Jul-98         566,862                                 53-60     FP
                                    to Sep-98
Kraft Foods, Inc.                     Steelcase Office        Nov-97       1,154,439                                  84       FP
                                         Furniture &          to Jan-98
                                         Fixtures
Kraft Foods, Inc.                     Telephone System        Nov-97         549,980                                  60       FP
                                    to Jan-98
Louisiana Workers'                    Office Automation       Jan-98           2,199                                   1       OL
   Compensation Corporation
Maxtor Corporation               69   Electronic Test         Sep-97         533,698                                  36       HP
                                         Equipment
Maxtor Corporation               69   Computer Equipment      Jan-98         241,310                                   6       OL
McDonnell Douglas Helicopter          Lift Trucks             Apr-98          96,510                                  60       OL
   Company
Midland Enterprises, Inc.             Jumbo Hopper Barges     Dec-98       4,941,229                                 25-49     OL
Minteq International, Inc.            Geotronics Laser        Jan-97         689,350                                  36       HP
                                         Measuring Machine    to Mar-97
Minteq International, Inc.            Geotronics Laser        Sep-97       1,019,585                                  36       HP
                                         Measuring Machines   to Jan-98
Mobil Business Resources         70   Helicopters             Nov-96       1,650,000                                  36       OL
   Corporation
Mobil Business Resources         70   Helicopter              Oct-97       1,160,000                                  36       OL
   Corporation
Mobil Oil Corporation                 Wheel Loader            Jan-98          92,773                                  36       OL
National Steel Corporation            Haul Trucks/Loader/     Oct-98       7,735,693                                  60       OL
                                         Dozer                to Jan-99
National Steel Corporation            CAT Dozer Tractors      Apr-97         734,730                     75.36%       60       HP

                                      A-32

National Steel Corporation            CAT Dozer, Loaders      Jul-97       3,666,101                                  60       OL
National Steel Corporation            Motor Grader & Front    Oct-97       1,747,828                                  60       HP
                                         End Loader
National Steel Corporation            Crane & Wheel Loader    Jan-98         861,344                                  48       OL
National Steel Corporation            Omega Forklift &        Apr-98       1,286,210                                  60       HP
                                         Loaders
Nippon Yusen Kaisha, Ltd.        61   Intermodal Containers   Jan-98       8,715,760                                  96       FP
   (N.Y.K.Line)
North American Chemical               Mini Mag -              Jan-98          18,809                                   5       FP
   Company                               Flow Meters
NVR, Inc.                             Home Manufacturing      Nov-97         137,921                                  84       FP
                                         Equipment
NVR, Inc.                             Home Manufacturing      Oct-98         370,348                                  84       FP
                                         Equipment
NVR, Inc.                             Tee-Lok Roller Gantry   Aug-97         591,046                                  84       FP
                                         Systems              to Oct-97
Omnicom Group, Inc.              71   Office Furniture        Jul-97          20,292                                  60       FP
Omnicom Group, Inc.              71   Office Furniture        Jan-98       1,007,401                                  60       FP
Omnicom Group, Inc.                   Office Furniture        Jul-98         108,468                                  60       FP
Omnicom Group, Inc.                   Office Furniture        Jul-98           4,600                                  60       FP
PCS Phosphate Company, Inc.      62   Rail Tank Cars          Jan-98         175,000                                  25       OL
Pentagon Systems, Inc.                SMT-1200C Surface       Jan-98         106,842                                  35       FP
                                         Mount Placement
                                         System
Pioneer Chlor Alkali Company     62   Rail Tank Cars          Jan-98       1,614,144                                 15-60    OL/HP
PlasmaQuest , Inc.                    Office Automation       Jan-98           6,406                                   8       FP
PVS Technologies, Inc.           62   Rail Tank Cars          Jan-98         672,388                                 6-24      OL
Railcar, Ltd.                         Gondola and Hopper      Nov-98       4,550,304                                  120      OL
                                         Railcars
Ralphs Grocery Company                Forklifts               Jan-98         275,385                     8.49%        2-17     FP
Riceland Foods, Inc.             62   Rail Tank Cars          Jan-98         130,032                                   4       OL
Rose Acres Farms, Inc.                Food Processing         Jan-98         185,461                     62.96%       16       OL
                                         Equipment
Sarif, Inc.                           Wafer Fabrication       Jan-98         224,702                                  23       FP
                                         Equipment
Seaboard Commodity               62   Rail Tank Cars          Jan-98         525,618                                 6-22      OL
   Trading Company
Sebastiani Vineyards, Inc.            Wine Barrels            Jan-98         872,061                                 36-60    HP/FP
Sebastiani Vineyards, Inc.            Wine Barrels            Jul-98         201,470                                  36       HP
Sematec, Inc.                         Manufacturing           Oct-97       1,303,600                                  36       HP
                                         Equipment
Sematec, Inc.                         Manufacturing           Jul-98       2,400,000                                  36       OL
                                         Equipment
Sematech, Inc.                        Novellus Inova          Feb-99       3,500,000                                  36       FP
                                         Pvd System
Sierra Pacific Power             68   Coal Hopper Rail Cars   Dec-97       2,600,000                                  67       OL
   Company & Idaho Power
   Company
Signature Flight Support              Rampmaster Fuel Truck   Oct-98         320,700                                  96       FP
   Corporation
Signature Flight Support              Fuel Trucks             Apr-97         760,000                     89.01%       132      FP
   Corporation
Signature Flight Support              Fuel Trucks             Jan-98         620,000                     72.64%     96-132     FP
   Corporation
Signature Flight Support              Fuel Truck & Deicer     Apr-98         518,997                     78.24%       96       FP
   Corporation
Signature Flight Support              Isuzu Trucks            Jul-98         722,275                     78.53%       60       HP
   Corporation
Sisseton Milbank                 64   Covered Hopper          Jan-97         330,000                                  36       FP
   Railroad, Inc.                        Railcars
Smitty's Super Valu, Inc.             Furniture and Fixtures  Jan-98         451,861                                   3       OL
Sony Pictures                         Sony Monitors           Mar-98       1,278,900                                  36       OL
   Entertainment, Inc.
Sony Pictures                         Cybex / Tectrix         Jan-99          83,642                                  48       OL
   Entertainment, Inc.                   Fitness Equipment
Sony Pictures                         Laserjet Printers       Dec-98          78,820                                  36       OL
   Entertainment, Inc.                   & Equipment
Southern Illinois Railcar Co.    64   Covered Hopper          Jan-97         462,000                                  48       FP
                                         Railcars
Southern Pacific                      Locomotives             Jan-98         795,316                                   9       OL
   Transportation Company
Southwest Health Centre, Inc.         Siemens Mammographic    Jan-98          13,000                                   1       OL
                                         System
Stater Brothers Markets               Furniture and Fixtures  Jan-98          13,643                                   2       FP
Tarmac America, Inc.  /          72   CAT / Michigan Loaders  Apr-97         350,000                                  18       OL
   Tarmac Mid Atlantic, Inc.
Tarmac Minerals. Inc.            72   Steel Deck Barges       Jan-98       7,335,250                                  60       OL

                                     A-33


TASC, Inc.                            Office Automation       Apr-98       1,146,296                                  36       HP
TASC, Inc.                            Office Automation       Jul-98         848,065                                  36       FP
TASC, Inc.                            Office Automation       Jul-98       2,362,948                                  36       FP
                                    to Apr-99
TASC, Inc.                            Office Automation       Oct-97      1,169,828                                   36      HP/FP
                                    to Jan-98
The Pittston Company                  Fletcher Rr11-15        Dec-98         462,120                                  60       FP
                                         Roof Bolters
The Pittston Company                  Diesel Mantrip          Dec-98         140,500                                  60       FP
The Pittston Company                  Cat D11R Crawler        Oct-98       2,246,938                                  48       OL
                                         Tractors             to Dec-98
Thompson Pipe & Steel Company         Phone System,           Jan-98          31,918                                   1       OL
                                         Furniture and
                                         Fixtures
Thomson Saginaw Ball Screw            Machine Tools           Jan-98         488,918                                  16       OL
   Company
Triad International                   Aircraft Access and     Jan-98         954,125                     36.77%        3       OL
   Maintenance Corporation               Ground Support
                                         Equipment
Ultrabeam Lithography, Inc.      73   Manufacturing           Aug-98         971,517                                  48       FP
                                    to Feb-99
Ultrabeam Lithography, Inc.      73   Manufacturing           May-98         167,220                                  48       HP
Ultrabeam Lithography, Inc.      73   Manufacturing           Aug-98         220,887                                  48       HP
Ultrabeam Lithography, Inc.      73   Technical Instrument    Dec-97         269,888                                  48       HP
                                         Confocal Metrology
                                         System
United States Surgical                Assorted Manufacturing  Jul-98       3,747,760                                  120      FP
   Corporation                           Equipment
Universal City Florida                Office Automation       Oct-98       1,665,120                                  36       OL
   Partners                                                   to Apr-99
Wagner College                        Desktop PCs             Jan-98          91,951                                  7-9      OL
Wayne Farms,  a division of           Food Processing         Jan-98          64,686                                  12       OL
   Continental Grain Company             Equipment
Wisconsin Packing Company, Inc.       Forklifts               Jan-98          91,850                                  25       HP
Xerox Corporation                     FPD Inspection System   Jan-98       3,521,046                                  60       HP
Xerox Corporation                     Lift truck              Aug-98          21,921                                  44       OL
                                                                     ---------------- ----------------
                               ATEL Capital Equipment Fund VII total:   $279,750,668              $ 0
                                                                     ================ ================

                                                  TOTAL OF ALL FUNDS:   $946,694,006     $ 20,825,225
                                                                     ================ ================

                  TABLE V ACQUISITION OF EQUIPMENT FOOTNOTES

     (1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore "Commencement Date (s)" expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.

     (2) "Acquisition Cost" includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

     (3) "Acquisition Fees" include fees accrued by the program as of the Preparation Date. For partially funded Lease lines, additional fees may be expended by the program for future acquisitions made pursuant to the terms of the Lease.

     (4) "Percent Leverage" represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be "leveraged" (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.

     (5) "Lease Term" is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.

     (6) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term exceed or are equal to the Acquisition Cost of the Equipment. A designation of "OL" indicates that the aggregate rentals to be received during the Lease Term are less than the Acquisition Cost.

     (7) The interest in this transaction is held 1/3 by ATEL Cash Distribution Fund and 2/3 by ATEL Cash Distribution Fund II.

     (8) Guaranteed by both Fingerhut Corporation and by Primerica Corporation, as successor in interest to American Can Company.

     (9) In March 1992, Financial News Network ("FNN"), a lessee of ATEL Lease Income Fund, ATEL Cash Distribution Fund and ATEL Cash Distribution Fund II, filed for protection under Chapter 11 of the U.S. Bankruptcy Act. Subsequent competitive bidding between CNBC (a division of General Electric Company) and a partnership consisting of Dow Jones, Inc. and Group W (Westinghouse) developed for the purchase of FNN assets. This bidding resulted in the sale of certain FNN assets, principally its subscribers, to CNBC for $145 million in cash and the assumption of $9.3 million in liabilities. The proceeds from the sale were distributed beginning in June 1992 resulting in the recovery of substantially all of the programs' remaining investment in the Equipment.

     (10) A 34.41% interest in this transaction was acquired by ATEL Cash Distribution Fund. The remaining 65.59% was acquired by ATEL Cash Distribution Fund II.

     (11) Guaranteed by Fingerhut Corporation.

     (12) Credit support provided by an Investment Agreement of Nord Kaolin Corporation and of Nord Resources Corporation.

     (13) These transactions are all leveraged under one non-recourse note with Sogelease Corporation.

     (14)  Leased  to  Teledyne  Wah  Chang  Albany,   a  division  of  Teledyne
Industries, Inc.

     (15) ATEL Cash Distribution Fund holds a one-half interest in this transaction, the remaining half interest was acquired by ATEL Financial Corporation on identical terms.

     (16) Guaranteed by Addington Resources.

     (17) Guaranteed by American President Companies.

     (18) A 97.75%  interest in  Equipment  Schedule  No. 2 was acquired by ATEL
Cash Distribution Fund II. The remaining 2.25% interest in that Schedule was acquired by ATEL Lease Income Fund.

     (19)  Lease   originally  with  Hammermill  Paper  Company  as  lessee  and subsequently assumed by International Paper Company.

     (20) Lease assigned to and assumed by Liggett & Meyers Tobacco Company, with recourse retained against the original Lessee.

     (21) On January 1, 1991 Midway Airlines, Inc., the lessee of the DC9-32 in which ATEL Cash Distribution Fund II and ATEL Cash Distribution Fund III owned interests, suspended payments on its debt and aircraft leases. On March 26, 1991, the Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Act. On September 4, 1991, the non-recourse lender, John Hancock Leasing Corporation, exercised its right to foreclose on the aircraft. As this investment represents a relatively small portion of the programs' total equity and anticipated cash flow, the General Partners do not believe that the adverse developments with respect to this investment will have a material effect on their respective operations, cash flows or rates of cash distributions. The beneficial interest in the Equipment was held two-thirds by ATEL Cash Distribution Fund II and one-third by ATEL Cash Distribution Fund III.

     (22) Equipment operated by the Eureka Company, a division of Lessee, an indirect subsidiary of AB Electrolux, Sweden.

     (23) Guaranteed by Reynolds and Reynolds.

     (24) On December 31, 1997, this lessee requested a moratorium on lease payments from January through March 1998. ATEL Cash Distribution Fund V is currently negotiating a settlement with the lessee.

     (25) On October 13, 1993 the lessee, Rocky Mountain Helicopters, Inc., filed for protection under Chapter 11 of the U. S. Bankruptcy Act. The aircraft which was the subject of the lease was delivered to ATEL Cash Distribution Fund II, prior to the petition for bankruptcy and was sold by the lessor. The proceeds of the sale satisfied in full the non-recourse debt obligation owed to USX Credit Corporation and the excess was applied to mitigate the lessor's claim against the lessee. The lessor subsequently filed and was allowed an unsecured claim in the amount of $776,542. Through June 30, 1997, the lessor has received $310,617 on this claim, representing 40% of the allowed claim. The sum of the proceeds from the rents, sale of the aircraft and the claim filed in bankruptcy has resulted in a recovery exceeding the lessor's original investment in the aircraft.

     (26) Assigned to and assumed by various subsidiaries of Lessee. Recourse retained against Lessee. Lessee subsequently changed its name to SMC Mining Corporation.

     (27) Guaranteed by Continental Medical Systems, Inc.

     (28) An indirect subsidiary and joint venture of Kaiser Aluminum & Chemical Corporation and Norsk Hydro.

     (29) Guaranteed by United States Surgical Corporation.

     (30) Acquisition Cost represents one-half of the total Equipment Acquisition Cost. Title to this Equipment is held in an equipment trust where one-half of the beneficial interest in the Equipment is owned by ATEL Cash Distribution Fund III and one-half by ATEL Cash Distribution Fund IV.

     (31) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

     (32) Guaranteed by Nord Resources Corporation. Subsequently the lease was assigned without recourse to DBK Minerals, Inc. with a guarantee of Dry Branch Kaolin Company.

     (33) Lessee indicated is the parent of Central Ohio Coal Company and Southern Ohio Coal Company. The Lease transaction represents three distinct leases with subsidiary companies. Credit support is provided by the parent, Ohio Power Company by an Inducement Letter.

     (34) The Lessee name is indicated for convenience only. The actual Lessees are Paramount Coal Corporation, Clinchfield Coal Company, Heartland Resources, Inc., Motivation Coal Company, Elkay Mining Company, Holston Mining, Inc. and Meadow River Coal Company, all subsidiaries of The Pittston Company. The Lease is guaranteed by The Pittston Company.

     (35) Title to the Equipment and Lease transaction is held by an equipment trust. A divisible 1/2 beneficial interest in the equipment trust is owned by the program. The remaining divisible 1/2 beneficial interest in the equipment trust is owned by a non-affiliate.

     (36) Guaranteed by Quaker State Corporation. This lease was subsequently assigned to Costain Coal Company on a recourse basis. In 1996, the assignee defaulted on a lease payment, which default was subsequently cured. The lessor is currently negotiating a settlement with the assignee, lessee and guarantor.

     (37) Lessee is a partnership formed by United States Steel Corporation and Kobe Steel Corporation.

     (38) Title to the Equipment and Lease transaction is held by an equipment trust. Partnership owns a 17.3199% beneficial interest in the equipment trust.

     (39)  Subject  to  a   remarketing   agreement   with   General   Motors  -
Electro-Motive division.

     (40) Guaranteed by The Pittston Company.

     (41) Guaranteed by CBI Industries, Inc. Subsequently guaranteed by Praxair, Inc.

     (42) Guaranteed by Peabody Holding Company, Inc.

     (43) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.


     (44)The equipment is subject to operating leases and managed by the lessee under a pooled management arrangement. Rentals are variable. Average monthly lease payments are estimated based on the minimum lease payments to be received on similar Equipment owned by a prior program.

     (45) Lessee has limited option to terminate at 36 months and 60 months, subject to a remarketing agreement with Bond International (US), Inc.

     (46) A division of Waban, Inc.

     (47) Equipment is subject to a full payout management agreement with MRXX Corporation.

     (48) Guaranteed by Mineral Technologies, Inc.

     (49) Guaranteed by Mobil Corporation.

     (50) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services; and TLP, Inc.

     (51) This lessee filed for protection under Chapter 11 of the United States Bankruptcy Code on January 16, 1998. As this lease has been leveraged using non-recourse secured debt, the General Partner does not feel that the effect of the bankruptcy will have a material adverse impact on the performance of ATEL Cash Distribution Fund V.

     (52) The lessee name  represents  the  guarantor  of the lease  obligations
(which has since changed its name to the Morton's Restaurant Group, Inc.). Actual lessees are various subsidiaries of the guarantor.

     (53) This lessee defaulted on a portion of its lease payments in October 1997. ATEL Cash Distribution Fund V is currently negotiating a possible settlement with the lessee.

     (54) Guaranteed by Smith's Food & Drug Centers.

     (55) Subject to a remarketing/residual sharing agreement with AT&T Credit Corporation.

     (56) Guaranteed by Adolf Coors Company.

     (57) The end-users of the Equipment are various governmental entities in the United Kingdom.

     (58) Guaranteed by NEC Corporation.

     (59) Guaranteed by A.T. Massey Coal Company, Inc.

     (60) Guaranteed by Perdue Farms, Inc.

     (61) Subject to a management agreement with Transamerica Leasing, Inc.

     (62) Subject to a management agreement with First Union Rail Corporation.

     (63) Title to the Equipment and Lease is held by an equipment trust. A divided beneficial interest in the trust representing 24 of 34 of the diesel-electric locomotives is owned by the program. A divided beneficial interest in the trust representing the remaining 10 diesel-electric locomotives has been assigned to a non-affiliate, however, such interest continues to be managed by an affiliate of the program.

     (64) The equipment is subject to a full payout management agreement with MRXX Corporation.

     (65) Title to the equipment is held in a trust. A divided beneficial interest in the trust representing 130 of 291 boxcars is owned by the program. A divided interest in the trust representing the remaining 161 boxcars continues to be owned by the seller of the program's interest, which seller is a non-affiliate.

     (66)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hambros Vendor Finance Limited and include a residual sharing agreement.

     (67)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hastings Leasing Limited and include a residual sharing agreement.

     (68) Title to the equipment is held in a trust. The program has a 100% undivided beneficial interest in the trust.

     (69) Guaranteed by Hyundai Electronics Industries Co., Ltd.

     (70) Guaranteed by Mobil Corporation.

     (71) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

     (72) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.

     (73) Co-lessee under the lease with Ultratech Stepper, Inc., UltraBeam Lithography, Inc. and Verdant Technologies, Inc. as additional co-lessees.

     (74) The lessee name represents the manager of the rail tank cars. These rail tank cars are not currently subject to a fixed term lease.

                                    TABLE VI

                         SALES OR DISPOSALS OF EQUIPMENT


ATEL Lease Income Fund, ATEL Cash Distribution Fund, ATEL Cash Distribution Fund II, ATEL Cash Distribution Fund III, ATEL Cash Disitribution Fund IV, ATEL Cash Distribution Fund V, ATEL Cash Distribution Fund VI and ATEL Capital Equipment Fund VII have disposed of equipment in their portfolios as of June 30, 1999. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----

ATEL LEASE INCOME FUND 1985-A
Colour Graphics                 Computer system              Feb-87             $ 34,500  Oct-93         $ 2,525       $ 44,483
Colour Graphics                 Office Information Systems   Jul-88               45,000  Jan-94          11,200         55,777
Educational Loan Services,      Office Information Systems   May-86               33,050  Oct-90             900         31,350
     Inc.
Federal Home Loan Bank of       Office Information Systems   May-86               39,127  Apr-90             870         36,800
     New York
Financial News Network, Inc.    Studio and Broadcasting      Feb-90               14,777  Jun-92          11,493          2,027   5
Gorham, Inc.                    Office Information Systems   May-86               38,799  Mar-90           2,300         45,180
Long Lake Staionary, Inc.       Binding Equipment            May-87                4,023  Jul-92               1          6,242
Philip Morris, U.S.A.           Office Information Systems   May-86               13,297  Jan-89           3,600         12,400
Philip Morris, U.S.A.           Office Information Systems   May-86               21,584  Aug-92               -         22,050
Polaroid Corporation            Office Information Systems   May-86               48,028  Jan-90           4,500         45,000
Rohr Industries, Inc.           Motor Vehicle                Jan-89               12,451  Apr-95           6,400         17,843
Rohr Industries, Inc.           Motor Vehicle                Apr-89                8,376  Jul-92           4,723          8,558
                                                                           --------------          -------------- --------------
                                                                               $ 313,012                $ 48,512      $ 327,710
                                                                           ==============          ============== ==============

ATEL CASH DISTRIBUTION FUND
Acushnet Company                Office Information Systems   Jan-87            $ 140,287  Dec-91         $ 4,545      $ 156,000
Alachua General Hospital        MRI Scanner                  Jan-89              641,593  Jan-95               1        699,453
Alachua General Hospital        Tractor                      Jan-89               15,327  Sep-92           9,000         15,900   6
American Motors Corporation     Lift Trucks                  Oct-87              217,066  Jun-97          57,000        229,029
American Motors Corporation     Lift Trucks                  Oct-87              109,751  Mar-93          31,800        141,636
American Motors Corporation     Lift Trucks                  Oct-87               55,579  Apr-93          15,956         71,727
American Motors Corporation     Lift Truck                   Oct-87               34,494  May-89          30,818         10,117
American Motors Corporation     Lift Trucks                  Oct-87               25,754  Sep-92           6,200         31,306
American Motors Corporation     Lift Trucks                  Oct-87               15,201  Feb-94           4,500         22,886
American Motors Corporation     Lift Trucks                  Oct-87               12,877  Jan-93           3,200         15,863
American Motors Corporation     Hoist Mill Truck             Dec-87              104,834  Mar-93          18,000        131,164
American Motors Corporation     Lift Truck                   Dec-87               29,709  Jun-97               -         21,189
American Motors Corporation     Lift Trucks                  Jan-88               45,385  Dec-92           7,000         63,268
Anaheim Memorial Hospital       CAT Scanner                  Jan-88              814,696  Apr-93          88,000        839,938
Campbell Soup Company           Reach / Walkie Trucks        Mar-87               79,248  Sep-93           2,700         89,216
Campbell Soup Company           Lift Truck Battery Chargers  Mar-87               37,127  Aug-93          12,435         38,812
Campbell Soup Company           Lift Truck                   Mar-87               34,790  Jun-90          30,000         19,575
Campbell Soup Company           Lift Truck                   Mar-87               25,668  Jul-94           5,022         31,663
Campbell Soup Company           Lift Truck                   Mar-87               19,763  Oct-95           2,000         27,283
Campbell Soup Company           Lift Truck                   Mar-87               19,491  May-95               -         25,976
Campbell Soup Company           Batteries / Chargers         Mar-87               12,417  Dec-93           4,250         13,977
Campbell Soup Company           Lift Trucks                  Mar-87               10,584  Dec-97          11,000         36,430
Campbell Soup Company           Lift Truck                   Apr-87               24,550  Apr-91          17,764         17,765
Campbell Soup Company           Lift Truck                   Apr-87                4,997  Apr-91           3,616          3,616

                                      A-40

Campbell Soup Company           Lift Truck                   Apr-87               63,153  Dec-97          20,873         71,540
Color Graphics Corporation      645-MSS Output Scanning      Dec-86              232,533  Mar-94          20,000        303,307
                                     Station
Enron Corp.                     Office Information Systems   Jun-88               88,364  Jun-91          17,857         90,326
Enron Corp.                     Office Information Systems   Jun-88               87,399  Feb-92          10,650         85,140
Enron Corp.                     Office Information Systems   Jun-88               79,726  Mar-92           8,000         76,968
Financial News Network, Inc.    Studio and Broadcasting      Mar-90              935,918  Jun-92         747,617        123,050   7
GAF Corporation                 Lift Trucks                  Oct-87              459,660  Nov-92          94,575        457,460
GAF Corporation                 Joy Filler                   Mar-88              535,257  Dec-97          44,525        822,498
Galardi Group                   Restaurant FF&E              Jun-94              247,000  Oct-96         147,148        173,042
Hartford Insurance Group        Communication                Jul-88               93,252  Jul-93           3,618        106,785
Imperial Plastics, Inc.         Injection Molding            Jun-87              137,247  Apr-94          67,000        147,445
Imperial Plastics, Inc.         Injection Molding            Dec-87              150,879  Apr-94          64,000        170,530
Imperial Plastics, Inc.         Injection Molding            Jan-88              194,944  Apr-94          77,000        229,797
Imperial Plastics, Inc.         Air Compressor Temperature   Mar-88               66,883  Apr-94          17,000         71,949
                                   Control Unit
Martin Marietta Corporation     Communication                Apr-88              296,550  Aug-93             500        277,184
Martin Marietta Corporation     Communication                Apr-88              148,275  Jun-92          16,000        138,592
Nord Kaolin Company             Hydraulic Excavator          May-87              163,490  Mar-93          45,000        184,567
Nord Kaolin Company             Komatsu Crawler Tractor      Aug-87               50,693  Jul-96          12,000         36,492
Nord Kaolin Company             Lift Trucks                  Sep-87               15,633  Oct-95           3,500         27,386
Nord Kaolin Company             Magnetic Separator           Oct-87              160,669  Dec-96          25,000        150,087
Nord Kaolin Company             Industrial Truck             Oct-89               13,745  Oct-97           3,000         20,856
Polaroid Corporation            Office Information Systems   Mar-87               37,819  Apr-92           2,475         41,005
Putnam County Hospital          Spectrum Analyzer            May-88              114,950  May-94           2,000        158,780
Rohr Industries, Inc.           Motor Vehicle                Jul-87               14,790  Feb-93           4,175         17,080
Rohr Industries, Inc.           Motor Vehicle                Jan-88                9,346  Aug-96           3,232         11,495
Rohr Industries, Inc.           Motor Vehicle                Feb-88               12,060  Aug-96           1,502         14,896
Rohr Industries, Inc.           Motor Vehicle                Mar-88               16,421  Feb-93           4,575         19,073
Rohr Industries, Inc.           Motor Vehicle                Apr-88               16,183  Aug-93           3,977         18,986
Rohr Industries, Inc.           Motor Vehicle                Apr-88               16,052  Feb-96           5,000         21,252
Rohr Industries, Inc.           Motor Vehicle                Apr-88               14,630  Apr-91           5,725         13,106
Rohr Industries, Inc.           Motor Vehicle                Apr-88               14,028  Dec-95           4,630         20,629
Rohr Industries, Inc.           Motor Vehicle                Apr-88               13,330  Oct-92           2,530         15,081
Rohr Industries, Inc.           Motor Vehicle                Apr-88               12,932  Apr-91           4,380         11,585
Rohr Industries, Inc.           Motor Vehicle                Apr-88               12,060  Apr-91           3,498         10,804
Rohr Industries, Inc.           Motor Vehicle                Apr-88               12,060  Apr-91           3,198         10,804
Rohr Industries, Inc.           Motor Vehicle                Apr-88                9,356  Aug-96           3,332         12,647
Rohr Industries, Inc.           Motor Vehicle                May-88               13,981  Sep-95           3,900         20,280
Rohr Industries, Inc.           Motor Vehicle                Jul-88               29,656  Nov-92           7,135         31,553
Rohr Industries, Inc.           Motor Vehicle                Jul-88               25,755  Mar-96           9,000         33,051
Rohr Industries, Inc.           Motor Vehicle                Jul-88               11,566  Jul-91           4,075         10,517
Rohr Industries, Inc.           Motor Vehicle                Jul-88               11,566  Jul-91           4,850         10,517
Rohr Industries, Inc.           Motor Vehicle                Jul-88               11,566  Jul-91           3,890         10,517
Rohr Industries, Inc.           Motor Vehicle                Aug-88               17,829  Nov-96           6,590         23,532
Rohr Industries, Inc.           Motor Vehicle                Aug-88               16,538  May-93           2,622         18,710
Rohr Industries, Inc.           Motor Vehicle                Aug-88               14,662  Oct-93           3,435         16,587
Rohr Industries, Inc.           Motor Vehicle                Oct-89               15,460  Dec-97           2,750         33,297
Teledyne Industries, Inc.       Lift Truck                   Oct-87              160,930  Feb-93          48,000        162,751
Teledyne Industries, Inc.       Lift Truck                   Oct-87              147,345  Nov-92          20,000        149,763
Teledyne Industries, Inc.       Lift Truck                   Oct-87               87,258  Jan-93          19,000         89,166
Teledyne Industries, Inc.       Lift Truck                   Jan-88              147,345  Nov-91          41,000        137,956
Teledyne Industries, Inc.       Lift Truck                   Jan-88               52,250  Apr-91          15,000         47,775
Teledyne Industries, Inc.       Lift Truck                   Jan-88               39,188  Apr-91          10,000         35,832

                                     A-41

Teledyne Industries, Inc.       Lift Truck                   Feb-88              173,330  Feb-93          58,000        150,644
Teledyne Industries, Inc.       Lift Truck                   Mar-88               50,160  May-93          11,000         51,896
Teledyne Industries, Inc.       Lift Truck                   Apr-88               55,907  Feb-93          20,000         58,088
Teledyne Industries, Inc.       Lift Truck                   Jul-88              147,345  Oct-92          20,000        134,726
Teledyne Industries, Inc.       Lift Truck                   Aug-88               42,845  Jan-94           9,000         46,240
Teledyne Industries, Inc.       Lift Truck                   Nov-88               38,278  Mar-94          11,000         41,481
Teledyne Industries, Inc.       Lift Truck                   Nov-88               35,530  Jan-94          10,390         36,406
Teledyne Industries, Inc.       Lift Trucks                  Aug-89               32,771  Nov-94           7,896         33,173
Teledyne Industries, Inc.       Lift Truck                   Sep-89               68,970  Oct-92          10,000         67,300
Teledyne Industries, Inc.       Lift Truck                   Nov-89              218,133  Jan-93          44,000        204,009
Teledyne Industries, Inc.       Lift Truck                   Nov-89               58,374  Mar-94          12,500         63,256
Teledyne Industries, Inc.       Lift Truck                   Jan-90               57,487  Mar-94          13,000         55,978
Teledyne Industries, Inc.       Lift Trucks                  Jan-90               57,350  Jan-95          15,000         58,052
Teledyne Industries, Inc.       Lift Trucks                  Jan-90               57,350  Jan-95          15,000         58,052
The Dow Chemical Company        Truck                        Jul-87              111,288  Jun-93          17,500        102,367
The Dow Chemical Company        Trucks                       Jul-87               91,216  Jul-93          26,000         80,985
The Dow Chemical Company        Mack Truck                   Jul-87               25,210  Aug-92           7,500         24,846
Treasure Chest Advertising      Printing Press               Mar-87              521,190  Dec-92         311,844        523,950
     Company, Inc.
TRW, Inc.                       Communication                Apr-89              257,130  Jul-93           8,400        235,080
TRW, Inc.                       Communication                Apr-89               77,957  May-92          19,800         70,704
United Technologies             Office Information Systems   Dec-86               77,450  Mar-91          20,000         80,985
     Corporation
Vista Chemical Company          Tank cars                    Mar-88            1,238,250  Dec-93         885,000      1,090,493
WSMP, Inc.                      Vacuum Pkg. Machine          Apr-95              208,788  Dec-97         150,314        129,870
                                                                           --------------          -------------- --------------
                                                                            $ 11,583,679             $ 3,768,290   $ 11,146,398
                                                                           ==============          ============== ==============

ATEL CASH DISTRIBUTION FUND II
A.O. Smith Corporation          Office Automation Equipment  Dec-90            $ 723,258  Sep-94        $ 75,017      $ 763,652
A.O. Smith Corporation          Lift Truck                   Jul-89               80,717  Jun-94          34,000         81,198
A.O. Smith Corporation          Lift Truck                   Jul-89               26,910  Jun-95           6,250         51,147
A.O. Smith Corporation          Lift Truck                   Jul-89               17,616  Jul-95           1,500         23,346
A.O. Smith Corporation          Personnel Carrier            Jul-89                4,381  Jul-94             500          4,407
A.O. Smith Corporation          Machinery                    Jul-91               26,475  Jan-93          18,360         15,660
Addwest Gold, Inc.              Portable Jaw Crusher Plant   Sep-88            1,153,001  Nov-94         301,000      1,104,720
Alachua General Hospital        MRI Scanner                  Jan-89            1,286,256  Jan-95               1      1,683,244
Alachua General Hospital        Tractor                      Jan-89               30,727  Sep-92          18,000         31,801   6
American Express Company        Manufacturing                May-89              289,922  May-93          10,000        293,040
American President Trucking     Tractors                     Sep-88               60,326  Jan-94          15,500         55,808
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,326  Apr-94          16,400         61,125
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,326  Apr-94          16,200         61,571
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,326  Apr-94          16,400         55,808
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,325  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Dec-93          16,000         52,752
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Jan-94          16,000         60,854
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Jan-94          16,000         58,674
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Apr-94          17,000         59,724
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Dec-93          15,000         51,734
     Co., Ltd.

                                     A-42

American President Trucking     Tractors                     Oct-88               60,326  Jan-94          15,500         56,701
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Apr-94          16,400         58,570
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Apr-94          16,400         58,145
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Apr-94          19,000         58,595
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jun-93          45,041         47,171
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Dec-93          15,926         59,573
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jan-94          16,000         59,369
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jan-94          16,000         56,907
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jun-96           8,500         71,279
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  May-93          44,172         44,957
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-94          17,461         58,772
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-94          15,500         55,808
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Apr-94          19,000         55,809
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Apr-94          16,400         58,570
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,350         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,282         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,350         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,350         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Apr-96          10,565         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  May-96          10,390         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jun-96           9,500         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jul-96           9,995         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Sep-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Nov-96           7,600         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,325  Dec-95          11,522         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Jun-96           9,500         69,903
     Co., Ltd.

                                     A-43

American President Trucking     Tractors                     Dec-88               60,326  Aug-96           7,200         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Sep-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Sep-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Nov-96           7,600         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Nov-96           7,600         69,903
     Co., Ltd.
American President Trucking     Tractors                     Mar-89               61,513  Feb-96          10,488         71,279
     Co., Ltd.
Bistol-Meyers Squib             Office furniture             Jun-92              324,310  Oct-95          89,834        340,960
Buffalo & Pittsburgh Railroad   Locomotives                  Nov-93              108,127  Nov-96         103,500        109,471
Campbell Soup Company           Lift Trucks                  Jul-88              237,980  Oct-95          33,000        304,036
Campbell Soup Company           Life plus charger            Jul-88               28,056  Aug-95           6,000         34,608
Campbell Soup Company           Lift Truck                   Jul-88               26,604  Oct-95           2,500         33,597
Campbell Soup Company           Forklift Truck               Jul-88 to            74,794  Dec-98           1,680         77,130
                                     Sep-88
Chesebrough-Pond's Inc.         Lift Trucks                  May-90              109,901  Aug-94          42,000        124,236
Chesebrough-Pond's Inc.         Motorized Lowlift Walk/      May-90               38,303  Aug-94           4,800         43,452
                                   Ride Trucks
Chesebrough-Pond's Inc.         Lift Truck                   May-90               35,029  Aug-94          12,950         39,270
Chesebrough-Pond's Inc.         Lift Truck                   May-90               18,220  Aug-94           6,750         20,502
Chrysler Corporation            C-Line Industrial Battery    Dec-93                7,202  Oct-97           2,221         85,182
Chrysler Corporation            Battery Charger              Dec-93                4,798  Oct-97           1,479         56,748
Colour Graphics Corporation     Computer system              Jul-88               35,411  Oct-93           2,475         41,767
Continental Medical Systems,    Physical therapy             Jun-90               36,676  Jun-95          11,750         45,485
     Inc.
Cooper Tire & Rubber Company    Lift Trucks                  Nov-88               33,296  Jan-96          10,600         37,698
Cooper Tire & Rubber Company    Forklifts                    Apr-89 to            87,906  Jul-96          15,760        107,895
                                     Jun-89
Cooper Tire & Rubber Company    Forklifts                    Jan-89 to           482,499  Oct-96          89,200        598,468
                                     Mar-89
Delnor Community Hospital       Medical                      Apr-88               89,081  Dec-91          35,000         87,406
Delnor Community Hospital       Medical                      Jul-88              263,473  Apr-91          45,000        247,586   8
Delnor Community Hospital       Medical                      Jul-88              118,775  Apr-91          17,850        106,513
DJ Aerospace Limited            Executive Aircraft           Apr-94              810,000  Jan-97         436,309        681,820
Emmanuel Hospital & Health      1987 BK117-A4 Helicopter     Jul-88            2,354,534  Oct-98       1,591,194      3,236,782
     Center
Financial News Network, Inc.    Studio and Broadcasting      Feb-90              670,359  Jun-92         534,432        148,788
Fingerhut Corporation           Pacesetter Saddlebinder      Dec-89              233,268  Dec-94         110,000        258,130
FMC Gold Company                Material Handling            Apr-90              417,082  Jul-93         155,000        361,891
FMC Gold Company                Material Handling            Apr-90              380,201  May-93         105,000        322,256
GAF Corporation                 Manufacturing                Mar-88              433,267  Jun-95               1        657,024
Galardi Group                   Restaurant FF&E              Jun-94              507,000  Oct-96         302,042        355,190
General Motors Corporation      Video Projector              Dec-93                6,516  Jan-98               -         10,006
General Motors Corporation      Video Projectors             Dec-93               52,128  Jun-97          11,613         59,207
Hammermill Paper Company        Truck                        Dec-88 to           100,728  Jul-98 to       13,700        102,577
                                                                Mar-90                       Dec-98
Home Life Insurance             Furniture                    Jan-89              445,877  Sep-98         102,867        753,912
Hudson Foods, Inc.              Chicken Processing           Jul-89              326,880  Aug-94         120,215        373,808
Hudson Foods, Inc.              Waste Water Pre-treatment    Aug-89              331,070  Aug-94         121,600        377,895
                                   Plant
Hudson Foods, Inc.              Chicken Processing           Dec-89            1,102,591  Sep-94         333,006      1,182,678
                                   Equipment
Hudson Foods, Inc.              Chicken Processing           Dec-89              890,708  Sep-94         272,280        959,784
                                   Equipment

                                     A-44


Hudson Foods, Inc.              Chicken Processing           Dec-89              190,739  Sep-94          56,897        205,202
                                   Equipment
Inland Steel Company            Laser Measuring System       Sep-89              436,808  Apr-94         105,000        487,179
International Paper Company     Truck                        Jun-88               25,080  Nov-92          14,653         28,446
International Paper Company     Trucks                       Jul-88               32,039  Nov-91           7,412         31,840
International Paper Company     Truck                        Sep-88               42,161  Dec-95          11,120         73,774
International Paper Company     Van                          Sep-88               39,626  Nov-94          11,325         37,872
International Paper Company     Trucks                       Sep-88               37,910  May-92          17,372         33,220
International Paper Company     Truck                        Sep-88               35,302  Sep-94           8,500         36,360
International Paper Company     Trucks                       Sep-88               28,114  Dec-93           7,750         30,848
International Paper Company     Truck                        Sep-88               20,850  Dec-95          11,924         39,114
International Paper Company     Trucks                       Nov-88              165,175  Aug-91         118,185         90,831
International Paper Company     Truck with power lift gate   Nov-88               32,691  Dec-94          10,000         36,079
International Paper Company     Truck with power lift gate   Nov-88               32,691  Feb-95           9,500         36,079
International Paper Company     Motor Vehicle                Dec-88               13,873  Apr-97           5,500         22,610
International Paper Company     Motor Vehicle                Jan-89               33,029  Jul-96           4,000         58,146
International Paper Company     Motor Vehicle                Feb-89               41,080  Jun-97           4,250         65,533
International Paper Company     Trucks                       Mar-89               48,783  May-95          26,000         40,150
International Paper Company     Truck                        Mar-89               24,458  Apr-95          11,000         25,968
International Paper Company     Cargo Van                    Mar-89               13,910  Jan-95           2,740         16,189
International Paper Company     Trucks                       Apr-89               76,873  May-95          20,000         86,592
International Paper Company     Truck                        Jun-89               29,079  May-95           9,000         31,744
International Paper Company     Trucks                       Jun-89               27,457  Apr-94           4,500         32,538
International Paper Company     Truck                        Aug-89               27,249  Apr-96           7,000         37,622
International Paper Company     Cut-away Van                 Aug-89               19,484  Dec-94           5,750         19,095
International Paper Company     Trucks                       Oct-89              116,589  May-92          83,477         63,595
International Paper Company     Cab & chassis                Oct-89               25,374  Dec-95           9,477         38,797
International Paper Company     Trucks                       Nov-89               33,587  Mar-94           9,000         34,975
International Paper Company     Trucks                       Dec-89              123,513  Apr-95          50,750        139,088
International Paper Company     Trucks                       Mar-90               76,300  May-92          54,047         34,906
KeyCorp                         Office Furniture and         Aug-89              913,120  Apr-94         245,000      1,014,508
                                   Equipment
Keycorp                         ATM's                        Aug-89              251,385  Dec-96          23,500        287,781
KeyCorp                         ATM Machines                 Aug-89              195,522  Apr-96          18,650        211,431
KeyCorp                         ATM Machines                 Aug-89              139,658  Jan-94          41,250        146,802
Keycorp                         ATM's                        Aug-89              139,658  Jun-97          10,000        213,512   9
KeyCorp                         ATM Machines                 Aug-89               55,864  Aug-94          14,500         66,333
Koppers Industries, Inc.        Hydraulic loader & end       Jun-90              639,120  Jun-95         317,500        793,198
                                   loader
Liggett Group                   Laser Perforation Unit       Dec-88              679,384  Aug-98          75,000        362,630
Midway Airlines, Inc.           Commercial Aircraft          Jun-90            4,592,040  Sep-91       3,444,589        463,076
National Semiconductor          Wafer Processing System      Apr-89              762,580  Jan-94          82,000        869,955
     Corporation
National Steel Corporation      Crane (20 Ton)               Oct-89              169,447  Oct-98          38,000         35,432
National Steel Corporation      Wheel Loader                 Dec-89              380,203  Jul-96         134,512        476,098
National Steel Corporation      Forklifts                    Dec-89               85,296  Jun-97          25,000        109,159
National Union Electric         Phone System                 Aug-89              481,738  Mar-94         130,000        507,722
     Corporation
Nissan Motor Corporation        Office Information Systems   Jul-88              229,598  Jul-93           3,700        221,328
     In USA
NMCS, Inc. , d/b/a National     Office Furniture             Jun-88              627,453  Mar-94               1        747,640
     Medical Group Services,
     Inc.
Nord Kaolin Company             Water Tank Trucks            Feb-89              229,795  Nov-96          31,800        191,762
Nord Kaolin Company             Ford Truck & Truck Crane     Apr-89               76,913  Mar-97          28,000        109,219
Owens Corning Fiberglas Corp.   Automobile                   Nov-88               15,822  Apr-95           3,650         20,000
Owens Corning Fiberglas Corp.   Material Handling            Jul-89              175,098  Jul-92          41,020        154,944
Owens Corning Fiberglas Corp.   Material Handling            Oct-89              151,207  Mar-93          47,000        139,317
Owens Corning Fiberglas Corp.   Material Handling            Oct-89               56,733  Sep-94          13,000         62,760

                                     A-45

Owens Corning Fiberglas Corp.   Material Handling            Oct-89               31,192  Sep-94           9,000         34,524
Owens Corning Fiberglas Corp.   Material Handling            Dec-89               21,331  May-96           4,100         27,834
Owens Corning Fiberglas Corp.   Material Handling            Feb-90              100,985  Oct-95          35,000        119,560
Owens Corning Fiberglas Corp.   Lift Truck                   Mar-90               18,288  Mar-95           6,500         19,851
Owens Corning Fiberglas Corp.   Material Handling            Apr-90              122,130  Apr-94          36,600        126,827
Owens Corning Fiberglas Corp.   Material Handling            Apr-90              118,092  Apr-95          44,500        128,182
Owens Corning Fiberglas Corp.   Material Handling            Apr-90              101,775  Jun-93          29,100         92,836
Owens Corning Fiberglas Corp.   Material Handling            May-90               57,956  Jun-93          13,500         62,821
Owens Corning Fiberglas Corp.   Material Handling            May-90               21,866  May-98           4,200         30,239
Owens Corning Fiberglas Corp.   Material Handling            May-90               18,972  Apr-94           4,800         20,165
Owens Corning Fiberglas Corp.   Material Handling            Jun-90              152,935  Oct-95          56,000        179,186
Owens Corning Fiberglas Corp.   Material Handling            Jun-90               16,179  Aug-96           5,000         19,670
Owens Corning Fiberglas Corp.   Forklift Truck               Jul-90               22,422  Jul-97               1         36,338
Owens Corning Fiberglas Corp.   Material Handling            Aug-90              123,102  Aug-93          41,000        113,082
Owens Corning Fiberglas Corp.   Lift Truck                   Aug-90               59,786  Dec-94          20,000         59,404
Owens Corning Fiberglas Corp.   Forklift                     Aug-90               25,601  Oct-96           5,050         31,106
Owens Corning Fiberglas Corp.   Material Handling            Aug-90               20,858  Aug-95          10,750         22,911
Owens Corning Fiberglas Corp.   Material Handling            Aug-90               20,858  Sep-95          10,750         22,911
Owens Corning Fiberglas Corp.   Forklift Truck               Aug-90               19,000  Jul-97           4,000         24,084
Owens Corning Fiberglas Corp.   Mobile Rail Car Mover        Oct-90              114,900  Sep-97          70,000        142,436
Owens Corning Fiberglas Corp.   Material Handling            Oct-90               22,750  Nov-95           7,000         29,948   10
Owens Corning Fiberglas Corp.   Material Handling            Oct-90               21,920  Oct-95          10,750         24,521
Owens Corning Fiberglas Corp.   Material Handling            Oct-90               17,235  Jan-98           2,833         22,627
Owens Corning Fiberglas Corp.   Sweeper                      Nov-90               27,592  Dec-93           6,600         26,638
Owens Corning Fiberglas Corp.   Material Handling            Nov-90               11,302  Mar-95               1         15,881
Pre Press Group                 Digital Color Scanner        Nov-88            1,276,903  Nov-97           9,000      1,529,568
Quaker Coal Company             Crawler Dozer                Feb-94              558,301  Apr-96         255,000        356,875
Ran-Bar Corporation             Boom lift                    Aug-93                7,950  Sep-95               1         19,152
Regents of the University of    Communication                Jan-89               84,204  Dec-93          25,500         87,434
     California
Rocky Mountain Helicopters,     Aircraft                     Oct-89            2,252,125  Dec-93       1,472,413      1,383,000
     Inc.
Rohr Industries, Inc.           Motor Vehicles               Oct-88               47,524  Aug-93          19,095         61,845
Rohr Industries, Inc.           Motor Vehicles               Oct-88               24,450  May-93           5,534         24,406
Rohr Industries, Inc.           Motor Vehicles               Oct-88               11,370  Dec-93           3,977         13,300
Rohr Industries, Inc.           Motor Vehicles               Oct-88                8,742  Aug-96           3,482         12,950
Rohr Industries, Inc.           Motor Vehicles               Dec-88               99,553  Jan-93          22,012         99,184
Rohr Industries, Inc.           Motor Vehicles               Dec-88               15,642  Jan-95           3,077         21,521
Rohr Industries, Inc.           Motor Vehicles               Dec-88               15,569  Dec-93           4,777         17,664
Rohr Industries, Inc.           Motor Vehicles               Jan-89               14,990  Feb-92           3,509         12,925
Rohr Industries, Inc.           Motor Vehicles               Jan-89               14,990  May-92           5,538         13,776
Rohr Industries, Inc.           Motor Vehicles               Jan-89                9,532  Apr-94           3,300         12,375
Rohr Industries, Inc.           Motor Vehicles               Feb-89                9,359  Aug-94           3,177         12,851
Rohr Industries, Inc.           Motor Vehicles               Feb-89                8,952  Aug-96               -         14,280
Rohr Industries, Inc.           Motor Vehicles               Apr-89               72,014  Jul-92          20,088         68,396
Rohr Industries, Inc.           Motor Vehicles               Apr-89               36,263  Apr-89           7,667         35,328
Rohr Industries, Inc.           Motor Vehicles               Apr-89               35,762  Apr-92           9,019         34,793
Rohr Industries, Inc.           Motor Vehicles               Apr-89               24,343  Jul-92           5,146         23,683
Rohr Industries, Inc.           Motor Vehicles               Apr-89               21,759  Jul-94           8,500         25,267
Rohr Industries, Inc.           Motor Vehicles               Apr-89               12,393  Jan-92           2,313         12,086
Rohr Industries, Inc.           Motor Vehicles               Apr-89               11,921  May-92           3,058         11,597
Rohr Industries, Inc.           Motor Vehicles               Apr-89               11,920  Jul-92           2,973         11,597
Rohr Industries, Inc.           Motor Vehicles               May-89               16,760  Jul-94           3,677         18,710
Rohr Industries, Inc.           Motor Vehicles               May-89               11,920  May-93           2,772         12,955
Rohr Industries, Inc.           Motor Vehicles               Jul-89               18,477  Feb-93          11,810         14,614

                                     A-46

Rohr Industries, Inc.           Motor Vehicles               Jul-89               17,801  Jul-92           3,823         15,948
Rohr Industries, Inc.           Motor Vehicles               Aug-89               14,570  Dec-93           3,695         15,270
Rohr Industries, Inc.           Motor Vehicle                Sep-89                8,702  Aug-96           3,979         12,557
Rohr Industries, Inc.           Motor Vehicles               Nov-89               16,378  May-92          13,340          9,100
Rohr Industries, Inc.           Motor Vehicle                Nov-89               15,863  Aug-96           4,422         20,605
Rohr Industries, Inc.           Pickup Truck                 Nov-89                9,652  Jan-95           4,100         10,720
Rohr Industries, Inc.           Motor Vehicles               Mar-90               15,065  Feb-93           6,756         12,658
Rohr Industries, Inc.           Vehicles                     Oct-88 to           101,804  Aug-98 to       20,176        109,725
                                                                Jul-90                      Sep-98
Sebastiani Vineyards, Inc.      Wine Barrels                 Oct-88              143,804  Jun-96           6,535        188,158
Sebastiani Vineyards, Inc.      Wine Barrels                 May-89               67,314  Jun-96           2,700         81,120
Sebastiani Vineyards, Inc.      Wine Barrels                 May-89               33,919  Jun-94           4,340         41,682
Sebastiani Vineyards, Inc.      Bottling Line And Related    Apr-90 to         2,602,391  Nov-98       1,011,587      3,360,000
                                   Equipment                    Mar-91
Shell Mining Company            Crawler Tractor              Oct-89            1,013,257  Dec-94         390,000      1,048,122
Shell Mining Company            Miner Machine                Feb-90              640,995  Mar-95         130,000        648,032
Shell Mining Company            Miner Machine                Feb-90              640,427  Mar-95         130,000        647,458
Shell Mining Company            Haultruck and Water Truck    Apr-90 to         1,546,341  Sep-98         491,564      2,062,732
                                     May-90
Sherwood Rehab. Hospital/CMS    Various Office & Medical     Jul-90 to         1,814,036  Aug-98         350,000      2,705,406
                                   Equipment                    Nov-90
St. Luke's-Roosevelt            Medical Furniture, Fixtures  Feb-90            1,126,223  Apr-93         404,654      1,116,417
     Hospital Center                & Equipment
The Budd Company                Electric Forklifts           May-90              426,589  Sep-97          68,742        491,609
The Budd Company                Forklifts                    May-90               90,919  Jul-97          27,600        104,777
The Budd Company                Industrial Batteries         May-90               85,100  Oct-97               -         98,071
The Budd Company                Industrial Batteries         May-90               70,128  Sep-97          17,190         80,817
The Budd Company                Electric Tow Tractors        May-90               42,589  Jul-97           5,400         49,080
The Budd Company                Electric Tuggers             May-90               22,342  Jul-97           4,000         25,747
The Budd Company                Chargers                     May-90               19,394  Sep-97           5,441         22,350
The Budd Company                Walkie Reach Truck           May-90               15,903  Sep-97           3,887         18,327
The Budd Company                Electric Cart                May-90                2,793  Sep-97             682          3,218
The Budd Company                Lift Trucks                  May-90              154,260  Mar-96          29,000        158,330
The Budd Company                Lift Trucks                  Jun-90              168,998  Mar-98          28,400        242,141
The Dow Chemical Company        Material Handling            Jul-87              990,448  Aug-92         382,160        877,628
The Dow Chemical Company        Rail car Mover               Jul-87              145,822  Jan-93          43,650        125,152
The Dow Chemical Company        Lift Truck                   Jul-87               26,198  Aug-92           4,300         25,820
The Dow Chemical Company        Material Handling            May-88              294,792  Jul-93          74,300        290,517
The Dow Chemical Company        Material Handling            May-88               55,516  Sep-95               -         73,736
The Dow Chemical Company        Material Handling            May-88               33,943  Jun-94          10,900         32,539
The Dow Chemical Company        Material Handling            May-88               33,119  Jan-95          10,000         39,517
The Dow Chemical Company        Material Handling            May-88               17,045  Jan-94           5,800         16,340
Treasure Chest Advertising Co.  Printing Press               Mar-93              850,000  Mar-98         400,000      1,017,960
Treasure Chest Advertising Co.  Plate Maker                  Nov-93              233,000  Sep-98          79,617        254,855
USX Steel Corporation           Haul Truck                   Dec-89            1,017,631  Dec-94         324,300      1,003,483
USX Steel Corporation           Haul Truck                   Dec-89            1,017,631  Dec-94         324,300      1,003,483
USX Steel Corporation           Haul Truck                   Dec-89            1,013,766  Dec-94         324,300        999,671
                                                                           --------------          -------------- --------------
                                                                            $ 53,466,721            $ 18,844,053   $ 53,318,597
                                                                           ==============          ============== ==============

ATEL CASH DISTRIBUTION FUND III
A.O. Smith Corporation          Side loaders                 Nov-90            $ 230,591  Feb-97        $ 62,000      $ 266,272
A.O. Smith Corporation          Towmotors                    Nov-90              120,865  Jan-96          44,000        124,614
A.O. Smith Corporation          Forklifts                    Nov-90               33,752  Feb-97           8,100         40,198

                                     A-47

A.O. Smith Corporation          Lift trucks                  Nov-90               25,315  Jan-96           8,250         26,100
A.O. Smith Corporation          Lift trucks                  Nov-90               22,516  Jan-96           9,000         23,215
A.O. Smith Corporation          Carton Clamps                Nov-90               22,469  Jan-96           9,000         26,166
A.O. Smith Corporation          Lift trucks                  Nov-90               17,860  Mar-96           3,950         18,414
Alumina Partners Of Jamaica     Payhauler Haul Truck         Dec-92              804,472  Sep-98         250,000        971,599
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          18,788         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Dec-96          15,473         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Dec-96          11,894         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Dec-96           9,900         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,993         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,455         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  May-96          19,738         62,791
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Jun-96          18,738         62,791
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Nov-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96           9,900         76,442
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,863  Jun-96          18,788         63,134
     Co., Ltd.
American President Trucking     Trailers                     Mar-90              641,594  Mar-98         210,000        743,110
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          15,472         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          15,472         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          14,572         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          15,472         73,663
     Co., Ltd.

                                      A-48

American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,534         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,372         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,372         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,372         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,396         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,072         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,072         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,072         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          15,598         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  May-97          13,972         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Jun-97          13,772         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Jun-97          13,772         73,663
     Co., Ltd.
American President Trucking     Tractors                     Apr-90               64,510  Nov-96          15,543         72,620
     Co., Ltd.
American President Trucking     Tractors                     Apr-90               64,510  Dec-96          15,443         72,620
     Co., Ltd.
American President Trucking     Tractors                     Apr-90               64,510  Dec-96          15,443         72,620
     Co., Ltd.
American President Trucking     Tractors                     Apr-90              322,551  Jun-96          97,892        300,307
     Co., Ltd.
American President Trucking     Tractors                     May-90              129,021  Jul-97          24,085        183,461
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Nov-96          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Nov-96          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Dec-96          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Feb-97          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Feb-97          15,543         68,070
     Co., Ltd.
American President Trucking     Tractors                     May-90              387,062  Jun-96         150,839        343,988
     Co., Ltd.
American President Trucking     Tractors                     May-90              129,021  Jun-96          37,934        120,123
     Co., Ltd.
American President Trucking     Trailer                      May-90              163,481  Jun-98          52,500        189,348
     Co., Ltd.
American President Trucking     Tractor                      Jun-90               64,510  Jul-97          12,043         71,710
     Co., Ltd.
American President Trucking     Utility Curtainsiders        Jul-90              163,482  Aug-97          60,000        189,348
     Co., Ltd.
Barney's, Inc.                  Retail Store FF&E            Sep-93            2,009,077  Jul-96       1,033,020        967,060
Buffalo & Pittsburgh Railroad   Locomotives                  Nov-93              792,657  Nov-96         713,100        802,504
Carrier Corporation             Lift trucks                  Jun-90              359,305  Apr-95          89,800        369,875
Carrier Corporation             Lift trucks                  Jun-90              113,195  Apr-95          27,950        114,228
Carrier Corporation             Lift trucks                  Aug-90              200,008  Apr-95          43,100        203,148
Central Ohio Coal Company       CAT Scrapers                 Mar-92            2,713,694  Jul-96       1,048,730      2,580,680
Central Ohio Coal Company       160 Ton Coal Hauler          Mar-92            2,280,162  Dec-97         972,955      2,936,837
Central Ohio Coal Company       Billdozer                    Mar-92              396,549  Oct-96          53,000        392,373
Costain Coal, Inc.              Hemscheidt Mining Shield     Jun-91            5,299,496  Apr-99         126,667      4,636,355
Dean Foods Company              Trailer                      Oct-90               34,996  Nov-96          20,461         35,617
Dean Foods Company              91 Utility 48'X102 Reefer    Oct-90            1,099,749  Feb-98         390,000      1,303,590
                                   Trailer
Fingerhut Corporation           Saddlebinder/Stacker         Oct-91              318,979  Nov-98         130,000        377,903

                                     A-49

FMC Gold Company                Haul Truck                   Jun-90              560,232  Jan-94         295,000        427,663
Fred Meyer, Inc.                Data Processing              Oct-90            3,244,649  Aug-95       1,060,276      3,608,683
Fred Meyer, Inc.                Data Processing              Nov-90            3,340,551  Dec-92       2,715,033      2,338,583   11
H.E. Butt Grocery Company       1993 GMC Tractors            Dec-92            1,443,798  Mar-99         214,200      1,544,402
Ingersoll International, Inc.   Microwave Communication      Nov-90              290,175  Nov-98          25,000        313,002
                                   System
Koppers Industries, Inc.        Material Handling            Jul-90               54,156  Sep-95          23,000         64,020
Koppers Industries, Inc.        Material Handling            Aug-90               45,485  Jan-94          33,383         31,471
Koppers Industries, Inc.        Material Handling            Dec-90              200,911  Dec-95         102,500        237,614
Koppers Industries, Inc.        Hydraulic Excavator          Mar-91              114,492  Apr-96          57,500        129,848
Kraft General Foods             Lift Truck                   Apr-91              160,846  May-98          29,925        187,568
Kraft General Foods             Lift Truck                   Apr-91               44,277  Apr-98          11,000         51,633
Kraft General Foods             Lift Truck                   Apr-91               23,101  May-98           3,875         26,939
Kraft General Foods             Lift Truck                   Apr-91               22,523  May-98           2,050         26,265
Kraft General Foods             Lift Truck                   Apr-91               22,093  May-98           2,675         25,763
Kraft General Foods             Lift Truck                   Apr-91               17,614  May-98           4,875         23,309
Kraft General Foods, Inc.       Material Handling            Jul-91               46,694  Aug-94          24,248         22,701
Kraft General Foods, Inc.       Lift Trucks and Pallet       Mar-91 to         1,296,898  Jul-98 to      173,569        970,702
                                   Trucks                       Jul-91                      Jan-99
Midway Airlines, Inc.           Commercial Aircraft          Jun-90            2,405,081  Sep-91       1,656,694        226,541
Mobil Oil Corporation           Material Handling            Apr-92               35,662  Jun-95          13,040         29,673
Mobil Oil Corporation           Material Handling            Jul-92               36,249  Jun-95          10,611         30,163
Mobil Oil Corporation           Golf Carts                   Jun-93              142,464  Jul-97          74,800         98,983
Mobil Oil Corporation           Golf Carts                   Jun-93              137,654  Jul-96          80,800         95,642
Nord Kaolin Company             Lab Equipment                Aug-90              409,694  Oct-97          91,000        110,806
Pepsico, Inc.                   Material Handling            Jul-90              208,042  Sep-96          16,000        254,225
Pepsico, Inc.                   Material Handling            Sep-90              228,666  Oct-96          21,000        266,447
Pepsico, Inc.                   Material Handling            Sep-90               32,885  Sep-96           1,200         41,214
Pepsico, Inc., d/b/a/ PFS       Material Handling            Jul-90               73,050  Jun-95           8,470         52,933
Philips Semiconductors Inc.     X-Ray Photo Electron         Nov-90              674,771  Feb-99               1        140,149
                                   Spectrometer
Pilgrim's Pride Corporation     Chicken Processing           Dec-90            3,791,002  Oct-95       1,400,000      4,000,050
Portland General Electric       50 Mw Turbines               Jun-90            2,839,101  Dec-98       4,250,000      2,656,687
PSI Energy, Inc.                Wheel Tractor Scraper        Jul-90              842,013  Sep-96         295,000        923,917
Quaker Coal Company             1993 Cat 789B 170 Ton Haul   Oct-93            1,291,110  May-99         250,000      1,199,570
                                   Truck
Reliance Insurance Company      Office Furniture             Jun-92            1,133,854  Jun-97         287,622      1,213,841   12
Reliance Insurance Company      Office Furniture             Sep-92              137,047  Sep-97          37,346        159,007
Reliance Insurance Company      Offset Press                 Sep-92               29,780  Sep-97           8,338         35,093
Shell Mining Company            Crawler Dozer                Oct-91              776,000  Dec-96         350,000        801,763
Southern Ohio Coal Company      Mining                       Mar-92            3,795,152  Jun-92       4,469,135        207,307
Southern Ohio Coal Company      Shuttle Cars                 Mar-92              767,590  Apr-97         120,000        851,419
Southern Ohio Coal Company      Power Center                 Mar-92              102,826  Apr-97          15,000        114,056
Stone Container Corp            Forklift                     Nov-90               35,759  Mar-98           6,500         54,404
Stone Container Corp            C50 Forklift                 Nov-90               19,696  Apr-98           4,000         15,700
Stone Container Corporation     Material Handling            Nov-90              299,787  Aug-93         115,700        301,446
Stone Container Corporation     Material Handling            Nov-90              227,384  May-93          54,500        163,622
Stone Container Corporation     Material Handling            Nov-90              216,936  Jun-95          72,500        199,500
Stone Container Corporation     Material Handling            Nov-90              183,825  Jul-95         105,500        188,712
Stone Container Corporation     Tractor                      Nov-90              137,327  Mar-95          75,842        124,820
Stone Container Corporation     Material Handling            Nov-90              136,838  Jun-96          60,670        164,020
Stone Container Corporation     Material Handling            Nov-90              116,700  Jul-95          23,750        133,201
Stone Container Corporation     Caterpillar Wheel Loader     Nov-90              110,990  Aug-98          45,000         73,008
Stone Container Corporation     Material Handling            Nov-90              110,836  Jul-95          21,750        125,403
Stone Container Corporation     Material Handling            Nov-90               96,611  Jun-95          29,500        107,181
Stone Container Corporation     Forklifts                    Nov-90               83,200  Aug-97          21,555        110,823
Stone Container Corporation     Material Handling            Nov-90               68,950  Mar-96          21,500         85,665
Stone Container Corporation     Material Handling            Nov-90               63,433  Sep-95          14,000         69,970

                                     A-50

Stone Container Corporation     Tractor                      Nov-90               53,694  Jan-95          30,500         50,456
Stone Container Corporation     Material Handling            Nov-90               51,420  Jun-95          14,500         54,541
Stone Container Corporation     Material Handling            Nov-90               50,097  Oct-94          17,735         52,700
Stone Container Corporation     Material Handling            Nov-90               49,232  Jul-95          14,500         54,618
Stone Container Corporation     Material Handling            Nov-90               46,928  May-96           8,400         57,267
Stone Container Corporation     Forklifts                    Nov-90               46,681  Jul-96          13,375         67,363
Stone Container Corporation     Material Handling            Nov-90               46,492  Mar-96          13,500         41,148
Stone Container Corporation     Material Handling            Nov-90               45,669  Apr-94          17,500         45,093
Stone Container Corporation     Material Handling            Nov-90               43,850  Apr-93           9,000         36,268
Stone Container Corporation     Material Handling            Nov-90               33,498  Mar-95          14,500         35,136
Stone Container Corporation     Forklifts                    Nov-90               32,261  Nov-96           9,100         47,409
Stone Container Corporation     Forklifts                    Nov-90               26,256  Apr-97           9,000         55,930
Stone Container Corporation     Material Handling            Nov-90               25,898  Jul-95          12,000         26,586
Stone Container Corporation     Material Handling            Nov-90               23,674  Oct-93           5,800         24,262
Stone Container Corporation     Material Handling            Nov-90               22,561  Jan-96           2,000         29,525
Stone Container Corporation     Material Handling            Nov-90               22,308  Jul-95           5,500         23,453
Stone Container Corporation     Material Handling            Nov-90               18,611  Jul-94           3,500         16,737
Stone Container Corporation     Material Handling            Nov-90               17,250  Jul-95           5,500         15,176
Stone Container Corporation     Tractor                      Nov-90               17,227  Jan-95           6,000         18,431
Stone Container Corporation     Material Handling            Nov-90               17,124  Jul-95           4,300         19,535
Stone Container Corporation     Material Handling            Nov-90               15,984  Mar-93           5,500         14,058
Stone Container Corporation     Material Handling            Nov-90               15,810  Jul-95           8,500         16,230
Stone Container Corporation     Material Handling            Nov-90               15,625  Feb-95           4,000         14,480
Stone Container Corporation     Sweeper                      Nov-90               14,203  Oct-95           2,100         10,440
Stone Container Corporation     Material Handling            Nov-90               12,949  Jul-95           6,000         13,293
Stone Container Corporation     Material Handling            Apr-91              128,314  Dec-93         117,236         59,610
Teledyne Industries, Inc.       Material Handling            Nov-90               56,635  Jan-94          13,714         52,309
Teledyne Industries, Inc.       Material Handling            Nov-90               41,301  Apr-96          15,000         42,464
Teledyne Industries, Inc.       Material Handling            Nov-90               24,073  Apr-94          11,100         22,234
Terex Corporation               KW-KC Induction Unit         Apr-91               68,088  Aug-97          29,428         75,403
Terex Corporation               Shape Cutting Machine        Jul-91              237,213  Aug-97          89,660        262,698
The Dow Chemical Company        Research Equipment           Apr-91              222,801  Mar-97           6,000        231,500
The Dow Chemical Company        Research Equipment           Apr-91               56,295  Oct-96          25,000         61,271
The Dow Chemical Company        Research Equipment           Apr-91              930,833  Feb-96         214,500      1,013,116
The Dow Chemical Company        Research Equipment           Oct-91              649,269  Nov-96 to      125,030        748,348
                                                                                            Dec-96
The Dow Chemical Company        Research Equipment           Oct-91               61,615  Dec-96           2,200         68,479
The Dow Chemical Company        Material Handling            Oct-91               50,478  Aug-93          12,000         47,859
The Dow Chemical Company        Research Equipment           Jan-92              937,459  Jan-97         217,000      1,031,519
The Dow Chemical Company        Research Equipment           Jan-92              468,214  Jan-97          94,875        512,287
The Dow Chemical Company        Dilor Micro Raman            Apr-92              183,312  Apr-98          24,275        221,865
                                   Spectrometer
The Dow Chemical Company        Krypton Ion Laser            Apr-92               31,373  Apr-98           7,000         37,971
The Dow Chemical Company        Computer                     Apr-92                2,905  Apr-98               -          3,516
The Dow Chemical Company        Computer                     Apr-92                2,905  Apr-98               -          3,516
The Dow Chemical Company        Dozer                        Jul-92              158,778  Jun-97          79,389        160,540
The Dow Chemical Company        Trackmobile And  JLG         Jul-92 to           233,355  Aug-98 to       80,500        251,995
                                   Manlift Work Platform        Dec-92                       May-99
The Helen Mining Company        Mining                       Jun-91              222,801  Aug-93          14,321        227,537
The Helen Mining Company        Mining Shields               Sep-93              149,536  Jan-97               -        149,536
The Kelly Springfield Tire Co.  Trackmobile                  Mar-92               86,943  Mar-97          65,000         86,246
The Kelly Springfield Tire Co.  Mail Sorter                  Mar-92               28,452  Mar-97           5,432         30,512
The Kelly Springfield Tire Co.  Forklifts                    May-92               18,512  Jun-97           5,000         20,139
The Pillsburry Company          Stripper Combines            May-92            1,023,718  Dec-97         428,375        857,137
The Pillsburry Company          Self Propelled Pods (3)      Jun-92            1,012,828  Dec-97         423,819        848,020

                                     A-51

The Pillsburry Company          Corn Harvesters (3)          Jun-92              385,217  Dec-97         148,172        341,077
The Pillsburry Company          Dump Cart                    Jun-92               10,475  Dec-97           4,029          9,275
The Pillsburry Company          Poclain Motors               Jun-92                6,285  Dec-97           2,418          5,565
The Pittston Company            MECD Conveyor System         Apr-92            1,766,809  Sep-97         116,000      1,753,821
The Pittston Company            Simmons Rand Un-A-Hauler     Apr-92              729,550  Oct-97          75,000        724,187
The Pittston Company            Fletcher Bolter              Apr-92              190,154  Jul-97          36,000        188,756   13
The Pittston Company            Versatrack                   Apr-92              183,104  Jun-97          31,500        188,826
The Pittston Company            Versatrack                   Apr-92              159,207  Oct-96          83,321        147,150
The Pittston Company            Simmons Rand Scoup           Apr-92              136,531  Jun-97          18,000        141,702
The Pittston Company            Stamler Feeder               Apr-92              131,697  Sep-97          15,000        130,729
The Pittston Company            Personnel Carrier            Apr-92               61,549  Jun-97          12,000         63,880
The Pittston Company            Compressor Car               Apr-92               34,253  Jun-97           7,000         35,550
The Pittston Company            Continuous Miner             Jun-92              949,110  Feb-97         437,995        945,758
The Pittston Company            LWPC & Controls              Jun-92              252,060  Sep-97           5,000        251,170
The Pittston Company            Un-a-hauler                  Jun-92              247,104  Jun-97          35,000        246,915
The Pittston Company            Locomotive                   Jun-92              125,394  Jun-97          28,000        125,298
Truck-Lite Company              Project Line Equipement      Sep-91              414,720  Jun-97         224,054        397,993
Truck-Lite Company              Ct-20 Project Line           Sep-91            1,993,259  Apr-98         686,574      2,152,003
                                   Equipment
Truck-Lite Company              700 Ton Press                Sep-91              320,311  Apr-98         110,331        345,821
Truck-Lite Company              500 Ton Press                Sep-91              245,164  Apr-98          84,446        264,690
Truck-Lite Company              275 Ton Press                Sep-91              193,862  Apr-98          66,775        209,301
Truck-Lite Company              150 Ton Press                Sep-91              152,248  Apr-98          52,442        164,374
Truck-Lite Company              Electro Static Plotter       Sep-91               31,070  Apr-98          10,702         33,544
Truck-Lite Company              Forklift Truck               Sep-91               15,384  Apr-98           5,299         16,610
Truck-Lite Company              Forklift Truck               Sep-91               15,384  Apr-98           5,299         16,610
Truck-Lite Company              Project Line Equipement      Dec-91              699,062  Jun-97         380,946        656,930
Truck-Lite Company              CT-20 Project Line           Dec-91            1,076,902  Apr-98         365,102      1,156,569
                                   Equipment
Truck-Lite Company              500 Ton Press                Dec-91              224,929  Apr-98          76,258        241,569
Truck-Lite Company              275 Ton Press                Dec-91              173,702  Apr-98          58,890        186,552
Truck-Lite Company              150 Ton Press                Dec-91              131,393  Apr-98          44,546        141,113
Truck-Lite Company              Scissor Lift Mold Truck      Dec-91               25,011  Apr-98           8,480         26,861
Truck-Lite Company              Ct-20 Project Line           Mar-92            1,089,540  Apr-98         380,022      1,168,223
                                   Equipment
Truck-Lite Company              Ct-20 Project Line           Aug-92              274,069  Apr-98          98,219        300,135
                                   Equipment
Truck-Lite Company              Ct-20 Project Line           Dec-92              108,149  Apr-98          38,093        119,258
                                   Equipment
US Surgical Corp./ARR, Inc.     Falcon 50 Aircraft           Oct-92            5,275,000  Oct-97       5,200,000      4,421,201
USS/KOBE Steel Corporation      Forklift Trucks              Aug-91              197,211  Aug-97          45,700        241,284
USS/KOBE Steel Corporation      Material Handling            Nov-91               82,769  Oct-97          12,000         92,719
USS/KOBE Steel Corporation      Hyster Lift Truck            Nov-91               34,079  Nov-97           6,200         61,723
Wal-Mart Stores, Inc.           Dryvan Trailer               Jun-94              300,624  Aug-97         248,000        337,232
Wal-Mart Stores, Inc.           Forklifts, Trucks &          Jun-94              189,632  Jan-96         165,000        188,817
                                   Trailers
West Penn Power Company         Oil Storage Facility         Sep-91            1,107,785  Dec-98       1,925,000      1,477,705
                                                                           --------------          -------------- --------------
                                                                            $ 82,305,221            $ 39,003,171   $ 75,028,171
                                                                           ==============          ============== ==============


ATEL CASH DISTRIBUTION FUND IV
Barney's, Inc.                  Retail Store FF&E            Sep-93          $ 2,316,543  Jul-96     $ 1,191,112    $ 1,115,058   11
Buffalo & Pittsburgh Railroad   Locomotives                  Nov-93              849,216  Nov-96         729,200        859,766
Burlington Northern Railroad    Locomotives                  Dec-92            7,950,000  Dec-94       5,595,000      4,161,000
Canadian Pacific Limited        Box Cars                     Sep-92            2,418,000  Nov-98 to    2,942,249      3,583,440
                                                                                             May-99
Canadian Pacific Limited        Rail Car                     Oct-92                5,704  Apr-96          21,772            520
Canadian Pacific Limited        Boxcar                       Oct-92                5,474  May-97          20,466          3,942
Costain Coal, Inc.              Shield Supports and High     Dec-91            2,649,142  Apr-99          63,333      2,424,042
                                   Pressure Pumps

                                     A-52

DJ (Aeorspace) Limited          Executive Aircraft           Apr-94            1,890,000  Jan-97       1,018,053      1,590,913
Foodmaker, Inc.                 Furniture,Fixtures And       May-94 to         2,202,926  Oct-98       1,048,585      2,606,000
                                   Equipment                    Sep-94
Galardi Group                   Restaurant FF&E              Jun-94              546,000  Oct-96         325,276        382,513
H. E. Butt Grocery Company      Refrigerated Trailers        Oct-92            2,128,029  Mar-97       1,174,703      1,410,730
H. E. Butt Grocery Company      Refrigerated Trailers        Nov-92            1,897,830  Mar-97       1,079,789      1,246,977
H. E. Butt Grocery Company      Refrigerated Trailers        Nov-92            1,645,554  Mar-97         610,258      1,299,522
H. E. Butt Grocery Company      Trailers                     Nov-92               37,957  Jan-96          35,624         18,607
H. E. Butt Grocery Company      Refrigerated Trailers        May-93            1,404,302  Mar-97         831,127        790,395
International Paper Company     Copiers                      Mar-95               77,950  Oct-98           9,400         78,574
Kendall Company                 Office Automation            Apr-95 to           431,350  Dec-98 to       17,555        478,152
                                                                                            Mar-99
                                     Dec-95
Kraft General Foods, Inc.       Tractors                     Dec-93              545,048  Jul-96         139,956        581,119
Kraft General Foods, Inc.       Tractors                     Dec-93              419,267  Jan-95         363,510        337,986
Liquid Carbonic Ind./           Air Separation Plant         Dec-93            9,500,897  Apr-99       7,500,000      9,485,252
     Medical Corporation
Midwest Power Systems, Inc.     Coal Hopper Car              Dec-92            2,222,500  Apr-96       1,730,291      1,993,170
Midwest Power Systems, Inc.     Coal Hopper Car              Dec-92               17,500  Sep-93          20,543          3,915
Mobil Oil Corporation           John Deere Loader Rops       Apr-92               74,977  Dec-97          30,000         94,050
Mobil Oil Corporation           Manlift                      Jul-92               67,304  Jul-97          31,000         89,177
Mobil Oil Corporation           Bobcat Loader                Jul-92               15,289  Jul-97           9,000         20,258
Mobil Oil Corporation           John Deer Excavator          Jul-92              139,970  Jun-98          30,000        102,073
Mobil Oil Corporation           1993 Freightliner Tractor    Aug-92              195,915  Feb-98          59,250        174,678
Mobil Oil Corporation           1993 Freightliner Tractor    Aug-92               65,305  Feb-98          19,750         58,226
Mobil Oil Corporation           Tractors                     Nov-92              436,136  Sep-96         137,900        536,101
Mobil Oil Corporation           Snorkel Uno-33E Electric     Nov-92               28,185  Jun-98           7,000         41,689
                                   Boom
Mobil Oil Corporation           Snorkel/Economy 2032         Nov-92               13,533  Jun-98           2,700         20,017
                                   Scissorlifts
Mobil Oil Corporation           Material Handling Equipment  Dec-92               69,000  Dec-97          50,000         65,419
Mobil Oil Corporation           1993 Kenworth Tractor        Dec-92               63,307  Apr-98          15,750         33,901
Mobil Oil Corporation           1993 Freightliner Tractor    Dec-92               62,080  Apr-98          15,750         55,351
Mobil Oil Corporation           1993 Freightliner Tractor    Dec-92               62,080  Apr-98          15,750         35,882
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Apr-98          15,750         56,224
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Jun-98          29,458         32,161
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Apr-98          15,750         56,224
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Apr-98          18,500         56,224
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               62,055  Apr-98          17,000         55,328
Mobil Oil Corporation           Accessories For Tractor      Oct-93                3,541  Sep-96               -            979
Mobil Oil Corporation           Accessories For Tractor      Oct-93                5,682  Apr-98               -          5,774
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,982  Feb-98               -          1,703
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Apr-98               -          1,402
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Apr-98               -          1,402
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Jun-98               -          1,402
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Apr-98               -          1,402
Mobil Oil Corporation           Motor Vehicle Accessories    Oct-93                  285  Feb-98               -            245
Mobil Oil Corporation           1993 Freightliner Tractors   Aug-92 to           258,544  Jul-98 to       51,000        251,800
                                                                Oct-93                      May-99
Mobil Oil Corportion            Tractors                     Nov-92              182,949  Jun-96          48,000        136,246
Mobil Oil Corportion            Boom Trucks                  Nov-92               69,903  Jan-94          46,026         19,329
Mobil Oil Corportion            Tractors                     Nov-92               62,312  Jan-96          25,500         43,963
Mobil Oil Corportion            Tractors                     Nov-92               62,312  Mar-96          25,500         43,963
Mobil Oil Corportion            Tractors                     Dec-92               23,500  Feb-96           8,950         21,126
Nabisco, Inc.                   Computers and Related        Jul-95              211,104  Jul-97 to       63,855        100,306
                                   Equipment                                                Nov-97

                                     A-53


Nabisco, Inc.                   Computers and Related        Jul-95               72,622  Jul-97 to       26,909         34,506
                                   Equipment                                                Dec-97
Nabisco, Inc.                   Computers & Related          Jul-95               43,423  Dec-96 to       34,799         21,684
                                   Equipment                                                Jun-97
Nabisco, Inc.                   Computers & Related          Jul-95               10,447  Dec-96 to        8,590          5,071
                                   Equipment                                                Jun-97
National Steel Corporation      Wheel Loader                 Oct-94            2,180,730  May-97       1,259,019      1,080,629
National Steel Corporation      Forklift                     Oct-94               27,780  May-97          21,495         11,992
National Steel Corporation      Scrap Loader                 Jan-95              242,595  May-97         193,044         92,425
National Steel Corporation      Dump Haul Trucks             Mar-95            3,433,402  May-97       2,783,959      1,145,594
Omnicom Group, Inc.             Office Automation            Sep-95              819,878  Oct-98 to       90,529        934,508
                                                                                            Mar-99
Pepsico, Inc.                   Pallet Trucks and            Jun-93              103,258  Jul-97          10,000         97,740
                                   Related Equipment
Pepsico, Inc.                   Battery Connector            Jan-94                3,352  Sep-97           2,506          2,787
Pepsico, Inc.                   Battery Connector /          Jan-94               88,419  Jan-98           5,850         83,694
                                   Charger / Pallet Truck
Pepsico, Inc.                   Pallet Trucks and Related    Jul-93 to            31,376  Oct-97           1,950         29,700
                                   Equipment                    Aug-93
Pepsico, Inc.                   Material Handling            Jun-93 to           378,537  Jul-98 to       64,756        398,099
                                                                Dec-93                      Feb-99
Rochelle Coal Company           Haul Truck                   Nov-92            1,429,807  Jun-97         772,200      1,022,764
Rochelle Coal Company           Loader                       Dec-92            1,988,931  Jun-97       1,074,250      1,403,767
Rochelle Coal Company           Haul Truck                   Dec-92            1,429,807  Jun-97         772,200      1,008,524
Rochelle Coal Company           Haul Truck                   Jan-93            1,455,158  Jun-97         800,500      1,002,462
Sebastiani Vineyards, Inc.      Wine Barrels                 Jun-94              405,121  Jul-98 to       68,025        501,690
                                                                                            Oct-98
Signature Flight Support Corp.  Simon Ultimate Deicer        Dec-94            1,142,400  Dec-98         800,000      1,318,567
TASC, Inc.                      Office Automation            Oct-95                7,394  Apr-98           2,079          7,426
TASC, Inc.                      Office Automation            Oct-95                3,932  Apr-98           1,061          3,949
TASC, Inc.                      Office Automation            Dec-95                4,757  Apr-98           1,301          4,778
TASC, Inc.                      Office Automation            Jan-96                4,351  Apr-98           1,145          4,370
TASC, Inc.                      Office Automation            Jan-96                4,139  Apr-98           1,228          4,157
TASC, Inc.                      Office Automation            Jan-96                3,477  Apr-98             970          3,492
Tasc, Inc.                      Office Automation            Jan-95 to           374,473  Nov-98 to       29,632        298,511
                                                                Dec-95                      Jun-99
The Dow Chemical Company        Varian Spectra A4400 Plus    Feb-93              102,149  Mar-98          29,500        113,385
                                   System
The Dow Chemical Company        JLG Wheel Star Boom Lift     May-93               66,900  Jul-98          16,000         72,091
The Helen Mining Company        Mining                       Mar-92              333,458  Mar-92          72,385        347,258
The Helen Mining Company        Battery Locomotive           Apr-92              185,249  May-97          39,131        198,041
The Helen Mining Company        Mining                       May-92              641,854  Aug-93          44,235        679,436
The Kendall Company             Computers                    Aug-94               21,819  Nov-97           8,184         24,926
The Kendall Company             Computers                    Aug-94               21,581  Dec-97           3,099         24,654
The Kendall Company             Computer Equipment           Aug-94               55,013  May-98           9,632         64,411
The Kendall Company             Computers                    Oct-94               45,471  Nov-97          14,322         51,946
The Kendall Company             Computers                    Oct-94               17,206  Dec-97           2,360         19,656
The Kendall Company             Computer                     Oct-94                4,735  Dec-96           2,233          3,822
The Kendall Company             Computers                    Dec-94               20,067  Nov-97           5,924         32,675
The Kendall Company             Computers                    Dec-94                8,586  Dec-97           2,112         13,980
The Kendall Company             Computer Equipment           Dec-94               57,455  May-98           7,243         95,337
The Kendall Company             Centillion Speedswitch(s)    Mar-95               43,770  Oct-97          18,906         51,335
The Kendall Company             Computers                    Mar-95                9,553  Dec-96           5,817          6,304
The Kendall Company             Computer Equipment           Mar-95              346,935  May-98          25,290        472,246

                                     A-54

The Kendall Company             Computers                    Jun-95               11,771  Oct-97 to        5,993          9,856
                                                                                            Dec-97
The Kendall Company             Dell Latitude Xpi 75Mhz      Oct-95              118,854  Jun-98           8,786        109,712
                                   Notebook Computer
The Kendall Company             Computers                    Jan-95 to            34,449  Nov-97          14,009         40,403
                                     Mar-95
The Pittston Company            1992 Joy 14Cm10 Continuous   Jun-92              846,883  Apr-98         127,500        916,497
                                   Miner
The Pittston Company            Drill                        Nov-93              387,000  Apr-97         184,092        254,059
The Pittston Company            Wheel Loader                 Nov-93              382,831  Apr-97         243,561        169,890   13
The Pittston Company            Wheel Loader                 Nov-93              381,922  Apr-97         223,879        198,841
The Pittston Company            Drill                        Nov-93              358,831  Apr-97         203,034        203,113
The Pittston Company            Diesel Generator             Nov-93              244,450  Apr-97         156,164        114,774
The Pittston Company            Crawler Tractor              Nov-93              208,800  Apr-97         136,878         98,035
The Pittston Company            Crawler Tractor              Nov-93              201,786  Apr-97         132,280         94,742
The Pittston Company            Continuous Miner             Mar-95              819,349  Apr-97         546,207        346,748
The Stop & Shop                 Bakery Labeling Machine      Dec-95                2,750  Mar-97           2,568            759
     Supermarket Co.
Trans Ocean Container           Intermodal Containers        Sep-93               65,073  Oct-96 to       53,512         24,637
     Corporation                                                                            Apr-97
Trans Ocean Container           Intermodal Containers        Sep-93               55,621  Jul-98 to       38,205        304,474
     Corporation                                                                            Jun-99
Trans Ocean Container           Intermodal Containers        Sep-93               23,074  Dec-97          14,130         23,576
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               13,870  Dec-95          10,608          5,537
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               13,223  Apr-95          12,095          3,016
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               10,196  Oct-95           6,112          3,595
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                6,744  Jul-94           7,398            825
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                6,706  Jul-95           6,394          2,069
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           1,572          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           1,341          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           3,248          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           3,900          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98             600          2,615
     Corporation
Union Pacific Railroad          Intermodal Flat Racks        Nov-92            1,150,967  Dec-98 to      153,470      1,292,093
     Company                                                                                Apr-99
Union Tank Car Company          Box Car                      Sep-92               12,000  Aug-98          30,379          1,230
Union Tank Car Company          Rail Car                     Oct-92            1,222,542  Jul-95       1,383,118        601,100
Union Tank Car Company          Rail Car                     Oct-92              389,367  Sep-95         441,332        203,680
Union Tank Car Company          Rail Car                     Oct-92              389,367  Oct-95         442,564        209,760
Union Tank Car Company          Rail Car                     Oct-92               26,000  Apr-96          21,695         18,920
Union Tank Car Company          Box Car                      Oct-92               25,000  Feb-95          23,158         21,678
Union Tank Car Company          Box Car                      Oct-92               13,000  Aug-97           9,829         12,805
Union Tank Car Company          Boxcar                       Oct-92               13,000  Nov-96           8,979         11,220
Union Tank Car Company          Boxcar                       Oct-92               13,000  Apr-97           9,829         12,100
Union Tank Car Company          Rail Car                     Oct-92               12,000  Apr-95          11,088         12,752
Union Tank Car Company          Rail Car                     Oct-92               12,000  Jan-96          10,371          8,202
Union Tank Car Company          Rail Car                     Dec-92               13,000  Jan-93          14,569            880
US Surgical Corp./ARR, Inc.     Falcon 50 Air Craft          Aug-92            5,275,000  Oct-97       5,200,000      4,417,201
USX Steel Company               Material Handling Equipment  Jun-93              711,679  Oct-97         175,000        776,136
USX Steel Corporation           Material Handling            Jun-93            2,292,822                 831,250      2,465,502
                                                                           --------------          -------------- --------------
                                                                            $ 77,109,114            $ 47,302,009   $ 62,463,501
                                                                           ==============          ============== ==============


                                      A-55

ATEL CASH DISTRIBUTION FUND V
Barney's, Inc                   Retail Store FF&E            Sep-93          $ 3,312,940  Jul-96     $ 1,703,435    $ 1,594,669   11
Burlington Northern & Santa     Container - Domestic         May-94                9,787  Jan-98           8,434          4,274
     Fe Railroad Company
Burlington Northern & Santa     1995 Pines 48' Container     Oct-94                9,635  Jan-98           8,591          3,672
     Fe Railroad Company
Burlington Northern & Santa     Intermodal Tank Container    Nov-93              744,875  Apr-99         416,057        910,219
     Fe Railroad Company
Burlington Northern & Santa     EMD GP38-2 Locomotives       Dec-94           12,350,000  Dec-98       8,682,050      9,477,200
     Fe Railroad Company
Burlington Northern & Santa     Container - Domestic         May-94 to            58,264  Jul-98 to       47,104        154,733
     Fe Railroad Company                                        Nov-94                      Jan-99
Burlington Northern Railroad    Covered Hopper Cars          Mar-96               35,000  Dec-96          22,425            619
     Company
Burlington Northern Railroad    Covered Hopper Cars          Mar-96               35,000  Jan-97          36,367              -
     Company
Burris Foods                    Trailers                     Apr-94              108,442  Dec-95         121,000         53,210
Canadian Pacific Railr          Jumbo Covered Hopper         Mar-96               35,263  Jun-98          29,607          7,600
                                   Railcar
Clark Oil & Refining            Refrigeration Units          Aug-93            1,268,656  Dec-96         560,000      1,164,635
     Corporation
Conagra, Inc.                   Jumbo Covered Hopper         Mar-96               35,263  Jun-98          29,341         11,875
                                   Railcar
Daimler Chrysler Corporation    Materials Handling           Oct-93 to         1,549,529  Dec-98 to      414,000      1,474,181
                                                                Mar-94                      Mar-99
Foodmaker, Inc.                 Restaurant Furniture,        Jul-93 to         5,233,726  Oct-98       2,250,161      6,028,123
                                   Fixtures and Equipment       Jun-94
IBM Corporation                 Office Furniture             Aug-93            1,131,815  Nov-97         431,901      1,087,248
IBM Corporation                 Office furniture             Sep-93              693,896  Jun-95         516,291        666,576
International Paper Company     Wheel Loader                 Aug-94              112,054  Apr-98          45,000        110,842
International Paper Company     Utility Hand Truck           Sep-94                4,300  Nov-97           1,415          3,314
International Paper Company     Floor Sweeper/Scrubber       Sep-94                9,069  Apr-98           1,000          8,972
International Paper Company     Kotmatsu Articulated Wheel   Oct-94              201,039  Apr-98          40,000        200,267
International Paper Company     Kotmatsu Articulated Wheel   Oct-94              201,039  Apr-98          40,000        200,267
International Paper Company     Taylor Forklift              Oct-94               80,169  Apr-98          32,000         79,861
International Paper Company     Taylor Forklift              Oct-94               80,169  Apr-98          32,000         79,861
International Paper Company     Caterpillar 980F Wheel       Oct-94              248,304  Apr-98          70,000        247,350
                                   Loader
International Paper Company     Caterpillar 936F Wheel       Oct-94              112,054  Apr-98          45,000        111,623
                                   Loader
International Paper Company     Komatsu Forklift             Nov-94               28,445  Jun-98           8,400         28,335
International Paper Company     Komatsu Forklift             Nov-94               28,445  Jun-98           8,400         28,335
International Paper Company     Bolzoni Paper Roll Clamp     Nov-94               10,376  Jun-98             500         10,336
International Paper Company     Hyster Clamp Truck           Dec-94               49,672  May-98          13,000         49,481
International Paper Company     Hyster Clamp Truck           Dec-94               49,672  May-98          13,000         49,481
International Paper Company     Hyster Clamp Truck           Dec-94               49,672  May-98          13,000         49,481
International Paper Company     Bolzoni Paper Roll Clamp     Dec-94               10,376  Jun-98             500         10,336
International Paper Company     Hyster S120Xl2 Lift Truck    Feb-95               52,884  Apr-98          20,000         45,384
International Paper Company     Hyster Forklift W/Paper      Mar-95               65,584  Apr-98          30,000         56,284
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  Apr-98          20,000         45,384
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  Apr-98          20,000         45,384
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  May-98          20,000         45,384
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  May-98          20,000         45,384
                                   Roll
International Paper Company     Forklifts                    Jul-94 to           431,522  Jul-98 to      161,650      1,181,090
                                                                Jan-95                      Jun-99
Kaiser Cement Corporation       Tractor & Dompak Truck       Aug-93              984,671  Dec-98         450,000        820,821
Kraft General Foods, Inc.       89 Kidron 28' Single         Apr-94              165,644  May-99          14,000        157,498
                                   Reefer Carr


                                      A-56

Louis Dreyfus Corporation       Jumbo Covered Hopper         Mar-96              105,788  Apr-98         107,505          4,096
                                   Railcar
Louis Dreyfus Corporation       Jumbo Covered Hopper         Sep-96               70,525  Sep-98 to       58,033         17,760
                                   Railcars                                                 Apr-99
McDonnell Douglas Helicopters   Office Automation            Jul-95              110,320  Apr-99           3,500        111,408
Mobil Administrative Services   Helicopter                   Jun-93              844,525  Mar-95         920,000        308,000
     Company
Mobil Oil Corporation           Environmental Ejector        May-93              423,000  Apr-97          88,000        458,067
                                   Systems
Mobil Oil Corporation           Wheel Loader                 Oct-93               70,200  Oct-96          39,000         50,579
Mobil Oil Corporation           33,000-Gal Liq.Petroleum     Sep-95               76,090  Jul-98          79,035         10,219
                                   Tank Car
Nabisco, Inc.                   Hewlett Packard Notebook     Feb-95              357,104  Apr-98          62,807        348,386
                                   Computers
Nabisco, Inc.                   Hewlett Packard Printers     Feb-95               39,572  Apr-98          29,370         38,610
Nabisco, Inc.                   Hewlett Packard Printers     Feb-95               29,744  Apr-98          29,370         29,016
Nabisco, Inc.                   Computers                    Aug-95 to           123,509  Aug-97 to      100,813         51,414
                                                                Oct-95                      Nov-97
Nabisco, Inc.                   Computers & Related          Aug-95 to            66,932  Dec-96 to       54,102         29,697
                                   Equipment                    Oct-95                      Jun-97
National Steel Corporation      Skid Steer Loader            Aug-94 to           130,784  Nov-98 to       29,592        179,838
                                                                Nov-94                      Feb-99
Omnicom Group, Inc.             Office Automation            Dec-95              294,982  Jan-99 to       34,237        303,632
                                                                                            Jun-99
Owens Corning Fiberglas Corp.   Forklifts                    Jul-93              157,462  May-97          31,800        157,273
Praxair, Inc.                   Tractors                     Jun-94              576,685  Sep-96 to      214,000        340,982
                                                                                            Apr-97
Praxair, Inc.                   Tractors                     Jun-94               91,429  Aug-97 to       23,028         54,060
                                                                                            Sep-97
Primark Corporation             Synoptics 10Bt Ethernet      May-95 to           143,449  Jul-98 to       22,087        145,186
                                   Hub-Ntwk                     Mar-96                      Mar-99
PV Trucking                     Tractors                     Jun-94               75,333  Jan-96          50,000         36,000
Quaker Coal Company             Mining equipment             Jun-94            1,118,880  Jun-95         930,251        347,926
Quaker Coal Company             Crawler Dozer                Jun-94              913,073  Oct-96         425,000        732,192
Quaker Coal Company             Mining equipment             Jun-94              595,000  Jun-95         505,775        173,253
Quaker Coal Company             Mining equipment             Dec-94            3,000,000  Jun-95       2,696,718        794,600
Schwegmann Giant Super Markets  Fixtures & Equipment         Jun-95            1,784,722  May-98         221,893      1,043,329
Schwegmann Giant Super Markets  Retail Store FF&E            Jun-95              574,703  Oct-96         527,405        167,353
Schwegmann Giant Super Markets  Retail Store FF&E            Jun-95              309,024  Dec-96         272,109        101,701
Sebastiani Vineyards            American Oak Barrels         Aug-94               95,848  Jun-98          20,148         87,769
Soo Line Railroad Comp          Jumbo Covered Hopper         Mar-96               35,263  Jun-98          30,551         14,688
                                   Railcar
Southern Pacific Railroad       Auto Rack - Bi-Level         May-94               17,770  Apr-99           5,196         31,673
Star Enterprise                 Tractors                     Jun-94              887,041  Jan-97 to      331,750        649,727
                                                                                            Apr-97
Star Enterprise                 Tractors                     Jun-94               36,492  Aug-97          12,850         26,827
TASC, Inc.                      Computers & Related          Dec-94              237,685  Jul-96          70,000        226,989
                                   Equipment
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             586          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer

                                     A-57

TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,310  Feb-98             782          4,965
                                   32Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,310  Feb-98             782          4,965
                                   32Mb/1G Computer
Tasc, Inc.                      Office Automation            Jan-96 to           273,814  May-99 to       13,712        282,087
                                                                Mar-96                      Jun-99
Texaco Trading &                Tractors and Trailer         Apr-94               99,456  Dec-98 to       34,500         25,880
     Transportation                                                                         Mar-99
Texaco Trading &                Tractors                     Jun-94              983,717  Jul-97 to      361,500        757,569
     Transportation                                                                         Nov-97
Texaco Trading &                Tractors                     Jun-94              983,294  Feb-97 to      370,000        742,508
     Transportation                                                                         Jun-97
Texaco Trading &                Tractors                     Jun-94              338,992  Aug-97 to      120,000        274,077
     Transportation                                                                         Nov-97
Texaco Trading &                Tractors & Trailers          Jun-94              156,645  Apr-97          55,000        120,533
     Transportation
Texaco Trading &                Tractors                     Jun-94              138,783  Feb-97 to       59,250         94,571
     Transportation                                                                         Mar-97
Texaco Trading &                Tank Trailers                Jun-94               73,805  Aug-97 to       25,000         59,672
     Transportation                                                                         Nov-97
The Atchison Topeka & Santa     Intermodal Containers        Apr-94                9,787  Jan-96           9,612          1,832
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        May-94                9,787  Jan-96           9,612          1,832
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Jun-94                9,787  Jan-95          10,107            611
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Jun-94                9,787  Jan-96           9,612          1,832
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Oct-94                9,635  Jan-95          10,123            306
     Fe Railroad Company
The Burlington Northern &       Intermodal Containers        May-94                9,787  Jul-96           9,337          2,548
     Santa Fe Railway Co.
The Burlington Northern &       Intermodal Containers        Jun-94                9,787  Jul-96           9,337          2,843
     Santa Fe Railway Co.
The Burlington Northern &       Intermodal Containers        Jun-94                9,787  Jan-97           8,991          2,843
     Santa Fe Railway Co.
The Burlington Northern &       Intermodal Containers        Nov-94                9,634  Jul-96           9,462          1,993
     Santa Fe Railway Co.
The Dow Chemical Company        Copiers                      Jul-94               42,694  Jul-95          31,150         13,588
The Dow Chemical Company        Copiers                      Jul-94              195,975  Jan-96         139,400        224,830
The Dow Chemical Company        Copiers                      Oct-94              230,577  Jan-96         204,000         76,459
The Dow Chemical Company        Copiers                      Jan-95               37,493  Dec-95          20,750         12,437
The Dow Chemical Company        Copiers                      Jan-95              110,900  Jan-96          98,750         38,074
The Dow Chemical Company        Copiers                      Apr-95               13,455  Dec-95          14,080          2,199
The Dow Chemical Company        Staplers                     Apr-95              109,800  Jan-96         119,000         18,576
The Kendall Company             Computer                     Mar-96                3,735  Jan-97           4,112            686
The Pittston Company            Haul Trucks and Drills       Nov-93            3,489,255  Feb-99 to    1,198,801      2,973,731
                                                                                            May-99
The Pittston Company            1993 Cat D10N Crawler        Nov-93              857,082  Apr-98         200,000        697,459
                                   Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              857,082  Apr-98         200,000        697,459
                                   Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              531,670  Feb-98         175,000        432,652
                                   Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              531,670  Feb-98         175,000        432,652
                                   Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              531,670  Feb-98         175,000        432,652
                                   Tracter

                                      A-58


The Pittston Company            Endloader and Drills         Dec-94            1,227,996  Dec-98 to      141,000      1,145,956
                                                                                            May-99
Tom's Food, Inc.                Tractors                     Jun-94              197,195  Aug-96 to       77,000        181,009
                                                                                            Feb-97
Tom's Foods, Inc.               Tractors                     Jun-94               61,908  Feb-96          36,800         49,982
Trans Ocean Container           Intermodal Containers        Sep-93              154,077  Jul-98 to       87,925        857,188
     Corporation                                                                            Jun-99
Trans Ocean Container           Intermodal Containers        Sep-93               62,100  Oct-96 to       51,749         21,640
     Corporation                                                                            Apr-97
Trans Ocean Container           Intermodal Containers        Sep-93               53,507  Dec-95          46,560         21,970
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               25,925  Apr-96          19,257         10,817
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               22,868  Jul-97 to       21,673         13,976
     Corporation                                                                            Dec-97
Trans Ocean Container           Intermodal Containers        Sep-93               18,054  Jul-94          18,898          2,371
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               10,116  Apr-95           5,246          2,345
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                5,814  Jul-95           5,263          1,866
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                4,647  Oct-95           4,405            850
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                3,372  Oct-94           3,675          1,674
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                2,245  Jun-96           2,468          1,041
     Corporation
Trans Ocean Container           Intermodal Container - T40   Sep-93                5,693  Mar-98           2,715          3,431
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98             963          2,032
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98             923          2,032
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           1,751          2,032
     Corporation
Trans Ocean Container           Intermodal Container - C20   Sep-93                2,245  Mar-98           2,080          1,353
     Corporation
Trans Ocean Container           Intermodal Container - C20   Sep-93                2,245  Mar-98           1,284          1,353
     Corporation
Tyson Foods, Inc.               Tractors                     Jun-93            1,585,000  Jul-96         637,500      1,027,080
Tyson Foods, Inc.               Tractors                     Aug-93            1,575,000  Jul-96         637,500      1,022,490
                                                                           --------------          -------------- --------------
                                                                            $ 58,936,879            $ 30,116,549   $ 46,276,857
                                                                           ==============          ============== ==============


ATEL CASH DISTRIBUTION FUND VI
American President Trucking     Tractors                     Nov-95            $ 759,092  Jul-96 to    $ 327,062      $ 225,942
     Co., Ltd.                                                                              Apr-97
Armco, Inc.                     Linkbelt Sl6000 Scrapmaster  Sep-95 to           566,238  Nov-98 to      166,938        691,107
                                                                Jun-96                      Jan-99
At&T Communications, Inc.       Printers/Folders             Aug-95 to         1,607,661  Dec-98 to      155,000      1,953,642
                                                                Jan-96                      Mar-99
Burlington Northern & Santa     48'Aluminum External Post    Sep-94               20,068  Jul-98 to       16,287         53,407
     Fe Railroad Co.               Containers                                               Apr-99
Coors Transportation Company    Utility Refrigerated         Nov-95               52,024  Jul-98 to       19,683         26,969
                                   Trailers                                                 Aug-98
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           7,366          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,380          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           6,734          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,507          8,990

                                     A-59


Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,024          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Feb-98           9,530          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Feb-98           8,380          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,024          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           9,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,380          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Genaral Motors Corporation      Roboform CNC EDM Machines    Jul-95              652,232  Nov-98         240,000        397,992
Hastings Leasing Limited        Office Equipment             Aug-96              103,752  Sep-98          41,247        231,841
International Paper Company     Materials Handling           Apr-95 to         1,307,495  Oct-98 to      614,655        991,589
                                                                Dec-96                      Jun-99
Louis Dreyfus Corporation       Jumbo Covered Hopper         Mar-96              176,313  Sep-98 to      114,125         62,160
                                   Railcars                                                 Apr-99
Mobil Oil Corporation           Petroleum Wax Car            Feb-96               59,953  Jan-97          64,717          3,597
Mobil Oil Corporation           Liquid Petroleum Tank Cars   Nov-95 to           135,997  May-99 to      144,809        360,686
                                                                Feb-96                      Jul-99
Omnicom Group, Inc.             Office Automation            Mar-95 to         1,339,140  Jul-98 to      170,696      1,402,467
                                                                Jun-95                      Mar-99
Perdue Transportation Incorpor  Freightliner Tandem Tractor  Nov-95              280,829  Nov-98          51,452        331,500
Perdue Transportation           Tractors                     Nov-95               47,038  Feb-96          45,838          3,900
     Incorporated
Tasc, Inc.                      Office Automation            Mar-95 to           973,844  Jul=98 to       94,413      1,044,037
                                                                Sep-96                      Jun-99
The Atchison Topeka & Santa     Intermodal Containers        Jan-94               20,068  Jan-95          21,084            567
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Sep-94               10,034  Jan-95          10,446            335
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Sep-94               20,068  Jan-96          19,973          2,543
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Nov-94               10,034  Feb-95          10,446          1,159
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Nov-94               10,034  Jan-96          10,113            968
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Nov-94                9,633  Apr-96           9,588          1,240
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Nov-94                6,453  Apr-96           6,567            788
     Fe Railroad Company
The Burlington Northern &       Ext. Post Container          Nov-94                9,633  Oct-97           8,767          3,379
     Santa Fe Railway Company
The Burlington Northern &       Intermodal Container         Sep-94               10,034  Jul-96           9,717          2,225
     Santa Fe Railway Company
The Burlington Northern &       Intermodal Container         Nov-94               10,034  Jul-96           9,855          1,614
     Santa Fe Railway Company
The Burlington Northern         Utility Refrigerated         Nov-95              312,145  Sep-97 to      144,951        161,813
     Railroad Company              Trailers                                                 Dec-97
The Burlington Northern         Covered Hopper Cars          Mar-96               70,526  Sep-97 to       67,033         10,100
     Railroad Company                                                                       Dec-97
The Burlington Northern         Covered Hopper Cars          Mar-96               70,000  Dec-96 to       59,553            619
     Railroad Company                                                                       Jan-97
Tracy Locke, Inc.               Printers                     Mar-95               12,470  Sep-95          12,179          1,662

                                     A-60

Trans Ocean Container           Intermodal Containers        Dec-95               53,198  Jul-98 to       52,101         22,908
     Corporation                                                                            Jun-99
Trans Ocean Container           Intermodal Containers        Dec-95               17,748  Oct-96 to       20,730          1,107
     Corporation                                                                            Jan-97
Trans Ocean Container           Intermodal Containers        Dec-95               11,063  Jul-97 to       12,070          1,986
     Corporation                                                                            Dec-97
Trans Ocean Container           Intermodal Containers        Dec-95                9,529  Jun-96          11,167            700
     Corporation
Tyson Foods, Inc.               Computers                    Jun-95              563,411  Jun-97 to       66,323        522,877
                                                                                            Nov-97
Tyson Foods, Inc.               Computers & Related          Jun-95              195,152  Jun-97          23,080        181,113
                                   Equipment
                                                                           --------------          -------------- --------------
                                                                             $ 9,946,468             $ 3,060,967    $ 8,925,289
                                                                           ==============          ============== ==============

ATEL CAPITAL EQUIPMENT FUND VII

Anchor Glass Container          Glass Packaging Equipment    Dec-97            $ 325,684  Nov-98       $ 357,890      $ 116,336
     Corporation
Anchor Glass Container          Glass Packaging Equipment    Apr-98               45,598  Jun-98          60,611         10,086
     Corporation
Burlington Northern & Santa Fe  48'Aluminium Domestic        Aug-98 to            27,840  Jan-99          30,081          1,224
                                   Container                    Sep-98
Cargill, Inc.                   Railcars                     Jan-97               99,000  May-97 to       96,747          9,415
                                                                                            Oct-97
Consolidated Diesel Company     Minolta Copiers              Dec-97               15,697  Nov-98 to        2,249         16,690
                                                                                            Mar-99
Consolidated Rail Corporation   Domestic Container           Aug-97               10,255  Jan-98          10,752          9,646
Costain Coal, Inc.              Vme/Euclid 339Sd Rear        Apr-98              805,181  Jun-98         886,985        161,683
                                   Dump Truck
Danskin, Inc.                   Textile Manufacturing        Dec-97              255,717  Aug-98 to      248,350        110,500
                                   Equipment                                                Dec-98
Exel Logistics, Inc.            1993 International 8200      Apr-98               88,610  May-98          89,307         16,341
                                   Tractor
Exel Logistics, Inc.            1993 Monon Semi-Trailer      Apr-98               45,337  May-98          45,693          8,360
Hartz Foods, Inc.               Thermo Kings Refrigeration   Dec-97               18,422  Oct-98               1         22,671
                                   Unit
Hyplains Beef, L.C.             Food Processing Equipment    Dec-97            1,235,019  Jan-99       1,145,190        684,040
IBM Corporation                 Stereolithography            Dec-97               30,026  Dec-98          50,000         36,010
International Rectifier Corp.   Two Zone Thermal Shock       Dec-97              190,911  Aug-98 to      148,000         76,091
                                   Chamber                                                  Oct-98
International Rectifier Corp.   Furnace/Heat Base            Apr-98              153,515  Jun-98         154,782         71,669
International Rectifier Corp.   Bdf-41 Furnace W/Attachments Apr-98              124,193  Jun-98         125,218         57,233
International Rectifier Corp.   Wafer Cleaning System        Apr-98               86,791  Jun-98          95,000         26,672
International Rectifier Corp.   Optical Assoc.Handler        Apr-98               13,336  May-98          12,000          4,480
                                   Assy W/Kit
International Rectifier Corp.   VSLI Critical Dim. Measure   Apr-98               12,056  May-98          16,805          1,139
                                   System
International Rectifier Corp.   Itc5511D Energy Testing      Apr-98                9,027  Jun-98           6,000          3,518
                                   System
ITO Corporation                 Taylor Stacker W/Fork        Dec-97              104,878  Apr-99               -        119,136
                                   Shifter
Louisiana Workers               Printer                      Dec-97                2,200  Jun-99               -         11,393
     Compensation Corp.
Nippon Yusen Kaisha             20'Aluminum Refrigerated     Dec-97               17,432  Feb-99          20,995          3,059
     (N.Y.K.Line)                  Container
North American Chemical Co.     Mini Magnetic Flow Meters    Dec-97               18,809  Dec-98               -         22,771
Plasmaquest, Inc.               Tatung Sparcstations         Dec-97                6,406  Aug-98           5,445          7,104
Riceland Foods, Inc             23,700 Gal Uni-Temp Tank Car Jan-98               17,594  Apr-98          17,594          1,981
Sarif, Inc.                     ECR Enhanced CVD System      Dec-97              224,702  Apr-99          89,826        225,348
Smitty'S Super Valu, Inc.       Furniture,Fixtures &         Apr-98              451,861  Jun-98         601,960        139,202
                                   Equipment
Southern Pacific                EMD SD45-T2 Locomotive       Dec-97              397,658  Mar-99         520,000        391,486
     Transportation Company
Southwest Health Center, Inc.   Siemens Mammographic X-Ray   Apr-98               13,000  May-98          18,500          1,331
Stater Brothers Markets         Grocery Store Equipment      Apr-98               13,643  Jun-98               -         16,315
Tarmac America, Inc.            Tractors                     Mar-97               35,000  Aug-97          33,666          6,119
Tasc, Inc.                      Office Equipment             Oct-97 to            27,247  Dec-98 to       21,441         26,974

                                                                Jul-98                      Jun-99
The Burlington Northern &       General Electric C30-7       Dec-96              208,790  Jun-99         125,000        143,520
     Santa Fe Railroad Company     Locomotive
Thompson Pipe & Steel Company   Office Furniture & Fixtures  Apr-98               31,918  May-98          25,000          6,012
Thomson Saginaw Ball Screw Co.  Machine Tools                Dec-97              488,917  Aug-98         382,771        242,618

                                     A-61


Triad Intl Maintenance Corpora  Aircraft Access and Ground   Dec-97              954,124  Jul-98 to    1,306,184        367,159
                                   Support Equipment                                        Aug-98
Wagner College                  Various Desktop Computers    Dec-97               91,951  Aug-98 to       34,289         77,503
                                                                                            Oct-98
                                                                           --------------          -------------- --------------
                                                                             $ 6,698,343             $ 6,784,332    $ 3,252,836
                                                                           ==============          ============== ==============

                                                TOTALS OF ALL FUNDS:        $300,359,436            $148,927,884  $ 260,739,360
                                                                           ==============          ============== ==============

               TABLE VI SALES OR DISPOSALS OF EQUIPMENT FOOTNOTES


     (1) "Acquisition Date" is the date the Equipment was acquired by the prior program.

     (2) "Equipment Acquisition Price" is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

     (3) "Sale Price" is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

     (4) "Excess of Rents Over Expenses" is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.

     (5) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved Chapter 11 Reorganization Plan. Distributions were as follows: Cash $9,512; Senior Secured Notes $1,000; Convertible Subordinated Notes $700; Common Stock $296 (market value as of 7/16/92).

     (6) The original lease included a mobile MRI unit and a tractor. The tractor leased under the original lease was sold to the lessee. The MRI unit has been leased to a third party on a 24 month term with a bargain purchase option to be exercised at the end of the lease term. The Equipment under this lease is owned 1/3 by ATEL Cash Distribution Fund and 2/3 By ATEL Cash Distribution Fund II.

     (7) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $602,435; Senior Secured Notes $72,800; Convertible Subordinated Notes $50,900; Common Stock $21,482 (market value as of 7/16/92).

     (8) "Sales Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $431,499; Senior Secured Notes $51,600; Convertible Subordinated Notes $36,100; Common Stock $15,233 (market value as of 7/16/92).

     (9) "Equipment Acquisition Price" represents a 2/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $1,430,345, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

     (10) The "Sales Price" represents the sum of cash received from the sale of the aircraft pre-bankruptcy petition, plus all amounts received by the lessor under its unsecured claim filed in the lessee's Chapter 11 reorganization, through the date of this table. Through September 30, 1996, such claim payments have amounted to 40% of the allowed claim amount of $776,542, or $310,617.

     (11) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

     (12) "Equipment Acquisition Price" represents a 1/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $715,172, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

     (13) The remaining equipment originally leased to The Helen Mining Company is now leased to Costain Coal. Quaker State Corporation continued to guarantee payments through the original lease term. The new lease also includes a two year extension of the lease term.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.          Exhibits and Financial Statement Schedules.

         (a)      Exhibits.

         Number                             Exhibits

          1.1              Form of Dealer Manager Agreement (Previously filed)

          1.2              Form of Selected Dealer Agreement (Previously filed)

          3.1 Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to
                           Prospectus)      (Previously filed)

          5.1              Opinion regarding legality(Previously filed)

          8.1              Opinion regarding tax matters (Previously filed)

         10.1              Form of Escrow Agreement (Previously filed)

         23.2              Consent of Derenthal & Dannhauser (included in
                           Exhibit 5.1 to this Registration Statement)
                           (Previously filed)

         23.3              Consent of Jackson, Tufts, Cole & Black (included in
                           Exhibit 8.1 to this Registration Statement)
                           (Previously filed)

         23.8              Consent of Ernst & Young

         24.1 Powers of Attorney are set forth in this Part II of the Registration Statement on Form S-1 (Previously filed)

         24.2 Powers of Attorney are set forth in Part II of Post-Effective Amendment No. 2 to the Registration Statement on Form S-1

         (b) Financial Statements Included in the Supplement dated August 31, 1999.

                  ATEL Capital Equipment Fund VIII, LLC

                   Report of Independent Auditors
                   Balance Sheet, December 31, 1998
                   Statement of changes in Member's
                    capital for the period from July 31, 1998
                    (inception) through December 31, 1998
                   Statement of Cash Flows for the period
                    from July 31, 1998 (inception)
                    through December 31, 1998
                   Notes to Financial Statements

                   Balance Sheets, June 30, 1999 (Unaudited)
                    and December 31, 1998
                   Statement of Operations for the three and six
                    month periods ended June 30, 1999 (Unaudited)
                   Statement of Changes in Members' Capital for
                    the three month period ended June 30, 1999
                    (Unaudited)
                   Statement of Cash Flows for the three and six
                    month periods ended June 30, 1999 (Unaudited)
                   Notes to Financial Statements (Unaudited)

                  ATEL Financial Corporation and Subsidiaries

                   Report of Independent Auditors
                   Consolidated Balance Sheet, July 31, 1999
                   Notes to Consolidated Balance Sheet, July
                    31, 1999

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 25th day of October, 1999.

                                         ATEL CAPITAL EQUIPMENT FUND VIII, LLC


                                         By:      ATEL Financial Corporation,
                                                  a California corporation,
                                                  Manager

                                                  By:      A.J. BATT*
                                                           -----------------
                                                           A. J. Batt
                                                           President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                              Capacity                      Date


A. J. BATT*                         Principal executive         October 25, 1999
-----------------                   officer of
A. J. Batt                          Registrant; chief
                                    executive officer
                                    and director of
                                    ATEL Financial
                                    Corporation

/s/ DEAN L. CASH                    Director and                October 25, 1999
----------------------              Executive Vice
Dean L. Cash                        President of ATEL
                                    Financial Corporation



PARITOSH K. CHOKSI*                 Principal financial         October 25, 1999
----------------------              officer and principal
Paritosh K. Choksi                  accounting officer of
                                    Registrant; chief
                                    financial officer and
                                    chief accounting officer
                                    of ATEL Financial
                                    Corporation

*By  /s/DEAN L. CASH
    ----------------------
    Dean L. Cash, as
      attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit                                                         Sequentially
Number                              Exhibit                     Numbered Page



23.8                       Consent of Ernst & Young